Exhibit 1

Julián Martínez-Simancas

General Secretary and Secretary of the Board of Directors

Bilbao, April 14, 2011

To the National Securities Market Commission

Re:	Call for the General Shareholders’ Meeting of IBERDROLA, S.A. and documentation made available to the shareholders and bondholders of Iberdrola, S.A. and the legal representatives of its employees

Dear sirs,

As a follow-up of our notice of significant event (comunicación de hecho relevante) dated April 12, 2011 (official registry number 142,191), we are pleased to advise you that the notice of the call to the ordinary General Shareholders’ Meeting of IBERDROLA, S.A. (“Iberdrola”) to be held on May 27 or 28 on first and second call, respectively, has been published today, April 14, 2011, on the Official Gazzette of the Mercantile Registry (Boletín Oficial del Registro Mercantil), the newspapers “Deia” and “El Correo” and the corporate website of Iberdrola (www.iberdrola.com), with the agenda communicated in the above referred notice of significant event.

The referred notice of the call, which will be made available to the public on a continuous basis on the corporate website of Iberdrola at least until the General Shareholders’ Meeting is held, is attached hereto as Annex I.

Likewise, the proposed resolutions in relation to the different items of the agenda of the referred General Shareholders’ Meeting are attached hereto as Annex II. Such proposed resolutions, with the rest of the documentation in connection with the General Shareholders’ Meeting, have been made available to the shareholders of Iberdrola on its registered office and its corporate website in accordance with what is provided for in the notice of the call.

Finally, we hereby deliver the following documentation in relation to the merger by absorption between Iberdrola (as absorbing company) and IBERDROLA RENOVABLES, S.A. (“Iberdrola Renovables”) (as absorbed company), the approval of which has been resolved to be submitted to the General Shareholders’ Meeting of Iberdrola under item fifteenth of the agenda:

(i)

The common terms of merger (proyecto común de fusión) formalized by the Boards of Directors of Iberdrola and Iberdrola Renovables and deposited with the Mercantile Registries of Biscay and Valencia on March 25 and 29, 2011, respectively (Annex III).

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

(ii)

The report issued by the Board of Directors of Iberdrola on the common terms of merger, approved and formalized by the referred management body on April 12, 2011, attaching the report issued by KPMG AUDITORES, S.L., as sole independent expert appointed by the Mercantile Registry of Biscay, on the common terms of merger, as well as the net worth to be contributed by Iberdrola Renovables (Annex IV).

(iii)	The report issued by the Board of Directors of Iberdrola Renovables on the common terms of merger, approved and formalized by the referred management body on April 13, 2011 (Annex V).

(iv)	Fairness opinion issued by HSBC BANK PLC as financial advisor of Iberdrola, concerning the fairness of the agreed exchange ratio from a financial perspective (Annex VI).

(v)

Fairness opinion issued by CITIGROUP GLOBAL MARKETS LIMITED, SUCURSAL EN ESPAÑA PLC as financial advisor of Iberdrola, concerning the fairness of the agreed exchange ratio from a financial perspective (Annex VII).

Additionally, it is stated for the record that Iberdrola has made available to its shareholders and bondholders, as well as to the legal representatives of its employees, at its registered office all the documentation referred to in article 39.1 of the Law 3/2009, of April 3, of Structural Modifications of Corporations (Ley 3/2009, de 3 de abril, sobre Modificaciones Estructurales de las Sociedades Mercantiles), as provided for in the notice of the call attached to this notice of significant event as Annex I.

Please be advised of all of the foregoing for such purposes as may be appropriate.

Yours truly,

General Secretary and Secretary of the Board of Directors

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

IMPORTANT INFORMATION

The securities referred to herein that will be issued or delivered by IBERDROLA, S.A. in connection with its merger with IBERDROLA RENOVABLES, S.A. (the “Iberdrola Securities”) have not been, and are not intended to be registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold, directly or indirectly, into the United States except pursuant to an applicable exemption. The Iberdrola Securities are intended to be made available within the United States in connection with the merger pursuant to an exemption from the registration requirements of the Securities Act.

The merger between IBERDROLA, S.A. and IBERDROLA RENOVABLES, S.A. relates to the securities of a Spanish company. The merger in which IBERDROLA RENOVABLES, S.A. ordinary shares will be exchanged for IBERDROLA, S.A. shares is subject to disclosure requirements of Spain that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with Spanish accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since IBERDROLA, S.A. and IBERDROLA RENOVABLES, S.A. are each located in Spain and some or all of their officers and directors may be residents of Spain or other countries different from the U.S. You may not be able to sue a Spanish company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel a Spanish company and its affiliates to subject themselves to a U.S. court’s judgment.

This communication contains forward-looking information and statements about IBERDROLA, S.A., including financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, capital expenditures, synergies, products and services, and statements regarding future performance. Forward-looking statements are statements that are not historical facts and are generally identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates” and similar expressions.

Although IBERDROLA, S.A. believes that the expectations reflected in such forward-looking statements are reasonable, investors and holders of IBERDROLA, S.A. shares are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of IBERDROLA, S.A., that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the public documents sent by IBERDROLA, S.A. to the Comisión Nacional del Mercado de Valores.

Forward-looking statements are not guarantees of future performance. They have not been reviewed by the auditors of IBERDROLA, S.A. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date they were made. All subsequent

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

oral or written forward-looking statements attributable to IBERDROLA, S.A. or any of its members, directors, officers, employees or any persons acting on its behalf are expressly qualified in their entirety by the cautionary statement above. All forward-looking statements included herein are based on information available to IBERDROLA, S.A. on the date hereof. Except as required by applicable law, IBERDROLA, S.A. does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ANNEX I - NOTICE OF THE CALL

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Notice of the Call to the 2011 General

Shareholders’ Meeting

In compliance with the provisions of the Companies Law, the By-Laws and the Internal Regulations, the Board of Directors of IBERDROLA, S.A. has resolved to call its shareholders to a

General Shareholders’ Meeting,

to be held

in Bilbao, at Palacio Euskalduna (Avenida Abandoibarra, número 4), on May 27, 2011, at 11:30 a.m., on first call or, in the event that the required quorum is not met, the next day, May 28, 2011, at the same place and time, in order to deliberate and decide upon the matters included in the following:

AGENDA

ITEMS RELATING TO THE ANNUAL FINANCIAL STATEMENTS, THE MANAGEMENT OF THE COMPANY AND THE RE-ELECTION OF THE COMPANY’S AUDITOR:

One.- Approval of the individual annual financial statements of the Company and of the annual financial statements consolidated with those of its subsidiaries for the fiscal year ended on December 31, 2010.

Two.- Approval of the individual management report of the Company and of the consolidated management report of the Company and its subsidiaries for the fiscal year ended on December 31, 2010.

Three.- Approval of the management and activities of the Board of Directors during the fiscal year ended on December 31, 2010 and the strategic guidelines and foundations for the current fiscal year (2011).

Four.- Re-election of the auditor of the Company and of its consolidated group for fiscal year 2011.

ITEMS RELATING TO SHAREHOLDER COMPENSATION:

Five.- Approval of the proposal for the allocation of profits/losses and the distribution of dividends for the fiscal year ended on December 31, 2010.

Six.- Approval of an increase in share capital by means of a scrip issue at a maximum reference market value of one thousand nine hundred (1,909) million euros for the free-of-charge allocation of new shares to the shareholders of the Company. Offer to the shareholders for the acquisition of their free-of-charge allocation rights at a guaranteed price. Express provision for the possibility of an incomplete allocation. Application for admission of the shares issued to listing on the Bilbao, Madrid, Barcelona and Valencia Stock Exchanges, through the Automated Quotation System (Sistema de Interconexión Bursátil). Possible change in the maximum reference market value of the capital increase and of each installment thereof, all based on the capital increase subject to approval of the shareholders at this General Shareholders’ Meeting under item fifteen on the agenda thereof. Delegation of powers to the Board of Directors, with the express power of substitution, including the power to implement the capital increase by means of a scrip issue on one or, at most, two occasions and the power to determine the maximum amount of the increase and each installment thereof based on such conditional capital increase and within the limits established in this resolution and the power to amend Article 5 of the By-Laws in each of the installments.

ITEMS RELATING TO THE COMPENSATION OF THE CHIEF EXECUTIVE OFFICER, SENIOR MANAGERS AND OTHER MANAGERS THROUGH THE DELIVERY OF SHARES OF THE COMPANY AND EXPRESS AUTHORIZATIONS AND DELEGATIONS REQUESTED FOR THE BOARD OF DIRECTORS:

Seven.- Approval of a Strategic Bonus intended for executive directors, senior managers and other management personnel tied to the achievement of strategic goals for the 2011-2013 period, and payment by means of the delivery of the Company’s shares. Delegation to the Board of Directors of the power to implement, develop, formalize and execute such Strategic Bond.

Eight.- Authorization to the Board of Directors, with the express power of substitution, for a term of five (5) years, to increase the share capital pursuant to the provisions of Section 297.1.b) of the Companies Law, by up to one-half of the share capital on the date of the authorization. Delegation of the power to exclude pre-emptive rights in connection with the capital increases that the Board may approve under this authorization, provided, however, that this power, together with the power contemplated in item nine, shall be limited to an aggregate maximum nominal amount equal to 20% of the share capital on the date of the authorization.

Nine.- Authorization to the Board of Directors, with the express power of substitution, for a term of five (5) years, of the power to issue debentures or bonds that are exchangeable for and/or convertible into shares of the Company or of other companies within or outside of its Group, and warrants on newly-issued or outstanding shares of the Company or of other companies within or outside of its Group, up to a maximum limit of five (5) billion euros. Establishment of the standards for determining the basis for and terms and conditions applicable to the conversion, exchange or exercise. Delegation to the Board of Directors, with the express power of substitution, of the powers required to establish the basis for and terms and conditions applicable to the conversion, exchange or exercise, as well as, in the case of convertible debentures and bonds and warrants on newly-issued shares, of the power to increase share capital to the extent required to accommodate requests for the conversion of debentures or for the exercise of warrants, with the power in the case of issues of convertible and/or exchangeable securities to exclude the pre-emptive rights of the Company’s shareholders, although this power, together with the power set forth in item eight, shall be limited to an aggregate maximum nominal amount equal to 20% of the share capital of the Company as of the date of authorization. Revocation of the authorization granted for such purposes by the shareholders at the General Shareholders’ Meeting held on March 20, 2009.

Ten.- Authorization to the Board of Directors, with the express power of substitution, for a term of five (5) years, to issue: a) bonds or simple debentures and other fixed-income securities of a like nature (other than notes), as well as preferred stock, up to a maximum amount of twenty (20) billion euros, and b) notes up to a maximum amount at any given time, independently of the foregoing, of six (6) billion euros. Authorization for the Company to guarantee, within the limits set forth above, new issuances of securities by subsidiaries. Revocation, to the extent of the unused amount, of the delegation granted by the shareholders for such purpose at the General Shareholders’ Meeting of March 26, 2010.

Eleven.- Authorization to the Board of Directors, with the express power of substitution, to apply for the listing on and delisting from Spanish or foreign, official or unofficial, organized or other secondary markets of the shares, debentures, bonds, notes, preferred stock or any other securities issued or to be issued, and to adopt such resolutions as may be necessary to ensure the continued listing of the shares, debentures or other securities of the Company that may then be outstanding, for which purpose the authorization granted for such purpose by the shareholders at the General Shareholders’ Meeting of March 26, 2010 is hereby deprived of effect.

Twelve.- Authorization to the Board of Directors, with the express power of substitution, to create and fund associations and foundations, pursuant to applicable legal provisions, for which purpose the authorization granted by the shareholders at the General Shareholders’ Meeting of March 26, 2010 is hereby deprived of effect to the extent of the unused amount.

ITEMS RELATING TO AMENDMENTS OF THE BY-LAWS AND REGULATIONS:

Thirteen.- Amendment of the By-Laws and Approval of a Restated Text:

13.1.-	Amendment of Article 1 of the By-Laws to include concepts from the Corporate Governance System and in the corporate interest.

13.2.-

Amendment of Articles 5 to 8, 9 to 15, 52 (which becomes Article 54), 53 (which becomes Article 55) and 57 to 62 (which become Articles 59 to 64) of the By-Laws to conform them to the latest statutory developments and to include technical and textual improvements.

13.3.-	Amendment of Articles 16 to 20, 22 to 28 and 31 of the By-Laws to improve the rules for validly holding the General Shareholders’ Meeting.

13.4.-	Amendment of Article 21 of the By-Laws to include technical and textual improvements to the rules for validly holding the General Shareholders’ Meeting.

13.5.-

Amendment of Articles 29, 30 and 54 to 56 (the latter becoming Articles 56 to 58) of the By-Laws to include technical and textual improvements and to round out the rules for exercising voting rights in the event of conflicts of interest.

13.6.-

Amendment of Articles 32 to 51 (with Articles 46 and 47 becoming Articles 47 and 48, and Articles 48 to 51 becoming Articles 50 to 53) and inclusion of new Articles 46 and 49 of the By- Laws to improve the regulation of the Company’s Board of Directors and the Committees thereof and to include the latest statutory developments.

13.7.-	Approval of a restated text of the By-Laws that includes the approved amendments and consecutively renumbers the titles, chapters, sections and articles into which the By-Laws are divided.

Fourteen.- Amendment of the Rules for the General Shareholders’ Meeting and Approval of a New Restated Text.

ITEM RELATING TO THE MERGER BY ABSORPTION OF IBERDROLA RENOVABLES, S.A.:

Fifteen.- Information regarding any significant changes in the assets or liabilities of the companies participating in the merger (i.e., Iberdrola, S.A. (as absorbing company) and Iberdrola Renovables, S.A. (as absorbed company)) between the date of the common terms of merger and the holding of the General Shareholders’ Meeting at which such merger is decided. Approval of the common terms of merger by absorption between Iberdrola, S.A. and Iberdrola Renovables, S.A. Approval as the merger balance sheet of the balance sheet of Iberdrola, S.A. as of December 31, 2010. Approval of the merger by absorption between Iberdrola, S.A. and Iberdrola Renovables, S.A. through the absorption of the latter by the former, causing the termination without liquidation of Iberdrola Renovables, S.A. and the transfer en bloc and as a whole of all of its assets to Iberdrola, S.A., with an express provision for the exchange to be covered by the delivery of treasury shares of Iberdrola, S.A. and, if required, by newly-issued shares of Iberdrola, S.A. pursuant to a capital increase subject to the above, all in accordance with the common terms of merger. Conditional increase in the share capital of Iberdrola, S.A. in the nominal amount of one hundred forty-eight million four hundred seventy thousand eleven and twenty-five one-hundredth (€148,470,011.25) euros, by means of the issuance of one hundred ninety-seven million nine hundred sixty thousand fifteen (197,960,015) shares with a par value of 0.75 euro each, of the same class and series as those currently outstanding, as a result of the merger by absorption of Iberdrola Renovables, S.A. by Iberdrola, S.A. and resulting amendment of Article 5 of the By-Laws. Express provision for incomplete subscription. Request for admission to trading of the shares issued on the Bilbao, Madrid, Barcelona and Valencia Stock Exchanges through the Automated Quotation System (Sistema de Interconexión Bursátil) (Electronic Market). Delegation of powers. Establishment of procedure to facilitate the merger exchange. Adherence of the transaction to the special tax rules provided for in Chapter VIII of Title VII of the restated text of the Corporate Income Tax Law. Delegation of powers.

ITEM RELATING TO GENERAL MATTERS:

Sixteen.- Delegation of powers to formalize and execute all resolutions adopted by the shareholders at the General Shareholders’ Meeting, for conversion thereof into a public instrument, and for the interpretation, correction and supplementation thereof or further elaboration thereon until the required registrations are made.

ITEM RELATING TO RESOLUTIONS SUBMITTED FOR A CONSULTATIVE VOTE:

Seventeen.- Consultative vote regarding the Director compensation policy of the Company for the current fiscal year (2011) and the application of the current compensation policy during the preceding fiscal year (2010).

INFORMATION TO BE PROVIDED TO THE SHAREHOLDERS:

Information shall be provided to the shareholders at the General Shareholders’ Meeting regarding: (1) the implementation by the Board of Directors on June 30 and December 20, 2010 of an unrestricted capital increase for the free-of-charge allocation of ordinary shares issued to the shareholders of the Company, approved by the shareholders at the General Shareholders’ Meeting of March 26, 2010 under item six of the agenda, and the resulting amendment of the By-Laws; (2) the resolution approving a capital increase, adopted by the Board of Directors on March 11, 2011 pursuant to the resolution approved at the General Shareholders’ Meeting held on March 30, 2006, and the resulting amendment of the By-Laws; (3) the amendments of the Regulations of the Board of Directors approved on November 23, 2010; (3) the amendments of the Corporate Policies, the Regulations of Committees of the Board of Directors, and the other documents making up the Company’s Corporate Governance System since the last General Shareholders’ Meeting; and (5) the explanatory report regarding aspects of the equity structure and the governance and control system of the Company set forth in the former Section 116 bis of the Securities Market Law.

I.- Right to attend the Meeting, to proxy representation and to distance voting

All holders of voting shares may attend the General Shareholders’ Meeting and participate in its deliberations, with the right to be heard and to vote, so long as they have caused such shares to be registered in their name in the corresponding book-entry registry five (5) days prior to the day on which the General Shareholders’ Meeting is to be held.

Every shareholder having the right to attend may be represented at the General Shareholders’ Meeting by another person (even though not a shareholder), by granting a proxy in writing or by postal or electronic correspondence that provides sufficient evidence of the identity of the proxy-holder and the shareholder granting the proxy. Shareholders having the right to attend may also cast their vote regarding proposals relating to the items included in the agenda by postal or electronic correspondence.

The rights to receive information, to attend the Meeting, to proxy representation and to distance voting shall be exercised pursuant to the provisions of Law, the Company’s Corporate Governance System and the Shareholder’s Guide available on the Company’s website (www.iberdrola.com) and at the Office of the Shareholder.

II.- Right to receive information

As from the date of publication of the notice of the call to meeting, the shareholders have the right to examine at the registered office of the Company and to request the delivery to them without charge (which documents may be sent by e-mail, with confirmation of receipt, if the shareholder accepts this form of delivery) of the individual and consolidated annual financial statements and management reports of the Company for fiscal year 2010 together with the auditor’s reports, the proposed By-Law amendments and mandatory directors’ reports, and the other documents that must be made available to the shareholders in connection with the holding of this General Shareholders’ Meeting.

III.- Right to request the publication of a supplement to the call to meeting

Shareholders representing at least five (5%) percent of the share capital may request the publication of a supplement to the call of the General Shareholders’ Meeting including one or more items on the agenda. The written notice exercising such right shall specify the name or corporate name of the requesting shareholder or shareholders, and there shall be attached thereto such documentation as evidences the shareholder’s status as a shareholder, in order to check such information against that provided by the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U. (Iberclear), as well as the contents of the item or items proposed. The Board of Directors may require that the shareholder also attach the proposed resolution or resolutions and the report or reports providing a rationale therefor in the instances required by law. The exercise of this right must be exercised by duly authenticated notice sent to the Company’s registered office, which, must be received within five (5) days of the publication of the call to meeting.

IV.- Additional information and documentation available on the corporate website

Furthermore, the following documents are made available to the shareholders on the Company’s corporate website (www.iberdrola.com): (1) this call to meeting; (2) the individual annual financial statements of the Company and of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended on December 31, 2010, as well as the respective audit reports; (3) the Company’s individual management report and the consolidated management report of the Company and its subsidiaries for the fiscal year ended on December 31, 2010; (4) the Directors’ statement of responsibility provided for in Section 35 of the Securities Market Law, which, together with the documents set forth in the two preceding items, constitutes the annul financial report of the Company for fiscal year 2010; (5) the full text of the proposed resolutions corresponding to the items included on the agenda of the call to meeting and of the amendments to the By-Laws and Regulations proposed to the shareholders for approval at the General Shareholders’ Meeting, together with the mandatory reports of the Board of Directors in connection with the proposed resolutions requiring them or otherwise deemed appropriate; (6) the current restated text of the By-Laws, the Rules for the General Shareholders’ Meeting, the Regulations of the Board of Directors and the Regulations of the Committees of the Board of Directors; (7) the current texts of the Corporate Policies (in a full-text or summarized version) and of the other documents making up the Company’s Corporate Governance System; (8) the explanatory report regarding aspects of the equity structure and the governance and control system of the Company set forth in the former Section 116 bis of the Securities Market Law; (9) the annual corporate governance report for fiscal year 2010; (10) the annual report regarding the compensation policy applicable to the Directors of Iberdrola, S.A. of for the current fiscal year (2011) and the application of the current compensation policy for the preceding fiscal year (2010); (11) the annual activities report of the Audit and Risk Supervision Committee for fiscal year 2010; (12) the sustainability report for fiscal year 2010; (13) the report on strategic guidelines and foundations for activities of the Board of Directors for the current fiscal year (2011); (14) and the reports of the Board of Directors, and of an auditor other than the Company’s auditor appointed for such purposes by the Commercial Registry, regarding the resolution to increase capital adopted by the Board of Directors on March 11, 2011, and (15) the Shareholder’s Guide approved by the Board of Directors.

For further information regarding the General Shareholders’ Meeting, the shareholders may contact the Office of the Shareholder (Address: Cardenal Gardoqui, número 8, 48008 (Bilbao) or Tomás Redondo, número 1, 28033 (Madrid) / Telephone: (34) 900.10.00.19 (hours: Monday through Friday, from 9:00 a.m. to 7:00 p.m.) / E-mail: accionistas@iberdrola.com).

Furthermore, notice is hereby given that, pursuant to applicable legal provisions, an Electronic Shareholders’ Forum has been enabled on the corporate website (www.iberdrola.com), the use of which shall conform to its legal purpose and to the assurances and rules of operation established by the Company, with duly verified shareholders and groups of shareholders having access thereto.

V.- Information regarding the merger by absorption of Iberdrola Renovables, S.A.

With respect to the merger by absorption of Iberdrola Renovables, S.A., it is hereby stated for the record that the shareholders, debtholders and employee representatives have the right to examine at the registered office or request the delivery or sending free of charge of the documents listed in Section 39.1 of Law 3/2009, of April 3, on structural modifications to corporations (“Structural Modifications Law”), which are the following: (1) the common terms of merger deposited with the Commercial Registries of Biscay and Valencia dated March 25 and 29, 2011, respectively; (2) the reports of the Boards of Directors of each of the merging companies regarding the common terms of merger; (3) the report issued by KPMG Auditores, S.L. in its capacity as sole independent expert appointed by the Commercial Registry of Biscay regarding the common terms of merger; (4) the individual and consolidated annual financial statements and management reports of Iberdrola, S.A. and Iberdrola Renovables, S.A. for the fiscal years ended on December 31, 2008, 2009 and 2010, together with their corresponding audit reports; (5) the merger balance sheets of the participating companies corresponding to the last individual annual audited balance sheets of each company ended on December 31, 2010, together with the relevant audit reports; (6) the current by-laws of the participating companies; (7) the full text of the By-Laws of the absorbing company that will apply after the merger (and which, given the date of the common terms of merger approved by the Board of Directors of Iberdrola, S.A. and Iberdrola Renovables, S.A. on March 22, 2011, does not include the by-law amendments that the Board of

Directors of Iberdrola, S.A. submits to the shareholders at this General Shareholders’ Meeting, or the potential amendment of Article 5 of Iberdrola’s By-Laws to reflect the capital increase that Iberdrola might make in order to cover the exchange of shares arising from the merger); (8) the identity of the directors of the participating companies as well as the date from which they have held office.

Furthermore, by application of the provisions of Section 40.2 of the Structural Modification Law, stated for the record below are the minimum required legal statements regarding the common terms of merger being submitted for approval of the shareholders at the General Shareholders’ Meeting under item fifteen of the agenda:

1.- Absorbing company: Iberdrola, S.A. (“Iberdrola”), with a registered office at calle Cardenal Gardoqui número 8, Bilbao, registered with the Commercial Registry of Biscay at volume BI-233, folio 156, page number BI-167 and with Tax Identification Number A-48010615. Absorbed company: Iberdrola Renovables, S.A. (“Iberdrola Renovables”), with a registered office at calle Menorca número 19, planta 13ª, Valencia, registered with the Commercial Registry of Valencia at volume 8919, book 6205, folio 119, page number V-130102 and with Tax Identification Number A-83028035.

2.- Share exchange ratio: The shareholders of Iberdrola Renovables will receive 0.30275322 shares of Iberdrola, each having a par value of 0.75 euro, for each share of Iberdrola Renovables, each having a par value of 0.50 euro, as well as any cash compensation upon the terms provided by Section 25 of the Structural Modification Law in order to deal with any “odd-lots.” The exchange ratio, based on the actual value of the equity of Iberdrola and Iberdrola Renovables, has been determined taking into account (i) the capital increase and sale of treasury shares by Iberdrola on March 14, 2011, (ii) the treasury shares held by Iberdrola Renovables (representing approximately 0.386% of its share capital as of the date of approval of the common terms of merger), and (iii) the dividends that both companies plan to distribute as well as Iberdrola’s shareholder compensation system referred to in Section 8 of the common terms of merger and which are summarized below:

2.1.- Dividends to be distributed by the merging companies: (a) If the proposed allocation of profits formulated by the Board of Directors at its meeting of February 22, 2011 is approved by the shareholders at Iberdrola’s General Shareholders’ Meeting, upon effectiveness of the merger, Iberdrola will distribute a cash dividend against fiscal year 2010 results in the gross amount of three (€0.030) euro cents per share for each share with a right to receive it, the payment of which is planned to be made during the month of July 2011. The shareholders of Iberdrola Renovables who become shareholders of Iberdrola if the merger is approved will have the right to receive this dividend. (b) Iberdrola Renovables plans to make the following distributions: (i) If the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables approve the resolution proposed by its Board of Directors at its meeting of February 21, 2011, Iberdrola Renovables will distribute a cash dividend with a charge to fiscal year 2010 results in the gross amount of two point five (€0.025) euro cents for each share entitled to receive it; and (ii) if the proposed resolution formulated by the Board of Directors at its meeting of March 22, 2011 is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables, Iberdrola Renovables will make a special cash dividend distribution (gross) of one point twenty (€1.20) euro for each share entitled to receive it. The proposed resolution referred to in this paragraph (ii) is also subject to the proposed merger being approved at the General Shareholders’ Meetings of both companies.

2.2.- Other forms of shareholder compensation: At its meeting of February 22, 2011, Iberdrola’s Board of Directors resolved to formulate a proposed resolution, which has been submitted for approval at the General Shareholders’ Meeting of Iberdrola covered by this call under item six on the agenda, consisting of an increase in unrestricted reserves for the free-of-charge allocation of new shares of Iberdrola within the framework of the shareholder compensation system referred to as the “Iberdrola Flexible Dividend,” which allows Iberdrola’s shareholders to receive either unrestricted shares of Iberdrola or an amount in cash (in this latter case, by means of the sale of the free-of-charge allocation rights to which they are entitled on the market or pursuant to a fixed-price purchase commitment that Iberdrola will assume in the event that the proposed resolution is ultimately approved at the General Shareholders’ Meeting). If the proposal regarding the “Iberdrola Flexible Dividend” is approved at Iberdrola’s General Shareholders’ Meeting, the delivery of the unrestricted shares or the receipt of cash amounts may occur in two implementations of the increase in unrestricted capital, which would take place on dates close to those on which the supplemental payment of the dividend for fiscal year 2010 and the payment of interim dividends for fiscal year 2011 would traditionally take place. The shareholders of Iberdrola Renovables becoming shareholders of Iberdrola if the merger is approved will have the right to participate in implementations of the “Iberdrola Flexible Dividend” system if approved at the General Shareholders’ Meeting.

3.- Exchange procedure: (1) Upon approval of the merger by the shareholders at the General Shareholders’ Meetings of the companies participating in the merger, the submission to the National Securities Market Commission of documentation equivalent to that referred to in Sections 26.1 d), 41.1 c) and similar provisions of Royal Decree 1310/2005, of November 4, and the registration of the relevant merger document and any increase in the capital of Iberdrola with the Commercial Registry of Biscay, there will be an exchange of Iberdrola Renovables shares for Iberdrola shares in accordance with the indicated exchange ratio.(2) The exchange will take place as from the date indicated in the notices to be published in a widely-circulated newspaper in the provinces of Biscay and Valencia, respectively, in the Official Gazettes (Boletines Oficiales) of the Spanish stock exchanges and in the Official Gazette of the Commercial Registry. A financial institution will be designated for such purpose to act as agent and which will be specified in such notices. (3) The exchange will take place through those entities participating in Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U. (IBERCLEAR) that are depositaries of the shares of Iberdrola Renovables in accordance with the procedures established for the book-entry system, in accordance with the provisions of Royal Decree 116/1992, of February 14, and the Companies Law to the extent applicable. (4) Shareholder of Iberdrola Renovables holding shares that represent a fraction of the number set as the exchange ratio will be able to acquire or transfer shares in order to exchange them in accordance with such exchange ratio. Without prejudice to the foregoing, the companies participating in the merger may establish mechanisms, including the appointment of an “odd-lot agent,” to facilitate the merger for shareholders of Iberdrola Renovables holding a number of shares that does not allow them to receive a whole number of Iberdrola Shares pursuant to the exchange ratio. The shares of Iberdrola Renovables will be cancelled as a result of the merger. For informational purposes, it is stated for the record that as of the date of this call to meeting, Iberdrola is the holder of three billion three hundred seventy-nine million two hundred fifty-one thousand nine hundred twenty (3,379,251,920) shares of Iberdrola Renovables, representing 80% of its share capital, and that as of the date of the common terms of merger Iberdrola Renovables was the holder of sixteen million three hundred one thousand one hundred seventy-eight

(16,301,178) treasury shares representing approximately 0.386% of its share capital. Pursuant to the provisions of Section 26 of the Structural Modifications Law and the rules and regulations regarding treasury stock, none of such interests will be exchanged for shares of Iberdrola.

4.- None of the shareholders of the companies participating in the merger is an industrial shareholder, and there is therefore no industry contribution to take place in the planned merger. The shares of the companies participating in the merger do not have any ancillary obligations.

5.- The companies participating in the merger do not have any special shares or owners of special rights other than the shares, and Iberdrola will not grant special shares or rights as a result of the merger.

6.- Iberdrola will not give any kind of advantage to either the independent expert participating in the merger process or the directors of the merging companies.

7.- From the date on which they are issued or delivered, as the case may be, any new shares issued by Iberdrola within the context of the above-referenced capital increase or delivered by Iberdrola to cover the exchange, all in accordance with Section 5 of the common terms of merger, will have the right to participate in the earnings of Iberdrola upon the same terms as the other outstanding shares of Iberdrola on such date.

8.- For accounting purposes, the transactions of Iberdrola Renovables must be deemed to be carried out on behalf of as from January 1, 2011. It is hereby stated for the record, for all appropriate purposes, that such retroactive accounting treatment is in accordance with the Spanish National Chart of Accounts (Plan General de Contabilidad) approved by Royal Decree 1514/2007, of November 16.

9.- The By-Laws of the absorbing company, Iberdrola, will be those attached to the terms of merger as Annex 1 (although, given the date of the common terms of merger approved by the Boards of Directors of Iberdrola, S.A. and Iberdrola Renovables, S.A. dated March 22, 2011, they do not include the by-law amendments that the Board of Directors of Iberdrola, S.A. submits to the shareholders at this General Shareholders’ Meeting or the possible amendment of Article 5 of the By-Laws of Iberdrola to reflect the capital increase that Iberdrola may undertake in order to cover the exchange of shares arising from the merger).

10.- Information regarding the valuation of the assets and liabilities of Iberdrola Renovables that will be transferred to Iberdrola as a result of the merger. Pursuant to the merger by absorption of Iberdrola Renovables by Iberdrola, such company will dissolve without liquidation and its assets and liabilities will be transferred en bloc to Iberdrola, which will acquire the rights and obligations thereof by universal succession.

For purposes of the provisions of Section 31.9 of the Structural Modifications Law, it is stated for the record that, once the transaction is carried out, the assets and liabilities transferred by Iberdrola Renovables to Iberdrola will be recorded by Iberdrola in the amount corresponding thereto in the group’s consolidated annual financial statements as of the effective date of the merger for accounting purposes, i.e., January 1, 2011.

At January 1, 2011, the main categories of assets and liabilities of Iberdrola Renovables, as well as the value thereof pursuant to the standard set forth in the preceding paragraph, were the following:

(I)	Assets to transfer (thousands of euros)

Net book value
NON-CURRENT ASSETS	12,301,611

Intangible assets	9,162
Property, plant and equipment	81,758
Investments in group companies and associates	12,185,860
Non-current financial investments	9,517
Deferred tax assets	15,314
Long-term trade receivables	—

CURRENT ASSETS	5,002,182

Inventories	574,796
Trade and other receivables	630,297
Investments in group companies and associates	3,745,698
Current financial investments	50,905
Accruals	486
Cash and cash equivalents	—

TOTAL ASSETS TO TRANSFER	17,303,793

(II)	Liabilities to assume (thousands of euros)

Net book value
NON-CURRENT LIABILITIES	4.783.148

Provisions	10,845
Borrowings	1,947
Borrowings from group companies and associates	4,599,978
Deferred tax liabilities	170,378

CURRENT LIABILITIES	1,149,256

Borrowings	48,924
Payables to group companies and associates	658,889
Trade and other payables	440,572
Accruals	871

TOTAL LIABILITIES TO ASSUME	5,932,404

(III)	Equity to transfer (thousands of euros)

Net book value
TOTAL ASSETS AND LIABILITIES TO TRANSFER	11,371,389

11.- The merger balance sheets of the companies participating in the merger shall be deemed to be the balance sheets ended on December 31, 2010, which form a part of their respective individual audited annual financial statements as of such date.

12.- Possible consequences of the merger on employment, as well as the possible impact thereof on gender within management bodies and the impact, if any, on the company’s social responsibility:

12.1.- Possible consequences of the merger with respect to employment: If the merger comes to fruition, Iberdrola, as absorbing company, will be responsible for all of Iberdrola Renovables’ current human and material resources as well as the policies and procedures that it has been observing regarding personnel management. Therefore, pursuant to the provisions of Article 44 of the Workers’

Statute (Estatuto de los Trabajadores), which governs business successions, Iberdrola will subrogate to the labor rights and obligations of Iberdrola Renovables. At the same time, it is stated for the record that the companies participating in the merger will comply with their obligations to provide information and, if applicable, to consult with the legal representatives of the workers of each of them in accordance with labor regulations. Furthermore, notice of the planned merger will be given to the public entities where appropriate and, in particular, to the General Social Security Revenue Office (Tesorería General de la Seguridad Social).

12.2.- Possible impact on gender within management bodies: It is not expected that the merger will produce especially significant changes in the structure of the absorbing company’s management bodies from the viewpoint of their distribution by gender. Likewise, the merger will not change the policy governing these issues at Iberdrola.

12.3.- Impact of the merger on the company’s social responsibility: Pursuant to Iberdrola’s Corporate Governance System (and particularly Iberdrola’s Regulations of the Board of Directors and Regulations of the Corporate Social Responsibility Committee), all those functions relating to Iberdrola’s Corporate Social Responsibility, and specifically those consisting of “[p]eriodically review[ing] the Social Responsibility System, focusing especially on Corporate Governance and Compliance Policies and propos[ing] to the Board of Directors, for approval or submission to the shareholders at a General Shareholders’ Meeting, such amendments and updates as contribute to its development and ongoing improvement” as well as “[s]upervis[ing] compliance with statutory requirements and with the regulations of the Company’s Corporate Governance System” correspond to the Corporate Social Responsibility Committee. In turn, it should be noted that Iberdrola Renovables’ status as a company in which Iberdrola holds an 80% interest implies that its internal regulations regarding corporate social responsibility contain principles similar in essence to those of Iberdrola. In view of the foregoing, it should not be expected that Iberdrola’s corporate social responsibility policies will be changed as a result of the merger.

VI.- Attendance bonus

The Company will pay an attendance bonus in the gross amount of 0.005 euro per share to the shares present or represented by proxy at the General Shareholders’ Meeting whose holders have provided due evidence of their attendance thereat in person or by proxy.

VII.- Participation of notary public

The Board of Directors has resolved to request the presence of a notary public to prepare the minutes of the General Shareholders’ Meeting.

VIII.- Personal data protection and broadcast of the proceedings

The personal data that the shareholders provide to the Company (in order to exercise or grant proxies to exercise their rights to information, to attend and to vote at the General Shareholders’ Meeting), or the personal data provided by the financial institutions and investment services companies that are depositaries or custodians of the shares held by such shareholders as well as by entities that pursuant to securities market regulations must maintain the registries of the securities represented by book entries, shall be handled by the Company in order to manage the development, compliance with and control of the existing shareholding relationship (especially but not limited to the call to and holding of the General Shareholders’ Meetings). For such purposes, the data shall be included in files for which the Company is responsible

In every case and when legally applicable, the owner of the data will be entitled to exercise the rights of access, rectification, opposition and deletion of the data collected by the Company. Such rights may be exercised, on such terms and in compliance with such requirements as are established by applicable law for such purpose, by addressing a letter to the Company at calle Cardenal Gardoqui, 8, 48008 Bilbao

If the shareholder includes personal data referring to other individuals in the attendance, proxy and distance voting card, the shareholder must inform them of the terms set forth in the preceding paragraphs and comply with any other requirements that may be applicable for the proper provision of the personal data to the Company, without the Company having to take any additional action.

All or part of the proceedings of the General Shareholders’ Meeting may be subject to audiovisual recording and broadcasting (through Internet video and availability to the public through the Company’s corporate website (www.iberdrola.com)) and disclosure through social networks. In particular, the Company intends to share the main headlines of the event on Twitter in real-time. Photographs of the live proceedings may also be uploaded to the Company’s channel on www.flickr.com and presentations can be shared on a website thereof at www.slideshare.net.

IX.- Simultaneous interpretation

The Company shall provide the equipment required for the simultaneous interpreting of the proceedings of the General Shareholders’ Meeting into Euskera, English and Spanish sign language.

Although this notice contemplates two calls to Meeting, the Board of Directors informs the shareholders, in order to save them unnecessary inconvenience, that it is expected that the quorum required by Law, the By-Laws and the Rules for the General Shareholders’ Meeting will be met on first call and, therefore, it can be expected that the General Shareholders’ Meeting will be held on May 27, 2011, at 11:30 a.m., at Palacio Euskalduna (Avenida Abandoibarra, número 4, Bilbao).

Bilbao, April 12, 2011

The General Secretary & Secretary of the Board of Directors

ANNEX II - PROPOSED RESOLUTIONS

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM ONE ON THE AGENDA

Approval of the individual annual financial statements of the Company and of the annual financial statements consolidated with those of its subsidiaries for the fiscal year ended on December 31, 2010.

PROPOSED RESOLUTION RELATING TO ITEM ONE

To approve the individual annual financial statements of Iberdrola, S.A. (balance sheet, profit and loss statement, statement of changes in shareholders’ equity, statement of cash flows, and notes) and the consolidated annual financial statements of Iberdrola, S.A. and its subsidiaries (balance sheet, profit and loss statement, statement of changes in shareholders’ equity, statement of cash flows, and notes) for the fiscal year ended on December 31, 2010, which were finalized by the Board of Directors at its meeting held on February 22, 2011.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM TWO ON THE AGENDA

Approval of the individual management report of the Company and of the consolidated management report of the Company and its subsidiaries for the fiscal year ended on December 31, 2010.

PROPOSED RESOLUTION RELATING TO ITEM TWO

To approve the individual management report of Iberdrola, S.A. and the consolidated management report of Iberdrola, S.A. and its subsidiaries for the fiscal year ended on December 31, 2010, which were finalized by the Board of Directors at its meeting held on February 22, 2011.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM THREE ON THE AGENDA

Approval of the management and activities of the Board of Directors during the fiscal year ended on December 31, 2010 and the strategic guidelines and foundations for the current fiscal year (2011).

PROPOSED RESOLUTION RELATING TO ITEM THREE

To approve the management of the Company and the activities of the Board of Directors during the fiscal year ended on December 31, 2010, as well as the strategic guidelines and foundations for activities for the current fiscal year (2011), based on the report prepared for such purpose by the Company’s Board of Directors and made available to the shareholders on occasion of the call to this General Shareholders’ Meeting.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM FOUR ON THE AGENDA

Re-election of the auditor of the Company and of its consolidated group for fiscal year 2011.

PROPOSED RESOLUTION RELATING TO ITEM FOUR

To re-elect “Ernst & Young, S.L.” as auditor of the Company and of its consolidated group, to conduct the audits for fiscal year 2011, authorizing the Board of Directors, with express powers of substitution, to enter into the respective services agreement, on the terms and conditions it deems appropriate, with authority to make such amendments as may be required in accordance with the law applicable at any time.

This resolution is adopted at the proposal of the Board of Directors and upon the prior proposal, in turn, of the Audit and Risk Supervision Committee.

It is stated for the record that “Ernst & Young, S.L.” has its registered office in Madrid, at Plaza Pablo Ruiz Picasso s/n, Edificio Torre Picasso, 28020, Tax Identification Code (C.I.F.) number B-78970506. It is registered with the Madrid Commercial Registry at folio 1, volume 1,225, page M-23123 and with the Official Auditors’ Registry (ROAC) under number S0530.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM FIVE ON THE AGENDA

Approval of the proposal for the allocation of profits/losses and the distribution of dividends for the fiscal year ended on December 31, 2010.

PROPOSED RESOLUTION RELATING TO ITEM FIVE

To approve the allocation of profits/losses and the distribution of dividends presented by the Board of Directors at its meeting of April 12, 2011, which is described below:

To distribute, with a charge to the profits for the fiscal year ended on December 31, 2010, a gross dividend of three (€0.03) euro cents for each share of Iberdrola, S.A. with the right to receive it and which is outstanding on the date on which the corresponding payment is made.

Such payment would be made within a maximum period of three (3) weeks from registration with the Commercial Registry of Biscay of the relevant merger instrument regarding the merger by absorption of Iberdrola Renovables, S.A. by Iberdrola, S.A. being submitted for approval of the shareholders at this General Shareholders’ Meeting under item fifteen on the agenda thereof. In the event that such merger is not approved by the shareholders at this General Shareholders’ Meeting, the above-mentioned dividend payment will take place on July 1, 2011.

In any event, this dividend will be distributed through the members of Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (IBERCLEAR), authorizing for such purpose the Board of Directors, with express powers of substitution, to set the specific date for payment of the dividend, appoint the institution to act as payment agent and take such other actions as are necessary or appropriate for a successful distribution.

If the number of shares of Iberdrola, S.A. outstanding on the date on which the dividend payment referred to in this proposal is made is equal to the number of shares outstanding on the date of this General Shareholders’ Meeting (i.e., FIVE BILLION EIGHT HUNDRED TWENTY-TWO MILLION ONE HUNDRED NINETY-SIX THOUSAND (5,822,196,000) ordinary shares), the basis for and resulting distribution would be as follows

BASIS FOR DISTRIBUTION:

Balance from prior fiscal years:	1,291,648,718.65 euros

Profits for fiscal year 2010:	504,379,442.88 euros

TOTAL:	1,796,028,161.53 euros

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

DISTRIBUTION:

To dividends: (Amount corresponding to the payment of the dividend for fiscal year 2010, in the gross amount of 0.03 euro per share)	174,665,880.00 euros

To legal reserve (minimum amount):	50,437,944.28 euros

To balance (minimum amount):	1,570,924,337.25 euros

TOTAL:	1,796,028,161.53 euros

Notwithstanding the foregoing, in the event that the number of shares of Iberdrola, S.A. outstanding on the date of payment of the dividend referred to in this proposal is the number resulting from increasing the share capital of Iberdrola, S.A. by the nominal amount of ONE HUNDRED FORTY-EIGHT MILLION FOUR HUNDRED SEVENTY THOUSAND AND ELEVEN AND TWENTY-FIVE HUNDREDTHS (€148,470,011.25) EUROS by means of the issuance of ONE HUNDRED NINETY-SEVEN MILLION NINE HUNDRED SIXTY THOUSAND AND FIFTEEN (197,960,015) shares as a result of the implementation of and complete subscription for the capital increase referred to in paragraph 4 of item fifteen on the agenda for this General Shareholders’ Meeting (the “Merger Increase”) (i.e., the share capital of Iberdrola, S.A. as of such date is represented by SIX MILLION TWENTY THOUSAND ONE HUNDRED FIFTY-SIX AND FIFTEEN (6,020,156,015) shares), the resulting distribution would be:

DISTRIBUTION:

To dividends: (Amount corresponding to the payment of the dividend for the fiscal year ended 2010, in the gross amount of 0.03 euro per share)	180,604,680.45 euros

To legal reserve (Minimum amount):	50,437,944.28 euros

To balance:	1,564,985,536.80 euros

TOTAL:	1,796,028,161.53 euros

Finally, in the event that the Merger Increase is subject to an incomplete subscription, the aggregate amount of this dividend will be the result of multiplying the gross dividend per share of Iberdrola, S.A. with the right to receive it (i.e., three (€0.03) euro cents, by the number of shares outstanding on the date that the relevant distribution is made.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM SIX ON THE AGENDA

Approval of an increase in share capital by means of a scrip issue at a maximum reference market value of one thousand nine hundred (1,909) million euros for the free-of-charge allocation of new shares to the shareholders of the Company. Offer to the shareholders for the acquisition of their free-of-charge allocation rights at a guaranteed price. Express provision for the possibility of an incomplete allocation. Application for admission of the shares issued to listing on the Bilbao, Madrid, Barcelona and Valencia Stock Exchanges, through the Automated Quotation System (Sistema de Interconexión Bursátil). Possible change in the maximum reference market value of the capital increase and of each installment thereof, all based on the capital increase subject to approval of the shareholders at this General Shareholders’ Meeting under item fifteen on the agenda thereof. Delegation of powers to the Board of Directors, with the express power of substitution, including the power to implement the capital increase by means of a scrip issue on one or, at most, two occasions and the power to determine the maximum amount of the increase and each installment thereof based on such conditional capital increase and within the limits established in this resolution and the power to amend Article 5 of the By-Laws in each of the installments.

PROPOSED RESOLUTION RELATING TO ITEM SIX

1.	Capital increase with a Charge to Revaluation Reserves

It is hereby resolved to increase the share capital by the amount resulting from multiplying (a) the par value of each share of Iberdrola, S.A. (“Iberdrola” or the “Company”), equal to seventy-five (€0.75) euro cents, by (b) the total determinable number of new shares of Iberdrola to be issued, in accordance with the formula set forth in section 2 below, on the date or dates of implementation of the increase in share capital (the total number of new Iberdrola shares issued by way of implementation of this resolution will be referred to as the “Total New Shares,” and the number of Total New Shares issued on a specific implementation date, the “New Shares” and each individually a “New Share”), which amount may not in any event exceed the sum of the reference market value of the New Shares equal to a maximum of one thousand nine hundred nine (1,909) million euros (the “Capital Increase”).

The Capital Increase will be carried out by means of the issuance and placement into circulation, if applicable and on each of the two possible implementation dates, of the New Shares, which will be ordinary shares having a par value of seventy-five (€0.75) euro cents each, of the same class and series as those currently outstanding, represented by book entries.

The Capital Increase will be entirely carried out with a charge to the unrestricted reserve called “Adjustment - RDL 7/1996,” which, as of December 31, 2010, came to the sum of one thousand two hundred fifteen million seven hundred seventy-one thousand six hundred ninety-five and twenty-four hundredth (€1,215,771,695.24) euros.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

The Total New Shares will be issued at par, i.e., at their par value of seventy-five (€0.75) euro cents, without a share premium, and will be allocated to the shareholders of the Company without charge.

Within the year following the date of approval of this resolution, the Capital Increase may be implemented by the Board of Directors (with express powers of substitution) on one date or, at most, on two different dates, at its sole discretion and, therefore, without having to resort again to the shareholders at a General Shareholders’ Meeting, and by taking into consideration the legal and financial conditions prevailing at the time of implementing the Capital Increase, with a view to offering the Company’s shareholders a flexible and efficient compensation formula. The dates on which the Capital Increase is expected to be implemented will be, in the case of the first installment, around the months of July or August 2011, and if there is a second installment, around the months of December 2011 – January 2012 (each total or partial implementation of the Capital Increase will be referred to as an “Installment” and, collectively, the “Installments”). The number of New Shares to be issued in each Installment will be such as results from the formula set forth in section 2 below, provided, however, that neither the Exercised Option Amount (as such term is defined in section 2 below) in each Installment, taken individually, nor the sum of the Exercised Option Amounts may in any event exceed the maximum amount of one thousand nine hundred nine (1,909) million euros.

It is expected, in any event, that the Exercised Option Amount at the time of the first Installment will be a maximum of one nine hundred sixty-seven (967) million euros.

Pursuant to the provisions of Section 311 of the Companies Law (Ley de Sociedades de Capital), the possibility of an incomplete allocation of the Capital Increase is foreseen in the event that Iberdrola, a company within its group or a third party waives all or part of the free-of-charge allocation rights to which they are entitled under each Installment, for which reason, in the event of such waiver, the share capital will be increased by the corresponding amount.

In order to determine the amounts referred to above in this section, there has been taken into account a number of Iberdrola shares equal to the result of adding: (i) the number of shares of Iberdrola currently in circulation (the “Number of Existing Shares”), and (ii) the maximum number of shares of Iberdrola that would be issued if the Capital Increase is carried out for the Merger (as such term is defined in Section 10 below) and there is a complete subscription. The number referred to in item (ii) above is ONE HUNDRED NINETY-SEVEN MILLION NINE HUNDRED SIXTY THOUSAND FIFTEEN (197,960,015) shares (hereinafter, the “Maximum Number of Shares to be Issued in the Merger Increase,” and, together with the Number of Existing Shares, the “Maximum Number of Shares of Iberdrola”). The amounts relating to the Capital Increase referred to in this section may only be changed pursuant to the provisions of Section 10 below.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

2.	New Shares in each Installment

The number of New Shares to be issued in each Installment will be the number resulting from the application of the following formula, rounded downwards to the next lower integer:

NNS = TNShrs. / Num. rights

where

NNS = Number of New Shares to be issued on the date of the applicable Installment;

TNShrs. = Number of outstanding Iberdrola shares on the date of the applicable Installment; and

Num. rights = Number of free-of-charge allocation rights required for the allocation of a New Share under the applicable Installment, which number will result from the application of the following formula, rounded to the next higher integer:

Num. rights = TNShrs. / Provisional number of shares

where

Provisional number of shares = Exercised Option Amount / ListPri.

For these purposes, “Exercised Option Amount” will mean the maximum reference market value of the portion of the Capital Increase that the Board of Directors (with express powers of substitution) implements on a particular Installment date. The Exercised Option Amount under the first Installment (which is expected to take place during the month of July or August 2011) will not be greater than nine hundred sixty-seven (967) million euros. In the event that there is a second (and last) Installment (which would take place on dates close to the months of December 2011 or January 2012), the Exercised Option Amount will depend on the New Shares that have ultimately been allocated to the Company’s shareholders under the first Installment, and it may in no event exceed nine hundred forty-two (942) million euros. Thus, the sum of each of the Exercised Option Amounts may in no event exceed the sum of one thousand nine hundred nine (1,909) million euros.

For its part, “ListPri” will be the arithmetic mean of the average weighted listing prices of the Company’s shares on the Spanish Stock Exchanges at the five (5) trading sessions prior to the date of the applicable Installment, rounded to the closest one-thousandth part of one euro.

The amounts referred to in this section have been calculated taking into consideration a number of Iberdrola shares equal to the Maximum Number of Shares of Iberdrola, and may only be changed pursuant to the provisions of Section 10 below.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

3.	Free-of-charge Allocation Rights

Under each Installment, each outstanding share of the Company will grant its holder one (1) free-of-charge allocation right. The number of free-of-charge allocation rights required to receive a New Share will be automatically determined according to the ratio existing between the number of New Shares and the number of outstanding shares (TNShrs.), calculated by using the formula contained in section 2 above. Specifically, the shareholders will be entitled to receive a New Share for as many free-of-charge allocation rights, determined as provided in section 2 above (Num. rights), as are held by them.

In the event that, under a specific Installment, the number of free-of-charge allocation rights required for the allocation of a share (Num. rights) multiplied by the number of New Shares (NNS) results in a number that is lower than the number of outstanding shares (TNShrs.), Iberdrola (or such entity within its Group, if any, as holds Iberdrola shares) will waive a number of free-of-charge allocation rights equal to the difference between both figures for the sole purpose that the number of New Shares is a whole number and not a fraction.

Free-of-charge allocation rights will be allocated under each Installment to the Iberdrola shareholders that are registered as such in the book-entry records of Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (Iberclear) at 11:59 p.m. on the day of publication of the announcement of each Installment of implementation of the Capital Increase in the Official Bulletin of the Commercial Registry. The free-of-charge allocation rights will be transferable upon the same terms as the shares from which they derive. The free-of-charge allocation rights may be traded on the market during such term as is established by the Board of Directors (with express powers of substitution), which term will not be less than fifteen (15) calendar days beginning on the trading day following the day of publication of the announcement of each Installment of implementation of the Capital Increase in the Official Bulletin of the Commercial Registry. During such term, a sufficient number of free-of-charge allocation rights may be acquired on the market in the proportion required to receive New Shares.

4.	Irrevocable Commitment to Acquire the Free-of-Charge Allocation Rights

In each Installment, the Company will assume the irrevocable commitment to purchase the free-of-charge allocation rights at the price set forth below (the “Purchase Commitment”). The Purchase Commitment will be in effect and may be accepted during such term, within each period for trading the rights, as is established by the Board of Directors (with express powers of substitution), in respect of each Installment. For such purpose, it is hereby resolved to authorize the Company to acquire the aforementioned free-of-charge allocation rights up to the maximum limit of the total number of rights issued, in all cases with due observance of such legal restrictions as may apply at any time.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

The “Purchase Price” of each free-of-charge allocation right will be equal to the result, in each Installment, of the following formula, rounded to the closest one-thousandth part of one euro:

Purchase Price = ListPri / (Num. rights + 1)

The acquisition by Iberdrola of the free-of-charge allocation rights as a consequence of the exercise of the Purchase Commitment by the holders thereof under each Installment will be effected with a charge to the unrestricted reserves account called “Voluntary Reserves.”

5.	Balance Sheet for the Transaction and Reserve with a Charge to which the Capital Increase is Carried Out

The balance sheet used as a basis for the transaction is the one for the fiscal year ended on December 31, 2010, duly audited and submitted for approval of the shareholders at this General Shareholders’ Meeting under item one on the agenda.

As stated above, the Capital Increase will be entirely carried out with a charge to the unrestricted reserve called “Adjustment – RDL 7/1996,” which, as of December 31, 2010, came to the sum of one thousand two hundred fifteen million seven hundred seventy-one thousand six hundred ninety-five and twenty-four hundredth (€1,215,771,695.24) euros.

6.	Representation of the Total New Shares

The Total New Shares will be represented by book entries, the book-entry registration of which is entrusted to Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (Iberclear) and its member entities.

7.	Rights attaching to the New Shares

The New Shares will grant the holders thereof the same political and financial rights as the ordinary shares of Iberdrola currently outstanding, as from each date on which a portion of or the entire Capital Increase is declared to be subscribed and paid up. In particular, the holders of the New Shares will be entitled to receive the interim dividend and supplemental dividend amounts, if any, that are paid as from each date on which the Capital Increase is declared to be subscribed and paid up.

8.	Shares on deposit

In each Installment, once the period for trading the free-of-charge allocation rights has ended, the New Shares that could not be allocated for reasons not attributable to Iberdrola will be kept on deposit for those who provide evidence that they are the lawful holders of the corresponding free-of-charge allocation rights. Once three (3) years have passed from the end of the aforementioned period for trading the free-of-charge

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

allocation rights, the New Shares that are still pending allocation may be sold in accordance with the provisions of Section 117 of the Companies Law, at the expense and peril of the interested parties. The cash amount from such sale will be deposited with Banco de España or with Caja General de Depósitos at the disposal of the interested parties.

9.	Application for Admission to Listing

It is hereby resolved to make application, in each Installment, for listing the New Shares to be issued pursuant to this capital increase resolution on the Bilbao, Madrid, Barcelona and Valencia Stock Exchanges, through the Automated Quotation System (Sistema de Interconexión Bursátil) (Electronic Market), and to carry out such acts and formalities as are required and submit the documents needed to the appropriate bodies for admission to listing of the New Shares issued in each Installment as a consequence of the approved Capital Increase, with an express statement for the record of Iberdrola’s submission to the rules that may now or hereafter exist with respect to Stock Exchange matters, and especially regarding trading, continued official listing and delisting.

It is expressly stated for the record that, in the event of a subsequent request for delisting of the Iberdrola shares, such delisting will be carried out with such formalities as apply thereto and, in such event, the interests of the shareholders opposing or not voting on the resolution to delist will be safeguarded, in compliance with the requirements set out in the Companies Law and related provisions, all in accordance with Law 24/1988, of July 28, on the Securities Market and the provisions issued by way of implementation thereof in effect at any time.

10.

Possible change in the maximum reference market value of the capital increase and of each installment thereof, all based on the capital increase subject to approval of the shareholders at this General Shareholders’ Meeting under item fifteen on the agenda thereof

It is stated for the record that the Maximum Number of Shares of Iberdrola, and thus the Maximum Number of Shares to be Issued in the Merger Increase (i.e., the maximum number of shares that would be issued if the capital increase described in Section 15.4 of item fifteen on the agenda with respect to the possible merger between Iberdrola (as absorbing company) and Iberdrola Renovables (as absorbed company), which it also submits for approval at this General Shareholders’ Meeting under the relevant item on the agenda (the “Merger Capital Increase”), have been taken into account to calculate the maximum reference market value for the Capital Increase and for the Installments.

Among the terms of the merger covered by such resolution, it is expected that Iberdrola will cover the merger, if approved, with treasury shares and, to the extent

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

insufficient, with newly-issued shares, if any, pursuant to the Merger Capital Increase. In view of the foregoing:

(i)

the Merger Capital Increase is subject to a condition precedent in that the number of treasury shares of Iberdrola be less than the number of shares needed to cover the exchange resulting from the merger (the “Condition Precedent”);

(ii)

the number of treasury shares acquired by Iberdrola under the Buyback Program (as such term is defined in the proposed resolution covered by item fifteen on the agenda) existing at the close of trading on April 8, 2011,1 was used as the basis to determine the number of shares to issue pursuant to the Merger Capital Increase; and

(iii)

the proposed resolution for the Merger Capital Increase provides for an incomplete subscription for such increase because, among other circumstances, (a) the Initial Number of Treasury Shares for the Exchange may change from April 8, 2011 through the time at which (in accordance with such proposed resolution) compliance with the Condition Precedent is verified, and (b) the exact amount of shares ultimately required to be issued under the Merger Capital Increase to cover the exchange would be affected by this change.

By virtue of the foregoing, a mechanism is required to adapt the maximum reference market value of the Capital Increase and each of the Installments to the number of shares of Iberdrola outstanding based on whether the Merger Capital Increase is not carried out or, if carried out, the number of shares ultimately issued under the Merger Capital Increase is less than the Maximum Number of Shares to Issue in the Merger Increase. If these circumstances occur, the statements regarding the maximum reference market value of the New Shares and the Exercised Option Amount will be deemed to be modified or, if applicable, will have to be modified in accordance with the provisions below:

(i)	In the event that the Merger Capital Increase is not carried out:

(a)	The sum of the reference market value of the New Shares will be a maximum of one thousand eight hundred forty-six (1,846) million euros.

(b)	The Exercised Option Amount on the first Installment will be a maximum of nine hundred thirty-five (935) million euros.

[1]

Last date with respect to which a notice of a significant event (hecho relevante) has been sent to the National Securities Market Commission publishing the transactions carried out by Iberdrola under the Buyback Program.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

(c)

The Exercised Option Amount in the event that a second (and last) Installment is carried out (which will depend on the New Shares that have ultimately been assigned to the Company’s shareholders on the first Installment) may in no event exceed nine hundred eleven (911) million euros. In this way, the sum of each of the Exercised Option Amounts may not in any event exceed the amount of one thousand eight hundred forty-six (1,846) million euros.

(ii)

In the event that the Merger Capital Increase is carried out but in the implementation thereof a number of shares less than the Maximum Number of Shares to Issue in the Merger Increase are issued and subscribed (i.e., there is an incomplete subscription), the amounts of the reference maximum values will be recalculated as follows:

(a)

The maximum reference market value of the first Installment will be calculated by multiplying: (x) the percentage resulting from dividing the number of shares ultimately issued and subscribed under the Merger Capital Increase by the Maximum Number of Shares to Issue in the Merger Increase (the “Percentage”), by (y) the difference between nine hundred sixty-seven (967) million euros and nine hundred thirty-five (935) million euros, and adding to the product of such multiplication the amount of nine hundred thirty-five (935) million euros. The amount resulting from the above calculations will be rounded downward to the next lower million euros (e.g., if the result of the above calculations is equal to 963,250,000 euros, the maximum reference market value of the first Installment would be equal to 963 million euros).

(b)

The maximum reference market value of the second Installment will be calculated by multiplying the Percentage by the difference between nine hundred forty-two (942) million euros and nine hundred eleven (911) million euros, and adding to the product of such multiplication the amount of nine hundred eleven (911) million euros. The amount resulting from the above calculations will be rounded downward to the next lower million euros (e.g., if the result of the above calculations is equal to 939,150,000 euros, the maximum reference market value of the first Installment would be equal to 939 million euros).

(c)

The maximum reference market value of the Capital Increase will be equal to the amount resulting from adding the maximum reference market value of the first Installment (calculated pursuant to paragraph (a) above) and the maximum reference market value of the second Installment (calculated pursuant to paragraph (b) above). Thus, for example, if we take the maximum reference market values for both Installments as provided in the examples provided in paragraphs (a)

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

and (b) above, the maximum reference market value of the Capital Increase would be 1,902 million euros

For purposes of clarification, it is stated for the record that the approval of the proposed resolution covered by this item six on the agenda is not subject to the condition that the proposed resolution under item fifteen on the agenda (or any sub-sections thereof) be approved.

However, it is stated for the record that in the event that the Merger Capital Increase is not carried out, or if carried out, in execution thereof a number of shares less than the Maximum Number of Shares to Issue in the Merger Increase are issued, the amounts relating to the maximum reference value of the New Shares and the Exercised Option Amount of each of the Implementations referred to in point 1 above, would be modified pursuant to the provisions of this Section 10 (the “Events of Modification”).

Likewise, it is stated for the record that –unless otherwise resolved by the shareholders at the General Shareholders’ Meeting– the only instances in which the maximum reference values regarding the Capital Increase and Implementations thereof referred to in this resolution are those provided for in this Section 10. In particular, in the event that there is a change after the date of this report in the number of Iberdrola shares outstanding for reasons other than each of the Implementations or the Merger Capital Increase, such change will not affect the maximum reference values provided in this report, which may only be changed upon the terms set forth in this resolution unless otherwise provided by the shareholders at this General Shareholders’ Meeting.

11.	Implementation of the Capital Increase

Within a period of one (1) year from the date of this resolution, the Board of Directors (with express powers of substitution) may set the date or dates on which the Capital Increase resolution is to be carried out (each of such dates, an Installment of implementation of the Capital Increase, bearing in mind that the Capital Increase may only be implemented on two occasions at most) and set the terms and conditions thereof as to all matters not provided for in this resolution, and particularly the maximum limits referred to in Section 10 above in the event that the Merger Capital Increase is not carried out or there is an issuance of a number of shares less than the Maximum Number of Shares to Issue in a Merger Increase. Notwithstanding the foregoing, if the Board of Directors (with express powers of substitution) does not deem it advisable to implement the Capital Increase in whole or in part within the aforementioned period, it may submit a proposal for partial revocation thereof to the shareholders of Iberdrola at a General Shareholders’ Meeting.

Once each period for trading the free-of-charge allocation rights in respect of each Installment has ended:

(a) The New Shares will be assigned to those who, according to the records maintained by the Sociedad de Gestión de los Sistemas de Registro, Compensación y

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Liquidación de Valores, S.A. Unipersonal (Iberclear) and its member entities, are the holders of free-of-charge allocation rights in the proportion resulting from section 3 above.

(b) The period for trading the free-of-charge allocation rights will be declared to have ended and the appropriation of the unrestricted reserve called “Adjustment - RDL 7/1996” will be formalized on the books in the amount of the Capital Increase that has been approved for implementation on such Installment date, with which appropriation such portion will be paid up.

Likewise, once each period for trading the free-of-charge allocation rights has ended, the Board of Directors (with express powers of substitution) will adopt the resolutions required to amend the By-Laws, so that they reflect the new value of the share capital and the number of New Shares resulting from each Installment, and to make application, in each Installment, for listing the New Shares on the Spanish Stock Exchanges.

12.	Delegation of Powers to Implement the Capital Increase

Pursuant to the provisions of Section 297.1.a) of the Companies Law, it is hereby resolved to delegate to the Board of Directors, with express powers of substitution, the power to set the date or dates on which the Capital Increase resolution is to be carried out, if at all (such dates being the Installment dates, bearing in mind that, in any event, the maximum number of Installments shall be two) and to set the terms and conditions of the Capital Increase as to all matters not provided for in this resolution. In particular, and by way of example only, the following powers are delegated to the Board of Directors, with the express power of substitution:

(a) Set the Installment dates on which the resolution adopted to increase the share capital must be implemented (on one or two occasions), which shall in any case be within a period of one (1) year from approval thereof.

(b) Change the maximum reference market value of the Capital Increase and each of the Installments if there is an Event of Modification, upon the terms set forth in Section 10 above.

(c) Set the exact amount of the Capital Increase, the number of Total New Shares, each of the Exercised Option Amounts, the number of New Shares in each Installment and the free-of-charge allocation rights necessary for the allocation of New Shares under each Installment, applying the rules established by the shareholders at this General Shareholders’ Meeting for such purpose.

(d) Designate, on each Installment date, the company or companies that will assume the duties of agent and/or financial advisor in connection with each Installment, and sign all required contracts and documents for such purpose.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

(e) Set, for each Installment, the duration of each period for trading the free-of-charge allocation rights.

(f) Set the period during which the Purchase Commitment will be in effect in each Installment and, in each Installment, fulfill the Purchase Commitment, paying the corresponding amounts to the holders of free-of-charge allocation rights who have accepted such commitment.

(g) In each Installment, declare the portion of the Capital Increase resolved to be carried out to be closed and implemented, setting, for such purpose, the number of New Shares effectively allocated under each Installment and, therefore, the amount by which the Company’s share capital must be increased in accordance with the rules established by the shareholders at this General Shareholders’ Meeting.

(h) Amend, in each Installment, Article 5 of the By-Laws of Iberdrola regarding share capital, in order to conform it to the result of the implementations of the Capital Increase.

(i) Waive, in each Installment, the New Shares corresponding to the free-of-charge allocation rights held by the Company at the end of each period for trading such rights as a result of the Purchase Commitment.

(j) Waive, in each Installment (on one or more occasions), any free-of-charge allocation rights to subscribe for New Shares, for the sole purpose of facilitating the number of New Shares being a whole number and not a fraction.

(k) Take, in each Installment, all steps necessary for the New Shares covered by the capital increase to be included in the book entries of the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (Iberclear) and admitted to listing on the Bilbao, Madrid, Barcelona and Valencia Stock Exchanges.

(l) Take any actions that are necessary or appropriate to implement and formalize the Capital Increase before any public or private entities or agencies, whether domestic or foreign, including acts of representation, supplement or cure of defects or omissions that might prevent or hinder the full effectiveness of the foregoing resolutions.

Pursuant to the provisions of Section 249.2 of the Companies Law, the Board of Directors is expressly authorized to in turn delegate the powers referred to in this resolution

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM SEVEN ON THE AGENDA

Approval of a Strategic Bonus intended for executive directors, senior managers and other management personnel tied to the achievement of strategic goals for the 2011-2013 period, and payment by means of the delivery of the Company’s shares. Delegation to the Board of Directors of the power to implement, develop, formalize and execute such Strategic Bonus.

PROPOSED RESOLUTION RELATING TO ITEM SEVEN

To approve, pursuant to the provisions of Section 219 of the restated text of the Companies Law (Ley de Sociedades de Capital) as well as Article 50.2 of the Company’s By-Laws, the establishment of a Strategic Bonus intended for executive directors, senior managers and other management personnel tied to the achievement of strategic goals for the 2011-2013 period and payment by means of the delivery of the Company’s shares (hereinafter, the “2011-2013 Strategic Bonus”), in accordance with the following terms:

1.-

Description: The 2011-2013 Strategic Bonus is configured as a long-term incentive tied to compliance by the end of the reference period for the 2011-2013 Strategic Bonus with various strategic targets to be determined by the Board of Directors and that will be tied to, among other standards:

a)

Consolidated net profits compared to those of the five leading European competitors. It shall be deemed that this goal is not achieved if consolidated net profits are less than the average of the reference group.

b)

Share price compared to the average of the Eurostoxx Utilities index and the shares of the five leading European competitors. It shall be deemed that this goal has not been achieved if the listing price of the shares experiences a decrease of more than 5% as compared to the reference average.

c)	Maintenance of the Company’s credit rating.

2.-

Beneficiaries: Directed towards the Chairman & Chief Executive Officer and the other executive directors, if applicable, to senior managers and other managers of Iberdrola, S.A. and its Group included in the 2011-2013 Strategic Bonus during the term thereof, pursuant to resolutions adopted by the Board of Directors in implementation of this resolution, with a maximum of 350 beneficiaries.

3.-

Amount: Upon the establishment of the 2011-2013 Strategic Bonus, each beneficiary is assigned a number of “theoretical shares” that, at the end of the reference period and based on the level of compliance with targets set, will give rise to the effective delivery of shares of Iberdrola on the three payment dates provided for herein.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

The maximum number of shares to deliver as a whole to the beneficiaries of the 2011-2013 Strategic Bonus will be seventeen million (17,000,000) shares, equal to 0.29 percent of the share capital, provided that the delivery of shares to any of the executive directors participating in the 2011-2013 Strategic Bonus may not exceed one million nine hundred thousand (1,900,000) shares.

4.-

Term of the 2011-2013 Strategic Bonus: The Strategic Bonus has a term of 6 years, for which the period between fiscal years 2011 and 2013 shall constitute the reference period for purposes of meeting targets and the period between fiscal years 2014 and 2016 being the payment period, which will occur by delivery of shares on a deferred basis over such three-year period.

5.-

Delegation of Powers: Authorize the Company’s Board of Directors, with express powers of substitution, to implement, develop, formalize, execute and pay the 2011-2013 Strategic Bonus, adopting any resolutions and signing any public or private documents as are necessary or appropriate for the full effectiveness thereof, including the power to cure, correct, amend or supplement this agreement and, in particular, by way of example and not limitation, the following powers:

a)

Designate the beneficiaries of the 2011-2013 Strategic Bonus, whether at the time of establishment thereof or afterwards, determine the initial allocation of “theoretical shares,” and revoke any designations or allocations previously made when appropriate.

b)

Determine the terms and conditions of the 2011-2013 Strategic Bonus to the extent not provided for in this resolution, including, among other things, the events of early payment of the 2011-2013 Strategic Bonus and declaring compliance with the conditions upon which such early payment is subject.

c)	Formalize and implement the 2011-2013 Strategic Bonus in the form it deems appropriate, taking all action necessary for the best implementation thereof.

d)

Draft, sign and submit any notices or documents, whether public or private, as are necessary or appropriate to any public or private entity for the implementation and execution of the 2011-2013 Strategic Bonus.

e)

Take any action, make any statement or perform any act before any entity or institution, whether public or private, in order to obtain any authorization or verification necessary to implement and execute the 2011-2013 Strategic Bonus.

f)

If applicable, designate the banking institution or institutions to provide services to the Company with respect to the formalization and administration of the 2011-2013 Strategic Bonus and negotiate, agree upon

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

and execute the relevant contract with the banking institution or institutions thus selected, as well as such other contracts or agreements as are appropriate with any other entities and, if applicable, with the beneficiaries, for the execution of the 2011-2013 Strategic Bonus, upon the terms and conditions they deem appropriate.

g)

Evaluate the level of achievement of the targets to which the payment of the Strategic Bonus 2011-2013 is tied and proceed with the payment thereof, for which purposes it may seek the advice of independent consultants, where appropriate.

h)

And, in general, take all such actions and sign all such documents as are necessary or appropriate for the validity, effectiveness, implementation, development, execution, payment and proper completion of the 2011-2013 Strategic Bonus.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM EIGHT ON THE AGENDA

Authorization to the Board of Directors, with the express power of substitution, for a term of five (5) years, to increase the share capital pursuant to the provisions of Section 297.1.b) of the Companies Law, by up to one-half of the share capital on the date of the authorization. Delegation of the power to exclude pre-emptive rights in connection with the capital increases that the Board may approve under this authorization, provided, however, that this power, together with the power contemplated in item nine, shall be limited to an aggregate maximum nominal amount equal to 20% of the share capital on the date of the authorization.

PROPOSED RESOLUTION RELATING TO ITEM EIGHT

To authorize the Board of Directors, as broadly as may be required by Law, so that, as permitted by Section 297.1.b) of the Companies Law, it may increase the share capital on one or more occasions and at any time within a term of five years from the date of approval of this resolution, by up to one-half of the current share capital.

Share capital increases under this authorization shall be carried out through the issuance and placement into circulation of new shares (with or without a premium) the consideration for which shall be cash contributions. The Board of Directors shall decide, in connection with each increase, whether the new shares to be issued are common, preferred, redeemable, non-voting or any other kinds of shares among those permitted by Law. In addition, the Board of Directors may establish, as to all matters not otherwise contemplated, the terms and conditions of the share capital increase and the characteristics of the shares, and may also freely offer the new shares that are not subscribed for within the period or periods for the exercise of pre-emptive rights. The Board of Directors may also resolve that, in the event of incomplete subscription, the share capital shall be increased only by the amount of the subscriptions made and amend the article of the By-Laws relating to share capital and number of shares.

Furthermore, in connection with the share capital increases that may be carried out under this authorization, the Board of Directors is authorized to totally or partially exclude pre-emptive rights as permitted by Section 506 of the Companies Law, provided, however, that such power shall be limited to share capital increases carried out pursuant to this authorization and to the authorization contemplated in item nine on the agenda up to a maximum amount equal, in the aggregate, to 20% of the current share capital of the Company.

The Company shall, when appropriate, make application for listing of the shares issued under this authorization on Spanish or foreign, official or unofficial, organized or other secondary markets, and the Board of Directors shall be authorized to carry out all acts and formalities that may be required for admission to listing with the appropriate authorities of the various Spanish or foreign securities markets.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

The Board of Directors is expressly authorized to delegate the powers delegated thereto under this resolution, as permitted by Section 249.2 of the Companies Law.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM NINE ON THE AGENDA

Authorization to the Board of Directors, with the express power of substitution, for a term of five (5) years, of the power to issue debentures or bonds that are exchangeable for and/or convertible into shares of the Company or of other companies within or outside of its Group, and warrants on newly-issued or outstanding shares of the Company or of other companies within or outside of its Group, up to a maximum limit of five (5) billion euros. Establishment of the standards for determining the basis for and terms and conditions applicable to the conversion, exchange or exercise. Delegation to the Board of Directors, with the express power of substitution, of the powers required to establish the basis for and terms and conditions applicable to the conversion, exchange or exercise, as well as, in the case of convertible debentures and bonds and warrants on newly-issued shares, of the power to increase share capital to the extent required to accommodate requests for the conversion of debentures or for the exercise of warrants, with the power in the case of issues of convertible and/or exchangeable securities to exclude the pre-emptive rights of the Company’s shareholders, although this power, together with the power set forth in item eight, shall be limited to an aggregate maximum nominal amount equal to 20% of the share capital of the Company as of the date of authorization. Revocation, to the extent of the unused amount, of the authorization granted for such purposes by the shareholders at the General Shareholders’ Meeting held on March 20, 2009.

PROPOSED RESOLUTION RELATING TO ITEM NINE

To authorize the Board of Directors, pursuant to the general provisions governing the issuance of debentures and the provisions of Sections 286, 297 and 511 of the Companies Law (Ley de Sociedades de Capital), Section 319 of the Regulations of the Commercial Registry, and Articles 13, 14, 15 and 17.1.(f) of the By-Laws, to issue negotiable securities under the following terms:

1. Securities to be issued.- The negotiable securities contemplated in this delegation may be debentures and bonds that are exchangeable for shares of the Company or of any other company within or outside of its Group and/or convertible into shares of the Company, as well as warrants (options to subscribe for new shares of the Company or to acquire existing shares of the Company or of any other company within or outside of its Group).

2. Period of the delegation.- The issuance of the securities covered by this delegation may be effected on one or more occasions within a maximum period of five (5) years following the date of adoption of this resolution.

3. Maximum amount under this delegation.- The aggregate maximum amount of the issuance or issuances of securities approved under this delegation shall be five (5) billion euros or the equivalent thereof in another currency. For purposes of calculation of the aforementioned limit, in the case of warrants, the sum of the premiums and exercise prices of the warrants under the issuances resolved to be made in exercise of the powers delegated hereby shall be taken into account.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

4. Scope of the delegation.- In exercise of the delegation of powers approved hereby, the Board of Directors shall be authorized to do the following, by way of example and not of limitation, with respect to each issuance: determine the amount thereof, always within the aforementioned overall quantitative limit, the place of issuance (in Spain or abroad), and the domestic or foreign currency, and in the case of a foreign currency, its equivalence in euros; the name or form of the securities, whether they be bonds or debentures, including subordinated debentures, warrants (which may in turn be paid by means of the physical delivery of the shares or, if applicable, through the payment of differences in price), or any other name or form permitted by Law; the date or dates of issuance; the number of securities and the par value thereof, which, in the case of convertible and/or exchangeable bonds or debentures, shall not be less than the par value of the shares; in the case of warrants and similar securities, the issue price and/or premium, the exercise price (which may be fixed or variable) and the procedure, period and other terms and conditions applicable to the exercise of the right to subscribe for the underlying shares or, if applicable, the exclusion of such right; the interest rate (whether fixed or variable), and the dates and procedures for payment of the coupon; whether the issuance is perpetual or subject to repayment and, in the latter case, the repayment period and the maturity date or dates; guarantees, reimbursement rate, premiums and lots; the form of representation, as securities or book entries; antidilution provisions; the rules applicable to subscription; the rank of the securities and the subordination clauses, if any; the law applicable to the issuance; the power to make application, where appropriate, for the listing of the securities to be issued on Spanish or foreign, official or unofficial, organized or other secondary markets, subject to the requirements established by applicable regulations in each case; and, in general, any other terms of the issuance as well as, if applicable, the appointment of the security-holders’ syndicate representative (comisario) and the approval of the basic rules that are to govern the legal relationships between the Company and the syndicate of holders of the securities to be issued, in the event that such syndicate must or is decided to be created.

In addition, the Board of Directors is authorized such that, when it deems it appropriate and subject, if applicable, to any appropriate authorizations being secured and to the consent of the security-holders coming together at a meeting of the corresponding syndicates of security-holders, it may modify the terms and conditions applicable to the repayment of the fixed-income securities issued, as well as the respective period thereof and the rate of interest, if any, accrued by the securities included in each of the issuances effected under this authorization.

5. Basis for and terms and conditions applicable to the conversion and/or exchange.- In the case of issuance of convertible and/or exchangeable debentures or bonds, and for purposes of determining the basis for and terms and conditions applicable to the conversion and/or exchange, it is resolved to establish the following standards:

a)

The securities issued pursuant to this resolution shall be convertible into shares of the Company or of any other company, within or outside of its Group and/or exchangeable into shares of the Company, in accordance with a fixed or variable conversion and/or exchange ratio determined or to be determined, with the Board of Directors being authorized to decide whether they are convertible and/or exchangeable, as well as to determine whether they are mandatorily or voluntarily convertible and/or exchangeable, and if voluntarily, at the option of the holder

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NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

thereof or of the Company, at the intervals and during the period established in the resolution providing for the issuance, which may not exceed thirty (30) years from the date of issuance.

b)

In the event that the issuance is convertible and exchangeable, the Board may also provide that the issuer reserves the right at any time to elect between conversion into new shares or the exchange thereof for outstanding shares of the Company, with the nature of the shares to be delivered being determined at the time of conversion or exchange, and may also elect to deliver a combination of newly-issued shares and existing shares of the Company and even to pay the difference in cash. In any event, the issuer shall afford equal treatment to all holders of fixed-income securities converting and/or exchanging their securities on the same date.

c)

For purposes of the conversion and/or exchange, the securities shall be valued at the nominal amount thereof, and the shares at the fixed exchange ratio established in the resolution of the Board of Directors whereby this delegation of powers is exercised, or at a variable ratio to be determined on the date or dates specified in such resolution of the Board, based on the listing price of the Company’s shares on the date(s) or during the period(s) used as a reference in such resolution. In any event, the fixed exchange ration so determined may not be less than the average exchange ratio for the shares on the Continuous Market of the Spanish Stock Exchanges on which the Company’s shares are admitted to listing, in accordance with closing listing prices during a period to be set by the Board of Directors and which shall not be greater than three months or less than five calendar days prior to the date of approval by the Board of Directors of the resolution providing for the issuance of the fixed-income securities or prior to the date of payment of the securities by the subscribers, at a premium or at a discount, as the case may be, on such price per share, provided, however, that if a discount on the price per share is established, it shall not be greater than 25% of the value of the shares used as a reference value as set forth above.

d)

It may also be resolved that the convertible and/or exchangeable fixed-income securities be issued at a variable conversion and/or exchange ratio. In such case, the price of the shares for purposes of the conversion and/or exchange shall be the arithmetic mean of the closing prices of the Company’s shares on the Continuous Market during a period to be set by the Board of Directors, which shall not be greater than three months nor less than five calendar days prior to the date of conversion and/or exchange, at a premium or at a discount, as the case may be, on such price per share. The premium or discount may be different for each date of conversion and/or exchange of each issuance (or for each tranche of an issuance, if any), provided, however, that if a discount is established on the price per share, it shall not be greater than 25% of the value of the shares used as a reference value as set forth above.

e)

Whenever a conversion and/or exchange is admissible, any fractional shares to be delivered to the holder of the debentures shall be rounded downwards by default to the immediately lower integer, and each holder shall receive in cash, if so provided in the terms of the issuance, any difference that may arise in such case.

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NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

f)

In no event may the value of the share for purposes of the ratio for conversion of debentures into shares be less than the par value thereof. In addition, pursuant to the provisions of Section 415 of the Companies Law, debentures may not be converted into shares when the nominal value of the former is less than the par value of the latter.

When approving an issuance of convertible and/or exchangeable debentures or bonds under the authorization granted in this resolution, the Board of Directors shall issue a directors’ report, elaborating on and specifying, on the basis of the standards described above, the basis and terms and conditions for conversion that are specifically applicable to the respective issuance. Such report shall be accompanied by the corresponding auditor’s report mentioned in Section 414 of the Companies Law.

6. Basis for and terms and conditions for the exercise of warrants and other similar securities.- In the event of issuances of warrants, it is resolved to establish the following standards:

a)

In the case of issuances of warrants, to which the provisions of the Companies Law on convertible debentures shall apply by analogy, the Board of Directors is authorized to determine, in the broadest terms, in connection with the basis for and terms and conditions applicable to the exercise of such warrants, the standards applicable to the exercise of rights to subscribe for or of rights to acquire shares of the Company or of another company within or outside of the Group, or to a combination thereof, arising from the securities of this kind issued under the delegation granted hereby. The standards set forth in section 5 above shall apply to such issuances, with such adjustments as may be necessary in order to bring them into compliance with the legal and financial rules governing these kinds of securities.

b)

The preceding standards shall apply, with any changes that may be required and to the extent applicable, to the issuance of fixed-income securities (or warrants) that are exchangeable for shares of other companies. Where appropriate, all references to the Spanish Stock Exchanges shall be deemed made to the markets, if any, on which the respective shares are listed.

7. This authorization to the Board of Directors also includes, without limitation, the delegation thereto of the following powers:

a)

The power of the Board of Directors, as permitted by Section 511 of the Companies Law, to totally or partially exclude the pre-emptive rights of the shareholders. In any event, if the Board of Directors decides to exclude the pre-emptive rights of the shareholders in connection with any specific issuance of convertible bonds or debentures, warrants and other securities similar thereto that it ultimately decides to effect under this authorization, the Board shall issue, at the time of approval of the issuance and pursuant to applicable laws and regulations, a report setting forth the specific reasons based on the corporate interest that justify such measure, on which there shall be prepared the corresponding report of an auditor, other than the Company’s auditor and appointed by the Commercial

4

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Registry, mentioned in Sections 414 and 511 of the Companies Law. Both such reports shall be made available to the shareholders and disclosed at the first General Shareholders’ Meeting that is held following approval of the resolution providing for the issuance.

This power shall in any event be limited to capital increases carried out pursuant to this authorization and to the authorization contemplated in item eight on the agenda up to a maximum amount equal, in the aggregate, to 20% of the share capital as of the date of adoption of this resolution.

b)

The power to increase share capital to the extent required to accommodate requests for conversion and/or for exercise of the right to subscribe for shares. Such power may only be exercised to the extent that the Board of Directors, adding the capital increase effected to accommodate the issuance of convertible debentures, warrants and other similar securities and the other capital increases approved under authorizations granted by the shareholders at this General Shareholders’ Meeting, does not exceed the limit of one-half of the amount of the share capital provided by Section 297.1(b) of the Companies Law. This authorization to increase capital includes the authorization to issue and float, on one or more occasions, the shares representing such capital that are necessary to carry out the conversion and/or to exercise the right to subscribe for shares, as well as the power to amend the article of the By-Laws relating to the amount of the share capital and, if appropriate, to cancel the portion of such capital increase that was not required for the conversion of shares and/or the exercise of the right to subscribe for shares.

c)

The power to elaborate on and specify the basis for and terms and conditions applicable to the conversion, exchange and/or exercise of the rights to subscribe for and/or acquire shares arising from the securities to be issued, taking into account the standards set out in sections 5 and 6 above.

d)

The delegation to the Board of Directors includes the broadest powers that may be required by Law in order to interpret, apply, implement and develop the resolutions providing for the issuance of securities that are convertible into or exchangeable for shares of the Company, on one or more occasions, and to carry out the corresponding capital increase, as well as the power to correct and supplement such resolutions as to all matters that may be necessary and to comply with all legal requirements for the successful implementation thereof. To such end, the Board of Directors may correct any omissions or defects in the aforementioned resolutions that may be identified by any Spanish or foreign authorities, officers or bodies, and may also adopt all such resolutions and execute all such public or private documents as it may deem necessary or appropriate in order to adjust the preceding resolutions for the issuance of convertible or exchangeable securities and the corresponding capital increase to the oral or written assessment of the Commercial Registrar or, in general, of any other Spanish or foreign competent authorities, officers or entities.

8. Listing of securities.- Whenever appropriate, the Company shall make application for listing on Spanish or foreign, official or unofficial, organized or other

5

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

secondary markets of the convertible and/or exchangeable debentures and/or bonds or of the warrants issued by the Company exercising the powers delegated hereby, and the Board of Directors is authorized, as fully as is required by Law, to conduct all acts and formalities that may be necessary for admission to listing before the appropriate authorities of the various Spanish or foreign securities markets.

It is expressly stated for the record that if application is subsequently made for delisting, it shall be made in compliance with the same formalities as the application for listing, and, in such case, the interests of the shareholders or debentureholders opposing or not voting on the resolution shall be safeguarded as provided by applicable law. In addition, it is expressly stated that the Company undertakes to abide by Stock Market regulations, whether now existing or as may hereafter be issued, particularly as regards trading, continued listing and delisting.

9. Guarantee in support of issuances of convertible and/or exchangeable fixed-income securities or warrants by subsidiaries.- As permitted by Article 15.4 of the By-Laws, the Board of Directors is also authorized to guarantee, on behalf of the Company and within the limits set forth above, new issuances of convertible and/or exchangeable fixed-income securities or warrants by subsidiaries during the effective period of this resolution.

10. Power of substitution.- The Board of Directors is hereby expressly authorized to delegate the powers contemplated in this resolution, as permitted by Section 249 of the Companies Law.

This resolution deprives of effect the authorization to issue debentures or bonds that are exchangeable for and/or convertible into shares of the Company and warrants on newly-issued or outstanding shares of the Company granted to the Board of Directors by the shareholders at the General Shareholders’ Meeting held on March 20, 2009 under item nine on the agenda.”

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NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM TEN ON THE AGENDA

Authorization to the Board of Directors, with the express power of substitution, for a term of five (5) years, to issue: a) bonds or simple debentures and other fixed-income securities of a like nature (other than notes), as well as preferred stock, up to a maximum amount of twenty (20) billion euros, and b) notes up to a maximum amount at any given time, independently of the foregoing, of six (6) billion euros. Authorization for the Company to guarantee, within the limits set forth above, new issuances of securities by subsidiaries. Revocation, to the extent of the unused amount, of the delegation granted by the shareholders for such purpose at the General Shareholders’ Meeting of March 26, 2010.

PROPOSED RESOLUTION RELATING TO ITEM TEN

To delegate to the Board of Directors, as permitted by Section 319 of the Regulations of the Commercial Registry and the general provisions governing the issuance of debentures, as well as pursuant to the By-Laws, the power to issue negotiable securities under the following terms:

1. Securities to be issued.- The negotiable securities contemplated in this delegation may be bonds or simple debentures, notes and other fixed-income securities of a like nature, as well as preferred stock.

2. Period of the delegation.- The issuance of the securities covered by this delegation may be effected on one or more occasions within a maximum period of five (5) years following the date of adoption of this resolution.

3. Maximum amount under this delegation.-

a)

The aggregate maximum amount of the issuance or issuances of bonds or simple debentures and other fixed-income securities of a like nature (other than notes), as well as preferred stock, approved under this delegation shall be twenty (20) billion euros, or the equivalent thereof in another currency.

b)

For its part, the outstanding balance of the notes that are issued under this delegation shall at no time exceed the sum of six (6) billion euros or the equivalent thereof in another currency. This limit is independent of the limit established in sub-section a) above.

4. Scope of the delegation.- The delegation of powers to issue the securities contemplated in this resolution shall extend, as broadly as is required by Law, to the establishment of the different terms and conditions applicable to each issuance (par value, issue price, reimbursement price, domestic or foreign currency of the issuance, form of representation, interest rate, amortization, subordination clauses, guarantees supporting the issuance, place of issuance, law applicable thereto, if appropriate,

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

establishment of the internal regulations of the bondholders’ syndicate and appointment of the bondholders’ syndicate representative (comisario) in the case of the issuance of simple bonds and debentures, if required, admission to listing, etc.) and to the conduct of any and all formalities that may be necessary, including those provided for in the applicable securities market regulations, for the execution of the specific issuances that may be resolved to be effected under this delegation.

5. Listing.- The Company shall, where appropriate, make application for listing on Spanish or foreign, official or unofficial, organized or other secondary markets of the securities issued by the Company pursuant to this delegation, and the Board of Directors is authorized, as broadly as is required by Law, to carry out all formalities and acts required for admission to listing with the appropriate authorities of the various Spanish or foreign securities markets.

It is expressly stated for the record that if application is subsequently made for delisting of the securities, it shall be made by complying with the same formalities as the application for listing, to the extent applicable, and, in such case, the interests of the shareholders or bondholders opposing or not voting on the resolution shall be safeguarded in compliance with the requirements established by applicable law. It is also expressly stated that the Company undertakes to abide by all current or future Stock Market laws or regulations and, particularly, by those governing trading, continued listing and delisting of securities.

6. Guarantee in support of issuances by subsidiaries.- As permitted by the By-Laws, the Board of Directors is also authorized to guarantee, on behalf of the Company and within the limits set forth above, new issuances of securities by subsidiaries during the effective period of this resolution.

7. Power of substitution.- The Board of Directors is hereby expressly authorized to delegate the powers contemplated in this resolution, as permitted by Section 249.2 of the Companies Law.

This resolution deprives of effect, to the extent of the unused amount, the authorization to issue bonds or simple debentures and other fixed-income securities of a like nature, as well as preferred stock and notes, granted for such purpose to the Board of Directors by the shareholders at the General Shareholders’ Meeting held on March 26, 2010.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM ELEVEN ON THE AGENDA

Authorization to the Board of Directors, with the express power of substitution, to apply for the listing on and delisting from Spanish or foreign, official or unofficial, organized or other secondary markets of the shares, debentures, bonds, notes, preferred stock or any other securities issued or to be issued, and to adopt such resolutions as may be necessary to ensure the continued listing of the shares, debentures or other securities of the Company that may then be outstanding, for which purpose the authorization granted for such purpose by the shareholders at the General Shareholders’ Meeting of March 26, 2010 is hereby deprived of effect.

PROPOSED RESOLUTION RELATING TO ITEM ELEVEN

To authorize the Board of Directors to:

1. Apply, if appropriate, for the listing on Spanish or foreign, official or unofficial, organized or other secondary markets of the shares, debentures, bonds, notes, preferred stock or any other securities issued or to be issued by the Company, subject to applicable regulations and, particularly, to the regulations governing trading, continued listing and delisting of securities.

2. Apply, if appropriate, for the delisting of the securities mentioned in the preceding sub-section, which will be carried out by complying with the same formalities and with strict observance of all applicable securities market regulations.

3. Adopt all such resolutions as it deems necessary or appropriate in order to cancel or transform into book-entry securities the securities representing the debentures or bonds issued by the Company, whenever required for such securities to be admitted to listing and, once admitted, for the continued listing thereof, executing all such private or public documents as may be required for such purpose.

4. Delegate all or part of the powers mentioned in this resolution.

This resolution cancels and deprives of effect the authorization to apply for the listing on and delisting from Spanish or foreign, official or unofficial, organized or other secondary markets of the shares, debentures, bonds, notes, preferred stock or any other securities issued or to be issued, and to adopt the resolutions required to ensure the continued listing of the shares, debentures or other securities of the Company that may then be outstanding granted to the Board of Directors by the shareholders at the General Shareholders’ Meeting of March 26, 2010.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM TWELVE ON THE AGENDA

Authorization to the Board of Directors, with the express power of substitution, to create and fund associations and foundations, pursuant to applicable legal provisions, for which purpose the authorization granted by the shareholders at the General Shareholders’ Meeting of March 26, 2010 is hereby deprived of effect to the extent of the unused amount.

PROPOSED RESOLUTION RELATING TO ITEM TWELVE

To authorize the Board of Directors, on behalf of the Company –either directly or through its wholly-owned subsidiaries– to participate, either alone or together with other Spanish or foreign individuals or legal entities, and as founder, in the creation of one or more associations and foundations governed by private Law for purposes of general interest (social assistance, public-spirited, educational, cultural, scientific, sports, health, cooperation for development, environmental protection, economic promotion or promotion of research, promotion of volunteerism, defense of human rights, or any other purposes permitted by law), with the covenants, clauses, conditions, representations and agreements it deems appropriate, providing for such purpose, as initial funding or as mere contributions, on a single occasion, or in part or successively, cash or such other property or rights as it deems appropriate for each of them, and to contribute cash or such other property or rights as it deems appropriate to the foundations where the Company –or its wholly-owned subsidiaries– is a member of the Board of Trustees or has participated in the creation thereof or has established an agreement for collaboration therewith, up to the aggregate amount, for both items, of ten (10) million euros a year or the equivalent thereof in other currencies for all foundations and associations during the effective period of this authorization. To such end, the Board of Directors is expressly authorized to execute the notarial instruments of creation, draft and approve the By-Laws of each such association and foundation, with authority to accept positions on behalf of the Company and, generally, to take all such decisions as may be required or appropriate for the implementation of and compliance with this resolution.

This authorization is granted for a maximum period that will expire on the date of the General Shareholders’ Meeting at which the annual financial statements for the fiscal year ending December 31, 2011 are approved. Such authorization may be expressly extended by subsequent resolutions of the shareholders at the General Shareholders’ Meeting. The maximum period of this authorization is deemed to be established without prejudice to the possible successive funding which, in accordance with applicable legislation and within the established limit, may have been committed in the above-mentioned period and be pending contribution by the Company –or its wholly-owned subsidiaries– upon expiration of such period.

The use made of the authorization approved by this resolution will be reported to the shareholders at a General Shareholders’ Meeting.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

The Board of Directors may, in turn, delegate all powers granted to it hereby.

This resolution cancels and deprives of effect, to the extent of the unused amount, the authorization to create and fund associations and foundations granted to the Board of Directors by the shareholders at the General Shareholders’ Meeting held on March 26, 2010.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM THIRTEEN ON THE AGENDA

Amendment of the By-Laws and Approval of a Restated Text.

PROPOSAL RELATING TO ITEM THIRTEEN

13.1.- Amendment of Article 1 of the By-Laws to include concepts from the Corporate Governance System and in the corporate interest.

In order to introduce the concepts of Corporate Governance System and corporate interest, it is resolved to approve a new text of Article 1 of the By-Laws, which shall hereafter read as follows:

“Article 1. Corporate Name and Applicable Rules; Corporate Governance System

1.	The name of the company is Iberdrola, S.A. (the “Company”).

2.	The Company shall be governed by legal provisions relating to corporations and other applicable laws and regulations, as well as by its Corporate Governance System.

3.

The Company’s Corporate Governance System is made up of its By-Laws, the Corporate Policies, the Internal Corporate Governance Rules and the other internal Codes and Procedures approved by the competent decision-making bodies of the Company.

4.

The Company shall pursue the corporate interest, which is understood as the interest common to all shareholders of an independent corporation (sociedad anónima) directed towards the exploitation of its corporate purpose, in accordance with the provisions of applicable law and its Corporate Governance System.”

13.2.- Amendment of Articles 5 to 8, 9 to 15, 52 (which becomes Article 54), 53 (which becomes Article 55) and 57 to 62 (which become Articles 59 to 64) of the By-Laws to conform them to the latest statutory developments and to include technical and textual improvements.

In order to adjust Articles 5 to 8, 9 to 15, 52 (which becomes Article 54), 53 (which becomes Article 55) and 57 to 62 (which become Articles 59 to 64) of the By-Laws to conform them to recent statutory developments and to include technical and textual improvements, it is hereby resolved to approve a new text of such articles, which shall hereafter read as follows:

“Article 5. Share Capital

The share capital is four billion three hundred sixty-six million six hundred forty-seven

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

thousand (4,366,647,000) euros, represented by five billion eight hundred twenty-two million one hundred ninety-six thousand (5,822,196,000) ordinary shares having a nominal value of 0.75 euro each, belonging to a single class and series, which are fully subscribed and paid-up.

Article 6. Representation of the Shares

1.	The shares are represented in book-entry form and, as regards their nature as book entries, they shall be governed by the provisions of Law.

2.

The Company may at any time access the information needed to fully identify its shareholders and shall acknowledge as such any party which appears entitled thereto as owners in the entries of the corresponding book-entry registries.

3.	Modifications to features of shares represented by book entries shall be published in the manner provided by Law.

Article 7. Unpaid Subscriptions

1.	If shares have not been entirely paid up, this circumstance shall be reflected in the corresponding book entry.

2.

Unpaid subscriptions must be paid at the time fixed by the Board of Directors, within a period of five years from the date of the resolution approving the capital increase. The form and other circumstances of the payment shall be governed by the provisions of the resolution approving the capital increase, which may provide for cash as well as non-cash contributions.

3.

A shareholder who is delinquent in the payment of unpaid subscriptions may not exercise the right to vote. The nominal amount of such shareholder’s shares shall be deducted from share capital for calculating a quorum. Such shareholder shall also not have the right to receive dividends or the pre-emptive right to subscribe to new shares or convertible debentures.

Once the amount of the unpaid subscriptions and interest thereon has been paid, the shareholder may make a claim for payment of unexpired dividends, but not pre-emptive rights if the period for the exercise thereof has already lapsed.

Article 8. Shareholder Status

1.

Each share of the Company confers upon its legitimate holder the status of shareholder, and vests such holder with the rights and obligations established under Law and the Company’s Corporate Governance System.

2.	The shares are indivisible. Co-owners of one or more shares must designate a single person for the exercise of shareholder rights, and shall be jointly and

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

severally liable to the Company for all obligations arising from their status as shareholders.

3.

In the case of beneficially-owned shares (usufructo de acciones), the bare owner shall be qualified as the designated shareholder, with the beneficial owner having the right in all cases to the dividends issued by the Company during the period of beneficial ownership.

4.	In the event of a pledge of shares, the exercise of shareholder rights belongs to the owner thereof.

5.

Within the framework of the corporate interest as priority interest as against the particular interest of each shareholder, and in accordance with the Company’s Corporate Governance System, shareholders must exercise their rights vis-à-vis the Company and the other shareholders and meet their obligations with faithfulness, good faith and transparency.

6.	Ownership of shares entails compliance with the Company’s Corporate Governance System and submission to the lawfully-adopted decisions of the decision-making bodies and management of the Company.

Article 9. Increase in Share Capital

1.

The share capital may be increased by resolution of the shareholders acting at a General Shareholders’ Meeting with the requirements established by Law and in accordance with the various methods authorized thereby. The increase may be effected by the issuance of new shares or by an increase in the nominal value of existing shares, and the par of exchange for the increase may consist of cash or non-cash contributions to share capital, including the set-off of loans vis-à-vis the Company or the conversion of reserves into share capital. The increase may be effected in part with a charge against new contributions and in part with a charge against reserves.

2.

Unless expressly provided otherwise in the resolution, if the increase in share capital is not fully subscribed within the period established for such purpose, the share capital shall be increased by the amount of subscriptions which have occurred.

Article 10. Authorized Share Capital

1.

The shareholders acting at a General Shareholders’ Meeting may, in accordance with the requirements established for amendment of the By-Laws and within the limits and conditions fixed by Law, authorize the Board of Directors, with powers of substitution, if any, to approve an increase in share capital on one or more occasions. When the shareholders delegate this power to the Board of Directors, they may also grant it the power to exclude pre-emptive rights with respect to the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

issuance of shares subject to the delegation, within the terms and requirements established by Law.

2.

The shareholders may also delegate to the Board of Directors, with powers of substitution, if any, the power to carry out the previously-adopted resolution to increase the share capital, within the periods set forth by Law, indicating the date or dates of execution and determining the conditions for the increase in all areas not provided for by the shareholders. The Board of Directors may make use of such delegation in whole or in part, or may refrain from using it, in view of market conditions, the condition of the Company itself or any particularly relevant fact or circumstance which the Board believes justifies such decision. A report of such decision shall be made to the shareholders at the first General Shareholders’ Meeting held after the end of the period granted for the use of such delegation.

Article 11. Pre-Emptive Rights, and the Exclusion Thereof

1.

In increases of share capital with the issuance of new shares, whether ordinary or preferred, and with a charge to cash contributions, when permitted by Law, and within the period granted to them for this purpose by the Board of Directors, which shall not be less than fifteen (15) days from the publication of the announcement of the subscription offer for the new issuance in the Official Bulletin of the Commercial Registry, the shareholders of the Company ma exercise the right to subscribe to a number of shares proportional to the nominal value of the shares they hold at that time.

2.

The shareholders acting at a General Shareholders’ Meeting or, if applicable, the Board of Directors, may, in furtherance of the corporate interests, exclude pre-emptive rights in whole or in part in such cases and under such conditions as are provided by Law. In particular, the corporate interests may justify the exclusion of pre-emptive rights when needed to facilitate the placement of new shares in markets which will allow access to sources of financing; the gathering of resources by using techniques based on the book-building likely to maximize the issue price per share; the inclusion of certain shareholders; (iv) the implementation of compensation programs covering Directors, managers or employees; and in general, the performance of any transaction which is advisable for the Company.

3.

Pre-emptive rights shall not apply when the share capital increase is made with a charge to non-cash contributions or when it is due to the conversion of debentures into shares or the takeover of another company or all or a portion of the split-off assets of another company.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Article 12. Reduction in Share Capital

1.

In accordance with procedures provided for by law, a reduction in share capital may be carried out by means of a reduction in the nominal value of shares, a retirement or pooling thereof in order to exchange them and, in all cases, the purpose thereof may be to return contributions, cancel unpaid subscriptions, create or increase reserves, re-establish equilibrium between the share capital and the assets of the Company diminished due to losses, or several of such purposes simultaneously.

2.

In the event of a reduction in share capital in order to return contributions, payment to the shareholders may be made totally or partially in kind, provided that the conditions set forth in Article 61.5 below have been met.

3.

In accordance with the provisions of Law, the shareholders acting at a General Shareholders’ Meeting may resolve to reduce the share capital in order to retire a particular group of shares, provided that such group is defined based on substantive, homogenous and non-discriminatory criteria. In such event, the measure must be approved by majority vote of the shareholders pertaining to the affected group as well as by majority vote of the rest of the shareholders remaining with the Company. The amount to be paid by the Company may not be less than the arithmetic mean of the closing prices of the Company’s shares on the Continuous Market of the Stock Exchanges during the month prior to the adoption of the resolution reducing the share capital.

Article 13. Issuance of Debentures

1.

The shareholders acting at a General Shareholders’ Meeting may, as provided by law, delegate to the Board of Directors the power to issue simple or convertible and/or exchangeable debentures. The Board of Directors may make use of such delegation on one or more occasions for a maximum period of five (5) years.

2.

In addition, the shareholders acting at a General Shareholders’ Meeting may authorize the Board of Directors to determine the time at which the approved issuance should take place, as well as to set other conditions not provided for in the shareholders’ resolution.

Article 14. Convertible and/or Exchangeable Debentures

1.	Convertible and/or exchangeable debentures may be issued with a fixed (determined or determinable) or variable exchange ratio.

2.

The resolution authorizing issuance shall provide whether the power to convert or exchange belongs to the debtholder and/or the Company or, if applicable, whether the conversion or exchange will occur automatically at a particular time.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Article 15. Other Securities

1.	The Company may issue notes, warrants, preferred stock and other negotiable securities different from the ones provided for in the preceding articles.

2.

The shareholders’ acting at a General Shareholders’ Meeting may delegate to the Board of Directors the power to issue such securities. The Board of Directors may make use of such delegation on one or more occasions for a maximum period of five (5) years.

3.

The shareholders may also authorize the Board of Directors to determine the time at which the approved issuance should be carried out, as well as to set other terms not provided for in the shareholders’ resolution, upon the terms provided by Law.

4.	The Company may also provide a guarantee of securities issued by its subsidiaries.

Article 54. Annual Corporate Governance Report

1.

The Board of Directors shall, on an annual basis and following a report by the Corporate Social Responsibility Committee, annually approve a corporate governance report for the Company which shall include all specifications provided for by law and any other specifications which the Board of Directors deems appropriate to include therein.

2.

The annual corporate governance report shall be included in a separate section within the management report, and shall therefore be approved simultaneously therewith and shall be made available to the shareholders together with other documents relating to the General Shareholders’ Meeting.

3.	In addition, public notice shall be given of the annual corporate governance report as provided in the securities markets rules and regulations.

Article 55. Corporate Website

The Company shall maintain a corporate website to attend to the exercise by the shareholders of the right to receive information and to disseminate the significant information required by the securities laws, which shall include the documents and information provided for by Law and the Company’s Corporate Governance System and the other information that it is deemed appropriate to make available to the shareholders and investors through this medium.

Article 59. Fiscal Year and Drawing-up of Financial Statements

1.	The fiscal year shall commence on January 1 of each year and shall end on

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

December 31.

2.	The financial statements and the management report shall be prepared in compliance with the structure, principles and guidelines contained in current applicable provisions.

3.

Within the first three (3) months of the year, the Board of Directors shall draw up the financial statements, the management report and the proposed allocation of profits or losses and, if applicable, the consolidated financial statements and management report. The financial statements and the management report must be signed by all the Directors. If the signature of any of them is missing, an indication of such circumstance shall be inserted into each of the documents where it is so missing, with express reference to the reason therefor.

Article 60. Auditors

1.	The financial statements and the management report of the Company, as well as the consolidated financial statements and management report, must be reviewed by Auditors.

2.

The auditors shall be appointed by the shareholders acting at a General Shareholders’ Meeting prior to the end of the fiscal year to be audited, for a fixed initial period that shall not be less than three (3) years nor greater than nine (9), to be counted from the date of commencement of the first fiscal year to be audited; the Auditors may be re-elected by the shareholders upon the terms provided for by Law, once the initial period has expired.

3.	The auditors shall prepare a detailed report on the results of their actions pursuant to the legal provisions governing the auditing of financial statements.

Article 61. Approval of Financial Statements and Allocation of Profits/Losses

1.	The financial statements of the Company and the consolidated financial statements shall be submitted for approval of the shareholders at the General Shareholders’ Meeting.

2.	The shareholders shall decide at the General Shareholders’ Meeting upon the allocation of profits or losses for the fiscal year in accordance with the approved balance sheet.

3.

Once such payments as are provided for by these By-Laws or by Law have been made, dividends may only be distributed with a charge against the profits for the fiscal year or against unappropriated reserves, if the book value of net assets is not less than the share capital, or does not become so as a result of the distribution.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

4.

If the shareholders resolve to distribute dividends, they shall establish the time and form of payment thereof. The establishment of these standards and of any others that may be required or appropriate to carry out the resolution may be delegated to the Board of Directors.

5.

The shareholders may resolve at the General Shareholders’ Meeting that the dividend be paid totally or partially in kind, provided that the assets or securities to be distributed are homogeneous, they are admitted to trading on an official exchange at the time the resolution is made effective, or the Company duly guarantees the liquidity thereof within a maximum period of one year, and they are not distributed for a lesser value than the value set forth for them in the balance sheet of the Company.

6.	The distribution of dividends to shareholders shall be made in proportion to their paid-up share capital.

Article 62. Filing of the Approved Financial Statements

The Board of Directors shall file the financial statements and the management report of the Company, as well as the consolidated financial statements and management report, together with the corresponding reports prepared by the auditors and all other mandatory documents, in such manner and within such periods as are prescribed by Law.

Article 63. Grounds for Dissolution

The Company shall be dissolved upon the occurrence of any of the events set forth in the Companies Law.

Article 64. Liquidation of the Company

1.

From the moment the Company declares itself to be in liquidation, the Board of Directors shall cease to hold office and the Directors shall become liquidators of the Company. They shall make up a collective body which must be composed of an odd number of members. If necessary for such purpose, the Director having the least length of service since appointment shall cease to hold office.

2.

During the liquidation period, the provisions of these By-Laws governing the calling and holding of General Shareholders’ Meetings shall be complied with, and the shareholders shall be informed of the progress of the liquidation, so that the shareholders may adopt such resolutions as they deem appropriate.

3.	All liquidating operations shall be carried out with due observance of applicable law.”

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

13.3.- Amendment of Articles 16 to 20, 22 to 28 and 31 of the By-Laws to improve the regulation of the General Shareholders’ Meeting.

In order to improve the regulation of the General Shareholders’ Meeting and to advance the work on and improvement of the Company’s Corporate Governance System, it is hereby resolved to approve a new text of Articles 16 to 20, 22 to 28 and 31 of the By-Laws, which shall hereafter read as follows:

“Article 16. The General Shareholders’ Meeting

1.

The shareholders, meeting at a duly called General Shareholders’ Meeting, shall decide, by the majorities required in each case, on the matters within its authority, in accordance with Law and the Company’s Corporate Governance System.

2.

Resolutions which are duly adopted at a General Shareholders’ Meeting shall bind all shareholders, including shareholders who are absent, dissenting, abstain from voting and who lack the right to vote, without prejudice to the rights they may have to challenge such resolutions.

3.	The General Shareholders’ Meeting is governed by the provisions of these By-Laws, its own Regulations and the provisions of Law.

Article 17. Powers of the Shareholders Acting at a General Shareholders’ Meeting

1.	The shareholders at a General Shareholders’ Meeting shall decide the matters assigned thereto by Law or the Corporate Governance System, and particularly regarding the following:

a)	The approval of the annual financial statements, the allocation of profits, and the approval of corporate management.

b)	The appointment, re-election and removal of Directors, as well as the ratification of Directors designated by interim appointment to fill vacancies.

c)	The appointment, re-election and removal of the auditor.

d)	The amendment of the By-Laws.

e)

An increase or reduction in share capital, as well as the delegation to the Board of Directors of the power to increase share capital, in which case it may also grant thereto the power to exclude or limit pre-emptive rights, upon the terms established by Law.

f)	The exclusion or limitation of pre-emptive rights.

g)	The transformation, merger, split-off, or overall assignment of assets and

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

liabilities, and the transfer of the registered office abroad.

h)	The dissolution of the Company.

i)	The approval of the final liquidating balance sheet.

j)

The approval of the establishment of systems for compensation of the Company’s Directors and Senior Managers, consisting of the delivery of shares or of rights therein, or a compensation that takes as its reference the value of the shares.

k)	Issuance of debentures and other negotiable securities and delegation to the Board of Directors of the power for the issuance thereof.

l)	Authorization for the derivative acquisition of the Company’s own shares.

m)	Approval and amendment of the Rules for the General Shareholders’ Meeting.

2.

In addition, the shareholders acting at a General Shareholders’ Meeting shall decide any matter submitted to them by the Board of Directors or by the shareholders in the cases provided by Law, or that are within their power under Law or the Company’s Corporate Governance System.

Article 18. Ordinary and Extraordinary General Shareholders’ Meeting

1.

The shareholders acting at an ordinary General Shareholders’ Meeting, which shall be previously called for such purpose, must meet within the first six (6) months of each fiscal year in order to review corporate management, approve the annual financial statements from the prior fiscal year, if appropriate, and decide upon the allocation of profits or losses from such fiscal year. Resolutions may also be adopted at the ordinary General Shareholders’ Meeting regarding any other matter within the power of the shareholders, provided that such matter appears on the agenda of the call to meeting or is legally appropriate and that the General Shareholders’ Meeting has been convened with the required share capital in attendance.

2.	Any General Shareholders’ Meeting not provided for in the foregoing paragraph shall be deemed an extraordinary General Shareholders’ Meeting.

Article 19. Call of the General Shareholders’ Meeting

1.

The General Shareholders’ Meeting must be formally called by the Board of Directors through an announcement published in the Official Bulletin of the Commercial Registry and on the corporate website as much in advance as required by Law. The notice published on the Company’s website shall be

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

accessible on an uninterrupted basis until at least the holding of the General Shareholders’ Meeting.

2.	The Board of Directors must call a General Shareholders’ Meeting in the following events:

a)	In the event set forth in Article 18.1 above.

b)

If the meeting is requested, in the manner provided for by Law, by shareholders who hold or represent at least five (5%) percent of the share capital, which request sets forth the matters to be dealt with. In this event, the Board of Directors shall call for the General Shareholders’ Meeting to be held within the statutorily prescribed deadline. The Board of Directors must include the requested matters in the agenda of the call to meeting.

c)

When a tender offer is made for the securities of the Company, in order to report to the shareholders regarding the tender offer and to deliberate and decide upon the matters submitted for their consideration. Any shareholder or shareholders owning voting shares representing at least one (1%) percent of share capital shall have the right to request the inclusion of matters in the agenda of the call to the General Shareholders’ Meeting which must be called for this purpose.

3.

The announcement of the call to meeting must contain all statements required by Law under such circumstance and must set forth the day, place and time of the meeting upon first call and all matters to be dealt with. The announcement may also, if appropriate, set forth the date on which the General Shareholders’ Meeting shall proceed upon second call.

4.

Shareholders representing at least five (5%) percent of the share capital may request the publication of a supplement to the call of the General Shareholders’ Meeting including one or more items in the agenda of the call to meeting and submit well-founded proposed resolutions regarding matters already included or that should be included in the agenda of the call to meeting of the General Shareholders’ Meeting being called.

5.

The shareholder’s rights mentioned in the preceding paragraphs 2.b), 2.c) and 4 must be exercised by duly authenticated notice that must be sent to the company’s registered office and which, in the latter two cases, must be received within five (5) days of the publication of the call to meeting. The supplement to the call to meeting mentioned in such paragraphs must be published within the statutorily prescribed deadline.

6.	The shareholders at the General Shareholders’ Meeting may not deliberate on or decide matters that are not included in the agenda of the call to meeting, unless

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

otherwise provided by law.

7.

The Board of Directors may require that a notary public attend the General Shareholders’ Meeting and prepare the minutes thereof. In any event, the Board must require the presence thereof under the circumstances provided by Law.

8.	The Board of Directors is authorized to adopt appropriate measures to foster the participation of the shareholders at the General Shareholders’ Meeting, including the payment of attendance fees.

Article 20. Shareholders’ Right to Receive Information

1.

From the date of publication of the call of the General Shareholders’ Meeting through and including the seventh day prior to the date provided for the first call to meeting, the shareholders may request in writing the information or clarifications that they deem are required, or ask written questions that they deem pertinent, regarding the matters contained in the agenda of the call to meeting. In addition, upon the same prior notice and in the same manner, the shareholders may request information or clarifications or ask written questions regarding information accessible to the public which has been provided by the Company to the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores) since the holding of the last General Shareholders’ Meeting.

2.

During the holding of the General Shareholders’ Meeting, the shareholders may verbally request the information or clarifications that they deem appropriate regarding the matters contained in the agenda or the information accessible to the public that has been provided by the Company to the National Securities Market Commission since the holding of the last General Shareholders’ Meeting.

3.

The Board of Directors shall be required to provide the information requested pursuant to the two preceding paragraphs in the form and within the period provided by Law and the Company’s Corporate Governance System, except in cases in which it is improper or untimely, including, specifically, those cases in which, in the opinion of the Chairman, publication of the information might prejudice the corporate interest. This last exception shall not apply when the request is supported by shareholders representing at least one-fourth (1/4) of the share capital.

4.

The call of the ordinary General Shareholders’ Meeting shall set forth the means whereby any shareholder may obtain from the Company, without charge and on an immediate basis, the documents that must be submitted for approval by the shareholders at such ordinary General Shareholders’ Meeting, as well as the management report and the auditors’ report.

5.	When the shareholders are to deal with an amendment to the By-Laws, besides the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

statements required in each case by Law, the notice of the call must make clear the right of all shareholders to examine at the Company’s registered office the complete text of the proposed amendment and the report thereon and to request that such documents be delivered or sent to them without charge.

6.	In all cases in which the Law so requires, such information and supplemental documentation as is mandatory shall be made available to the shareholders.

Article 22. Right to Attend

1.	The holders of voting shares may attend the General Shareholders’ Meeting and take part in deliberations thereof, with the right to be heard and to vote.

2.

In order to exercise the right to attend, shareholders must cause the shares to be registered in their name in the corresponding book-entry registry at least five (5) days prior to the day on which the General Shareholders’ Meeting is to be held. This circumstance must be evidenced with the appropriate attendance, proxy-granting and distance voting card, validation certificate or other valid form of verification accepted by the Company.

3.	The members of the Board of Directors must attend the General Shareholders’ Meeting. The absence of any of them shall not affect the validity of the General Shareholders’ Meeting.

4.

The Chairman of the General Shareholders’ Meeting may authorize the attendance thereat of the managers, technical personnel and other persons related to the Company. He may also grant access thereto to the media, financial analysts and to any other person the Chairman deems appropriate, although the shareholders acting thereat may revoke such authorization.

Article 23. Right to Be Represented at the Meeting

1.

All shareholders having the right to attend may be represented at the General Shareholders’ Meeting by proxy through another person, whether or not such person is a shareholder, by complying with the requirements of Law and the Company’s Corporate Governance System.

2.

Proxies shall be given in writing or by postal or electronic correspondence, in which case the provisions of Article 28 below for the issuance of votes from a distance shall apply to the extent applicable.

3.	Proxy and voting instructions of shareholders acting through brokers, representatives or depositaries shall be governed by the provisions of the Company’s Corporate Governance System.

4.	In cases of absence of identification of the proxy-holder, absence of express

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

instructions for the exercise of voting rights, items not included on the agenda of the call to the General Shareholders’ Meeting or a conflict of interest of the proxy-holder, the rules established in this regard in the Company’s Corporate Governance System shall apply.

5.

The Chairman of and the Secretary of the Board of Directors or the Chairman of and Secretary for the General Shareholders’ Meeting, from the constitution thereof, and the persons delegated by any of them, shall have the widest powers to verify the identity of the shareholders and their proxy-holders, verify the ownership and status of their rights, and recognize the validity of the attendance, proxy-granting and distance voting document or media evidencing attendance or representation by proxy.

6.

A proxy is always revocable. Attendance by the shareholder granting the proxy at the General Shareholders’ Meeting, whether in person or due to having cast a vote from a distance on a date subsequent to that of the proxy, shall have the effect of revoking the proxy.

Article 24. Place and Time of the Meeting

1.	The General Shareholders’ Meeting shall be held at the place indicated in the call to meeting in any municipality within the Historical Territory of Biscay.

2.

The General Shareholders’ Meeting may be attended by going to the place where the meeting is to be held or, if applicable, to other places provided by the Company and indicated in the call to meeting, and which are connected therewith by any valid systems that allow recognition and identification of the parties attending, permanent communication among the attendees regardless of their location, and participation and voting, all in real time. The principal place of the meeting must be located in the municipality of the Historical Territory of Biscay indicated in the call to meeting, but supplemental locations need not be so located. For all purposes relating to the General Shareholders’ Meeting, attendees at any of the sites shall be deemed attendees at the same individual meeting. The meeting shall be deemed to have been held at the principal location thereof.

3.	If no place is indicated in the call to meeting, it shall be deemed that the meeting shall take place at the Company’s registered office.

4.

The shareholders, provided that there are just grounds for such purpose, may agree to extend their meeting for one or more consecutive days at the proposal of the Chairman of the General Shareholders’ Meeting, a majority of the Directors attending the meeting, or at the request of that number of shareholders representing at least one-fourth (1/4) of the share capital. Regardless of the number of sessions, the General Shareholders’ Meeting shall be deemed to be a

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

single meeting, and a single set of minutes shall be prepared for all of the sessions. The shareholders may also temporarily suspend the meeting under the circumstances and in the manner set forth in the Rules for the General Shareholders’ Meeting.

Article 25. Chairman, Secretary and Presiding Committee (Mesa) of the General Shareholders’ Meeting

1.

The Chairman of the Board of Directors or, in the absence thereof, the Vice-Chairman, shall act as the Chairman of the General Shareholders’ Meeting. If there are several Vice Chairmen, they shall act in the order set forth in Article 47.5 below. In the absence of all of the foregoing, the person appointing the Presiding Committee shall act as the Chairman of the General Shareholders’ Meeting.

2.

The Secretary of the Board of Directors or, in his absence, the Vice-Secretary of the Board of Directors, shall act as the Secretary for the General Shareholders’ Meeting. If there are several Vice-Secretaries, the order set forth in Article 49.3 below shall apply. In the absence of all of the foregoing, the person appointed by the Presiding Committee shall act as Secretary for the General Shareholders’ Meeting.

3.

The Presiding Committee (Mesa) shall be made up of the Chairman, the Secretary for the General Shareholders’ Meeting, and the other members of the Board of Directors present at the meeting. Without prejudice to other powers that may be assigned thereto by these By-Laws or the Corporate Governance System, in performing its duties, the Presiding Committee shall assist the Chairman of the General Shareholders’ Meeting upon the request thereof.

Article 26. List of Attendees

1.

Once the Presiding Committee has been formed, and prior to beginning with the agenda of the call to meeting, a list of attendees shall be prepared which sets forth the nature or representation of each attendee and the number of their own or other parties’ shares present. At the end of the list, there shall be a determination of the number of shareholders present (including those voting from a distance) in person or by proxy at the meeting, as well as the amount of share capital they own, with a specification as to which capital corresponds to shareholders with the right to vote.

2.

Once the list has been prepared, the Chairman of the General Shareholders’ Meeting shall declare whether or not the requirements for the valid formation of a General Shareholders’ Meeting have been met. Immediately thereafter, if appropriate, the Chairman of the General Shareholders’ Meeting shall declare the General Shareholders’ Meeting to be validly convened. Questions or claims

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

arising with respect to these matters shall be resolved by the Chairman of the General Shareholders’ Meeting.

3.

If the Company requests a notary public to prepare the minutes of the meeting, the notary public shall ask the shareholders and make clear in the minutes whether there are reservations or objections regarding the statements of the Chairman of the General Shareholders’ Meeting regarding the number of shareholders in attendance and the share capital present in person or by proxy.

Article 27. Deliberations and Voting

1.

The Chairman of the General Shareholders’ Meeting shall: direct the meeting such that deliberations are carried out pursuant to the agenda; accept or reject new proposals relating to matters on the agenda; organize and direct the deliberations, granting the floor to shareholders who so request it, and taking the floor away or refusing to grant it when the Chairman deems that a particular matter has been sufficiently debated, is not included in the agenda or hinders the progress of the meeting; reject proposals made by shareholders during their presentations that are inappropriate; indicate the time and establish pursuant to the Rules for the General Shareholders’ Meeting the system or procedure for voting; decide on the suspension or limitation of political rights, especially the voting rights o shares pursuant to Law and the Company’s Corporate Governance System; approve the polling and vote counting system; proclaim the results thereof; temporarily suspend the General Shareholders’ Meeting; close the meeting; and, in general, exercise all powers, including those of order and discipline, which are required to properly hold the proceedings.

2.

The Chairman of the General Shareholders’ Meeting may entrust management of debate to a Director the Chairman deems appropriate or to the Secretary for the General Shareholders’ Meeting, who shall carry out these duties on behalf thereof, and the Chairman may retake them at any time. In the event of temporary absence or supervening disability of the Chairman of the General Shareholders’ Meeting or the Secretary thereof, the appropriate persons under sections 1 and 2 of Article 25, respectively, shall assume the duties thereof.

3.	Resolutions shall be voted by the shareholders at the General Shareholders’ Meeting pursuant to the provisions of the following articles and the Rules for the General Shareholders’ Meeting.

Article 28. Casting of Votes from a Distance, Representation and Voting from a Distance

1.

Shareholders may cast their vote regarding proposals relating to the items included in the agenda of the call to meeting by means of postal or electronic correspondence or any other means of distance communication, provided that the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

identity of the person voting and the security of the electronic communications are assured. In all such cases, they shall be deemed present for purposes of the establishment of a quorum at the General Shareholders’ Meeting.

2.

In order to vote by postal correspondence, shareholders must send to the Company the attendance, proxy-granting and distance voting card, duly executed and signed, a validation certificate, or any other document or instrument verifying the distance vote accepted by the Company.

3.

Votes by electronic correspondence shall be cast using a recognized electronic signature or other type of guarantee that the Board of Directors deems best ensures the authenticity and identification of the voting shareholder.

4.

Votes cast by either of the means set forth in the preceding paragraphs must be received by the Company before midnight on the day immediately prior to the date provided for the holding of the General Shareholders’ Meeting upon first call or upon second call, as applicable.

5.	The Board of Directors is empowered to elaborate upon the rules, means and procedures for proxy-granting and distance voting, including applicable rules on priority and conflict.

Specifically, the Board of Directors may establish rules for the use of guarantees other than electronic signatures for casting electronic votes pursuant to the provisions of paragraph 3 above; reduce the advance period set forth in paragraph 4 above for receipt by the Company of votes cast from a distance; and accept, and authorize the Chairman of and Secretary for the General Shareholders’ Meeting and the persons delegated thereby to accept, any distance votes received after such period, to the extent allowed by the instruments available.

The Chairman and Secretary of the Board of Directors or the Chairman of and Secretary for the General Shareholders’ Meeting, from the formation thereof, and the persons delegated thereby, shall have the broadest powers to verify the identity of the shareholders and their representatives; check the legitimacy of the exercise of the rights of attendance, proxy-granting and voting by the shareholders and their representatives; check and accept the validity of proxies and distance voting in accordance with the provisions of the Company’s Corporate Governance System and in the rules established by the Board of Directors in implementation thereof.

6.

A distance vote shall be revoked either by physical attendance of the shareholder at the General Shareholders’ Meeting or by express revocation thereof by the same means used to cast such vote, or if the shareholder validly grants a proxy after the date of casting of the distance vote.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

7.

Remote attendance at the General Shareholders’ Meeting by means of data transmission and simultaneously and distance electronic voting during the holding of the General Shareholders’ Meeting may be admitted if it is so established in the Rules for the General Shareholders’ Meeting, subject to the requirements set forth therein.

Article 31. Documentation of Resolutions

1.

Documentation of shareholder resolutions, the conversion thereof into a public instrument and the registration thereof with the Commercial Registry shall be carried out pursuant to the provisions of Law.

2.

The total or partial certificates needed to evidence shareholder resolutions shall be issued and signed by the Secretary of the Board of Directors, or by one of the Vice-Secretaries, if any, with the approval of the Chairman of the Board of Directors or, if applicable, of one of the Vice-Chairmen thereof.”

13.4.- Amendment of Article 21 of the By-Laws to include technical and textual improvements to the rules for validly holding the General Shareholders’ Meeting.

In order to introduce technical and technical improvements in the rules for establishing a quorum for the General Shareholders’ Meeting, it is hereby resolved to approve a new text of Article 21 of the By-Laws, which shall hereafter read as follows:

“Article 21. Establishment of a Quorum for the General Shareholders’ Meeting

1.	The General Shareholders’ Meeting shall be validly established with the minimum quorum required by Law, taking into account the matters appearing on the agenda of the call to meeting.

2.

Notwithstanding the provisions of the foregoing paragraph, shareholders representing two-thirds (2/3) of subscribed share capital with voting rights must be in attendance at the first call of the General Shareholders’ Meeting, and shareholders representing sixty (60%) percent of such share capital must be in attendance at the second call, in order to adopt resolutions regarding a change in the corporate purpose, transformation, total split-off, dissolution of the Company and the amendment of this section 2.

3.	The absence of shareholders occurring once a quorum for the General Shareholders’ Meeting has been established shall not affect the validity of the meeting.

4.

If the attendance of shareholders representing a particular percentage of share capital or the consent of specific interested shareholders is required pursuant to applicable legal or by-laws provisions in order to validly adopt a resolution regarding one or more items on the agenda of the call to the General

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Shareholders’ Meeting, and such percentage is not reached or such shareholders are not present in person or by proxy, the shareholders shall be limited to deliberation and decision regarding those items on the agenda which do not require such percentage of share capital or the presence of such shareholders.”

13.5.- Amendment of Articles 29, 30 and 54 to 56 (the latter becoming Articles 56 to 58) of the By-Laws to include technical and textual improvements and to round out the rules for exercising voting rights in the event of a conflict of interest.

In order to introduce technical improvements and complete the rules for exercising voting rights in cases of conflicts of interest, it is hereby resolved to approve a new text of Articles 29, 30, and 54 to 56 (the latter of which become Articles 56 to 58) of the By-Laws, which shall hereafter read as follows:

“Article 29. Approval of Resolutions

1.

The shareholders acting at a General Shareholders’ Meeting shall adopt resolutions with the favorable vote of more than one-half of the voting shares whose holders are present in person or by proxy at the General Shareholders’ Meeting. The foregoing does not affect situations in which the Law or these By-Laws require a greater majority. Each voting share that is represented in person or by proxy at the General Shareholders’ Meeting shall give the right to one vote.

2.	The right to vote may not be assigned, even through the grant of a proxy, in exchange for any kind of consideration or material benefit.

3.

No shareholder may cast a number of votes greater than those corresponding to shares representing ten (10%) percent of share capital, even if the number of shares held exceeds such percentage of the share capital. This limitation does not affect votes corresponding to shares with respect to which a shareholder is holding a proxy as a result of the provisions of Article 23 above, provided, however, that with respect to the number of votes corresponding to the shares of each shareholder represented by proxy, the limitation set forth above shall apply.

4.

The limitation set forth in the foregoing paragraph shall also apply to the maximum number of votes that may be collectively or individually cast by two or more shareholders which are entities or companies belonging to the same group. Such limitation shall also apply to the number of votes that may be cast collectively or individually by an individual and the shareholder entity, entities or companies controlled by such individual. A group shall be deemed to exist under the circumstances provided by Law, and also when a person controls one or more entities or companies.

5.	Shares deprived of voting rights pursuant to the application of the foregoing paragraphs shall be deducted from the shares in attendance at the General

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Shareholders’ Meeting for purposes of determining the number of shares upon which the majorities needed for the approval of resolutions submitted to the shareholders shall be calculated.

Article 30. Conflicts of Interest

1.

Shareholders in a conflict of interest, and particularly those participating in a merger or split-off with the Company or who are called to subscribe to an increase in capital with the exclusion of pre-emptive rights or to acquire by overall assignment all of the Company’s assets, or who are affected by resolutions pursuant to which the Company grants them a right, relieves them of an obligation, excuses them, if a director, from the prohibition against competition, or who approve a transaction in which they are interested, and, in general, merely formal and apparent shareholders who lack an actual and effective interest and do not act in a fully transparent manner vis-à-vis the Company, may not exercise their voting rights at the General Shareholders’ Meeting, either directly or by proxy, with respect to the matters or proposed resolutions with respect to which the conflict refers.

2.

The provisions of the foregoing paragraph shall also apply when the resolutions affect, (i) in the case of an individual shareholder, the entities or companies controlled by such individual, and (ii) in the case of shareholders which are legal entities, the entities or companies belonging to its group (in the sense indicated in Article 29.4 above), even when these latter companies or entities are not

3.

If the party subject to any of the voting prohibitions above attends the General Shareholders’ Meeting, such shareholder’s shares shall be deducted from those in attendance at the General Shareholders’ Meeting for purposes of determining the number of shares upon which the majority needed for the adoption of the relevant resolutions.

Article 56. Removal of Voting Limitations

The limitation on the maximum number of votes that may be cast by a single shareholder contained in paragraphs 3 to 5 of Article 29 above and the voting prohibition of Article 30 above which is imposed upon shareholders affected by conflicts of interests, shall have no effect upon the occurrence of the following circumstances:

a)	when the Company is the target of a public tender offer aimed at the share capital as a whole; and

b)

when, as a result of the public tender offer, an individual or a legal entity, or several of them acting jointly, acquire an interest equal to two-thirds (2/3) of the voting share capital of the Company, provided the full consideration thereof

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

consists only of cash; or, alternatively,

c)

when, as a result of the public tender offer, an individual or a legal entity, or several of them acting jointly, acquire an interest equal to three-quarters of the voting share capital of the Company, provided that the consideration thereof consists, in whole or in part, of securities, without giving the recipient an alternative right to receive such consideration wholly in cash.

Article 57. Effectiveness of the Removal

1.

The removal of the limitation mentioned in the above paragraph shall be effective from the date of publication of the result of the settlement of the offer in the Listing Bulletin (Boletín de Cotización) of the Bilbao Stock Exchange.

2.

The Directors of the Company shall have the power – and the duty – to take the actions necessary to formalize the by-law amendment referred to in paragraph 1 above and to seek registration thereof with the Commercial Registry.

Article 58. Amendments to Articles in Title III and Related Provisions

All resolutions intended to eliminate or amend the provisions contained in this Title, in Article paragraphs 3 to 5 of Article 29, and in Article 30 above shall require the affirmative vote of three-fourths (3/4) of the share capital represent in person or by proxy at a General Shareholders’ Meeting.”

13.6.- Amendment of Articles 32 to 51 (with Articles 46 and 47 becoming Articles 47 and 48, and Articles 48 to 51 becoming Articles 50 to 53) and inclusion of new Articles 46 and 49 of the By-Laws to improve the regulation of the Company’s Board of Directors and the Committees thereof and to include the latest statutory developments.

In order to improve the regulation of the Company’s Board of Directors and Committees thereof and to include the latest statutory developments, it is hereby resolved to approve a new text of Articles 32 to 51 (with Articles 46 and 47 becoming Articles 47 and 48, and Articles 48 to 51 becoming Articles 50 to 53) and to include new Articles 46 and 49 of the By-Laws, which shall hereafter read as follows:

Article 32. Structure of the Company’s Management

1.

The Company’s management is vested in a Board of Directors, its Chairman, an executive committee called the Executive Committee (Comisión Ejecutiva Delegada) and, if any and if agreed to by the Board of Directors, a Chief Executive Officer (Consejero Delegado).

2.	Each of these bodies shall have the powers set forth in these By-Laws, in the Regulations of the Board of Directors and other applicable provisions of the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Corporate Governance System, without prejudice to the provisions of Law.

Article 33. Regulation of the Board of Directors

The Board of Directors shall be governed by the provisions set forth in the Law, the By-Laws, the Regulations of the Board of Directors and other applicable provisions of the Company’s Corporate Governance System.

Article 34. Powers of the Board of Directors

1.	The Board of Directors has the power to adopt resolutions regarding all matters not assigned by Law or these By-Laws to the shareholders acting at the General Shareholders’ Meeting.

2.

Although the Board of Directors has the widest powers and authority to manage, direct, administer and represent the Company, as a general rule of good governance, and pursuant to the Company’s Corporate Governance System, the Board of Directors shall focus its activities on the supervision and monitoring of the general strategies and guidelines to be followed by the Company and the group of which the controlling company, within the meaning provided by Law, is the Company (the “Group”), entrusting to the representative management decision-making bodies and to the Senior Managers the day-to-day management and direction, as well as the dissemination, coordination and general implementation of the Group’s management guidelines, operating in the interest of each and every one of the companies belonging thereto.

3.

The Board of Directors shall design, evaluate and review the Company’s Corporate Governance System on an ongoing basis. It shall pay special attention to the approval of the Corporate Policies, which further develop the principles reflected in the By-Laws and other documents of the Company’s Corporate Governance System and codify the guidelines that should govern the activities of the Company and its shareholders. The Corporate Policies shall group together those relating to corporate governance and regulatory compliance, risks, and social responsibility.

4.	The Board of Directors, within its powers regarding the general function of supervision, organization and strategic coordination of the Group, shall occupy itself with the following, among others:

a)

Determine and coordinate, within legal limits, the general strategies and guidelines for management of the Group, entrusting to the management decision-making bodies and to the management of the subholding companies of the Group the duties of day-to-day management and actual direction of each of the business subgroups thereof.

b)	Supervise the general development of the Group’s management strategies

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

and guidelines by the subholding companies thereof, establishing appropriate mechanisms for the exchange of information in the interest of the Company and of the companies included within the Group.

c)	Decide on matters with strategic importance at the Group level.

d)

Ensure the effective separation within the Group of the regulated activities carried out by the various companies making it up upon the terms required by applicable legal provisions in the markets and regions in which it carries out its activities.

e)

Regulate, analyze and decide upon possible conflicts of interest, significant transactions and related-party transactions among the companies of the Group and, in particular, regarding those that affect listed subsidiaries.

f)

Approve the creation or acquisition of equity interests in special purpose entities or entities domiciled in countries or territories that are considered to be tax havens, as well as any other transactions of a similar nature that, due to their complexity, might diminish the transparency of the Group.

5.

In particular, the Board of Directors, acting upon its own initiative or at the proposal of the corresponding internal decision-making body, shall deal with the matters set forth below (as an example only):

A)	With respect to the General Shareholders’ Meeting:

a)	Call the General Shareholders’ Meeting.

b)	Propose to the shareholders at the General Shareholders’ Meeting the amendment of the By-Laws.

c)	Propose to the shareholders at the General Shareholders’ Meeting the amendment of the Rules for the General Shareholders’ Meeting to the shareholders.

d)

Submit to the shareholders at the General Shareholders’ Meeting the transformation of the Company into a holding company, by means of “subsidiarization” or the inclusion within dependent entities of essential activities until that time carried out by the Company, even if it maintains full control over them.

e)	Submit to the shareholders at the General Shareholders’ Meeting acquisitions or dispositions of essential operating assets when they involve an effective change in the corporate purpose.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

f)	Propose to the shareholders at the General Shareholders’ Meeting the approval of transactions with a purpose equivalent to the liquidation of the Company.

g)	Implement the resolutions approved by the shareholders at the General Shareholders’ Meeting and perform any duties that the shareholders have entrusted thereto.

B)	With respect to the organization of the Board of Directors and the delegation of powers and powers of representation:

a)	Approve and amend the Regulations of the Board of Directors.

b)	Define the structure of general powers to be granted by the Board of Directors or by the delegated management decision-making bodies.

C)	With respect to information to be provided by the Company:

a)	Direct the provision of the Company’s information to shareholders and the markets in general, pursuant to standards of equality, transparency and truthfulness.

b)

Draw up the Company’s annual financial statements, management report and proposal for the allocation of profits or losses, as well as the consolidated financial statements and management report, and prepare the financial information that the Company must periodically make public due to its status as listed company, ensuring that such documents provide a faithful image of the assets, financial position and results of the Company in accordance with the provisions of Law.

c)

Approve the Company’s annual corporate governance report, as well as the annual sustainability report, the annual compensation policy report and any other that the Board of Directors considers recommendable to improve information for shareholders and investors or that is required by applicable legal provisions at any time.

D)	With respect to the Directors and Senior Managers:

a)	Designate Directors to fill vacancies by interim appointment and propose to the shareholders the appointment, ratification, re-election or removal of Directors.

b)	Designate and renew internal positions within the Board of Directors and the members of and positions on the Committees established within the Board of Directors.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

c)

Set, pursuant to the By-Laws and within the limits established thereby, the Director Compensation Policy and the compensation thereof. In the case of executive Directors, the Board of Directors shall set the additional compensation to which they are entitled due to their executive duties and other basic terms that their contracts must include.

d)

Approve, upon a proposal of the Chairman of the Board of Directors or the Chief Executive Officer the appointment and removal of Senior Managers of the Company, as well as set the compensations or indemnifications, if any, payable to them in the event of removal.

As an exception to the foregoing, based on a proposal made for such purpose by the Chairman of the Board of Directors, the Audit and Risk Supervision Committee shall submit a reasoned proposal to the Board of Directors regarding the selection, appointment or removal of the Director of the Internal Audit Area.

Senior Managers shall be deemed to be those managers who report directly to the Board of Directors, the Chairman thereof, or the Chief Executive Officer of the Company, and shall in any case include the Director of the Internal Audit Area and any other manager given such status by the Board of Directors.

e)

Approve the Senior Manager Compensation Policy as well as the basic terms and conditions of their contracts, based for such purpose on a proposal that the Chairman of the Board of Directors or the Chief Executive Officer submits to the Nominating and Compensation Committee for its report and submission thereof to the Board of Directors.

f)	Regulate, analyze and decide upon possible conflicts of interest and related-party transactions of the Company with its Directors and Senior Managers and the persons related thereto.

E)	Other Powers:

a)

Prepare the dividend policy and submit the corresponding proposed resolutions on the allocation of profits or losses to the shareholders at the General Shareholders’ Meeting, as well as decide upon the payment of interim dividends.

b)	Take note of mergers, split-offs, concentrations or overall assignments of assets and liabilities that affect any of the significant companies of the Group.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

c)	Declare its position regarding all tender offers for the Company’s securities.

d)

Decide on proposals submitted by the Executive Committee, the Chairman of the Board of Directors, the Chief Executive Officer, the lead independent Director, and the Committees of the Board of Directors.

e)

Make decisions regarding any other matter within its authority which the Board of Directors believes to be in the interests of the Company or which the Regulations of the Board of Directors reserve to the Board as a whole.

Article 35. Representation of the Company

1.	Representation of the Company shall be the purview of the Board of Directors, its Chairman, the Executive Committee and, if any and if approved by the Board of Directors, a Chief Executive Officer.

2.	The Board of Directors and the Executive Committee shall act collectively in the exercise of their powers. The Chairman, and the Chief Executive Officer shall act in their individual capacity.

3.

The resolutions of the Board of Directors or the Executive Committee shall be carried out by its Chairman, by its Secretary, by a Director or by any third party designated in the resolution, acting jointly or individually.

Article 36. Composition of the Board of Directors and Appointment of Directors

1.

The Board of Directors shall be composed of a minimum of nine (9) and a maximum of fourteen (14) Directors, who shall be appointed or ratified at the General Shareholders’ Meeting, subject to Law and the requirements established by the Company’s Corporate Governance System. The determination of the number of Directors shall be the purview of the shareholders acting at the General Shareholders’ Meeting, for which purpose the shareholders may establish such number either by express resolution or indirectly, through the filling or non-filling of vacancies or the appointment or non-appointment of new Directors within the minimum and maximum numbers mentioned above.

2.	The following may not be appointed as Directors or individual representatives of a Director that is a legal entity:

a)

Domestic or foreign companies competing with the Company in the energy or other industries, or the directors or senior managers thereof, or the persons, if any, who are proposed by such companies in their capacity as shareholders.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

b)	Individuals or legal entities holding the position of director in more than three (3) companies with shares trading on domestic or foreign Securities Exchanges.

c)

Persons who, during the two (2) years prior to their appointment, have occupied high-level positions in the government which are incompatible with the simultaneous performance of the duties of a director of a listed company under national or autonomous community legislation, or positions of responsibility with entities regulating the energy industry, the securities markets or other industries in which the Company or the Group operates.

d)

Individuals or legal entities under any other circumstance of incompatibility or prohibition governed by provisions of a general nature, including those who have, in any manner, interests opposed to those of the Company or the Group.

3.	The appointment, ratification, re-election and removal of Directors must comply with the provisions of Law and the Company’s Corporate Governance System.

Article 37. Types of Directors

1.	The following shall be deemed:

a)	Executive Directors: those Directors who perform senior management duties or are employees of the Company or of its Group.

b)

External Proprietary Directors: those Directors: (i) who own a shareholding interest that is greater than or equal to that legally regarded as significant at any time or who have been appointed owing to their status as shareholders, although their shareholding interest does not reach such amount; or (ii) whose appointment has been proposed to the Company by shareholders of the type described in the preceding letter (i).

c)

External Independent Directors: those Directors who, having been appointed because of their personal and professional qualities, may carry out their duties without being conditioned by relationships with the Company, its significant shareholders or its managers.

d)	Other External Directors: those external Directors who do not have status as proprietary or independent directors.

The Regulations of the Board of Directors may further elaborate upon and develop these concepts.

2.	The Board of Directors shall be composed such that the external Directors represent a majority over the executive Directors. This instruction, as well as

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

those set forth in these By-Laws and in the Regulations of the Board of Directors regarding the composition of the Committees of the Board of Directors, shall be mandatory for the Board of Directors, which must follow them in the exercise of its powers to propose appointments and re-elections of Directors to the shareholders and to make interim appointments of Directors to cover vacancies and to appoint members of the Committees of the Board of Directors, and merely constitutes guidance for the shareholders, as applicable.

3.

A rationale for the status of each Director shall be given by the Board of Directors to the shareholders at the General Shareholders’ Meeting at which the appointment thereof must be made or ratified or the re-election thereof approved, and shall be maintained or, if applicable, modified in the annual corporate governance report, after a report from the Nominating and Compensation Committee.

Article 38. Designation of Positions

1.

The Board of Directors shall elect from among its members, after a report of the Nominating and Compensation Committee, a Chairman of the Board of Directors and, if it so decides, one or more Vice-Chairmen of the Board of Directors, at the proposal of the Chairman of the Board of Directors. The Board of Directors may also appoint one or more Honorary Chairmen of the Company.

2.	If the Chairman of the Board of Directors performs executive duties, the Board of Directors, upon a proposal from the Nominating and Compensation Committee, shall empower an independent Director to:

a)	Request the Chairman of the Board of Directors to call a meeting thereof when he so deems it appropriate.

b)	Request the inclusion of matters on the agenda for meetings of the Board of Directors.

c)	Coordinate and reflect the concerns of the external Directors.

d)	Direct the evaluation of the Chairman of the Board of Directors.

3.

At the proposal of the Chairman of the Board of Directors and after a report of the Nominating and Compensation Committee, the Board of Directors shall appoint a Secretary of the Board of Directors and, if applicable, one or more Vice-Secretaries, who need not be Directors. In the absence of the Secretary and Vice-Secretaries of the Board of Directors, the Director appointed by the Board of Directors from among those attending the meeting in question shall act as such.

4.	The Chairman, Vice Chairmen and, if applicable, the Secretary and Vice-Secretaries of the Board of Directors who are re-elected as members of the Board

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

of Directors by the shareholders, shall continue to perform the duties they previously carried out within the Board of Directors, without the need for a new election and without prejudice to the Board of Directors’ power of revocation with respect to such positions.

Article 39. Meetings of the Board of Directors

1.

The Board of Directors shall meet with the frequency that the Chairman of the Board of Directors deems appropriate, and at least the number of times and in the cases provided for in the Regulations of the Board of Directors. Meetings shall take place at the Company’s registered office or at the place, in Spain or abroad, indicated in the call to meeting.

2.

The call to meeting of the Board of Directors shall be carried out by the Secretary of the Board of Directors or the person acting in his stead, with the authorization of the Chairman, by any means that allows for the receipt thereof. Notice of the call shall be given as much in advance as is necessary for the Directors to have access thereto no later than the third day prior to the date of the meeting, except in the case of emergency meetings. Any information deemed necessary shall be sent or made available through the Directors’ website together with the call to meeting, which shall always include the agenda for the meeting, unless the requirement may be dispensed with upon duly-justified grounds.

3.

Without prejudice to the foregoing, the Board of Directors shall be deemed to have validly met without the need for a call if all of the Directors present in person or by proxy unanimously agree to hold the meeting and to the items of the agenda to be dealt with.

4.

Meetings of the Board of Directors may be held in several places connected by a conference system which permits the recognition and identification of the attendees, permanent communication among the attendees regardless of their location, and participation in discussion and the casting of votes, all in real time. Attendees at any of such places shall be deemed to have attended the same meeting for all purposes relating to the Board of Directors. The meeting shall be deemed to have been held where the largest number of Directors are located and, if they are in equal numbers, where the Chairman of the Board of Directors or, in his absence, the person chairing the meeting, is located.

5.

Voting by the Board of Directors may occur in writing without a meeting provided that no Director objects thereto. In this instance, the Directors may deliver to the Secretary of the Board of Directors, or the person acting on his behalf, their votes and the considerations they wish to appear in the minutes, by any means allowing for the receipt thereof. Resolutions adopted by this procedure shall be recorded in minutes prepared pursuant to the provisions of Law.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Article 40. Quorum for the Meeting and Majorities Required to Adopt Resolutions

1.	For the adoption of resolutions of the Board of Directors shall require the attendance at the meeting, in person or by proxy of a majority of the Directors.

2.

All of the Directors may cast their vote and give their proxy in favor of another Director. The proxy granted shall be a special proxy for the Board meeting in question, and may be communicated by any means allowing for the receipt thereof.

3.

The Chairman of the Board of Directors, as the person responsible for the efficient operation thereof, shall stimulate the debate and active participation of the Directors during its meetings, safeguarding the free making of decisions and expression of opinion.

4.

Resolutions shall be adopted by absolute majority of votes cast in person or by proxy at the meeting, except in the case of a permanent delegation of powers and the appointment of Directors to exercise such powers, which shall require the favorable vote of at least two-thirds (2/3) of the Directors. The Law or the Company’s Corporate Governance System may provide for greater majorities. In the event of a tie, the Chairman shall have the tie-breaking vote.

5.	The Chairman may invite to meetings of the Board of Directors or to particular items on the agenda all those persons who might contribute to improving the information provided to the Directors.

Article 41. Formalization of Resolutions

1.	Resolutions shall be recorded in minutes signed by the Chairman and the Secretary, or by the person acting in their stead.

2.

Total or partial certifications, which are required to record the resolutions of the Board of Directors, shall be issued and signed by the Secretary or, if applicable, by one of the Vice-Secretaries of the Board of Directors with the approval of the Chairman or, if applicable, of one of the Vice-Chairmen.

Article 42. Committees of the Board of Directors

1.	The Board of Directors must create and permanently maintain an Executive Committee.

2.	The Board of Directors must also create an Audit and Risk Supervision Committee, an Appointments and Compensation Committee and a Corporate Social Responsibility Committee.

3.	In addition, the Board of Directors may create other Committees or Commissions

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

of purely internal scope with powers as determined by the Board of Directors.

4.

The Committees shall be governed by the provisions of the Company’s Corporate Governance System, including, if applicable, specific Regulations, when available, which must be approved by the Board of Directors and, by way of supplement and to the extent not incompatible with the nature thereof, by the provisions regarding the operation of the Board of Directors, particularly with respect to the call to meetings, delegation of proxies to another Director, constitution of meetings, meetings without a call, the holding of meetings, rules for adopting resolutions, voting in writing and without a meeting, and approval of the minutes of meetings.

Article 43. Executive Committee

1.

The Board of Directors shall permanently create an Executive Committee with all of the powers inherent to the Board of Directors except for those powers that may not be delegated pursuant to legal or by-laws restrictions.

2.

The Executive Committee shall be composed of the number of Directors decided by the Board of Directors upon a proposal of the Nominating and Compensation Committee, with a minimum of five (5) and a maximum of eight (8) Directors.

3.

The appointment of members of the Executive Committee and the delegation of powers thereto shall be carried out by the Board with the favorable vote of two-thirds (2/3) of the Directors. The renewal thereof shall be carried out at the time and in the form and numbers as is decided by the Board of Directors.

4.	The Chairman of the Board of Directors, the Vice-Chairman or Vice-Chairmen of the Board of Directors and the Chief Executive Officer shall in all cases form a part of the Executive Committee.

5.

The meetings of the Executive Committee shall be chaired by the Chairman of the Board of Directors, and in the absence thereof by one of the Vice Chairmen. The Secretary of the Board of Directors or, in the absence thereof, one of the Vice-Secretaries or, in the absence of all of them, the Director that the Executive Committee appoints from among its members in attendance, shall act as Secretary.

6.

Resolutions of the Executive Committee shall be adopted by majority of the Directors sitting on the Committee who are present at the meeting in person or by proxy. In the event of a tie, the Chairman shall have the tie-breaking vote.

Article 44. Audit and Risk Supervision Committee

1.	The Board of Directors shall create a permanent Audit and Risk Supervision Committee, an internal informational and consultative body, without executive

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

duties, and with informational, advisory and proposal-making powers within its areas of activity.

2.

The Audit and Risk Supervision Committee shall be composed of a minimum of three (3) and a maximum of five (5) Directors appointed by the Board of Directors, upon a proposal of the Nominating and Compensation Committee, from among the external Directors who are not members of the Executive Committee. A majority of such Directors shall be independent, and at least one of them shall be appointed taking into account the knowledge and experience thereof in the areas of accounting, auditing and risk management.

3.

The Board of Directors shall appoint the Chairman of the Audit and Risk Supervision Committee from among the independent Directors forming a part thereof, as well as its Secretary, who need not be a Director. The position of Chairman of the Audit and Risk Supervision Committee shall be held for a maximum period of three (3) years, after which period such person may not be re-elected until the passage of at least one year from ceasing to act as such, without prejudice to his continuance or re-election as a member of the Committee.

4.	The Audit and Risk Supervision Committee shall have the powers set forth in the Regulations of the Board of Directors and in its own Regulations and in any event the following:

a)	Report to the General Shareholders’ Meeting with respect to matters raised therein by shareholders regarding its powers.

b)	Supervise the effectiveness of the internal control of the Company and of its Group, as well as the risk management systems.

c)	Together with the auditors, analyze significant weaknesses in the internal control system detected during the audit.

d)	Supervise the process of preparing and presenting regulated financial information.

e)	Propose the appointment, re-election or replacement of the auditors, in accordance with applicable legal provisions, to the Board of Directors for submission to the General Shareholders’ Meeting.

f)	Supervise the activities of the Internal Audit Area, which will be functionally controlled by the Audit and Risk Supervision Committee.

g)

Establish appropriate relations with the auditors to receive information regarding matters that might risk the independence thereof, for examination by the Audit and Risk Supervision Committee, and any other information related to the development of the auditing procedure as well as such other

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

communications as are provided for in legislation regarding the auditing of financial statements and in other legal provisions on auditing. In any event, it must receive written confirmation from the auditors on an annual basis of their independence vis-à-vis the Company or entities directly or indirectly related thereto, as well as information on additional services of any kind provided to such entities by such auditors or persons or entitles related thereto pursuant to legislation on auditing.

h)

On an annual basis, prior to the audit report, issue a report opining on the independence of the auditor. This report must in any case pronounce on the provision of additional services referred to in the preceding paragraph.

Article 45. Nominating and Compensation Committee

1.

The Board of Directors shall create a permanent Nominating and Compensation Committee, which shall be an internal informational and consultative body without executive powers, and which shall have the information, advisory and proposal-making powers within its scope of action.

2.

The Nominating and Compensation Committee shall be made up of a minimum of three (3) and a maximum of five (5) Directors, appointed by the Board of Directors from among the external Directors, and the majority thereof must be classified as independent.

3.

The Board of Directors shall appoint the Chairman of the Nominating and Compensation Committee from among the independent Directors forming a part thereof, as well as its Secretary, who need not be a Director.

4.	The Nominating and Compensation Committee shall have the powers set forth in the Regulations of the Board of Directors and in its own Regulations.

Article 46. Corporate Social Responsibility Committee

1.

The Board of Directors shall permanently create a Corporate Social Responsibility Committee, an internal informational and consultative body, without executive duties, and with informational, advisory and proposal-making powers within its area of activity.

2.

The Corporate Social Responsibility Committee shall be made up of a minimum of three (3) and a maximum of five (5) Directors, appointed by the Board of Directors upon a proposal of the Nominating and Compensation Committee, from among the external Directors, the majority of which must be classified as independent.

3.	The Board of Directors shall designate a Chairman of the Corporate Social Responsibility Committee from among the Directors forming a part thereof, as

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

well as its Secretary, who need not be a Director.

4.	The Corporate Social Responsibility Committee shall have the powers established in the Regulations of the Board of Directors and in its own Regulations.

Article 47. Chairman and Vice-Chairman or Vice-Chairmen

1.

The Chairman of the Board of Directors shall have the status of President of the Company and of all of the decision-making bodies of which the Chairman is a member, which he shall permanently represent with the broadest powers, with the responsibility to carry out the resolutions thereof and being authorized in urgent cases to adopt such measures as the Chairman deems advisable in the corporate interest.

2.

The Chairman of the Board of Directors carries out the senior management and representation of the Company and leads the Board of Directors, He shall exercise the following powers, apart from those corresponding thereto pursuant to Law and the Company’s Corporate Governance System:

a)	To call and preside over meetings of the Board of Directors and the Executive Committee, setting the agenda for meetings and directing discussion and debate.

b)	To preside over the General Shareholders’ Meeting and exercise thereat the duties attributed thereto by the Company’s Corporate Governance System.

c)

To bring to the Board of Directors those proposals which the Chairman deems appropriate for the efficient running of the Company, particularly those corresponding to the operation of the Board of Directors itself and other corporate decision-making bodies, as well as proposing the persons, if any, who will hold the positions of Vice-Chairman or Vice-Chairmen, Chief Executive Officer and Secretary and, if applicable, the Vice-Secretary or Vice-Secretaries of the Board and of the Committees of the Board of Directors.

3.	The Board of Directors may appoint one or more Honorary Chairmen of the Company.

4.

The Board of Directors, upon a proposal of its Chairman and after a report from the Nominating and Compensation Committee, may elect from among its members one or more Vice-Chairmen who shall temporarily replace the Chairman of the Board of Directors in case of vacancy, absence, illness or inability.

5.

If there is more than one Vice-Chairmen of the Board of Directors, the one that is expressly appointed by the Board of Directors for such purpose shall replace the Chairman of the Board of Directors; in default of the foregoing, the Vice-

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Chairman having the longest length in office; if equal lengths, the oldest; and if there is no Vice-Chairman, the Director with the longest length of office, and in case of equal lengths, the oldest.

Article 48. Chief Executive Officer

1.

The Board of Directors, at the proposal of the Chairman thereof, after a report of the Nominating and Compensation Committee and with the favorable vote of at least two-thirds (2/3) of the Directors, may appoint a Chief Executive Officer with the powers it deems appropriate and which may be delegated pursuant to legal and by-laws provisions.

2.	The Chief Executive Officer, as well as the Chairman of the Board of Directors, shall exercise the power to represent the Company.

3.

In the event of the vacancy, absence, illness or inability of the Chief Executive Officer, his duties shall be temporarily assumed by the Chairman of the Board of Directors, who shall call a meeting of the Board of Directors to deliberate and decide upon the appointment, if applicable, of a new Chief Executive Officer.

Article 49. Secretary and Vice-Secretary or Vice-Secretaries; Counsel to the Board of Directors

1.

The Board of Directors, upon a proposal of the Chairman thereof, and after a report of the Nominating and Compensation Committee, shall appoint a Secretary and, if appropriate, one or more Vice-Secretaries, who need not be Directors, and who will replace the Secretary in cases of vacancy, absence, illness or inability. The same procedure shall be followed to resolve on the removal of the Secretary and, if appropriate, each Vice-Secretary.

2.

If there is more than one Vice-Secretary, the Secretary of the Board of Directors shall be replaced by the corresponding one among them in accordance with the order established at the time of their appointment. In the absence of a Secretary and Vice-Secretaries, the Director that the Board of Directors itself appoints from among the attendees at the meeting in question shall serve as such.

3.

The Secretary of the Board of Directors shall perform the duties assigned thereto by Law and the Company’s Corporate Governance System. In particular, he shall ensure the formal and substantive legality of the activities of the collective decision-making bodies, as well as advise the Board of Directors regarding the ongoing assessment and update of the Company’s Corporate Governance System.

4.

The Secretary of the Board of Directors or, if applicable, the Vice-Secretary or one of the Vice-Secretaries if several, may add the position of General Secretary if so decided by the Board of Directors, with the duties assigned thereto by the Company’s Corporate Governance System.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

5.

The Board of Directors shall appoint a Corporate Counsel to the Board of Directors who shall have the duties given thereto by applicable law. Such position may be held by the Secretary, or the Vice-Secretary, if any, or one of the Vice-Secretaries if several, if they are Attorneys and comply with the other requirements of applicable law and it is so decided by the Board of Directors.

Article 50. General Duties of Directors

1.

In the performance of his duties, a Director shall act in good faith and with the diligence of a prudent businessman and a faithful representative, and shall comply with the duties prescribed by Law and the Company’s Corporate Governance System, acting in furtherance of the corporate interests.

2.

The Regulations of the Board of Directors shall elaborate upon the specific obligations of Directors stemming from the duties of confidentiality, non-competition and faithfulness, with special focus on conflict of interest situations.

3.	The Company may obtain civil liability insurance for the Directors.

Article 51. Terms of Office and Filling of Vacancies

1.

The Directors shall serve in their position for a term of four (4) years, so long as the shareholders acting at the General Shareholders’ Meeting do not resolve to remove them and they do not resign from their position.

2.

The Directors must submit their resignation from the position and formalize their withdrawal upon the occurrence of any of the instances of incompatibility, lack of competence, structural and permanent conflict of interest, or prohibition against performing the duties of Director provided by Law or the Company’s Corporate Governance System.

3.	Directors may be re-elected to one or more terms of four (4) years.

4.

Vacancies which occur may, pursuant to Law, be filled by the Board of Directors on an interim basis until the next General Shareholders’ Meeting, whereat the shareholders shall confirm the appointments or elect the persons who should replace Directors which are not ratified, or it shall withdraw the vacant positions.

Article 52. Director Compensation

1.	The Company shall allocate as an expense an amount equal to a maximum of two (2%) percent of consolidated group profits obtained during the fiscal year for the following purposes:

a)	To compensate the Directors based on the offices held, and dedication to and attendance of meetings of the corporate decision-making bodies.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

b)	To endow a fund to meet the obligations of the Company regarding pensions, the payment of life insurance premiums and the payment of indemnifications in favor of current and former Directors.

The allocation of the maximum limit of two (2%) percent shall only occur if profits for the fiscal year are sufficient to cover legal and other mandatory reserves and the issuance to the shareholders of a dividend of at least four (4%) percent of the share capital.

2.

Independently of the provisions of the foregoing paragraph, and subject always to the approval of the shareholders, the compensation of Directors may also consist of the delivery of shares or options thereon, as well as a payment which takes as its reference the value of the Company’s shares.

3.

All rights and duties arising from membership on the Board of Directors shall be compatible with all other rights, duties and indemnification to which the Director may be entitled by reason of other employment or professional relationships, if any, that such Director may have with the Company. The fixed and variable compensations and the indemnifications arising from the corresponding contracts shall be included in and paid with a charge to the by-law allocation accorded to the Board of Directors in the preceding paragraph 1.

Article 53. Powers of Information and Inspection

1.

A Director shall have the broadest powers to obtain information regarding any aspect of the Company, to examine its books, records, documents and other records of corporate transactions, to inspect its facilities, and to communicate with the Senior Managers of the Company.

2.

The exercise of the above powers shall first be channeled through the Secretary of the Board of Directors, who shall act on behalf of the Chairman thereof pursuant to the provisions of the Company’s Corporate Governance System.”

13.7.- Approval of a restated text of the By-Laws that includes the approved amendments and consecutively renumbers the titles, chapters, sections and articles into which the By-Laws are divided.

After the amendments of the articles of the By-Laws approved in the preceding resolutions, it is hereby resolved to approve the following restated text of the By-Laws, which includes the approved amendments and consecutively renumbers the titles, chapters, sections and articles into which the By-Laws are divided:

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

“BY-LAWS OF IBERDROLA, S.A.

TITLE I. THE COMPANY AND ITS SHARE CAPITAL

Chapter I. General Provisions

Article 1. Corporate Name and Applicable Rules; Corporate Governance System

1.	The name of the company is Iberdrola, S.A. (the “Company”).

2.	The Company shall be governed by legal provisions relating to corporations and other applicable laws and regulations, as well as by its Corporate Governance System.

3.

The Company’s Corporate Governance System is made up of its By-Laws, the Corporate Policies, the Internal Corporate Governance Rules and the other internal Codes and Procedures approved by the competent decision-making bodies of the Company.

4.

The Company shall pursue the corporate interest, which is understood as the interest common to all shareholders of an independent corporation (sociedad anónima) directed towards the exploitation of its corporate purpose, in accordance with the provisions of applicable law and its Corporate Governance System.

Article 2. Corporate Purpose

1.	The purpose of the Company is:

a)

To carry out all manner of activities, construction work and services in and of themselves or with respect to the business of production, transmission, switching and distribution or supply of electric power or electricity by-products and applications thereof, and the raw material or energy needed for the generation thereof; energy, engineering, information-technology, telecommunications and Internet-related services; water treatment and distribution; the integral provision of urban and gas supply, as well as other gas storage, regasification, transportation or distribution activities; which will be carried out indirectly through the ownership of shares or equity interests in other companies that will not engage in the supply of gas.

b)

The distribution, representation and marketing of all manner of goods and services, products, articles, merchandise, software programs, industrial equipment and machinery, tools, utensils, spare parts and accessories.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

c)	The investigation, study and planning of investment and corporate structuring projects, as well as the promotion, creation and development of industrial, commercial or service companies.

d)

The provision of services assisting or supporting companies and businesses in which it has an interest or which are within its corporate group, for which purpose it may provide appropriate guarantees and bonds in favor thereof.

2.

The aforementioned activities may be carried out in Spain as well as abroad, and may be carried out, in whole or in part, either directly by the Company or through the ownership of shares or equity interests in other companies, subject in all cases and at all times to applicable legal provisions for each industry, especially the electricity industry.

Article 3. Duration of the Company

The duration of the Company shall be indefinite, its operations having commenced on the date of formalization of its deed of incorporation.

Article 4. Registered Office and Branches

1.

The registered office of the Company shall be in Bilbao (Biscay), at calle del Cardenal Gardoqui, number eight (8), and it may establish branches, agencies, local offices and delegations in Spain and abroad pursuant to applicable legal provisions.

2.

Such registered office may be transferred to another location within the same municipal area by resolution of the Board of Directors, which may also make decisions regarding the creation, elimination or transfer of the branches, agencies, local offices and delegations mentioned in the preceding paragraph.

Chapter II. Share Capital and Shares

Article 5. Share Capital

The share capital is four billion three hundred sixty-six million six hundred forty-seven thousand (4,366,647,000) euros, represented by five billion eight hundred twenty-two million one hundred ninety-six thousand (5,822,196,000) ordinary shares having a nominal value of 0.75 euro each, belonging to a single class and series, which are fully subscribed and paid-up.

Article 6. Representation of the Shares

1.	The shares are represented in book-entry form and, as regards their nature as book entries, they shall be governed by the provisions of Law.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

2.

The Company may at any time access the information needed to fully identify its shareholders and shall acknowledge as such any party which appears entitled thereto as owners in the entries of the corresponding book-entry registries.

3.	Modifications to features of shares represented by book entries shall be published in the manner provided by Law.

Article 7. Unpaid Subscriptions

1.	If shares have not been entirely paid up, this circumstance shall be reflected in the corresponding book entry.

2.

Unpaid subscriptions must be paid at the time fixed by the Board of Directors, within a period of five years from the date of the resolution approving the capital increase. The form and other circumstances of the payment shall be governed by the provisions of the resolution approving the capital increase, which may provide for cash as well as non-cash contributions.

3.

A shareholder who is delinquent in the payment of unpaid subscriptions may not exercise the right to vote. The nominal amount of such shareholder’s shares shall be deducted from share capital for calculating a quorum. Such shareholder shall also not have the right to receive dividends or the pre-emptive right to subscribe to new shares or convertible debentures.

Once the amount of the unpaid subscriptions and interest thereon has been paid, the shareholder may make a claim for payment of unexpired dividends, but not pre-emptive rights if the period for the exercise thereof has already lapsed.

Article 8. Shareholder Status

1.

Each share of the Company confers upon its legitimate holder the status of shareholder, and vests such holder with the rights and obligations established under Law and the Company’s Corporate Governance System.

2.

The shares are indivisible. Co-owners of one or more shares must designate a single person for the exercise of shareholder rights, and shall be jointly and severally liable to the Company for all obligations arising from their status as shareholders.

3.

In the case of beneficially-owned shares (usufructo de acciones), the bare owner shall be qualified as the designated shareholder, with the beneficial owner having the right in all cases to the dividends issued by the Company during the period of beneficial ownership.

4.	In the event of a pledge of shares, the exercise of shareholder rights belongs to the owner thereof.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

5.

Within the framework of the corporate interest as priority interest as against the particular interest of each shareholder, and in accordance with the Company’s Corporate Governance System, shareholders must exercise their rights vis-à-vis the Company and the other shareholders and meet their obligations with faithfulness, good faith and transparency.

6.	Ownership of shares entails compliance with the Company’s Corporate Governance System and submission to the lawfully-adopted decisions of the decision-making bodies and management of the Company.

Chapter III. Increase and Reduction in Share Capital

Article 9. Increase in Share Capital

1.

The share capital may be increased by resolution of the shareholders acting at a General Shareholders’ Meeting with the requirements established by Law and in accordance with the various methods authorized thereby. The increase may be effected by the issuance of new shares or by an increase in the nominal value of existing shares, and the par of exchange for the increase may consist of cash or non-cash contributions to share capital, including the set-off of loans vis-à-vis the Company or the conversion of reserves into share capital. The increase may be effected in part with a charge against new contributions and in part with a charge against reserves.

2.

Unless expressly provided otherwise in the resolution, if the increase in share capital is not fully subscribed within the period established for such purpose, the share capital shall be increased by the amount of subscriptions which have occurred.

Article 10. Authorized Share Capital

1.

The shareholders acting at a General Shareholders’ Meeting may, in accordance with the requirements established for amendment of the By-Laws and within the limits and conditions fixed by Law, authorize the Board of Directors, with powers of substitution, if any, to approve an increase in share capital on one or more occasions. When the shareholders delegate this power to the Board of Directors, they may also grant it the power to exclude pre-emptive rights with respect to the issuance of shares subject to the delegation, within the terms and requirements established by Law.

2.

The shareholders may also delegate to the Board of Directors, with powers of substitution, if any, the power to carry out the previously-adopted resolution to increase the share capital, within the periods set forth by Law, indicating the date or dates of execution and determining the conditions for the increase in all areas not provided for by the shareholders. The Board of Directors may make use of

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

such delegation in whole or in part, or may refrain from using it, in view of market conditions, the condition of the Company itself or any particularly relevant fact or circumstance which the Board believes justifies such decision. A report of such decision shall be made to the shareholders at the first General Shareholders’ Meeting held after the end of the period granted for the use of such delegation.

Article 11. Pre-Emptive Rights, and the Exclusion Thereof

1.

In increases of share capital with the issuance of new shares, whether ordinary or preferred, and with a charge to cash contributions, when permitted by Law, and within the period granted to them for this purpose by the Board of Directors, which shall not be less than fifteen (15) days from the publication of the announcement of the subscription offer for the new issuance in the Official Bulletin of the Commercial Registry, the shareholders of the Company may exercise the right to subscribe to a number of shares proportional to the nominal value of the shares they hold at that time.

2.

The shareholders acting at a General Shareholders’ Meeting or, if applicable, the Board of Directors, may, in furtherance of the corporate interests, exclude pre-emptive rights in whole or in part in such cases and under such conditions as are provided by Law. In particular, the corporate interests may justify the exclusion of pre-emptive rights when needed to facilitate the placement of new shares in markets which will allow access to sources of financing; the gathering of resources by using techniques based on the book-building likely to maximize the issue price per share; the inclusion of certain shareholders; (iv) the implementation of compensation programs covering Directors, managers or employees; and in general, the performance of any transaction which is advisable for the Company.

3.

Pre-emptive rights shall not apply when the share capital increase is made with a charge to non-cash contributions or when it is due to the conversion of debentures into shares or the takeover of another company or all or a portion of the split-off assets of another company.

Article 12. Reduction in Share Capital

1.

In accordance with procedures provided for by law, a reduction in share capital may be carried out by means of a reduction in the nominal value of shares, a retirement or pooling thereof in order to exchange them and, in all cases, the purpose thereof may be to return contributions, cancel unpaid subscriptions, create or increase reserves, re-establish equilibrium between the share capital and the assets of the Company diminished due to losses, or several of such purposes simultaneously.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

2.

In the event of a reduction in share capital in order to return contributions, payment to the shareholders may be made totally or partially in kind, provided that the conditions set forth in Article 61.5 below have been met.

3.

In accordance with the provisions of Law, the shareholders acting at a General Shareholders’ Meeting may resolve to reduce the share capital in order to retire a particular group of shares, provided that such group is defined based on substantive, homogenous and non-discriminatory criteria. In such event, the measure must be approved by majority vote of the shareholders pertaining to the affected group as well as by majority vote of the rest of the shareholders remaining with the Company. The amount to be paid by the Company may not be less than the arithmetic mean of the closing prices of the Company’s shares on the Continuous Market of the Stock Exchanges during the month prior to the adoption of the resolution reducing the share capital.

Chapter IV. Issuance of Debentures and Other Securities

Article 13. Issuance of Debentures

1.

The shareholders acting at a General Shareholders’ Meeting may, as provided by law, delegate to the Board of Directors the power to issue simple or convertible and/or exchangeable debentures. The Board of Directors may make use of such delegation on one or more occasions for a maximum period of five (5) years.

2.

In addition, the shareholders acting at a General Shareholders’ Meeting may authorize the Board of Directors to determine the time at which the approved issuance should take place, as well as to set other conditions not provided for in the shareholders’ resolution.

Article 14. Convertible and/or Exchangeable Debentures

1.	Convertible and/or exchangeable debentures may be issued with a fixed (determined or determinable) or variable exchange ratio.

2.

The resolution authorizing issuance shall provide whether the power to convert or exchange belongs to the debtholder and/or the Company or, if applicable, whether the conversion or exchange will occur automatically at a particular time.

Article 15. Other Securities

1.	The Company may issue notes, warrants, preferred stock and other negotiable securities different from the ones provided for in the preceding articles.

2.	The shareholders’ acting at a General Shareholders’ Meeting may delegate to the Board of Directors the power to issue such securities. The Board of Directors may

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

make use of such delegation on one or more occasions for a maximum period of five (5) years.

3.

The shareholders may also authorize the Board of Directors to determine the time at which the approved issuance should be carried out, as well as to set other terms not provided for in the shareholders’ resolution, upon the terms provided by Law.

4.	The Company may also provide a guarantee of securities issued by its subsidiaries.

TITLE II. GOVERNANCE OF THE COMPANY

Chapter I. The General Shareholders’ Meeting

Article 16. The General Shareholders’ Meeting

1.

The shareholders, meeting at a duly called General Shareholders’ Meeting, shall decide, by the majorities required in each case, on the matters within its authority, in accordance with Law and the Company’s Corporate Governance System.

2.

Resolutions which are duly adopted at a General Shareholders’ Meeting shall bind all shareholders, including shareholders who are absent, dissenting, abstain from voting and who lack the right to vote, without prejudice to the rights they may have to challenge such resolutions.

3.	The General Shareholders’ Meeting is governed by the provisions of these By-Laws, its own Regulations and the provisions of Law.

Article 17. Powers of the Shareholders Acting at a General Shareholders’ Meeting

1.	The shareholders at a General Shareholders’ Meeting shall decide the matters assigned thereto by Law or the Corporate Governance System, and particularly regarding the following:

a)	The approval of the annual financial statements, the allocation of profits, and the approval of corporate management.

b)	The appointment, re-election and removal of Directors, as well as the ratification of Directors designated by interim appointment to fill vacancies.

c)	The appointment, re-election and removal of the auditor.

d)	The amendment of the By-Laws.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

e)

An increase or reduction in share capital, as well as the delegation to the Board of Directors of the power to increase share capital, in which case it may also grant thereto the power to exclude or limit pre-emptive rights, upon the terms established by Law.

f)	The exclusion or limitation of pre-emptive rights.

g)	The transformation, merger, split-off, or overall assignment of assets and liabilities, and the transfer of the registered office abroad.

h)	The dissolution of the Company.

i)	The approval of the final liquidating balance sheet.

j)

The approval of the establishment of systems for compensation of the Company’s Directors and Senior Managers, consisting of the delivery of shares or of rights therein, or a compensation that takes as its reference the value of the shares.

k)	Issuance of debentures and other negotiable securities and delegation to the Board of Directors of the power for the issuance thereof.

l)	Authorization for the derivative acquisition of the Company’s own shares.

m)	Approval and amendment of the Rules for the General Shareholders’ Meeting.

2.

In addition, the shareholders acting at a General Shareholders’ Meeting shall decide any matter submitted to them by the Board of Directors or by the shareholders in the cases provided by Law, or that are within their power under Law or the Company’s Corporate Governance System.

Article 18. Ordinary and Extraordinary General Shareholders’ Meeting

1.

The shareholders acting at an ordinary General Shareholders’ Meeting, which shall be previously called for such purpose, must meet within the first six (6) months of each fiscal year in order to review corporate management, approve the annual financial statements from the prior fiscal year, if appropriate, and decide upon the allocation of profits or losses from such fiscal year. Resolutions may also be adopted at the ordinary General Shareholders’ Meeting regarding any other matter within the power of the shareholders, provided that such matter appears on the agenda of the call to meeting or is legally appropriate and that the General Shareholders’ Meeting has been convened with the required share capital in attendance.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

2.	Any General Shareholders’ Meeting not provided for in the foregoing paragraph shall be deemed an extraordinary General Shareholders’ Meeting.

Article 19. Call of the General Shareholders’ Meeting

1.

The General Shareholders’ Meeting must be formally called by the Board of Directors through an announcement published in the Official Bulletin of the Commercial Registry and on the corporate website as much in advance as required by Law. The notice published on the Company’s website shall be accessible on an uninterrupted basis until at least the holding of the General Shareholders’ Meeting.

2.	The Board of Directors must call a General Shareholders’ Meeting in the following events:

a)	In the event set forth in Article 18.1 above.

b)

If the meeting is requested, in the manner provided for by Law, by shareholders who hold or represent at least five (5%) percent of the share capital, which request sets forth the matters to be dealt with. In this event, the Board of Directors shall call for the General Shareholders’ Meeting to be held within the statutorily prescribed deadline. The Board of Directors must include the requested matters in the agenda of the call to meeting.

c)

When a tender offer is made for the securities of the Company, in order to report to the shareholders regarding the tender offer and to deliberate and decide upon the matters submitted for their consideration. Any shareholder or shareholders owning voting shares representing at least one (1%) percent of share capital shall have the right to request the inclusion of matters in the agenda of the call to the General Shareholders’ Meeting which must be called for this purpose.

3.

The announcement of the call to meeting must contain all statements required by Law under such circumstance and must set forth the day, place and time of the meeting upon first call and all matters to be dealt with. The announcement may also, if appropriate, set forth the date on which the General Shareholders’ Meeting shall proceed upon second call.

4.

Shareholders representing at least five (5%) percent of the share capital may request the publication of a supplement to the call of the General Shareholders’ Meeting including one or more items in the agenda of the call to meeting and submit well-founded proposed resolutions regarding matters already included or that should be included in the agenda of the call to meeting of the General Shareholders’ Meeting being called.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

5.

The shareholder’s rights mentioned in the preceding paragraphs 2.b), 2.c) and 4 must be exercised by duly authenticated notice that must be sent to the company’s registered office and which, in the latter two cases, must be received within five (5) days of the publication of the call to meeting. The supplement to the call to meeting mentioned in such paragraphs must be published within the statutorily prescribed deadline.

6.	The shareholders at the General Shareholders’ Meeting may not deliberate on or decide matters that are not included in the agenda of the call to meeting, unless otherwise provided by law.

7.

The Board of Directors may require that a notary public attend the General Shareholders’ Meeting and prepare the minutes thereof. In any event, the Board must require the presence thereof under the circumstances provided by Law.

8.	The Board of Directors is authorized to adopt appropriate measures to foster the participation of the shareholders at the General Shareholders’ Meeting, including the payment of attendance fees.

Article 20. Shareholders’ Right to Receive Information

1.

From the date of publication of the call of the General Shareholders’ Meeting through and including the seventh day prior to the date provided for the first call to meeting, the shareholders may request in writing the information or clarifications that they deem are required, or ask written questions that they deem pertinent, regarding the matters contained in the agenda of the call to meeting. In addition, upon the same prior notice and in the same manner, the shareholders may request information or clarifications or ask written questions regarding information accessible to the public which has been provided by the Company to the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores) since the holding of the last General Shareholders’ Meeting.

2.

During the holding of the General Shareholders’ Meeting, the shareholders may verbally request the information or clarifications that they deem appropriate regarding the matters contained in the agenda or the information accessible to the public that has been provided by the Company to the National Securities Market Commission since the holding of the last General Shareholders’ Meeting.

3.

The Board of Directors shall be required to provide the information requested pursuant to the two preceding paragraphs in the form and within the period provided by Law and the Company’s Corporate Governance System, except in cases in which it is improper or untimely, including, specifically, those cases in which, in the opinion of the Chairman, publication of the information might prejudice the corporate interest. This last exception shall not apply when the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

request is supported by shareholders representing at least one-fourth (1/4) of the share capital.

4.

The call of the ordinary General Shareholders’ Meeting shall set forth the means whereby any shareholder may obtain from the Company, without charge and on an immediate basis, the documents that must be submitted for approval by the shareholders at such ordinary General Shareholders’ Meeting, as well as the management report and the auditors’ report.

5.

When the shareholders are to deal with an amendment to the By-Laws, besides the statements required in each case by Law, the notice of the call must make clear the right of all shareholders to examine at the Company’s registered office the complete text of the proposed amendment and the report thereon and to request that such documents be delivered or sent to them without charge.

6.	In all cases in which the Law so requires, such information and supplemental documentation as is mandatory shall be made available to the shareholders.

Article 21. Establishment of a Quorum for the General Shareholders’ Meeting

1.	The General Shareholders’ Meeting shall be validly established with the minimum quorum required by Law, taking into account the matters appearing on the agenda of the call to meeting.

2.

Notwithstanding the provisions of the foregoing paragraph, shareholders representing two-thirds (2/3) of subscribed share capital with voting rights must be in attendance at the first call of the General Shareholders’ Meeting, and shareholders representing sixty (60%) percent of such share capital must be in attendance at the second call, in order to adopt resolutions regarding a change in the corporate purpose, transformation, total split-off, dissolution of the Company and the amendment of this section 2.

3.	The absence of shareholders occurring once a quorum for the General Shareholders’ Meeting has been established shall not affect the validity of the meeting.

4.

If the attendance of shareholders representing a particular percentage of share capital or the consent of specific interested shareholders is required pursuant to applicable legal or by-laws provisions in order to validly adopt a resolution regarding one or more items on the agenda of the call to the General Shareholders’ Meeting, and such percentage is not reached or such shareholders are not present in person or by proxy, the shareholders shall be limited to deliberation and decision regarding those items on the agenda which do not require such percentage of share capital or the presence of such shareholders.

Article 22. Right to Attend

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

1.	The holders of voting shares may attend the General Shareholders’ Meeting and take part in deliberations thereof, with the right to be heard and to vote.

2.

In order to exercise the right to attend, shareholders must cause the shares to be registered in their name in the corresponding book-entry registry at least five (5) days prior to the day on which the General Shareholders’ Meeting is to be held. This circumstance must be evidenced with the appropriate attendance, proxy-granting and distance voting card, validation certificate or other valid form of verification accepted by the Company.

3.	The members of the Board of Directors must attend the General Shareholders’ Meeting. The absence of any of them shall not affect the validity of the General Shareholders’ Meeting.

4.

The Chairman of the General Shareholders’ Meeting may authorize the attendance thereat of the managers, technical personnel and other persons related to the Company. He may also grant access thereto to the media, financial analysts and to any other person the Chairman deems appropriate, although the shareholders acting thereat may revoke such authorization.

Article 23. Right to Be Represented at the Meeting

1.

All shareholders having the right to attend may be represented at the General Shareholders’ Meeting by proxy through another person, whether or not such person is a shareholder, by complying with the requirements of Law and the Company’s Corporate Governance System.

2.

Proxies shall be given in writing or by postal or electronic correspondence, in which case the provisions of Article 28 below for the issuance of votes from a distance shall apply to the extent applicable.

3.	Proxy and voting instructions of shareholders acting through brokers, representatives or depositaries shall be governed by the provisions of the Company’s Corporate Governance System.

4.

In cases of absence of identification of the proxy-holder, absence of express instructions for the exercise of voting rights, items not included on the agenda of the call to the General Shareholders’ Meeting or a conflict of interest of the proxy-holder, the rules established in this regard in the Company’s Corporate Governance System shall apply.

5.

The Chairman of and the Secretary of the Board of Directors or the Chairman of and Secretary for the General Shareholders’ Meeting, from the constitution thereof, and the persons delegated by any of them, shall have the widest powers to verify the identity of the shareholders and their proxy-holders, verify the ownership and status of their rights, and recognize the validity of the attendance,

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

proxy-granting and distance voting document or media evidencing attendance or representation by proxy.

6.

A proxy is always revocable. Attendance by the shareholder granting the proxy at the General Shareholders’ Meeting, whether in person or due to having cast a vote from a distance on a date subsequent to that of the proxy, shall have the effect of revoking the proxy.

Article 24. Place and Time of the Meeting

1.	The General Shareholders’ Meeting shall be held at the place indicated in the call to meeting in any municipality within the Historical Territory of Biscay.

2.

The General Shareholders’ Meeting may be attended by going to the place where the meeting is to be held or, if applicable, to other places provided by the Company and indicated in the call to meeting, and which are connected therewith by any valid systems that allow recognition and identification of the parties attending, permanent communication among the attendees regardless of their location, and participation and voting, all in real time. The principal place of the meeting must be located in the municipality of the Historical Territory of Biscay indicated in the call to meeting, but supplemental locations need not be so located. For all purposes relating to the General Shareholders’ Meeting, attendees at any of the sites shall be deemed attendees at the same individual meeting. The meeting shall be deemed to have been held at the principal location thereof.

3.	If no place is indicated in the call to meeting, it shall be deemed that the meeting shall take place at the Company’s registered office.

4.

The shareholders, provided that there are just grounds for such purpose, may agree to extend their meeting for one or more consecutive days at the proposal of the Chairman of the General Shareholders’ Meeting, a majority of the Directors attending the meeting, or at the request of that number of shareholders representing at least one-fourth (1/4) of the share capital. Regardless of the number of sessions, the General Shareholders’ Meeting shall be deemed to be a single meeting, and a single set of minutes shall be prepared for all of the sessions. The shareholders may also temporarily suspend the meeting under the circumstances and in the manner set forth in the Rules for the General Shareholders’ Meeting.

Article 25. Chairman, Secretary and Presiding Committee (Mesa) of the General Shareholders’ Meeting

1.	The Chairman of the Board of Directors or, in the absence thereof, the Vice-Chairman, shall act as the Chairman of the General Shareholders’ Meeting. If

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

there are several Vice Chairmen, they shall act in the order set forth in Article 47.5 below. In the absence of all of the foregoing, the person appointing the Presiding Committee shall act as the Chairman of the General Shareholders’ Meeting.

2.

The Secretary of the Board of Directors or, in his absence, the Vice-Secretary of the Board of Directors, shall act as the Secretary for the General Shareholders’ Meeting. If there are several Vice-Secretaries, the order set forth in Article 49.3 below shall apply. In the absence of all of the foregoing, the person appointed by the Presiding Committee shall act as Secretary for the General Shareholders’ Meeting.

3.

The Presiding Committee (Mesa) shall be made up of the Chairman, the Secretary for the General Shareholders’ Meeting, and the other members of the Board of Directors present at the meeting. Without prejudice to other powers that may be assigned thereto by these By-Laws or the Corporate Governance System, in performing its duties, the Presiding Committee shall assist the Chairman of the General Shareholders’ Meeting upon the request thereof.

Article 26. List of Attendees

1.

Once the Presiding Committee has been formed, and prior to beginning with the agenda of the call to meeting, a list of attendees shall be prepared which sets forth the nature or representation of each attendee and the number of their own or other parties’ shares present. At the end of the list, there shall be a determination of the number of shareholders present (including those voting from a distance) in person or by proxy at the meeting, as well as the amount of share capital they own, with a specification as to which capital corresponds to shareholders with the right to vote.

2.

Once the list has been prepared, the Chairman of the General Shareholders’ Meeting shall declare whether or not the requirements for the valid formation of a General Shareholders’ Meeting have been met. Immediately thereafter, if appropriate, the Chairman of the General Shareholders’ Meeting shall declare the General Shareholders’ Meeting to be validly convened. Questions or claims arising with respect to these matters shall be resolved by the Chairman of the General Shareholders’ Meeting.

3.

If the Company requests a notary public to prepare the minutes of the meeting, the notary public shall ask the shareholders and make clear in the minutes whether there are reservations or objections regarding the statements of the Chairman of the General Shareholders’ Meeting regarding the number of shareholders in attendance and the share capital present in person or by proxy.

Article 27. Deliberations and Voting

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

1.

The Chairman of the General Shareholders’ Meeting shall: direct the meeting such that deliberations are carried out pursuant to the agenda; accept or reject new proposals relating to matters on the agenda; organize and direct the deliberations, granting the floor to shareholders who so request it, and taking the floor away or refusing to grant it when the Chairman deems that a particular matter has been sufficiently debated, is not included in the agenda or hinders the progress of the meeting; reject proposals made by shareholders during their presentations that are inappropriate; indicate the time and establish pursuant to the Rules for the General Shareholders’ Meeting the system or procedure for voting; decide on the suspension or limitation of political rights, especially the voting rights of shares pursuant to Law and the Company’s Corporate Governance System; approve the polling and vote counting system; proclaim the results thereof; temporarily suspend the General Shareholders’ Meeting; close the meeting; and, in general, exercise all powers, including those of order and discipline, which are required to properly hold the proceedings.

2.

The Chairman of the General Shareholders’ Meeting may entrust management of debate to a Director the Chairman deems appropriate or to the Secretary for the General Shareholders’ Meeting, who shall carry out these duties on behalf thereof, and the Chairman may retake them at any time. In the event of temporary absence or supervening disability of the Chairman of the General Shareholders’ Meeting or the Secretary thereof, the appropriate persons under sections 1 and 2 of Article 25, respectively, shall assume the duties thereof.

3.	Resolutions shall be voted by the shareholders at the General Shareholders’ Meeting pursuant to the provisions of the following articles and the Rules for the General Shareholders’ Meeting.

Article 28. Casting of Votes from a Distance, Representation and Voting from a Distance

1.

Shareholders may cast their vote regarding proposals relating to the items included in the agenda of the call to meeting by means of postal or electronic correspondence or any other means of distance communication, provided that the identity of the person voting and the security of the electronic communications are assured. In all such cases, they shall be deemed present for purposes of the establishment of a quorum at the General Shareholders’ Meeting.

2.

In order to vote by postal correspondence, shareholders must send to the Company the attendance, proxy-granting and distance voting card, duly executed and signed, a validation certificate, or any other document or instrument verifying the distance vote accepted by the Company.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

3.

Votes by electronic correspondence shall be cast using a recognized electronic signature or other type of guarantee that the Board of Directors deems best ensures the authenticity and identification of the voting shareholder.

4.

Votes cast by either of the means set forth in the preceding paragraphs must be received by the Company before midnight on the day immediately prior to the date provided for the holding of the General Shareholders’ Meeting upon first call or upon second call, as applicable.

5.	The Board of Directors is empowered to elaborate upon the rules, means and procedures for proxy-granting and distance voting, including applicable rules on priority and conflict.

Specifically, the Board of Directors may establish rules for the use of guarantees other than electronic signatures for casting electronic votes pursuant to the provisions of paragraph 3 above; reduce the advance period set forth in paragraph 4 above for receipt by the Company of votes cast from a distance; and accept, and authorize the Chairman of and Secretary for the General Shareholders’ Meeting and the persons delegated thereby to accept, any distance votes received after such period, to the extent allowed by the instruments available.

The Chairman and Secretary of the Board of Directors or the Chairman of and Secretary for the General Shareholders’ Meeting, from the formation thereof, and the persons delegated thereby, shall have the broadest powers to verify the identity of the shareholders and their representatives; check the legitimacy of the exercise of the rights of attendance, proxy-granting and voting by the shareholders and their representatives; check and accept the validity of proxies and distance voting in accordance with the provisions of the Company’s Corporate Governance System and in the rules established by the Board of Directors in implementation thereof.

6.

A distance vote shall be revoked either by physical attendance of the shareholder at the General Shareholders’ Meeting or by express revocation thereof by the same means used to cast such vote, or if the shareholder validly grants a proxy after the date of casting of the distance vote.

7.

Remote attendance at the General Shareholders’ Meeting by means of data transmission and simultaneously and distance electronic voting during the holding of the General Shareholders’ Meeting may be admitted if it is so established in the Rules for the General Shareholders’ Meeting, subject to the requirements set forth therein.

Article 29. Approval of Resolutions

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

1.

The shareholders acting at a General Shareholders’ Meeting shall adopt resolutions with the favorable vote of more than one-half of the voting shares whose holders are present in person or by proxy at the General Shareholders’ Meeting. The foregoing does not affect situations in which the Law or these By- Laws require a greater majority. Each voting share that is represented in person or by proxy at the General Shareholders’ Meeting shall give the right to one vote.

2.	The right to vote may not be assigned, even through the grant of a proxy, in exchange for any kind of consideration or material benefit.

3.

No shareholder may cast a number of votes greater than those corresponding to shares representing ten (10%) percent of share capital, even if the number of shares held exceeds such percentage of the share capital. This limitation does not affect votes corresponding to shares with respect to which a shareholder is holding a proxy as a result of the provisions of Article 23 above, provided, however, that with respect to the number of votes corresponding to the shares of each shareholder represented by proxy, the limitation set forth above shall apply.

4.

The limitation set forth in the foregoing paragraph shall also apply to the maximum number of votes that may be collectively or individually cast by two or more shareholders which are entities or companies belonging to the same group. Such limitation shall also apply to the number of votes that may be cast collectively or individually by an individual and the shareholder entity, entities or companies controlled by such individual. A group shall be deemed to exist under the circumstances provided by Law, and also when a person controls one or more entities or companies.

5.

Shares deprived of voting rights pursuant to the application of the foregoing paragraphs shall be deducted from the shares in attendance at the General Shareholders’ Meeting for purposes of determining the number of shares upon which the majorities needed for the approval of resolutions submitted to the shareholders shall be calculated.

Article 30. Conflicts of Interest

1.

Shareholders in a conflict of interest, and particularly those participating in a merger or split-off with the Company or who are called to subscribe to an increase in capital with the exclusion of pre-emptive rights or to acquire by overall assignment all of the Company’s assets, or who are affected by resolutions pursuant to which the Company grants them a right, relieves them of an obligation, excuses them, if a director, from the prohibition against competition, or who approve a transaction in which they are interested, and, in general, merely formal and apparent shareholders who lack an actual and effective interest and do not act in a fully transparent manner vis-à-vis the Company, may not exercise their voting rights at the General Shareholders’ Meeting, either directly or by

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

proxy, with respect to the matters or proposed resolutions with respect to which the conflict refers.

2.

The provisions of the foregoing paragraph shall also apply when the resolutions affect, (i) in the case of an individual shareholder, the entities or companies controlled by such individual, and (ii) in the case of shareholders which are legal entities, the entities or companies belonging to its group (in the sense indicated in Article 29.4 above), even when these latter companies or entities are not shareholders.

3.

If the party subject to any of the voting prohibitions above attends the General Shareholders’ Meeting, such shareholder’s shares shall be deducted from those in attendance at the General Shareholders’ Meeting for purposes of determining the number of shares upon which the majority needed for the adoption of the relevant resolutions.

Article 31. Documentation of Resolutions

1.

Documentation of shareholder resolutions, the conversion thereof into a public instrument and the registration thereof with the Commercial Registry shall be carried out pursuant to the provisions of Law.

2.

The total or partial certificates needed to evidence shareholder resolutions shall be issued and signed by the Secretary of the Board of Directors, or by one of the Vice-Secretaries, if any, with the approval of the Chairman of the Board of Directors or, if applicable, of one of the Vice-Chairmen thereof.

Chapter II. Management of the Company

Section 1. General Provisions

Article 32. Structure of the Company’s Management

1.

The Company’s management is vested in a Board of Directors, its Chairman, an executive committee called the Executive Committee (Comisión Ejecutiva Delegada) and, if any and if agreed to by the Board of Directors, a Chief Executive Officer (Consejero Delegado).

2.

Each of these bodies shall have the powers set forth in these By-Laws, in the Regulations of the Board of Directors and other applicable provisions of the Corporate Governance System, without prejudice to the provisions of Law.

Section 2. The Board of Directors

Article 33. Regulation of the Board of Directors

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

The Board of Directors shall be governed by the provisions set forth in the Law, the By-Laws, the Regulations of the Board of Directors and other applicable provisions of the Company’s Corporate Governance System.

Article 34. Powers of the Board of Directors

1.	The Board of Directors has the power to adopt resolutions regarding all matters not assigned by Law or these By-Laws to the shareholders acting at the General Shareholders’ Meeting.

2.

Although the Board of Directors has the widest powers and authority to manage, direct, administer and represent the Company, as a general rule of good governance, and pursuant to the Company’s Corporate Governance System, the Board of Directors shall focus its activities on the supervision and monitoring of the general strategies and guidelines to be followed by the Company and the group of which the controlling company, within the meaning provided by Law, is the Company (the “Group”), entrusting to the representative management decision-making bodies and to the Senior Managers the day-to-day management and direction, as well as the dissemination, coordination and general implementation of the Group’s management guidelines, operating in the interest of each and every one of the companies belonging thereto.

3.

The Board of Directors shall design, evaluate and review the Company’s Corporate Governance System on an ongoing basis. It shall pay special attention to the approval of the Corporate Policies, which further develop the principles reflected in the By-Laws and other documents of the Company’s Corporate Governance System and codify the guidelines that should govern the activities of the Company and its shareholders. The Corporate Policies shall group together those relating to corporate governance and regulatory compliance, risks, and social responsibility.

4.	The Board of Directors, within its powers regarding the general function of supervision, organization and strategic coordination of the Group, shall occupy itself with the following, among others:

a)

Determine and coordinate, within legal limits, the general strategies and guidelines for management of the Group, entrusting to the management decision-making bodies and to the management of the subholding companies of the Group the duties of day-to-day management and actual direction of each of the business subgroups thereof.

b)

Supervise the general development of the Group’s management strategies and guidelines by the subholding companies thereof, establishing appropriate mechanisms for the exchange of information in the interest of the Company and of the companies included within the Group.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

c)	Decide on matters with strategic importance at the Group level.

d)

Ensure the effective separation within the Group of the regulated activities carried out by the various companies making it up upon the terms required by applicable legal provisions in the markets and regions in which it carries out its activities.

e)

Regulate, analyze and decide upon possible conflicts of interest, significant transactions and related-party transactions among the companies of the Group and, in particular, regarding those that affect listed subsidiaries.

f)

Approve the creation or acquisition of equity interests in special purpose entities or entities domiciled in countries or territories that are considered to be tax havens, as well as any other transactions of a similar nature that, due to their complexity, might diminish the transparency of the Group.

5.

In particular, the Board of Directors, acting upon its own initiative or at the proposal of the corresponding internal decision-making body, shall deal with the matters set forth below (as an example only):

A)	With respect to the General Shareholders’ Meeting:

a)	Call the General Shareholders’ Meeting.

b)	Propose to the shareholders at the General Shareholders’ Meeting the amendment of the By-Laws.

c)	Propose to the shareholders at the General Shareholders’ Meeting the amendment of the Rules for the General Shareholders’ Meeting to the shareholders.

d)

Submit to the shareholders at the General Shareholders’ Meeting the transformation of the Company into a holding company, by means of “subsidiarization” or the inclusion within dependent entities of essential activities until that time carried out by the Company, even if it maintains full control over them.

e)	Submit to the shareholders at the General Shareholders’ Meeting acquisitions or dispositions of essential operating assets when they involve an effective change in the corporate purpose.

f)	Propose to the shareholders at the General Shareholders’ Meeting the approval of transactions with a purpose equivalent to the liquidation of the Company.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

g)	Implement the resolutions approved by the shareholders at the General Shareholders’ Meeting and perform any duties that the shareholders have entrusted thereto.

B)	With respect to the organization of the Board of Directors and the delegation of powers and powers of representation:

a)	Approve and amend the Regulations of the Board of Directors.

b)	Define the structure of general powers to be granted by the Board of Directors or by the delegated management decision-making bodies.

C)	With respect to information to be provided by the Company.

a)	Direct the provision of the Company’s information to shareholders and the markets in general, pursuant to standards of equality, transparency and truthfulness.

b)

Draw up the Company’s annual financial statements, management report and proposal for the allocation of profits or losses, as well as the consolidated financial statements and management report, and prepare the financial information that the Company must periodically make public due to its status as listed company, ensuring that such documents provide a faithful image of the assets, financial position and results of the Company in accordance with the provisions of Law.

c)

Approve the Company’s annual corporate governance report, as well as the annual sustainability report, the annual compensation policy report and any other that the Board of Directors considers recommendable to improve information for shareholders and investors or that is required by applicable legal provisions at any time.

D)	With respect to the Directors and Senior Managers:

a)	Designate Directors to fill vacancies by interim appointment and propose to the shareholders the appointment, ratification, re-election or removal of Directors.

b)	Designate and renew internal positions within the Board of Directors and the members of and positions on the Committees established within the Board of Directors.

c)

Set, pursuant to the By-Laws and within the limits established thereby, the Director Compensation Policy and the compensation thereof. In the case of executive Directors, the Board of Directors shall set the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

additional compensation to which they are entitled due to their executive duties and other basic terms that their contracts must include.

d)

Approve, upon a proposal of the Chairman of the Board of Directors or the Chief Executive Officer the appointment and removal of Senior Managers of the Company, as well as set the compensations or indemnifications, if any, payable to them in the event of removal.

As an exception to the foregoing, based on a proposal made for such purpose by the Chairman of the Board of Directors, the Audit and Risk Supervision Committee shall submit a reasoned proposal to the Board of Directors regarding the selection, appointment or removal of the Director of the Internal Audit Area.

Senior Managers shall be deemed to be those managers who report directly to the Board of Directors, the Chairman thereof, or the Chief Executive Officer of the Company, and shall in any case include the Director of the Internal Audit Area and any other manager given such status by the Board of Directors.

e)

Approve the Senior Manager Compensation Policy as well as the basic terms and conditions of their contracts, based for such purpose on a proposal that the Chairman of the Board of Directors or the Chief Executive Officer submits to the Nominating and Compensation Committee for its report and submission thereof to the Board of Directors.

f)	Regulate, analyze and decide upon possible conflicts of interest and related-party transactions of the Company with its Directors and Senior Managers and the persons related thereto.

E)	Other Powers:

a)

Prepare the dividend policy and submit the corresponding proposed resolutions on the allocation of profits or losses to the shareholders at the General Shareholders’ Meeting, as well as decide upon the payment of interim dividends.

b)	Take note of mergers, split-offs, concentrations or overall assignments of assets and liabilities that affect any of the significant companies of the Group.

c)	Declare its position regarding all tender offers for the Company’s securities.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

d)

Decide on proposals submitted by the Executive Committee, the Chairman of the Board of Directors, the Chief Executive Officer, the lead independent Director, and the Committees of the Board of Directors.

e)

Make decisions regarding any other matter within its authority which the Board of Directors believes to be in the interests of the Company or which the Regulations of the Board of Directors reserve to the Board as a whole.

Article 35. Representation of the Company

1.	Representation of the Company shall be the purview of the Board of Directors, its Chairman, the Executive Committee and, if any and if approved by the Board of Directors, a Chief Executive Officer.

2.	The Board of Directors and the Executive Committee shall act collectively in the exercise of their powers. The Chairman, and the Chief Executive Officer shall act in their individual capacity.

3.

The resolutions of the Board of Directors or the Executive Committee shall be carried out by its Chairman, by its Secretary, by a Director or by any third party designated in the resolution, acting jointly or individually.

Article 36. Composition of the Board of Directors and Appointment of Directors

1.

The Board of Directors shall be composed of a minimum of nine (9) and a maximum of fourteen (14) Directors, who shall be appointed or ratified at the General Shareholders’ Meeting, subject to Law and the requirements established by the Company’s Corporate Governance System. The determination of the number of Directors shall be the purview of the shareholders acting at the General Shareholders’ Meeting, for which purpose the shareholders may establish such number either by express resolution or indirectly, through the filling or non-filling of vacancies or the appointment or non-appointment of new Directors within the minimum and maximum numbers mentioned above. The foregoing shall be deemed to be without prejudice to the system of proportional representation to which the shareholders are entitled under the provisions of Law.

2.	The following may not be appointed as Directors or individual representatives of a Director that is a legal entity:

a)

Domestic or foreign companies competing with the Company in the energy or other industries, or the directors or senior managers thereof, or the persons, if any, who are proposed by such companies in their capacity as shareholders.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

b)	Individuals or legal entities holding the position of director in more than three (3) companies with shares trading on domestic or foreign Securities Exchanges.

c)

Persons who, during the two (2) years prior to their appointment, have occupied high-level positions in the government which are incompatible with the simultaneous performance of the duties of a director of a listed company under national or autonomous community legislation, or positions of responsibility with entities regulating the energy industry, the securities markets or other industries in which the Company or the Group operates.

d)

Individuals or legal entities under any other circumstance of incompatibility or prohibition governed by provisions of a general nature, including those who have, in any manner, interests opposed to those of the Company or the Group.

3.	The appointment, ratification, re-election and removal of Directors must comply with the provisions of Law and the Company’s Corporate Governance System.

Article 37. Types of Directors

1.	The following shall be deemed:

a)	Executive Directors: those Directors who perform senior management duties or are employees of the Company or of its Group.

b)

External Proprietary Directors: those Directors: (i) who own a shareholding interest that is greater than or equal to that legally regarded as significant at any time or who have been appointed owing to their status as shareholders, although their shareholding interest does not reach such amount; or (ii) whose appointment has been proposed to the Company by shareholders of the type described in the preceding letter (i).

c)

External Independent Directors: those Directors who, having been appointed because of their personal and professional qualities, may carry out their duties without being conditioned by relationships with the Company, its significant shareholders or its managers.

d)	Other External Directors: those external Directors who do not have status as proprietary or independent directors.

The Regulations of the Board of Directors may further elaborate upon and develop these concepts.

2.	The Board of Directors shall be composed such that the external Directors represent a majority over the executive Directors. This instruction, as well as

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

those set forth in these By-Laws and in the Regulations of the Board of Directors regarding the composition of the Committees of the Board of Directors, shall be mandatory for the Board of Directors, which must follow them in the exercise of its powers to propose appointments and re-elections of Directors to the shareholders and to make interim appointments of Directors to cover vacancies and to appoint members of the Committees of the Board of Directors, and merely constitutes guidance for the shareholders, as applicable.

3.

A rationale for the status of each Director shall be given by the Board of Directors to the shareholders at the General Shareholders’ Meeting at which the appointment thereof must be made or ratified or the re-election thereof approved, and shall be maintained or, if applicable, modified in the annual corporate governance report, after a report from the Nominating and Compensation Committee.

Article 38. Designation of Positions

1.

The Board of Directors shall elect from among its members, after a report of the Nominating and Compensation Committee, a Chairman of the Board of Directors and, if it so decides, one or more Vice-Chairmen of the Board of Directors, at the proposal of the Chairman of the Board of Directors. The Board of Directors may also appoint one or more Honorary Chairmen of the Company.

2.	If the Chairman of the Board of Directors performs executive duties, the Board of Directors, upon a proposal from the Nominating and Compensation Committee, shall empower an independent Director to:

a)	Request the Chairman of the Board of Directors to call a meeting thereof when he so deems it appropriate.

b)	Request the inclusion of matters on the agenda for meetings of the Board of Directors.

c)	Coordinate and reflect the concerns of the external Directors.

d)	Direct the evaluation of the Chairman of the Board of Directors.

3.

At the proposal of the Chairman of the Board of Directors and after a report of the Nominating and Compensation Committee, the Board of Directors shall appoint a Secretary of the Board of Directors and, if applicable, one or more Vice-Secretaries, who need not be Directors. In the absence of the Secretary and Vice-Secretaries of the Board of Directors, the Director appointed by the Board of Directors from among those attending the meeting in question shall act as such.

4.	The Chairman, Vice Chairmen and, if applicable, the Secretary and Vice- Secretaries of the Board of Directors who are re-elected as members of the Board

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

of Directors by the shareholders, shall continue to perform the duties they previously carried out within the Board of Directors, without the need for a new election and without prejudice to the Board of Directors’ power of revocation with respect to such positions.

Article 39. Meetings of the Board of Directors

1.

The Board of Directors shall meet with the frequency that the Chairman of the Board of Directors deems appropriate, and at least the number of times and in the cases provided for in the Regulations of the Board of Directors. Meetings shall take place at the Company’s registered office or at the place, in Spain or abroad, indicated in the call to meeting.

2.

The call to meeting of the Board of Directors shall be carried out by the Secretary of the Board of Directors or the person acting in his stead, with the authorization of the Chairman, by any means that allows for the receipt thereof. Notice of the call shall be given as much in advance as is necessary for the Directors to have access thereto no later than the third day prior to the date of the meeting, except in the case of emergency meetings. Any information deemed necessary shall be sent or made available through the Directors’ website together with the call to meeting, which shall always include the agenda for the meeting, unless the requirement may be dispensed with upon duly-justified grounds.

3.

Without prejudice to the foregoing, the Board of Directors shall be deemed to have validly met without the need for a call if all of the Directors present in person or by proxy unanimously agree to hold the meeting and to the items of the agenda to be dealt with.

4.

Meetings of the Board of Directors may be held in several places connected by a conference system which permits the recognition and identification of the attendees, permanent communication among the attendees regardless of their location, and participation in discussion and the casting of votes, all in real time. Attendees at any of such places shall be deemed to have attended the same meeting for all purposes relating to the Board of Directors. The meeting shall be deemed to have been held where the largest number of Directors are located and, if they are in equal numbers, where the Chairman of the Board of Directors or, in his absence, the person chairing the meeting, is located.

5.

Voting by the Board of Directors may occur in writing without a meeting provided that no Director objects thereto. In this instance, the Directors may deliver to the Secretary of the Board of Directors, or the person acting on his behalf, their votes and the considerations they wish to appear in the minutes, by any means allowing for the receipt thereof. Resolutions adopted by this procedure shall be recorded in minutes prepared pursuant to the provisions of Law.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Article 40. Quorum for the Meeting and Majorities Required to Adopt Resolutions

1.	For the adoption of resolutions of the Board of Directors shall require the attendance at the meeting, in person or by proxy of a majority of the Directors.

2.

All of the Directors may cast their vote and give their proxy in favor of another Director. The proxy granted shall be a special proxy for the Board meeting in question, and may be communicated by any means allowing for the receipt thereof.

3.

The Chairman of the Board of Directors, as the person responsible for the efficient operation thereof, shall stimulate the debate and active participation of the Directors during its meetings, safeguarding the free making of decisions and expression of opinion.

4.

Resolutions shall be adopted by absolute majority of votes cast in person or by proxy at the meeting, except in the case of a permanent delegation of powers and the appointment of Directors to exercise such powers, which shall require the favorable vote of at least two-thirds (2/3) of the Directors. The Law or the Company’s Corporate Governance System may provide for greater majorities. In the event of a tie, the Chairman shall have the tie-breaking vote.

5.	The Chairman may invite to meetings of the Board of Directors or to particular items on the agenda all those persons who might contribute to improving the information provided to the Directors.

Article 41. Formalization of Resolutions

1.	Resolutions shall be recorded in minutes signed by the Chairman and the Secretary, or by the person acting in their stead.

2.

Total or partial certifications, which are required to record the resolutions of the Board of Directors, shall be issued and signed by the Secretary or, if applicable, by one of the Vice-Secretaries of the Board of Directors with the approval of the Chairman or, if applicable, of one of the Vice-Chairmen.

Section 3. Committees and Positions within the Board of Directors

Article 42. Committees of the Board of Directors

1.	The Board of Directors must create and permanently maintain an Executive Committee.

2.	The Board of Directors must also create an Audit and Risk Supervision Committee, an Appointments and Compensation Committee and a Corporate Social Responsibility Committee.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

3.	In addition, the Board of Directors may create other Committees or Commissions of purely internal scope with powers as determined by the Board of Directors.

4.

The Committees shall be governed by the provisions of the Company’s Corporate Governance System, including, if applicable, specific Regulations, when available, which must be approved by the Board of Directors and, by way of supplement and to the extent not incompatible with the nature thereof, by the provisions regarding the operation of the Board of Directors, particularly with respect to the call to meetings, delegation of proxies to another Director, constitution of meetings, meetings without a call, the holding of meetings, rules for adopting resolutions, voting in writing and without a meeting, and approval of the minutes of meetings.

Article 43. Executive Committee

1.

The Board of Directors shall permanently create an Executive Committee with all of the powers inherent to the Board of Directors except for those powers that may not be delegated pursuant to legal or by-laws restrictions.

2.

The Executive Committee shall be composed of the number of Directors decided by the Board of Directors upon a proposal of the Nominating and Compensation Committee, with a minimum of five (5) and a maximum of eight (8) Directors.

3.

The appointment of members of the Executive Committee and the delegation of powers thereto shall be carried out by the Board with the favorable vote of two-thirds (2/3) of the Directors. The renewal thereof shall be carried out at the time and in the form and numbers as is decided by the Board of Directors.

4.	The Chairman of the Board of Directors, the Vice-Chairman or Vice-Chairmen of the Board of Directors and the Chief Executive Officer shall in all cases form a part of the Executive Committee.

5.

The meetings of the Executive Committee shall be chaired by the Chairman of the Board of Directors, and in the absence thereof by one of the Vice Chairmen. The Secretary of the Board of Directors or, in the absence thereof, one of the Vice-Secretaries or, in the absence of all of them, the Director that the Executive Committee appoints from among its members in attendance, shall act as Secretary.

6.

Resolutions of the Executive Committee shall be adopted by majority of the Directors sitting on the Committee who are present at the meeting in person or by proxy. In the event of a tie, the Chairman shall have the tie-breaking vote.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Article 44. Audit and Risk Supervision Committee

1.

The Board of Directors shall create a permanent Audit and Risk Supervision Committee, an internal informational and consultative body, without executive duties, and with informational, advisory and proposal-making powers within its areas of activity.

2.

The Audit and Risk Supervision Committee shall be composed of a minimum of three (3) and a maximum of five (5) Directors appointed by the Board of Directors, upon a proposal of the Nominating and Compensation Committee, from among the external Directors who are not members of the Executive Committee. A majority of such Directors shall be independent, and at least one of them shall be appointed taking into account the knowledge and experience thereof in the areas of accounting, auditing and risk management.

3.

The Board of Directors shall appoint the Chairman of the Audit and Risk Supervision Committee from among the independent Directors forming a part thereof, as well as its Secretary, who need not be a Director. The position of Chairman of the Audit and Risk Supervision Committee shall be held for a maximum period of three (3) years, after which period such person may not be re-elected until the passage of at least one year from ceasing to act as such, without prejudice to his continuance or re-election as a member of the Committee.

4.	The Audit and Risk Supervision Committee shall have the powers set forth in the Regulations of the Board of Directors and in its own Regulations and in any event the following:

a)	Report to the General Shareholders’ Meeting with respect to matters raised therein by shareholders regarding its powers.

b)	Supervise the effectiveness of the internal control of the Company and of its Group, as well as the risk management systems.

c)	Together with the auditors, analyze significant weaknesses in the internal control system detected during the audit.

d)	Supervise the process of preparing and presenting regulated financial information.

e)	Propose the appointment, re-election or replacement of the auditors, in accordance with applicable legal provisions, to the Board of Directors for submission to the General Shareholders’ Meeting.

f)	Supervise the activities of the Internal Audit Area, which will be functionally controlled by the Audit and Risk Supervision Committee.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

g)

Establish appropriate relations with the auditors to receive information regarding matters that might risk the independence thereof, for examination by the Audit and Risk Supervision Committee, and any other information related to the development of the auditing procedure as well as such other communications as are provided for in legislation regarding the auditing of financial statements and in other legal provisions on auditing. In any event, it must receive written confirmation from the auditors on an annual basis of their independence vis-à-vis the Company or entities directly or indirectly related thereto, as well as information on additional services of any kind provided to such entities by such auditors or persons or entitles related thereto pursuant to legislation on auditing.

h)

On an annual basis, prior to the audit report, issue a report opining on the independence of the auditor. This report must in any case pronounce on the provision of additional services referred to in the preceding paragraph.

Article 45. Nominating and Compensation Committee

1.

The Board of Directors shall create a permanent Nominating and Compensation Committee, which shall be an internal informational and consultative body without executive powers, and which shall have the information, advisory and proposal-making powers within its scope of action.

2.

The Nominating and Compensation Committee shall be made up of a minimum of three (3) and a maximum of five (5) Directors, appointed by the Board of Directors from among the external Directors, and the majority thereof must be classified as independent.

3.

The Board of Directors shall appoint the Chairman of the Nominating and Compensation Committee from among the independent Directors forming a part thereof, as well as its Secretary, who need not be a Director.

4.	The Nominating and Compensation Committee shall have the powers set forth in the Regulations of the Board of Directors and in its own Regulations.

Article 46. Corporate Social Responsibility Committee

1.

The Board of Directors shall permanently create a Corporate Social Responsibility Committee, an internal informational and consultative body, without executive duties, and with informational, advisory and proposal-making powers within its area of activity.

2.

The Corporate Social Responsibility Committee shall be made up of a minimum of three (3) and a maximum of five (5) Directors, appointed by the Board of Directors upon a proposal of the Nominating and Compensation Committee, from

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

among the external Directors, the majority of which must be classified as independent.

3.

The Board of Directors shall designate a Chairman of the Corporate Social Responsibility Committee from among the Directors forming a part thereof, as well as its Secretary, who need not be a Director.

4.	The Corporate Social Responsibility Committee shall have the powers established in the Regulations of the Board of Directors and in its own Regulations.

Article 47. Chairman and Vice-Chairman or Vice-Chairmen

1.

The Chairman of the Board of Directors shall have the status of President of the Company and of all of the decision-making bodies of which the Chairman is a member, which he shall permanently represent with the broadest powers, with the responsibility to carry out the resolutions thereof and being authorized in urgent cases to adopt such measures as the Chairman deems advisable in the corporate interest.

2.

The Chairman of the Board of Directors carries out the senior management and representation of the Company and leads the Board of Directors, He shall exercise the following powers, apart from those corresponding thereto pursuant to Law and the Company’s Corporate Governance System:

a)	To call and preside over meetings of the Board of Directors and the Executive Committee, setting the agenda for meetings and directing discussion and debate.

b)	To preside over the General Shareholders’ Meeting and exercise thereat the duties attributed thereto by the Company’s Corporate Governance System.

c)

To bring to the Board of Directors those proposals which the Chairman deems appropriate for the efficient running of the Company, particularly those corresponding to the operation of the Board of Directors itself and other corporate decision-making bodies, as well as proposing the persons, if any, who will hold the positions of Vice-Chairman or Vice-Chairmen, Chief Executive Officer and Secretary and, if applicable, the Vice-Secretary or Vice-Secretaries of the Board and of the Committees of the Board of Directors.

3.	The Board of Directors may appoint one or more Honorary Chairmen of the Company.

4.	The Board of Directors, upon a proposal of its Chairman and after a report from the Nominating and Compensation Committee, may elect from among its members

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

one or more Vice-Chairmen who shall temporarily replace the Chairman of the Board of Directors in case of vacancy, absence, illness or inability.

5.

If there is more than one Vice-Chairmen of the Board of Directors, the one that is expressly appointed by the Board of Directors for such purpose shall replace the Chairman of the Board of Directors; in default of the foregoing, the Vice-Chairman having the longest length in office; if equal lengths, the oldest; and if there is no Vice-Chairman, the Director with the longest length of office, and in case of equal lengths, the oldest.

Article 48. Chief Executive Officer

1.

The Board of Directors, at the proposal of the Chairman thereof, after a report of the Nominating and Compensation Committee and with the favorable vote of at least two-thirds (2/3) of the Directors, may appoint a Chief Executive Officer with the powers it deems appropriate and which may be delegated pursuant to legal and by-laws provisions.

2.	The Chief Executive Officer, as well as the Chairman of the Board of Directors, shall exercise the power to represent the Company.

3.

In the event of the vacancy, absence, illness or inability of the Chief Executive Officer, his duties shall be temporarily assumed by the Chairman of the Board of Directors, who shall call a meeting of the Board of Directors to deliberate and decide upon the appointment, if applicable, of a new Chief Executive Officer.

Article 49. Secretary and Vice-Secretary or Vice-Secretaries; Counsel to the Board of Directors

1.

The Board of Directors, upon a proposal of the Chairman thereof, and after a report of the Nominating and Compensation Committee, shall appoint a Secretary and, if appropriate, one or more Vice-Secretaries, who need not be Directors, and who will replace the Secretary in cases of vacancy, absence, illness or inability. The same procedure shall be followed to resolve on the removal of the Secretary and, if appropriate, each Vice-Secretary.

2.

If there is more than one Vice-Secretary, the Secretary of the Board of Directors shall be replaced by the corresponding one among them in accordance with the order established at the time of their appointment. In the absence of a Secretary and Vice-Secretaries, the Director that the Board of Directors itself appoints from among the attendees at the meeting in question shall serve as such.

3.

The Secretary of the Board of Directors shall perform the duties assigned thereto by Law and the Company’s Corporate Governance System. In particular, he shall ensure the formal and substantive legality of the activities of the collective

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

decision-making bodies, as well as advise the Board of Directors regarding the ongoing assessment and update of the Company’s Corporate Governance System.

4.

The Secretary of the Board of Directors or, if applicable, the Vice-Secretary or one of the Vice-Secretaries if several, may add the position of General Secretary if so decided by the Board of Directors, with the duties assigned thereto by the Company’s Corporate Governance System.

5.

The Board of Directors shall appoint a Corporate Counsel to the Board of Directors who shall have the duties given thereto by applicable law. Such position may be held by the Secretary, or the Vice-Secretary, if any, or one of the Vice-Secretaries if several, if they are Attorneys and comply with the other requirements of applicable law and it is so decided by the Board of Directors.

Section 4. Rules Applicable to Directors

Article 50. General Duties of Directors

1.

In the performance of his duties, a Director shall act in good faith and with the diligence of a prudent businessman and a faithful representative, and shall comply with the duties prescribed by Law and the Company’s Corporate Governance System, acting in furtherance of the corporate interests.

2.

The Regulations of the Board of Directors shall elaborate upon the specific obligations of Directors stemming from the duties of confidentiality, non-competition and faithfulness, with special focus on conflict of interest situations.

3.	The Company may obtain civil liability insurance for the Directors.

Article 51. Terms of Office and Filling of Vacancies

1.

The Directors shall serve in their position for a term of four (4) years, so long as the shareholders acting at the General Shareholders’ Meeting do not resolve to remove them and they do not resign from their position.

2.

The Directors must submit their resignation from the position and formalize their withdrawal upon the occurrence of any of the instances of incompatibility, lack of competence, structural and permanent conflict of interest, or prohibition against performing the duties of Director provided by Law or the Company’s Corporate Governance System.

3.	Directors may be re-elected to one or more terms of four (4) years.

4.	Vacancies which occur may, pursuant to Law, be filled by the Board of Directors on an interim basis until the next General Shareholders’ Meeting, whereat the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

shareholders shall confirm the appointments or elect the persons who should replace Directors which are not ratified, or it shall withdraw the vacant positions.

Article 52. Director Compensation

1.	The Company shall allocate as an expense an amount equal to a maximum of two (2%) percent of consolidated group profits obtained during the fiscal year for the following purposes:

a)	To compensate the Directors based on the offices held, and dedication to and attendance of meetings of the corporate decision-making bodies.

b)	To endow a fund to meet the obligations of the Company regarding pensions, the payment of life insurance premiums and the payment of indemnifications in favor of current and former Directors.

The allocation of the maximum limit of two (2%) percent shall only occur if profits for the fiscal year are sufficient to cover legal and other mandatory reserves and the issuance to the shareholders of a dividend of at least four (4%) percent of the share capital.

2.

Independently of the provisions of the foregoing paragraph, and subject always to the approval of the shareholders, the compensation of Directors may also consist of the delivery of shares or options thereon, as well as a payment which takes as its reference the value of the Company’s shares.

3.

All rights and duties arising from membership on the Board of Directors shall be compatible with all other rights, duties and indemnification to which the Director may be entitled by reason of other employment or professional relationships, if any, that such Director may have with the Company. The fixed and variable compensations and the indemnifications arising from the corresponding contracts shall be included in and paid with a charge to the by-law allocation accorded to the Board of Directors in the preceding paragraph 1.

Article 53. Powers of Information and Inspection

1.

A Director shall have the broadest powers to obtain information regarding any aspect of the Company, to examine its books, records, documents and other records of corporate transactions, to inspect its facilities, and to communicate with the Senior Managers of the Company.

2.

The exercise of the above powers shall first be channeled through the Secretary of the Board of Directors, who shall act on behalf of the Chairman thereof pursuant to the provisions of the Company’s Corporate Governance System.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Section 5. Annual Corporate Governance Report and Corporate Website

Article 54. Annual Corporate Governance Report

1.

The Board of Directors shall, on an annual basis and following a report by the Corporate Social Responsibility Committee, annually approve a corporate governance report for the Company which shall include all specifications provided for by law and any other specifications which the Board of Directors deems appropriate to include therein.

2.

The annual corporate governance report shall be included in a separate section within the management report, and shall therefore be approved simultaneously therewith and shall be made available to the shareholders together with other documents relating to the General Shareholders’ Meeting.

3.	In addition, public notice shall be given of the annual corporate governance report as provided in the securities markets rules and regulations.

Article 55. Corporate Website

The Company shall maintain a corporate website to attend to the exercise by the shareholders of the right to receive information and to disseminate the significant information required by the securities laws, which shall include the documents and information provided for by Law and the Company’s Corporate Governance System and the other information that it is deemed appropriate to make available to the shareholders and investors through this medium.

TITLE III. NEUTRALIZATION OF LIMITATIONS IN THE

EVENT OF TENDER OFFERS

Article 56. Removal of Voting Limitations

The limitation on the maximum number of votes that may be cast by a single shareholder contained in paragraphs 3 to 5 of Article 29 above and the voting prohibition of Article 30 above which is imposed upon shareholders affected by conflicts of interests, shall have no effect upon the occurrence of the following circumstances:

a)	when the Company is the target of a public tender offer aimed at the share capital as a whole; and

b)

when, as a result of the public tender offer, an individual or a legal entity, or several of them acting jointly, acquire an interest equal to two-thirds (2/3) of the voting share capital of the Company, provided the full consideration thereof consists only of cash; or, alternatively,

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

c)

when, as a result of the public tender offer, an individual or a legal entity, or several of them acting jointly, acquire an interest equal to three-quarters of the voting share capital of the Company, provided that the consideration thereof consists, in whole or in part, of securities, without giving the recipient an alternative right to receive such consideration wholly in cash.

Article 57. Effectiveness of the Removal

1.

The removal of the limitation mentioned in the above paragraph shall be effective from the date of publication of the result of the settlement of the offer in the Listing Bulletin (Boletín de Cotización) of the Bilbao Stock Exchange.

2.

The Directors of the Company shall have the power – and the duty – to take the actions necessary to formalize the by-law amendment referred to in paragraph 1 above and to seek registration thereof with the Commercial Registry.

Article 58. Amendments to Articles in Title III and Related Provisions

All resolutions intended to eliminate or amend the provisions contained in this Title, in Article paragraphs 3 to 5 of Article 29, and in Article 30 above shall require the affirmative vote of three-fourths (3/4) of the share capital represent in person or by proxy at a General Shareholders’ Meeting.

TITLE IV. ANNUAL FINANCIAL STATEMENTS, DISTRIBUTION OF PROFITS,

DISSOLUTION AND LIQUIDATION

Chapter I. Financial Statements

Article 59. Fiscal Year and Drawing-up of Financial Statements

1.	The fiscal year shall commence on January 1 of each year and shall end on December 31.

2.	The financial statements and the management report shall be prepared in compliance with the structure, principles and guidelines contained in current applicable provisions.

3.

Within the first three (3) months of the year, the Board of Directors shall draw up the financial statements, the management report and the proposed allocation of profits or losses and, if applicable, the consolidated financial statements and management report. The financial statements and the management report must be signed by all the Directors. If the signature of any of them is missing, an indication of such circumstance shall be inserted into each of the documents where it is so missing, with express reference to the reason therefor.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Article 60. Auditors

1.	The financial statements and the management report of the Company, as well as the consolidated financial statements and management report, must be reviewed by Auditors.

2.

The auditors shall be appointed by the shareholders acting at a General Shareholders’ Meeting prior to the end of the fiscal year to be audited, for a fixed initial period that shall not be less than three (3) years nor greater than nine (9), to be counted from the date of commencement of the first fiscal year to be audited; the Auditors may be re-elected by the shareholders upon the terms provided for by Law, once the initial period has expired.

3.	The auditors shall prepare a detailed report on the results of their actions pursuant to the legal provisions governing the auditing of financial statements.

Article 61. Approval of Financial Statements and Allocation of Profits/Losses

1.	The financial statements of the Company and the consolidated financial statements shall be submitted for approval of the shareholders at the General Shareholders’ Meeting.

2.	The shareholders shall decide at the General Shareholders’ Meeting upon the allocation of profits or losses for the fiscal year in accordance with the approved balance sheet.

3.

Once such payments as are provided for by these By-Laws or by Law have been made, dividends may only be distributed with a charge against the profits for the fiscal year or against unappropriated reserves, if the book value of net assets is not less than the share capital, or does not become so as a result of the distribution.

4.

If the shareholders resolve to distribute dividends, they shall establish the time and form of payment thereof. The establishment of these standards and of any others that may be required or appropriate to carry out the resolution may be delegated to the Board of Directors.

5.

The shareholders may resolve at the General Shareholders’ Meeting that the dividend be paid totally or partially in kind, provided that the assets or securities to be distributed are homogeneous, they are admitted to trading on an official exchange at the time the resolution is made effective, or the Company duly guarantees the liquidity thereof within a maximum period of one year, and they are not distributed for a lesser value than the value set forth for them in the balance sheet of the Company.

6.	The distribution of dividends to shareholders shall be made in proportion to their

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

paid-up share capital.

Article 62. Filing of the Approved Financial Statements

The Board of Directors shall file the financial statements and the management report of the Company, as well as the consolidated financial statements and management report, together with the corresponding reports prepared by the auditors and all other mandatory documents, in such manner and within such periods as are prescribed by Law.

Chapter II. Dissolution and Liquidation of the Company

Article 63. Grounds for Dissolution

The Company shall be dissolved upon the occurrence of any of the events set forth in the Companies Law.

Article 64. Liquidation of the Company

1.

From the moment the Company declares itself to be in liquidation, the Board of Directors shall cease to hold office and the Directors shall become liquidators of the Company. They shall make up a collective body which must be composed of an odd number of members. If necessary for such purpose, the Director having the least length of service since appointment shall cease to hold office.

2.

During the liquidation period, the provisions of these By-Laws governing the calling and holding of General Shareholders’ Meetings shall be complied with, and the shareholders shall be informed of the progress of the liquidation, so that the shareholders may adopt such resolutions as they deem appropriate.

3.	All liquidating operations shall be carried out with due observance of applicable law.

Article 65. Supervening Assets and Liabilities

1.

If corporate property appears after the entries relating to the Company have been cancelled, the liquidators shall assign to the former shareholders the additional share to which they may be entitled, for which purpose such property shall be first converted into cash where necessary.

After the passage of six (6) months from the date on which the liquidators were required to comply with the provisions of the foregoing, without the former shareholders having been assigned the additional share, or in the absence of liquidators, any interested party may file a petition with the Court of First Instance of the Company’s last registered office for the appointment of a person to replace the liquidators in the performance of their duties.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

2.

The former shareholders shall be jointly and severally liable for all unpaid corporate liabilities up to the amount of what they may have received as their share in liquidation, without prejudice to the liability of the liquidators in the event of fraudulent or negligent conduct.

3.

In order to comply with formal requirements relating to legal acts performed prior to the cancellation of the entries of the Company, or whenever necessary, the former liquidators may formalize legal acts in the name of the defunct Company following its cancellation in the registry. In the absence of liquidators, any interested party may file a petition for formalization by the Court of First Instance of the place where the last registered office of the Company was located.

TITLE V. FINAL PROVISIONS

Sole Final Provision. Jurisdiction for the Resolution of Disputes

In connection with all litigious disputes that may arise between the Company and the shareholders with regard to the corporate affairs, both the Company and the shareholders waive the right to resort to their own jurisdiction and expressly submit to the jurisdiction of the courts of the place where the Company’s registered office is located, except in those cases in which another jurisdiction is imposed by law.”

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM FOURTEEN ON THE AGENDA

Amendment of the Regulations for the General Shareholders’ Meeting and Approval of a New Restated Text.

PROPOSED RESOLUTION RELATING TO ITEM FOURTEEN

In order to update the Rules for the General Shareholders’ Meeting of Iberdrola, S.A., completing and clarifying the regulation of particular matters, it is resolved to amend all of the articles of the Rules for the General Shareholders’ Meeting, as explained in the corresponding report of the directors, and it is therefore resolved to approve a new restated text of such Rules, upon the terms transcribed below:

“RULES FOR THE GENERAL SHAREHOLDERS’ MEETING OF IBERDROLA,

S.A.

PRELIMINARY TITLE

Article 1. Purpose

1.

The Rules for the General Shareholders’ Meeting of Iberdrola, S.A. (the “Company”) are intended to develop the basic rules for the call, preparation and holding of the Company’s General Shareholders’ Meeting in accordance with applicable legal provisions, the By-Laws and the good governance recommendations generally recognized in the international markets in order to ensure the equal treatment of all shareholders under identical conditions with respect to information, presentations and the exercise of voting rights at the General Shareholders’ Meeting and to facilitate the effective participation by the shareholders thereat, in order to contribute to the transparent and informed articulation of corporate decisions, with particular attention to the exercise of the rights to which they are entitled for such purpose, which in any case must be exercised in good faith and transparently within the framework of the corporate interest of the Company.

2.

These Rules form a part of the Corporate Governance System, which is made up of the By-Laws, the Corporate Policies, the Internal Corporate Governance Rules and the other internal Codes and Procedures approved by the competent decision-making bodies of the Company.

Article 2. Scope of Application

These Rules shall apply to all General Shareholders’ Meetings held by the Company. They shall have indefinite duration and shall become effective upon the first General Shareholders’ Meeting to be called after the Meeting at which it is resolved that they be approved, without prejudice to the rights previously accorded to the shareholders under

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

legal and by-laws provisions. The same rules shall apply to any amendment of the Rules approved by the shareholders at a General Shareholders’ Meeting.

Article 3. Dissemination

These Rules and any amendments hereto shall be communicated to the National Securities Market Commission (Comisión Nacional del Mercado de Valores) and registered with the Commercial Registry (Registro Mercantil) pursuant to applicable rules and regulations. The current text of these Rules shall be made available on the Company’s corporate website.

Article 4. Interpretation

1.

These Rules shall be construed in accordance with Law, the Company’s Corporate Governance System and good governance recommendations generally recognized in the international markets, all within the framework of the corporate interest.

2.

Any doubts which may arise in connection with the interpretation hereof shall be settled by the Board of Directors, which shall propose such amendments, if any, as it deems appropriate. Any doubts arising in connection with the application and interpretation hereof during the General Shareholders’ Meeting shall be settled by the Presiding Committee (Mesa) thereof.

Article 5. Amendment

The Board of Directors, and shareholders who individually or collectively hold interests equal to or greater than five (5%) percent of the share capital of the Company, shall have the right to propose amendments to the Rules.

TITLE I. DUTIES, TYPES, AND POWERS

Article 6. Duties and Types

1.

The group of all duly convened shareholders meeting at a General Shareholders’ Meeting to debate and decide by the required majorities those matters within their power, or to be informed of those other matters that the Board of Directors deems appropriate, constitutes the sovereign decision-making body of the Company. The decisions thereof are binding upon all shareholders, including those who are absent, dissenting, abstain from voting and who lack the right to vote, without prejudice to the rights such shareholders may have to challenge such decisions.

2.	A General Shareholders’ Meeting may be ordinary or extraordinary.

3.

The shareholders acting at an ordinary General Shareholders’ Meeting, which shall be previously called for such purpose, must meet within the first six (6) months of each fiscal year in order to review corporate management, approve financial

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

statements from the prior fiscal year, and decide upon the allocation of profits or losses from such fiscal year. Resolutions may also be adopted at the ordinary General Shareholders’ Meeting regarding any other matter within the power of the shareholders, provided that such matters appear on the agenda of the call to meeting or are legally appropriate and that shareholders with the required share capital are in attendance at the General Shareholders’ Meeting.

4.	Any General Shareholders’ Meeting not provided for in the foregoing paragraph shall be deemed to be extraordinary.

Article 7. Powers

1.	The shareholders at a General Shareholders’ Meeting shall decide the matters assigned thereto by Law, the By-Laws and these Rules, and particularly regarding the following:

a)	The approval of the annual financial statements, the allocation of profits and the approval of corporate management.

b)	The appointment, re-election and removal of Directors, as well as the ratification of Directors designated by interim appointment to fill vacancies.

c)	The appointment, re-election and removal of the auditors.

d)	The amendment of the By-Laws.

e)

An increase or reduction in share capital, as well as the delegation to the Board of Directors of the power to increase share capital, in which case it may also grant thereto the power to exclude or limit pre-emptive rights, upon the terms established by Law.

f)	The exclusion or limitation of pre-emptive rights.

g)	The transformation, merger, split-off, or overall assignment of assets and liabilities, and the transfer of the registered office abroad.

h)	The dissolution of the Company.

i)	The approval of the final liquidating balance sheet.

j)

The approval of the establishment of systems for compensation of the Company’s Directors and Senior Managers, consisting of the delivery of shares or of rights therein or compensation that takes as its reference the value of the shares.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

k)	The issuance of debentures and other negotiable obligations and delegation to the Board of Directors of the power to approve the issuance thereof.

l)	The authorization for the derivative acquisition of the Company’s own shares.

m)	The approval and amendment of the Rules for the General Shareholders’ Meeting.

n)

The transformation of the Company into a holding company, through “subsidiarization” or the assignment to dependent entities of core activities of the Company, even though it retains full ownership thereof.

o)	The approval of the acquisition or disposal of core operational assets whenever they entail an actual change of the corporate purpose.

p)	The approval of transactions whose effect is equivalent to liquidation of the Company.

2.

The shareholders acting at a General Shareholders’ Meeting shall also decide any other matter submitted to them by the Board of Directors or by the shareholders in the instances provided by law or that is within their power pursuant to Law or the Company’s Corporate Governance System.

3.

The shareholders acting at a General Shareholders’ Meeting may also decide, by way of a consultative vote, on the annual Directors Compensation Report or on any other reports or proposals submitted by the Board of Directors.

TITLE II. CALL TO THE GENERAL SHAREHOLDERS’ MEETING

Article 8. Requirements of the Call

1.

Pursuant to the provisions of the By-Laws, the General Shareholders’ Meeting must be formally convened by the Board of Directors through an announcement published in the Official Bulletin (Boletín Oficial) of the Commercial Registry and on the Company’s corporate website with the advance period required by Law. The Company shall also give notice of the call to the National Securities Market Commission (Comisión Nacional del Mercado de Valores).

2.	The Board of Directors must call a General Shareholders’ Meeting in the following events:

a)	In the event set forth in Article 6.3 above.

b)

If the meeting is requested, in the manner provided for by Law, by shareholders who hold or represent at least five (5%) percent of the share capital, which request sets forth the matters to be addressed. In this event, the Board of

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Directors shall call for the General Shareholders’ Meeting to be held within the statutorily prescribed deadline. The Board of Directors shall prepare the agenda of the call, which must include the matters specified in the request.

c)

In the event a tender offer is made for the securities of the Company, in order to report to the shareholders with respect thereto and to deliberate and decide upon the matters submitted for their consideration. Any shareholder or shareholders holding voting shares representing at least one (1%) percent of share capital shall have the right to request the inclusion of matters in the agenda of the call to the General Shareholders’ Meeting which must be called for this purpose.

3.	The notice of the call must contain all of the mentions required by Law in each case and shall state:

a)	The day, place and time of the meeting upon first call and all matters to be dealt with.

b)

A clear and specific description of the procedures that the shareholders must follow in order to request the publication of a supplement to the call to a General Shareholders’ Meeting, submit proposed resolutions, or exercise their rights to information and to vote, upon the terms provided by Law.

c)

The date on which the holders of the Company’s shares must have them registered them in their name in the relevant book-entry registry to be able to attend and vote at the General Shareholders’ Meeting being called.

d)

Where and how the complete text of the documents to be submitted at the General Shareholders’ Meeting can be obtained, particularly including the reports of the directors, auditors and independent experts to be submitted and the complete text of the proposed resolutions that are expected to be adopted.

e)	The address of the Company’s corporate website.

The announcement may also set forth the date on which the General Shareholders’ Meeting shall proceed upon second call, if applicable.

4.	Shareholders representing at least five (5%) percent of the share capital may:

a)	Request the publication of a supplement to the call to the General Shareholders’ Meeting including one or more items in the agenda of the call to meeting.

b)

Present well-founded proposed resolutions regarding matters already included or that should be included in the agenda of the call to the General Shareholders’ Meeting. The Company shall ensure the dissemination to the other shareholders

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

of such proposed resolutions and any documentation attached thereto in accordance with the provisions of Law.

The written notice of the exercise of such rights shall specify the name or corporate name of the requesting shareholder or shareholders, and there shall be attached thereto such documentation as evidences the status thereof as shareholder, in order to check such information against that provided by the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U. (Iberclear), as well as the contents of the item or items proposed. Under the circumstances set forth in letter a), the Board of Directors may require that the shareholder also attach the proposed resolution or resolutions and, if legally required, in the instances set forth in letters a) and b), the report or reports providing a rationale for the proposals.

5.

The shareholders’ rights mentioned in sub-sections 2.b), 2.c) and 4 above must be exercised by duly authenticated notice sent to the Company’s registered office which, in the two latter cases, must be received within five (5) days of the publication of the call to meeting. The supplement to the call to meeting mentioned in such paragraphs must be published within the statutorily prescribed deadline.

6.	The shareholders at the General Shareholders’ Meeting may not deliberate on or decide matters that are not included in the agenda of the call to meeting unless otherwise provided by law.

7.

The Board of Directors may require that a notary public attend the General Shareholders’ Meeting and prepare the minutes thereof. In any event, the Board must require the presence thereof under the circumstances provided by Law.

8.	The Board of Directors is authorized to adopt appropriate measures to foster the participation of share shareholders at the General Shareholders’ Meeting, including the payment of attendance bonuses.

Article 9. Right to Receive Information Prior to the Holding of the General Shareholders’ Meeting

1.

The Company shall comply with the statutorily prescribed obligations to provide information to the shareholders through its corporate website, without prejudice to its right to use any other means for such purpose or to the shareholders’ right to request the information in written form pursuant to Law.

2.

From the first date of publication of the call to the General Shareholders’ Meeting through and including the seventh day prior to the date provided for the first call to meeting, the shareholders may request in writing the information or clarifications that they deem are required, or ask written questions that they deem pertinent, regarding the matters contained in the agenda of the call to meeting. In addition,

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

upon the same prior notice and in the same manner, the shareholders may request information or clarifications or ask written questions regarding information accessible to the public which has been provided by the Company to the National Securities Market Commission since the holding of the last General Shareholders’ Meeting.

All such requests for information may be made by delivery of the request to the Company’s registered office, or by delivery to the Company via mail or other means of electronic or long-distance data communication sent to the address specified in the notice of the meeting or, in the absence of such specification, to the Office of the Shareholder (Oficina del Accionista). Requests shall be allowed in which the document by virtue of which the information is requested includes a recognized electronic signature used by the requesting party or other mechanisms which, pursuant to a resolution previously adopted for such purpose, the Board of Directors deems sufficient to ensure the authenticity and identity of the shareholder exercising such right to receive information.

Whatever the means used to issue the requests for information, the request of the shareholder must include the shareholder’s first and last names, with evidence of the shares owned, in order for this information to be checked against the list of shareholders and the number of shares in the shareholders’ name provided by the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U. (Iberclear), for the General Shareholders’ Meeting in question. The shareholder shall be responsible for maintaining proof of delivery of the request to the Company as and when due.

3.

The Board of Directors shall be required to provide the information requested pursuant to the preceding paragraphs in the form and within the periods provided by Law and the Company’s Corporate Governance System, except in cases in which:

a)	It is requested by shareholders representing less than twenty-five (25%) percent of the share capital and publication thereof may, in the opinion of the Chairman, prejudice the corporate interests.

b)

The request for information or clarification does not refer to matters included in the agenda of the call to meeting or information accessible to the public which has been provided by the Company to the National Securities Market Commission since the holding of the last General Shareholders’ Meeting.

c)

The requested information or clarification is improper, untimely or unnecessary to form an opinion regarding the matters submitted to the shareholders at the General Shareholders’ Meeting, or is deemed abusive for any reason or contrary to the principle of equal treatment or to the rights or interest of other shareholders.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

d)	Legal or regulatory provisions provide otherwise.

4.

The Board of Directors may authorize any of its members, its Secretary, its Vice- Secretary or Vice-Secretaries or any other person it deems appropriate, in order for any of them to respond on behalf of the Board of Directors to shareholder requests for information.

5.

When the shareholders are to deal with an amendment to the By-Laws, besides the statements required in each case by Law, the notice of the call must make clear the right of all shareholders to examine at the Company’s registered office the complete text of the proposed amendment and the report thereon and to request that such documents be delivered or sent to them without charge.

6.	In all cases in which the Law so requires, such information and supplemental documentation as is mandatory shall be made available to the shareholders.

7.

Beginning on the date of publication of the notice of the call through the date of holding of the relevant General Shareholders’ Meeting, the Company’s corporate website shall continuously publish such information as is deemed appropriate to facilitate the attendance of the shareholders at the General Shareholders’ Meeting and their participation therein, including at least the following:

a)	The notice of the call to the General Shareholders’ Meeting.

b)	The total number of shares and voting rights on the date of the notice of the call to meeting, broken down by classes of shares, if any.

c)

Such documents relating to the General Shareholders’ Meeting as are required by Law, including the reports of directors, auditors and independent experts that are expected to be presented, resolutions proposed by the Board of Directors or submitted by the shareholders, and any other relevant information that the shareholders might need in order to cast their vote.

In the event that the shareholders acting at the General Shareholders’ Meeting must deliberate on the appointment, re-election or ratification of Directors, the corresponding proposed resolution shall be accompanied by the following information: professional profile and biographical data of the Director; other boards of directors on which he holds office, at listed companies or otherwise; indication of the type of Director he is in each case, with mention, in the case of proprietary Directors, of the shareholder that proposes or proposed his appointment or with which he has ties; date of his first and subsequent appointments as Director of the Company; and shares of the Company and derivative financial instruments whose underlying assets are shares of the Company of which such Director is the holder.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

d)

The existing channels of communication between the Company and the shareholders and, in particular, explanations pertinent to the exercise of a shareholder’s right to information, indicating the postal and e-mail addresses to which the shareholders may direct their requests.

e)

The means and procedures for granting a proxy to attend the General Shareholders’ Meeting and for casting votes from a distance, including the form of attendance, proxy-granting and distance voting card, if any.

8.

The Company shall use its best efforts to include in its corporate website, starting on the date of the notice of the call to meeting, an English version of the information and the principal documents related to the General Shareholders’ Meeting in order to facilitate shareholders’ attendance and participation therein. In the event of such inclusion within the corporate website, the Spanish version of the aforementioned documents shall prevail in the case of any discrepancy.

9.

The Board of Directors shall consider the advisability of making available to the shareholders, at the time of the call to meeting, any additional information that contributes to a better understanding by shareholders of the manner of exercising their rights in connection with the General Shareholders’ Meeting and of the matters to be dealt with thereat.

10.

On occasion of the call to each General Shareholders’ Meeting, the Board of Directors may approve and make available to the shareholders a Shareholders’ Guide that systematizes, develops, adapts and specifies the provisions of the Company’s Corporate Governance System regarding the holding of the General Shareholders’ Meeting and the rights of the shareholders in connection therewith, within the framework of the corporate interest, as well as a form of attendance, proxy-granting and distance voting card.

11.

Pursuant to the provisions of applicable legislation, an Electronic Shareholders’ Forum shall be enabled on the Company’s corporate website on occasion of the call to the General Shareholders’ Meeting. Duly verified shareholders and shareholder groups may access the Electronic Shareholders’ Forum, the use of which shall conform to its legal purpose and to the assurances and rules of operation established by the Company.

TITLE III. RIGHT TO ATTEND AND PROXY REPRESENTATION

Article 10. Right to Attend

1.	All holders of voting shares may attend the General Shareholders’ Meeting, with the right to be heard and to vote.

2.	In order to exercise the right to attend, shareholders must cause the shares to be registered in their name in the corresponding book-entry registry at least five (5)

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

days prior to the day on which the General Shareholders’ Meeting is held. This circumstance must be evidenced by means of the appropriate attendance, proxy-granting and distance voting card, validation certificate, or by any other valid means of verification accepted by the Company.

Article 11. Other Attendees

1.	The members of the Board of Directors must attend the General Shareholders’ Meeting. The absence of any of them shall not affect the validity thereof.

2.

Managers, experts and other persons interested in the efficient running of corporate affairs may be authorized to attend the General Shareholders’ Meeting by the Chairman thereof. In addition, the Chairman of the General Shareholders’ Meeting may grant the press, financial analysts and any other person the Chairman deems appropriate access to such General Shareholders’ Meeting, although the shareholders acting thereat may revoke such authorization.

Article 12. Right to Proxy Representation

1.

Shareholders may exercise the right to attend the General Shareholders’ Meeting personally or through proxy representation by another person, whether or not such person is a shareholder, if the requirements of Law and the Corporate Governance System are met.

2.

Without prejudice to the provisions of Law, proxy representation must be granted in writing or by postal or electronic correspondence. When granted by means of postal or electronic correspondence, only those proxies which are granted in the following manner shall be deemed valid:

a)	By postal correspondence, delivering to the Company the attendance, proxy-granting and distance voting card issued or any other means of verifying attendance that is accepted by the Company.

b)

By electronic correspondence, through notice to the Company setting forth the details of the proxy being granted and the identity of the shareholder being represented, and using a recognized electronic signature of the shareholder or other type of guarantee that the Company deems best ensures the authenticity and identification of the shareholder granting the proxy.

A proxy granted by either of the above-mentioned means of long-distance communication must be received by the Company before midnight on the day immediately prior to the day set for the holding of the General Shareholders’ Meeting upon first or second call, as the case may be.

3.	The Board of Directors has the power to further elaborate upon the foregoing provisions by establishing rules, means and procedures adjusted to current

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

techniques in order to organize the grant of proxies by electronic means, in each case in accordance with the rules and regulations issued for such purpose.

Specifically, the Board of Directors may establish rules for the use of guarantees other than electronic signatures for the granting of proxies by electronic correspondence, reduce the advance period established above for receipt by the Company of proxies granted by postal or electronic correspondence, and allow and authorize the Chairman of and Secretary for the General Shareholders’ Meeting and the persons delegated thereby to accept any distance votes received after such period, to the extent allowed by the instruments available.

4.

The Chairman and Secretary of the Board of Directors or the Chairman of and Secretary for the General Shareholders’ Meeting, from the formation thereof, and the persons delegated thereby, shall have the broadest powers to verify the identity of the shareholders and their representatives, check the legitimacy of the exercise of the rights of attendance, proxy-granting and voting by the shareholders and their representatives, check the ownership and validity of their rights, and accept the validity of the attendance, proxy-granting and distance voting card or the document or instrument verifying attendance of the grant of a proxy .

5.

A proxy is always revocable. Attendance at the General Shareholders’ Meeting of the shareholder granting the proxy, either personally or by having cast his vote from a distance prior to the date of the proxy, shall have the effect of revoking the proxy.

6.	A public solicitation for proxies by the Board of Directors or any of its members shall be governed by the provisions of Law and, by the corresponding resolution of the Board of Directors, if any.

7.	A proxy may cover those matters which the Law allows to be dealt with at the General Shareholders’ Meeting even when not provided for in the agenda.

8.

If the proxy has been validly granted pursuant to Law and these Rules but does not include voting instructions or questions arise as to the intended proxy-holder or the scope of the representation, and unless otherwise indicated by the shareholder, it shall be deemed that the proxy is granted in favor of the Chairman of the Board of Directors; refers to all of the items included in the agenda of the call to the General Shareholders’ Meeting; contains the instruction to vote favorably on all proposals made by the Board of Directors with respect to the items on the agenda of the call to meeting; and also extends to matters that, although not provided for on the agenda of the call to meeting, may be dealt with at the General Shareholders’ Meeting because it is so allowed by Law; in respect of which the proxy-holder shall cast his vote in the direction he deems most favorable to the interests of the shareholder granting the proxy, within the framework of the corporate interest.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Any Shareholder’s Guide approved by the Board of Directors may further develop these provisions.

9.

Unless otherwise expressly indicated by the shareholder granting the proxy, in the event that the proxy-holder is subject to a conflict of interest, it shall be deemed for such circumstance that the shareholder granting the proxy has appointed as proxy-holders, jointly and severally and successively, in the order set forth below in the event that any of them is in turn subject to a conflict of interest: the Chairman of the General Shareholders’ Meeting, the Secretary for the General Shareholders’ Meeting and the Vice-Secretary of the Board of Directors, if any. In this latter event, if there are several Vice-Secretaries, the order to be used shall be the order established at the time of their appointment (First Vice-Secretary, Second Vice-Secretary, etc.).

Article 13. Attendance, Proxy-Granting and Distance Voting Cards

1.

The Company may propose to the entities participating in the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U. (Iberclear) and to the brokers, representatives and depositaries in general, a form of attendance, proxy-granting and distance voting card as well as the formula to be recited in such document in order to delegate proxy representation at the meeting in favor of another person, which in the absence of specific instructions from the shareholder granting the proxy may also set forth the way for the proxy-holder to vote with respect to each of the resolutions proposed by the Board of Directors for each item on the agenda of the call to meeting. The attendance, proxy-granting and distance voting card may also specify the identity of the proxy-holder and the alternate or alternates for the proxy-holder in the event of a conflict of interest, in the absence of express appointment by the shareholder being represented.

The Company shall ensure that the cards by such entities are uniform and include a bar code or other system that allows for the electronic or telematic reading thereof in order to facilitate the computerized calculation of attendees at the meeting.

2.

The proxy or voting instructions of the shareholders acting through brokers, representatives or depositaries may be received by the Company through any valid system or long-distance means of communication, signed by the shareholder or by the entity. The entities may group together instructions received from shareholders and send them in a block to the Company, indicating the direction of such instructions.

3.

If a broker, representative or depositary sends to the Company an attendance, proxy-granting or distance voting card or verification instrument of a shareholder duly identified therein with the signature, stamp and/or mechanical impression of the entity, and unless the shareholder expressly indicates otherwise, it shall be deemed that the shareholder has instructed such entity to exercise the proxy or

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

voting right, as applicable, in the direction indicated in such card or instrument verifying the proxy or vote. If there are questions regarding such instructions, it shall be deemed that the shareholder has granted the shareholders’ proxy to the Chairman of the Board of Directors with the scope set forth in these Rules.

4.

In other respects, the other rules contained in the Company’s Corporate Governance System and those established by the Board of Directors in elaboration thereof shall apply to the proxies and distance votes referred to in this article.

TITLE IV. INFRASTRUCTURE AND EQUIPMENT

Article 14. Place of the Meeting

1.

The General Shareholders’ Meeting shall be held at the place indicated in the call to meeting in any municipality belonging to the Historical Territory of Biscay. If no place is indicated in the call, it shall be deemed that the meeting will take place at the registered office.

2.

The General Shareholders’ Meeting may be attended by going to the place where the meeting is to be held or, if applicable, to other places provided by the Company and indicated in the call to meeting, and which are connected therewith by any valid systems that allow for recognition and identification of the parties attending, permanent communication among the attendees regardless of their location, and participation and voting, all in real time. The principal place of the meeting must be located within such municipality of the Historical Territory of Biscay as is indicated in the call to meeting, but supplemental locations need not be so located. For all purposes relating to the General Shareholders’ Meeting, attendees at any of the sites shall be deemed attendees at the same individual meeting. The meeting shall be deemed to be held at the principal location thereof.

Article 15. Infrastructure, Means of Communication and Services Available at the Premises

1.

The premises to be used to hold the General Shareholders’ Meeting shall have the personnel, technical equipment and safety, assistance and emergency measures commensurate with the nature and location of the property, as well as the importance of the event. In addition, the premises for holding the General Shareholders’ Meeting shall have the emergency and evacuation measures required by law, as well other measures deemed appropriate in light of the circumstances.

2.	The Company may make available other appropriate premises with similar characteristics where the General Shareholders’ Meeting can be held in the event of an emergency

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

3.

Appropriate safety controls and surveillance and protection measures, as well as systems for controlling access to the meeting, shall be established in order to ensure the safety of the attendees and the orderly conduct of the General Shareholders’ Meeting.

4.

Upon commencement of the General Shareholders’ Meeting, the attendees are prohibited from using voice amplification instruments, mobile phones, photographic equipment, audio and/or video recording and/or transmission equipment and, in general any instrument that might alter the visibility, sound or lighting conditions of the proceedings, except to the extent allowed by the Chairman thereof.

5.

The proceedings of the General Shareholders’ Meeting may be the subject of audiovisual recording, if so determined by the Chairman of the General Shareholders’ Meeting. They may also be the subject of retransmission by any means, including over the Internet, and broadcast on social networks.

6.

Equipment may be made available that facilitates access to the premises where the General Shareholders’ Meeting is held and the following thereof by persons with disabilities or that allows for the simultaneous interpretation of presentations at the General Shareholders’ Meeting when deemed appropriate for any reason. Specifically, the Company may have the instruments necessary for simultaneous interpretation of the proceedings of the General Shareholders’ Meeting into Euskera, English and Spanish sign language, although the proceedings of the General Meeting in Spanish shall prevail in all cases.

7.

Any additional information that facilitates following the General Shareholders’ Meeting, such as schedules or any other documentation deemed useful for such purpose, may also be made available to the shareholders.

Article 16. Computer System for the Recording of Proxies and Voting Instructions, Preparation of the List of Attendees, and Calculation of Voting Results

1.	The Company shall have the personnel and technical equipment required to perform computer monitoring and calculation of the attendance, proxy-granting and distance voting cards that are received.

2.

On the day of the General Shareholders’ Meeting, the premises indicated for the meeting shall be supplied with the personnel and technical equipment required to monitor the entry of shareholders attending the meeting and to determine the provisional and final quorum, prepare the list of shareholders present in person and by proxy, and calculate the voting.

3.	In order to undertake such activity, the Company may, in accordance with applicable rules and regulations, ask the Sociedad de Gestión de los Sistemas de

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Registro, Compensación y Liquidación de Valores, S.A.U. (Iberclear) to provide a list of the Company’s shareholders and the number of shares appearing in the name of each shareholder.

Article 17. Office of the Shareholder

The Company shall set up an Office of the Shareholder in a visible place at the stated premises of the General Shareholders’ Meeting, in order to:

a)

Answer questions regarding the proceedings raised by the attendees prior to the commencement of the meeting, without prejudice to rights of the shareholders under legal and by-laws provisions to take the floor, make proposals and vote.

b)

Assist and inform attendees and shareholders who wish to take the floor, preparing for such purpose a list of those who previously state their desire to participate, as well as collecting the text of their statements, if such statements are available in writing;

c)

Provide to the attendees who so request the full text of the resolutions proposed by the Board of Directors or shareholders for submission at the General Shareholders’ Meeting regarding each item on the agenda of the call to meeting. Excepted from the foregoing are those proposals that have been prepared immediately prior to the holding of the General Shareholders’ Meeting and that for such reason cannot be delivered in written form to all attendees. In addition, there shall be made available to the attendees copies of the directors’ reports and other documentation which, pursuant to legal or by-laws provisions, have been made available to the shareholders with respect to such proposed resolutions.

TITLE V. CONDUCT OF THE GENERAL SHAREHOLDERS’ MEETING

Article 18. Opening of the Premises and Monitoring Access Thereto

1.

In the place and on the day provided, on first or second call, for the holding of the General Shareholders’ Meeting, and beginning one hour prior to the time announced for the commencement of the meeting (unless otherwise specified in the notice of the call), the shareholders or their valid representatives may present their respective attendance, proxy-granting and distance voting cards or proxy verification instruments.

Once the acceptance of attendance, proxy-granting and distance voting cards and verification instruments has ended, the shareholders and proxy-representatives, if any, arriving late to the place where the General Shareholders’ Meeting is held may attend the meeting (in the room where the meeting is held, or, if so decided by the Chairman of the General Shareholders’ Meeting, in an adjoining room from where they can follow the meeting), but will not be included on the list of attendees.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

2.

In the event that a second call is made due to the failure to attend of the number of shareholders legally required to hold the General Shareholders’ Meeting upon first call, such circumstance shall be properly recorded in the minutes of the General Shareholders’ Meeting.

Article 19. Presiding Committee, Chairman and Secretary

1.

The Presiding Committee (Mesa) of the General Shareholders’ Meeting shall be formed at the time stated in the call to the General Shareholders’ Meeting. The Presiding Committee shall be formed by the Chairman of and Secretary for the General Shareholders’ Meeting, along with the other members of the Board of Directors attending the meeting. Without prejudice to the powers assigned to it in these Rules, the Presiding Committee shall assist the Chairman of the General Shareholders’ Meeting, at his request, in the performance of his duties.

2.

The Chairman of the General Shareholders’ Meeting, the Chairman of the Board of Directors, or, in the absence, the Vice-Chairman of the Board of Directors, shall act as the Chairman of the General Shareholders’ Meeting; if there are several Vice-Chairmen of the Board of Directors, they shall act in the order set forth in the By-Laws; and in the absence of the foregoing, the appointed by the Presiding Committee shall serve.

3.

The Chairman of the General Shareholders’ Meeting shall be assisted by the Secretary for the General Shareholders’ Meeting. The Secretary of the Board of Directors and, in the absence thereof, the Vice-Secretary of the Board of Directors, shall act as Secretary for the General Shareholders’ Meeting; if there are several Vice-Secretaries, they shall serve in the order established at the time of their appointment (First Vice-Secretary, Second Vice-Secretary, etc.). In the absence of both, the person appointed by the Presiding Committee shall serve.

4.	In addition, the Chairman of the General Shareholders’ Meeting may, if so desired, obtain the assistance of any person the Chairman deems appropriate.

Article 20. Powers of the Chairman of the General Shareholders’ Meeting

1.

The Chairman of the General Shareholders’ Meeting, who is responsible for presiding over the meeting, shall generally have the broadest powers needed for the best progress thereof, including the following:

a)	To call the meeting to order.

b)	To verify that there is a valid quorum for the General Shareholders’ Meeting and, if applicable, to declare it to be validly in session.

c)	To take notice of the request, if any, made by the Board of Directors for the presence of a notary public to take the minutes of the meeting.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

d)

To make decisions regarding questions, requests for clarification or claims raised with respect to the list of attendees, the identity and the legitimacy of the shareholders and proxy-representatives, the authenticity and integrity of the attendance, proxy-granting and distance voting cards or relevant verification instruments, as well as all matters relating to the possible exclusion, suspension or limitation of voting and related rights and, specifically, to the right to vote attaching to the shares pursuant to Law or the Company’s Corporate Governance System.

e)	If he deems it appropriate, to address the General Shareholders’ Meeting to give an account of the Company’s progress and to describe its results, goals and plans.

f)	To give the floor to the Directors or Senior Managers that he deems appropriate in order for them to address the shareholders at the General Shareholders’ Meeting.

g)	To order and direct presentations such that the debate adheres to the agenda.

h)

To order and direct the deliberations by granting the floor to shareholders who so request, and taking the floor away or refusing to grant it when the Chairman deems that a matter has been sufficiently debated, is not on the agenda or hinders the proper progress of the meeting.

i)	To reject proposals made by shareholders when inappropriate or extemporaneous.

j)	To indicate the time for voting.

k)	To establish voting systems and procedures, organize the voting, and determine the system for counting and calculating the votes.

l)	To announce the results of the voting.

m)	To temporarily suspend the General Shareholders’ Meeting.

n)	To adjourn the meeting.

o)	And, in general, to exercise all other powers, including those of order and discipline, which are required to properly hold the General Shareholders’ Meeting.

2.

The Chairman of the General Shareholders’ Meeting, even when present at the meeting, may entrust management of debate to a Director the Chairman deems appropriate, or to the Secretary for the General Shareholders’ Meeting, who shall carry out these duties on his behalf, and who may be removed at any time.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

3.

If the Chairman of the General Shareholders’ Meeting is absent for any reason during the holding of the meeting, the replacement thereof in the exercise of his duties shall be carried out in accordance with the provisions of the By-Laws and Article 19.2 above.

Article 21. Duties of the Secretary for the General Shareholders’ Meeting

1.	The duties of the Secretary for the General Shareholders’ Meeting shall be the following:

a)	To declare the Presiding Committee to be formed.

b)

To inform the shareholders at the General Shareholders’ Meeting, by delegation from the Chairman thereof, of the provisional and final quorum of shareholders in attendance, indicating the number of shareholders present in person and by proxy, the number of shares they represent in person and represented by proxy, and the percentage of share capital represented thereby and the total number of shareholders and shares in attendance at the meeting with an indication of the percentage of capital that such shares represent, for which purpose the Company’s treasury shares shall not be counted as being in attendance.

c)

To read, if applicable, or to make a summary report of the essential terms of the call to meeting, the text of the proposed resolutions of the Board of Directors and the other matters on which, the Board of Directors is required to report to the shareholders at the General Shareholders’ Meeting pursuant to Law or the Company’s Corporate Governance System. A reading of the notice of the call to meeting, the proposed resolutions or the other documents relating to the General Shareholders’ Meeting shall not be required when such documentation has been made available to the shareholders from the date of publication of the notice of the call to meeting.

d)

To assist the Chairman of the General Shareholders’ Meeting in the resolution of questions, requests for clarification or claims raised with respect to the list of attendees, proxies or distance votes.

e)	To draft the minutes of the General Shareholders’ Meeting, if applicable.

f)

And, in general, to exercise at the direction of the Chairman of the General Shareholders’ Meeting those powers as are necessary for order and discipline and required for the appropriate conduct of the meeting and the adoption and formalization of resolutions.

2.

If the Secretary for the General Shareholders’ Meeting is absent for any reason during the holding of the meeting, the replacement thereof in the exercise of the Secretary’s duties shall be carried out in accordance with the provisions of the By-Laws and Article 19.3 above.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Article 22. Establishment of a Quorum

1.

The General Shareholders’ Meeting shall be validly established with the minimum quorum required by Law or the By-Laws, taking into account the matters appearing in the agenda of the call to meeting and whether the meeting is held upon first or second call.

2.

Notwithstanding the provisions of the foregoing paragraph, shareholders representing two-thirds (2/3) of subscribed share capital with voting rights must be in attendance at the first call to the General Shareholders’ Meeting, and shareholders representing sixty (60%) percent of such share capital must be in attendance at the second call, in order to adopt resolutions regarding a change in the corporate purpose, transformation, total split-off, dissolution of the Company and amendment of Article 21.2 of the By-Laws.

3.	The absence of shareholders occurring once a quorum for the General Shareholders’ Meeting has been established shall not affect the validity of the meeting.

4.

If the attendance of shareholders representing a particular percentage of share capital or the consent of specific interested shareholders is required pursuant to Law or the By-Laws in order to validly adopt a resolution regarding one or more items on the agenda of the call to meeting, and such percentage is not reached or such shareholders are not present in person or by proxy, the shareholders at the General Shareholders’ Meeting shall be limited to deliberation and decision regarding those items on the agenda of the call to meeting which do not require the attendance of such percentage of share capital or such shareholders.

Article 23. List of Attendees

1.

Once the Presiding Committee has been formed, and prior to beginning with the agenda of the call to meeting, a list of attendees shall be prepared which sets forth the nature or representation of each attendee and the number of their own or other parties’ shares present. At the end of the list, there shall be a determination of the number of shareholders present in person or by proxy, as well as the amount of capital they own, with a specification as to which capital corresponds to shareholders with the right to vote. The list of attendees shall include as present those shareholders who have cast votes from a distance pursuant to the provisions of the Company’s Corporate Governance System.

2.

The list of attendees shall be contained in electronic media, the sealed cover of which shall show the appropriate identification procedure signed by the Secretary for the General Shareholders’ Meeting with the approval of the Chairman thereof.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

3.

If the meeting takes place in different places pursuant to the provisions of these Rules, the list of attendees shall also include the share capital represented in person or by proxy in each room. In such case, distance votes shall be included in the room where the Presiding Committee is located.

4.

The Secretary for the General Shareholders’ Meeting has the power, exercised by delegation from the Chairman thereof, to prepare the list of attendees. The Secretary for the General Shareholders’ Meeting shall be provided with the means and systems determined by the Chairman thereof for preparation of the list and, if applicable, for calculation of the voting.

5.	The list of attendees shall be attached to the minutes of the General Shareholders’ Meeting.

Article 24. Commencement of the Meeting

1.

Prior to the commencement of the General Shareholders’ Meeting, the Chairman thereof or, by delegation therefrom, the Secretary therefor, shall announce the provisional or final information relating to the number of shareholders present in person and by proxy, the number of shares present in person and by proxy, an indication of the percentage of share capital represented by both, and the total number of shareholders and shares in attendance at the meeting with an indication of the share capital represented by such shares.

If such information indicates compliance with the quorum needed to validly hold the General Shareholders’ Meeting and the shareholders at the General Shareholders’ Meeting can deliberate and adopt resolutions regarding at least one of the items on the agenda of the call to meeting, the Chairman of the General Shareholders’ Meeting shall declare a valid quorum to exist and shall call the meeting to order. If such information is provisional, the shareholders at the General Shareholders’ Meeting shall be given the final information prior to deliberating on the items on the agenda.

2.

If appropriate, the Chairman of the General Shareholders’ Meeting shall announce the presence of a notary public at the meeting, shall identify such notary public, and shall disclose the request he has made of the notary public to prepare the minutes of the meeting.

3.

If a notary public has been required to prepare the minutes of the meeting, the notary public shall ask the shareholders’ at the General Shareholders’ Meeting and make clear in the minutes whether there are reservations or objections regarding the statements made by the Chairman or by the Secretary for the General Shareholders’ Meeting regarding the number of shareholders in attendance and the share capital which is present.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Article 25. Shareholder Requests. Identification

Shareholders desiring to address the meeting and, if applicable, to request information or clarifications regarding the items on the agenda of the call to meeting or to make proposals, must so request at the time indicated by the Chairman of the General Shareholders’ Meeting and prior to commencement of the presentation period, to the Office of the Shareholder or to whomever is indicated for such purposes, and state for the record their first and last names and, if applicable, the corporate name of the shareholder they represent, as well as the number of shares they own and/or represent.

Article 26. Reports

1.

While the shareholders who desire to take the floor are identified and verified pursuant to the provisions of the foregoing article, the Secretary for the General Shareholders’ Meeting, at the direction of the Chairman thereof, shall provide a report thereto regarding the publications of the notice of the call to meeting.

2.

Thereafter, the meeting shall continue with the presentation of any reports by the Chairman of the General Shareholders’ Meeting and the members of the Board of Directors or the persons designated for such purpose by the Chairman of the General Shareholders’ Meeting.

3.	Thereafter, and in any event prior to voting, the Chairman of the General Shareholders’ Meeting shall commence the period for presentations by the shareholders.

Article 27. Shareholder Presentation Period

1.

Presentations by duly verified shareholders shall occur in the order in which they are called by the Secretary for the General Shareholders’ Meeting. No shareholder may make a presentation dealing with business not included in the agenda of the call to meeting, without prejudice to the proposed resolutions that might legally be made outside of the agenda of the call to meeting, or without being granted the floor.

2.

Shareholders must make reasonable use of their power with respect to both the duration of their presentation, which must be brief and concise, as well as the content thereof, which must conform to the provisions of the preceding paragraph and to the respect deserved by the proceedings of the General Shareholders’ Meeting and the other attendees. Presenting parties shall have a maximum of five (5) minutes for each presentation, without prejudice to the powers of the Chairman of the General Shareholders’ Meeting to limit or extend such period. Notwithstanding the foregoing, when the number of presentations requested or other circumstances so require, the Chairman of the General Shareholders’ Meeting may set a maximum period less than that mentioned above, giving due regard in each

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

case to the equal treatment of presenting shareholders and the principle of non-discrimination.

3.

Those shareholders who so desire may deliver the text of their presentation to the Office of the Shareholder in order to obtain a photocopy and thus facilitate the meeting proceedings and the preparation of the minutes of the General Shareholders’ Meeting. In any event, if anyone requests that they participation appear literally in the minutes of the meeting, they must at that time deliver it in writing to the Office of the Shareholder, which shall deliver it to the Secretary for the General Shareholders’ Meeting, or to the notary public, if any, in order to be able to compare it to the shareholder’s presentation.

Article 28 Right to Receive Information during the General Shareholders’ Meeting

1.

During the presentation period, shareholders or their duly accredited proxy-representatives may verbally request information or clarifications that they deem are necessary regarding the matters contained in the agenda of the call to meeting or information accessible to the public that has been provided by the Company to the National Securities Market Commission since the holding of the last General Shareholders’ Meeting. They must have previously identified themselves for this purpose in accordance with the provisions of Article 25 above.

2.	The Directors shall be required to provide the information requested pursuant to the preceding paragraph in the form and within the periods provided by Law, except in those cases in which:

a)	It has been requested by shareholders representing less than twenty-five (25%) percent of the share capital, and the Chairman believes that publication thereof may prejudice the corporate interests.

b)

The request for information or clarification does not refer to matters included on the agenda of the call to meeting or information accessible to the public that has been provided by the Company to the National Securities Market Commission since the holding of the last General Shareholders’ Meeting.

c)

The requested information or clarification is not needed to form an opinion regarding the matters submitted to the shareholders at the General Shareholders’ Meeting, or is deemed abusive for any reason.

d)	Legal or regulatory provisions provide otherwise.

3.

The requested information or clarification shall be provided by the Chairman of the General Shareholders’ Meeting or, if applicable and if directed by such Chairman of any of the Committees of the Board of Directors, by a Director, or, if appropriate, by any employee of the Company, the auditor, or any other person designated by the Chairman of the General Shareholders’ Meeting.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

4.

In the event that for any reason it is not possible to satisfy the shareholder’s right to receive information during the proceedings of the General Shareholders’ Meeting, the Directors shall provide the requested information in writing to the interested shareholder within seven (7) days of the close of the General Shareholders’ Meeting

Article 29. Order of Shareholder Presentations, Requests and Proposals

1.

The powers to make presentations and requests for information shall only be exercised once, and the same shareholder cannot return to exercise such powers at the end of their presentation period. During such period, the presenting shareholder may make proposals regarding any item on the agenda of the call to meeting, except in those cases in which they should have been available to the shareholder at the registered office at the time of publication of the call to meeting or the supplement to the call to meeting, if any, they are excluded by Law, or they breach the rights of other shareholders. They may also propose the adoption of resolutions regarding which, according to Law, the shareholders at the General Shareholders’ Meeting may deliberate and decide upon without appearing in the agenda of the call to meeting.

2.	In the exercise of his powers to order the meeting, and without prejudice to other action that may be taken, the Chairman of the General Shareholders’ Meeting may:

a)	Extend the time initially allocated to each shareholder, when the Chairman so deems it appropriate;

b)

Decide the order in which answers will be provided to the shareholders and whether such answers will be given following each presentation period or collectively in summarized form after the last presentation, without prejudice to the legally provided possibility of sending the information in writing within a period of seven (7) days following the holding of the General Shareholders’ Meeting.

c)	End the shareholder presentation period.

d)	Request the presenting parties to clarify issues that have not been understood or which have not been sufficiently explained during the presentation.

e)

Call the presenting shareholders to order so that they limit their presentation to business properly before the General Shareholders’ Meeting and refrain from making improper statements or exercising their right of presentation in an abusive or obstructionist manner;

f)

Announce to the presenting parties that the time for their presentations will soon be ending so that they may adjust their discourse and, when the time granted for their presentation has ended, or if they persist in the conduct described in the preceding paragraph, may withdraw the floor from them, and, if the Chairman

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

believes that their presentation might alter the proper order and normal conduct of the meeting, ask them to leave the premises and the Chairman may adopt appropriate measures in order for this provision to be complied with.

g)

Deny the floor when the Chairman believes that a particular matter has been sufficiently debated, is not included in the agenda, or hinders the progress of the meeting, as well as reject the reply of the presenting shareholder.

3.	The Chairman of the General Shareholders’ Meeting shall endeavor to maintain order in the room in order to allow the presenting parties to make their presentations without undue interruption.

4.

The Chairman of the General Shareholders’ Meeting shall have the broadest powers to allow and apply the legally appropriate procedures or to reject the proposals made by the shareholders during their presentation on any matter included in the agenda of the call to meeting or on those matters which may be debated and decided at the General Shareholders’ Meeting without such matters appearing on the agenda for the meeting, in light of compliance in each case with the requirements of applicable laws and regulations. In voting on the proposals allowed pursuant to this paragraph (both on items included in the agenda and on items not appearing therein) the procedure established in letter b) of Article 34.2 of these Rules shall apply, without prejudice to the Chairman’s ability to decide on the use of other procedures or alterative voting systems.

Article 30. Establishment, if Appropriate, of a Final Quorum for the General Shareholders’ Meeting

1.

At the end of the presentations, if the information previously provided was provisional, the list of attendees shall be closed and the Chairman of the General Shareholders’ Meeting, or the Secretary by delegation thereof, shall read the final information contained in the list of attendees, detailing the number of shareholders present in person and by proxy, the number of shares represented in person and by proxy, with an indication of the percentage of share capital that both represent, and the total number of shareholders and shares in attendance at the meeting, with an indication of the share capital that such shares represent.

2.

Once this information has been publicly announced, the Chairman of the General Shareholders’ Meeting shall, if appropriate, declare the existence of a proper and sufficient quorum on first or second call, as the case may be, and shall decide if the shareholders can debate and adopt resolutions regarding all matters contained in the agenda or if, on the contrary, debate must be limited to only some of them, based on attendance at the General Shareholders’ Meeting in accordance with the list of attendees.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

3.

Once the establishment of a quorum for the General Shareholders’ Meeting has been declared, and a notary public is in attendance in order to prepare the notarial minutes of the meeting, the attending shareholders may state to the notary public any reservation or objection they may have regarding the existence of a valid quorum for the General Shareholders’ Meeting or regarding the information from the list of attendees which was previously read aloud, in order to duly record such reservation or objection in the minutes.

Article 31. Temporary Suspension

1.

In exceptional cases, when there are incidents which temporarily prevent the normal progress of the meeting, the Chairman of the General Shareholders’ Meeting may resolve to suspend the session for the time the Chairman deems appropriate in order to reestablish the conditions needed for the continuation thereof. The Chairman of the General Shareholders’ Meeting may adopt such additional measures as the Chairman deems appropriate to ensure the safety of those present and to avoid the repetition of circumstances which might again affect the proper conduct of the meeting.

2.

Once the meeting has resumed, if the situation which gave rise to the suspension persists, the Chairman of the General Shareholders’ Meeting shall consult with the Presiding Committee in order for the shareholders to agree to continue the meeting on the next day. In the event the continuation is not approved for any reason, the Chairman of the General Shareholders’ Meeting shall immediately adjourn the meeting.

Article 32. Continuation

1.

At the proposal of the Chairman of the General Shareholders’ Meeting, the Presiding Committee or at the request of shareholders representing at least one-fourth (1/4) of the share capital present at the General Shareholders’ Meeting, the shareholders at the General Shareholders’ Meeting may agree to a continuation of their sessions over one or more consecutive days, provided that there are just grounds for doing so. Regardless of the number of sessions, the General Shareholders’ Meeting shall be deemed to be a single meeting, and a single set of minutes shall be prepared for all of the sessions.

2.

Once the General Shareholders’ Meeting has been continued, there shall be no need to repeat compliance with the provisions of Law or the By-Laws in subsequent sessions for them to be validly held. Without prejudice to the provisions of Article 35.3, if any shareholder included in the list of attendees prepared at the beginning of the meeting does not thereafter attend the subsequent meetings, the majorities needed to adopt resolutions shall continue to be those determined based on the results of such list.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

TITLE VI. VOTING AND ADOPTION OF RESOLUTIONS

Article 33. Casting of Votes from a Distance; Powers to Elaborate Upon Proxy-Representation and Distance Voting

1.

Shareholders may cast their vote regarding proposals relating to the items included on the agenda of the call to meeting by postal or electronic correspondence or any other means of communication from a distance, provided that the identity of the person and the security of electronic communications is duly assured. In all cases, they shall be deemed to be present for purposes of constituting a quorum for the General Shareholders’ Meeting.

2.

To cast their vote by postal correspondence, shareholders must send to the Company the attendance, proxy-granting and distance voting card issued in their favor by the corresponding entity and which sets forth the direction of their vote, their abstention or their blank vote.

3.

Votes by electronic correspondence shall be cast using a recognized electronic signature or other type of guarantee that the Board of Directors deems best ensures the authenticity and identification of the shareholder exercising the right to vote.

4.

Votes cast by either of the means set forth in the preceding paragraphs must be received by the Company before midnight on the day immediately prior to the date provided for the holding of the General Shareholders’ Meeting, upon first or second call, as applicable.

5.	The distance voting referred to in this Article shall be rendered void:

a)	By subsequent express revocation made by the same means used to cast the vote and within the period established for such voting.

b)	By attendance at the meeting of the shareholder casting the vote.

c)	If the shareholder validly grants a proxy after the date of casting the distance vote.

6.

If express instructions are not included in the casting of the distance vote, or are only included with respect to some of the items on the agenda of the call to meeting, and unless expressly indicated otherwise by the shareholder, it shall be deemed that the distance vote refers to all of the items included on the agenda of the call to the General Shareholders’ Meeting and that the vote is in favor of the proposals made by the Board of Directors with respect to the items included on the agenda of the call to meeting with respect to which express instructions are not included.

7.	As regards proposed resolutions other than those made by the Board of Directors or regarding items no included on the agenda of the call to meeting, the shareholder

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

casting a distance vote may grant proxy-representation through any of the means contemplated in these Rules, in which case the rules established for such purpose shall apply to the proxy, which shall be deemed granted to the Chairman of the Board of Directors unless expressly indicated otherwise by the shareholder.

8.	The Board of Directors is empowered to elaborate upon the appropriate rules, means and procedures to organize the casting of votes and the grant of proxies by electronic means.

Specifically, the Board of Directors may: (i) establish rules for the use of guarantees other than electronic signatures for casting electronic votes or by other valid means of long-distance communication; (ii) reduce the advance period set forth in paragraph 4 above for receipt by the Company of votes cast; and (iii) accept and authorize the Chairman of and Secretary for the General Shareholders’ Meeting and the persons delegated thereby to accept, if appropriate, distance votes received after such period, to the extent allowed by available instruments.

The Board of Directors is also authorized to elaborate upon the procedures for granting proxies and for distance voting in general, including the rules of priority and conflict applicable thereto. The Shareholder’s Guide and other implementing rules adopted by the Board of Directors under the provisions of this paragraph shall be published on the Company’s corporate website.

The Chairman and Secretary of the Board of Directors or the Chairman of and Secretary for the General Shareholders’ Meeting, as from the achievement of a valid quorum therefor, and the persons delegated thereby, shall enjoy the broadest powers to verify the identify the identity of the shareholders and their representatives; check the legitimacy of the exercise of the rights of attendance, proxy-granting and voting by the shareholders and their representatives; check and accept the validity and effectiveness of the proxies and distance voting, as well as the instructions received through brokers, representatives or depositaries of shares, all in accordance with the provisions set forth in the Company’s Corporate Governance System and in the rules established by the Board of Directors in elaboration thereof.

Article 34. Voting on Proposed Resolutions

1.

Once the shareholder presentations have ended and responses have been made to requests for information pursuant to the provisions of these Rules, the proposed resolutions regarding matters included in the agenda of the call to meeting or which according to Law may be submitted for a vote even though not appearing therein, including any proposals made by the shareholders during the meeting that are appropriate under the Law and the Company’s Corporate Governance System.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

The Board of Directors shall propose different resolutions in connection with matters that are substantially independent of one another, such that the shareholders may separately exercise their right to vote.

The adoption of resolutions shall proceed following the agenda set forth in the call to meeting. Resolutions proposed by the Board of Directors shall be first submitted to vote and then, if appropriate, resolutions proposed by other proponents and those relating to matters that the shareholders at the General Shareholders’ Meeting can decide upon without appearing in the agenda shall be voted, with the Chairman of the General Shareholders’ Meeting deciding upon the order in which they shall be submitted for a vote. In any event, once a proposed resolution has been adopted, all others relating to the same matter and which are incompatible therewith shall be withdrawn and therefore need not be voted upon.

It shall not be necessary for the Secretary for the General Shareholders’ Meeting to previously read aloud the complete text of resolutions proposed by the Board of Directors if such text has already been published on the Company’s corporate website since the date of publication of the notice of the call to the General Shareholders’ Meeting. In this case, the reading of a summary or excerpts may be sufficient when it is deemed appropriate for some or all of the proposals by the Chairman of the General Shareholders’ Meeting, or by the Secretary for the General Shareholders’ Meeting by delegation thereof.

2.

As a general rule, and without prejudice to the powers of the Chairman of the General Shareholders’ Meeting to use other procedures and alternative systems, for purposes of voting on the proposed resolutions, the direction of the votes of the shareholders shall be determined as follows:

a)

In the case of proposed resolutions relating to matters included in the agenda of the call to meeting, votes corresponding to all shares present in person and by proxy, less the votes corresponding to: shares whose holders or representatives state that they vote against, in blank, or abstain, by communicating or expressing their vote or abstention to the notary public (or, in the absence thereof, the Secretary for the General Shareholders’ Meeting) or the assistants thereto, for note thereof to be taken in the minutes; shares whose holders have voted against, in blank, or have expressly stated that they abstain through the means of communication referred to in these Rules; and shares whose holders or representatives have left the meeting prior to the voting on the proposed resolution in question and have had the notary public or assistant thereto (or, in the absence thereof, the Secretary for the General Meeting) record their withdrawal from the meeting, shall be deemed to be votes in favor.

b)

In the case of proposed resolutions relating to matters not included in the agenda of the call to meeting, votes corresponding to all shares present in person and by proxy, less the votes corresponding to: shares whose holders or

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

representatives state that they vote in favor, in blank, or abstain, by communicating or expressing their vote or abstention to the notary public (or, in the absence thereof, the Secretary for the General Shareholders’ Meeting) or the assistants thereto, for note thereof to be taken in the minutes; shares whose holders have voted in favor, in blank, or have expressly stated that they abstain through the means of communication referred to in these Rules; and shares whose holders or representatives have left the meeting prior to the voting on the proposed resolution in question and have had the notary public or assistants thereto (or, in the absence thereof, the Secretary for the General Shareholders’ Meeting) record their withdrawal from the meeting, shall be deemed to be votes against.

3.

A proxy-representative may hold the proxy of more than one shareholder without limitation as to the number of shareholders being represented. If a proxy-holder represents several shareholders, the proxy-holder may casts votes in different directions based on the instructions given by each shareholder.

4.

Furthermore, so long as it is legally admissible and the required guarantees of transparency and certainty are provided in the opinion of the Board of Directors, a vote may be divided in order for financial intermediaries who are recorded as having shareholder status but act for the account of different clients to be able to divide their votes in accordance with the instructions given by such clients.

Article 35. Adoption of Resolutions and Announcement of Voting Results

1.

The shareholders acting at a General Shareholders’ Meeting shall adopt resolutions with the majorities of votes required by Law or the By-Laws. Each voting share, whether represented in person or by proxy at the General Shareholders’ Meeting, shall grant the holder the right to one vote, without prejudice to the limitations on the maximum number of votes that may be cast by a shareholder and to conflicts of interest provided for in Article 30 of the By-Laws, other instances in which the By-Laws provide for the suspension of voting rights, and the restrictions established under Law.

2.

The approval of resolutions shall require the favorable vote of one-half plus one of the voting shares cast in person or by proxy at the General Shareholders’ Meeting. The foregoing does not affect situations in a greater majority is required by Law or the By-Laws.

3.

For purposes of determining the number of shares upon which the majority needed to adopt the various resolutions shall be calculated, all shares appearing on the list of attendees shall be deemed to be in attendance, present and represented at the meeting, less: shares whose owners or representatives have left the meeting prior to the voting on the proposed resolution or resolutions in question and have recorded their withdrawal with the notary public or assistants thereto (or, in the absence

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

thereof, with the Secretary for the General Shareholders’ Meeting); and shares which, by application of the provisions of Law or the By-Laws are totally or partially deprived of the right to vote in general or for the particular resolution in question or for which exercise of the right to vote has been suspended for the holders thereof.

4.

Once the Chairman of the General Shareholders’ Meeting, at the time of voting, finds the existence of a sufficient number of votes in favor or against all or some of the proposed resolutions, the Chairman may declare them to be approved or rejected by the shareholders at the General Shareholders’ Meeting, without prejudice to the statements that the shareholders may wish to make to Secretary for the General Shareholders’ Meeting or to the notary public, if any, regarding the direction of their vote for recording in the minutes of the meeting.

5.

Without prejudice to the provisions of the preceding paragraph, for each resolution submitted to a vote at the General Shareholders’ Meeting, there must be a determination of at least the number of shares for which valid votes have been cast, the proportion of share capital represented by such votes, the total number of valid votes, the number of votes in favor and against each resolution, and the number of abstentions, if any.

TITLE VII. CLOSURE AND MINUTES OF THE MEETING

Article 36. Closure

Once the voting on the proposed resolutions has been completed and the results announced by the Chairman of the General Shareholders’ Meeting, the General Shareholders’ Meeting shall end and the Chairman thereof shall bring the meeting to a close, adjourning the session.

Article 37. Minutes

1. The minutes of the meeting may be approved by the shareholders of the General Shareholders’ Meeting at the end thereof, and otherwise within a period of fifteen (15) days by the Chairman of the General Shareholders’ Meeting and two Inspectors, one on behalf of the majority and the other on behalf of the minority.

2. Once the minutes are approved, they shall be signed by the Secretary for the General Shareholders’ Meeting, with the approval of the person acting therein as the Chairman. In the event the above-mentioned persons are unable to do so for any reason, they shall be replaced by the persons established by Law or the By-Laws.

3. In the event that a notary public takes part in the General Shareholders’ Meeting, the notarial minutes shall be deemed the minutes of the General Shareholders’ Meeting, and shall not require approval.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

TITLE VIII. SUBSEQUENT ACTS

Article 38. Publication of Resolutions

1.

Without prejudice to registration with the Commercial Registry of recordable resolutions and applicable legal provisions regarding the publication of corporate resolutions, the Company shall communicate to the National Securities Market Commission the literal text or a summary of the contents of the resolutions approved by the General Shareholders’ Meeting.

2.

The text of the resolutions adopted by the shareholder at the General Shareholders’ Meeting and the voting results shall be published in full on the Company’s corporate website within five (5) days of the end of the General Shareholders’ Meeting

Furthermore, at the request of any shareholder or their representative at the General Shareholders’ Meeting, the Secretary of the Board of Directors shall issue a certification of the resolutions or of the minutes.”

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM FIFTEEN ON THE AGENDA

Information regarding any significant changes in the assets or liabilities of the companies participating in the merger (i.e., Iberdrola, S.A. (as absorbing company) and Iberdrola Renovables, S.A. (as absorbed company)) between the date of the common terms of merger and the holding of the General Shareholders’ Meeting at which such merger is decided. Approval of the common terms of merger by absorption between Iberdrola, S.A. and Iberdrola Renovables, S.A. Approval as the merger balance sheet of the balance sheet of Iberdrola, S.A. as of December 31, 2010. Approval of the merger by absorption between Iberdrola, S.A. and Iberdrola Renovables, S.A. through the absorption of the latter by the former, causing the termination without liquidation of Iberdrola Renovables, S.A. and the transfer en bloc and as a whole of all of its assets to Iberdrola, S.A., with an express provision for the exchange to be covered by the delivery of treasury shares of Iberdrola, S.A. and, if required, by newly-issued shares of Iberdrola, S.A. pursuant to a capital increase subject to the above, all in accordance with the common terms of merger. Conditional increase in the share capital of Iberdrola, S.A. in the nominal amount of one hundred forty-eight million four hundred seventy thousand eleven and twenty-five one-hundredth (€148,470,011.25) euros, by means of the issuance of one hundred ninety-seven million nine hundred sixty thousand fifteen (197,960,015) shares with a par value of seventy-five (€0.75) euro cents each, of the same class and series as those currently outstanding, as a result of the merger by absorption of Iberdrola Renovables, S.A. by Iberdrola, S.A. and resulting amendment of Article 5 of the By-Laws. Express provision for incomplete subscription. Request for admission to trading of the shares issued on the Bilbao, Madrid, Barcelona and Valencia Stock Exchanges through the Automated Quotation System (Sistema de Interconexión Bursátil) (Electronic Market). Delegation of powers. Establishment of procedure to facilitate the merger exchange. Adherence of the transaction to the special tax rules provided for in Chapter VIII of Title VII of the restated text of the Corporate Income Tax Law. Delegation of powers.

With respect to the merger between Iberdrola, S.A. (as absorbing company) and Iberdrola Renovables, S.A. (as absorbed company), the common terms of merger for which was approved by the Boards of Directors of both companies on March 22, 2011 and deposited with the Commercial Registries of Biscay and Valencia on March 25 and 29, 2011, respectively, and in compliance with the provisions of Section 39.3 of the Structural Modifications Law, prior to submitting for approval the following resolutions regarding the proposed merger, a report will be made of any significant changes in the assets or liabilities of the companies participating in the merger that occur between the date of the common terms of merger and the holding of this General Shareholders’ Meeting.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

PROPOSED RESOLUTION RELATING TO ITEM FIFTEEN

15.1 Approval of the common terms of merger by absorption between Iberdrola, S.A. and Iberdrola Renovables, S.A.

Approval in their entirety of the common terms of merger by absorption of Iberdrola Renovables, S.A. by Iberdrola, S.A., prepared and signed by the directors of both companies upon the terms set forth in the Common Terms of Merger and approved by their respective Board of Directors at meetings held on March 22, 2011 (the “Common Terms of Merger”). The Common Terms of Merger were deposited with the Commercial Registries of Biscay and Valencia on March 25 and 29, 2011, respectively, the relevant marginal notations placed therein, and publication made of such deposits in the Official Bulletin of the Commercial Registry on April 7, 2011 (with respect to the deposit made with the Commercial Registry of Biscay) and April 8, 2011 (with respect to the deposit made with the Commercial Registry of Valencia).

The text of the Common Terms of Merger approved by this resolution is attached as an annex to the Minutes of the General Shareholders’ Meeting.

15.2 Approval as the merger balance sheet of the balance sheet of Iberdrola, S.A. as of December 31, 2010

Approval as the merger balance sheet of Iberdrola, S.A. the balance sheet of Iberdrola, S.A. as of December 31, 2010, prepared by the Board of Directors of Iberdrola, S.A. at its meeting of February 22, 2011, duly verified as of February 23, 2011 by Ernst & Young, S.L., the auditor of Iberdrola, S.A., and which is submitted for the approval of the shareholders at this General Shareholders’ Meeting under item one on the agenda.

The text of the merger balance sheet and the corresponding verification report of the auditor of Iberdrola, S.A. is attached as an annex to the Minutes of the General Shareholders’ Meeting.

15.3 Approval of the merger by absorption between Iberdrola, S.A. and Iberdrola Renovables, S.A. through the absorption of the latter by the former, causing the termination without liquidation of Iberdrola Renovables, S.A. and the transfer en bloc and as a whole of all of its assets to Iberdrola, S.A., with an express provision for the exchange to be covered by the delivery of treasury shares of Iberdrola, S.A. and, if required, by newly-issued shares of Iberdrola, S.A. pursuant to a capital increase subject to the above, all in accordance with the Common Terms of Merger

Approval of the merger between Iberdrola, S.A. and Iberdrola Renovables S.A., by means of the absorption of the latter by the former, with the dissolution without liquidation of Iberdrola Renovables, S.A. and the transfer en bloc and as a whole of all

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

of its assets, comprising all of the elements making up its assets and liabilities, to Iberdrola, S.A., which shall acquire the rights and obligations of Iberdrola Renovables, S.A. by universal succession.

Pursuant to the provisions of the Common Terms of Merger, Iberdrola, S.A. may cover the exchange with treasury shares, newly-issued shares, or a combination of both. In this regard, Iberdrola, S.A.’s Board of Directors, at its meeting of March 11, 2011, resolved to carry out a share buyback program pursuant to the authorization granted by the shareholders of such company at the General Shareholders’ Meeting held on March 26, 2010 and pursuant to the provisions of Commission Regulation (EC) No. 2273/2003 of December 22, 2003 (the “Buyback Program”). The Buyback Program was subsequently amended pursuant to a resolution adopted by the Board of Directors of Iberdrola, S.A. on March 22, 2011 to increase the number of shares to be acquired thereunder, keeping the other terms thereof unchanged.

Pursuant to the Buyback Program, which would be in effect until them occurrence of the exchange, Iberdrola, S.A. would be able to acquire up to a maximum amount of two hundred fifty million nine hundred thousand (250,900,000) shares representing up to 4.30937% of its share capital prior to the merger. This amount, as will be seen below, would be sufficient to fully cover the merger exchange. It is stated for the record that, at the close of trading on April 8, 2011,1 the number of treasury shares of Iberdrola, S.A. acquired pursuant to the Buyback Program is fifty-two million eight hundred seventy-four thousand six hundred (52,874,600) shares, representing approximately 0.908% of its share capital (the “Program Shares”).

On the date of the Common Terms of Merger as well as the date of the call to this General Shareholders’ Meeting, Iberdrola, S.A. was the holder of three billion, three hundred seventy-nine million two hundred fifty-one thousand nine hundred twenty (3,379,251,920) shares of Iberdrola Renovables, S.A., representing 80% of its share capital, and, for its part, Iberdrola Renovables, S.A. was the holder of sixteen million three hundred one thousand one hundred seventy-eight (16,301,178) treasury shares, representing approximately 0.386% of its share capital. Pursuant to the provisions of Section 26 of Law 3/2009, of April 3, on structural modifications to commercial companies (the “Structural Modifications Law”) and regulations regarding treasury shares, none of such shares will be exchanged for shares of Iberdrola, S.A.

Thus, assuming that these numbers do not change, the number of shares of Iberdrola, S.A. that would have to be delivered to the shareholders of Iberdrola Renovables, S.A. would be the number resulting from multiplying the exchange ratio referred to in Section 3 below by the number of shares of Iberdrola Renovables, S.A.

[1]

Last date on which a notice of significant event (hecho relevante) was sent to the NATIONAL SECURITIES MARKET COMMISSION (COMISIÓN NACIONAL EL MERCADO DE VALORES) (hereinafter, the “CNMV”) publishing Iberdrola, S.A.’s transactions under the Buyback Program.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

that must be exchanged pursuant to the merger. The following table describes such calculation:

Number of outstanding shares of Iberdrola Renovables, S.A.:	4,224,064,900
Number of shares of Iberdrola Renovables, S.A. owned by Iberdrola, S.A.:	(3,379,251,920)
Number of treasury shares of Iberdrola Renovables, S.A.:	(16,301,178)
Number of shares of Iberdrola Renovables, S.A. that will participate in the exchange:	828,511,802
Number of shares of Iberdrola, S.A. to deliver pursuant to the exchange ratio (*):	250,834,615.86

(*)

The merger exchange ratio has been set at 0.30275322 shares of Iberdrola, S.A. for each share of Iberdrola Renovables, S.A., which is the equivalent of 3.3030201957885 shares of Iberdrola Renovables, S.A. for each share of Iberdrola, S.A.

The exchange of the shares of Iberdrola Renovables, S.A. shall be carried out using the procedure and in accordance with the exchange ratio provided for in the Common Terms of Merger.

Given the indivisibility of the shares and the inability to issue or deliver fractions of a share, in order to properly carry out the exchange, the total number of shares of Iberdrola Renovables remaining on the market and that participate in the exchange must be a multiple of the exchange ratio. As long as the number of shares of Iberdrola Renovables in the market at the time of the exchange (i.e., assuming that the above numbers do not change, 828,511,802) is not a multiple of the exchange ratio, the companies participating in the merger have decided to establish a mechanism so that the number of Iberdrola shares to deliver to the shareholders of Iberdrola Renovables pursuant to the exchange is a whole number.

This mechanism will consist of the appointment of an institution as “odd-lot agent,” which, besides performing the other duties entrusted thereto pursuant to the provisions of Section 15.5 below, waives the last fraction of a share of Iberdrola to which it might be entitled as a shareholder of Iberdrola Renovables so that the total number of Iberdrola shares to be delivered to the shareholders of Iberdrola Renovables is a whole number.

Along these lines, it is stated for the record that Iberdrola and Iberdrola Renovables have held conversations with various institutions that could perform the duties of “odd-lot agent” (the “Odd-Lot Agent”) and that one of these institutions, in the event that it is appointed Odd-Lot Agent, has irrevocably waived the last fraction of a share of Iberdrola, S.A. to which it might be entitled (as a shareholder of Iberdrola Renovables, S.A. by virtue of the odd-lots that it would acquire pursuant to Section 15.5 below). By way of example, if one assumes that the above numbers do not change, the Odd-Lot Agent will waive the last fraction of

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

a share of Iberdrola, S.A. equal to 0.86 so that the number of Iberdrola, S.A. shares to be delivered to the shareholders of Iberdrola Renovables, S.A. is equal to two hundred fifty-million eight hundred thirty-four thousand six hundred fifteen (250,834,615) shares. Therefore, pursuant to the above figures (after the aforementioned waiver), Iberdrola, S.A. would need two hundred fifty-million eight hundred thirty-four thousand six hundred fifteen (250,834,615) shares of Iberdrola, S.A. to cover the exchange

Pursuant to the alternatives allowed by the Common Terms of Merger, Iberdrola, S.A. will cover the exchange with treasury shares and, to the extent they are insufficient, with any newly-issued shares pursuant to the capital increase referred to in Section 15.4 below. Therefore, if Iberdrola, S.A. covers the exchange with all of the Program Shares and they have not increased over those existing at the close of trading on April 8, 2011, Iberdrola, S.A. would have to issue one hundred ninety-seven million nine hundred sixty thousand fifteen (197,960,015) shares to complete the exchange (the “Maximum Number of Shares to be Issued”).

A delegation is given to the Board of Directors, with the express power of substitution in favor of the Executive Committee and the Chairman of the Board of Directors and Chief Executive Officer, of all of the powers necessary so that, within the limits provided by the Common Terms of Merger, and to the extent not provided by the shareholders at this General Shareholders’ Meeting, it determine the specific number of treasury shares of Iberdrola, S.A. needed to cover the exchange for the outstanding shares of Iberdrola Renovables, S.A., taking into account the exchange ratio set in the Common Terms of Merger and, if applicable, the capital increase referred to above, and also taking into account that, pursuant to the provisions of the Structural Modifications Law and regulations regarding treasury shares, the shares of Iberdrola Renovables, S.A. held by that company, held by Iberdrola, S.A., and held by any person acting in their own name but on behalf thereof, will not be exchanged and will be cancelled and nullified as a result of the merger.

Authorization is also given to the Board of Directors, with the express power of substitution in favor of the Executive Committee and the Chairman of the Board of Directors and Chief Executive Officer, to set the conditions for the delivery of the shares of Iberdrola, S.A. to the shareholders of Iberdrola Renovables, S.A. to the extent not provided for by the shareholders at this General Shareholders’ Meeting, including development of the procedure for exchanging the shares.

All of the foregoing will be undertaken in conformance with the Common Terms of Merger.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

It is also resolved to revoke and nullify any powers of attorney granted by Iberdrola Renovables S.A., which will become ineffective as from the date of registration of the merger instrument with the Commercial Registry.

Finally, in compliance with the provisions of Article 228 of the Regulations of the Commercial Registry, and as an integral part of this merger resolution, set forth below are the circumstances relating to such rule and the other minimum statements of the Common Terms of Merger, pursuant to Section 31 of the Structural Modifications Law. For such purposes, the relevant text of the Common Terms of Merger is set forth below.

1. Identification of the Entities Participating in the Merger

1.1. Iberdrola, S.A. (absorbing company)

Iberdrola, S.A., with a registered office in Bilbao, at calle del Cardenal Gardoqui, número 8, was incorporated for an indefinite period of time and under the name “Hidroeléctrica Ibérica, S.A.” via a public instrument executed on July 19, 1901 before the Bilbao Notary Public Mr. Isidro de Erquiaga y Barberías; it conformed its By-Laws to the Companies Law of 1951 via an instrument verified by the Bilbao Notary Public Mr. Gregorio de Altube e Izaga, Notario de Bilbao on April 28, 1953; it changed its name to “Iberduero, S.A.” and conformed its by-laws to the Companies Law of 1989 via an instrument verified by the Bilbao Notary Public Mr. José Antonio Isusi Ezcurdia, as a substitute and for recording in the notarial book of records of his colleague Mr. José María Arriola Arana on July 6, 1990 and recorded under number 2,479; and finally, it has its current name by virtue of a merger by absorption, verified by the above-referenced Bilbao Notary Public, Mr. José María Arriola Arana, on December 12, 1992 and recorded in his notarial book of records under number 4,150.

Iberdrola, S.A. is registered with the Commercial Registry of Biscay in Volume BI-233, folio 156, sheet number BI-167A, entry 923, and bears Tax Identification Number A-48.010.615.

It is also registered with the Administrative Registry of Qualified Distributors, Vendors and Consumers of the Ministry of Economy, established in Law 54.1997, on the electricity industry, in Section 2 corresponding to Qualified Vendors under identification number R2-002.

The share capital of Iberdrola, S.A. is the amount of FOUR BILLION THREE HUNDRED SIXTY-SIX MILLION SIX HUNDRED FORTY-SEVEN THOUSAND (4,366,647,000) Euros and is made up of FIVE BILLION EIGHT HUNDRED TWENTY-TWO MILLION ONE HUNDRED NINETY-SIX THOUSAND (5,822,196,000) ordinary shares, each having a par value of SEVENTY-FIVE (€0.75) EURO CENTS, numbered consecutively from ONE (1) to FIVE BILLION EIGHT HUNDRED TWENTY-TWO MILLION ONE HUNDRED NINETY-SIX

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

THOUSAND (5,822,196,000), both inclusive, fully subscribed and paid-up, all belonging to a single class and series.

The shares into which the share capital of Iberdrola, S.A. is divided are represented by book-entries and are admitted to trading on the Madrid, Barcelona, Bilbao and Valencia Stock Exchanges through the Automated Quotation System (Sistema de Interconexión Bursátil) (Electronic Market).

The book-entry system is handled by SOCIEDAD DE GESTIÓN DE LOS SISTEMAS DE REGISTRO, COMPENSACIÓN Y LIQUIDACIÓN DE VALORES, S.A. UNIPERSONAL (IBERCLEAR) (“Iberclear”).

1.2. Iberdrola Renovables S.A.

Iberdrola Renovables S.A., with a registered office in Valencia, at calle Menorca, número 19, planta 13ª, was incorporated for an indefinite period of time via a public instrument dated July 9, 2001 verified by the Madrid Notary Public Mr. Miguel Ruiz-Gallardón García de la Rasilla and recorded in his book of notarial records under number 4,690; its name was changed to the current name by virtue of an instrument verified by the Madrid Notary Public Mr. Miguel Ruiz-Gallardón García de la Rasilla on June 30, 2008 and recorded in his notarial book of records under number 4,137. It is registered with the Commercial Registry of Valencia at Volume 8,919, Book 6,205, Folio 119, Sheet V-130.102, Entry 2.

Iberdrola Renovables, S.A. is registered with the Commercial Registry of Valencia at Volume 8,919, book 6,205, folio 119, sheet number V-130.102, and bears Tax Identification Number A-83.028.035.

The share capital of Iberdrola Renovables, S.A. is the amount of TWO BILLION ONE HUNDRED TWELVE MILLION THIRTY-TWO THOUSAND FOUR HUNDRED FIFTY (2,112,032,450.00) Euros made up of FOUR BILLION TWO HUNDRED TWENTY-TWO MILLION SIXTY-FOUR THOUSAND NINE HUNDRED (4,224,064,900) ordinary shares with a par value of FIFTY (€0.50) EURO CENTS each, consecutively numbered from the number ONE (1) to FOUR BILLION TWO HUNDRED TWENTY-FOUR MILLION SIXTY-FOUR THOUSAND NINE HUNDRED, both inclusive, fully subscribed and paid-up, and all belonging to a single class and series.

The shares into which the share capital of Iberdrola Renovables, S.A. is divided are represented by book-entries and accepted for trading on the Madrid, Barcelona, Bilbao and Valencia Stock Exchanges through the Automated Quotation System (Sistema de Interconexión Bursátil) (Electronic Market).

The book-entry system is handled by Iberclear.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

2. By-Law Amendments

Pursuant to the provisions of the Common Terms of Merger, Iberdrola, S.A., as absorbing company, will continue to be governed by its By-Laws as in effect on the date hereof (prior to the holding of this General Shareholders’ Meeting) on its corporate website, www.iberdrola.com (a copy of which are attached to these Common Terms of Merger as an annex for purposes of the provisions of Section 31.8 of the Structural Modifications Law).

In the event that the capital increase referred to in Section 15.4 below is ultimately implemented in accordance with the provisions hereof, the only by-law change resulting from the merger will be the corresponding adjustment in the text of Article 5 of the By-Laws to the new share capital figures and number of shares, each with a par value of 0.75 euro, resulting from such increase.

In turn, it is stated for the record that in addition to the possible amendment of Article 5 of the By-Laws of Iberdrola, S.A. referred to in the preceding paragraph, other proposed by-law amendments arising from the ongoing review and update of the Corporate Governance System of Iberdrola, S.A., which have been the subject of the relevant explanatory report issued by its Board of Directors, will also be submitted for approval of the shareholders at this General Shareholders’ Meeting under item thirteen of the agenda hereof.

3. Merger Exchange Ratio

The exchange ratio for the shares of the entities participating in the merger, which has been determined based on the actual value of the corporate assets of Iberdrola, S.A. and Iberdrola Renovables S.A., and will be 0.30275322 shares of Iberdrola, S.A., each having a par value of SEVENTY-FIVE (€0.75) EURO CENTS per share, for each share of Iberdrola Renovables S.A., each having a par value of FIFTY (€0.50) EURO CENTS.

This exchange ratio has been agreed to and calculated based on the methodologies explained and for which a rationale will be provided in the reports of each of the companies participating in the merger pursuant to the provisions of Section 33 of the Structural Modifications Law and made available to the shareholders of Iberdrola, S.A. for purposes of the call to this General Shareholders’ Meeting. The following, among others, have been taken into consideration for such purposes: (i) the dividends that both companies plan to distribute and the other forms of shareholder compensation referred to in Section 6 below, (ii) the capital increase and sale of treasury stock that took place at Iberdrola, S.A. on March 14, 2011, and (iii) the treasury shares held by Iberdrola Renovables, S.A. (representing approximately 0.386% of its share capital as of the date of approval of the Common Terms of Merger).

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

4. Share Exchange Ratio

Pursuant to the provisions of the Common Terms of Merger, the procedure for exchanging the shares of Iberdrola Renovables, S.A. for shares of Iberdrola, S.A. will be as follows:

a)

Upon approval of the merger by the shareholders acting at the General Shareholders’ Meetings of both companies, submission of the documentation referred to in 26.1 d), 41.1 c) and similar sections of Royal Decree 1310/2005, of November 4, to the CNMV, and the registration of the Merger instrument with the Commercial Registry of Biscay (after qualification by the Commercial Registry of Valencia with a statement –by means of a note signed by the relevant Registrar– of the non-existence of any obstacles to registration of the planned Merger), the exchange of Iberdrola Renovables, S.A. shares for Iberdrola, S.A. shares will proceed.

b)

The exchange will take place as from the date indicated in the announcements to be published in widely-circulated newspapers in the provinces of Biscay and Valencia, respectively, in the Official Gazettes (Boletines Oficiales) of the Spanish stock exchanges and, if appropriate, in the Official Gazette of the Commercial Registry. The financial institution indicated in such announcements will be appointed to act as exchange agent for such purposes.

It is expected that the Odd-Lot Agent will carry out the duties of exchange agent for these purposes.

c)

The exchange of Iberdrola Renovables, S.A. shares for Iberdrola S.A. shares will be implemented through the institutions participating in Iberclear acting as depositaries thereof pursuant to the provisions set forth in the book-entry system in accordance with the provisions of Royal Decree 116/1992, of February 14, and with the application of the provisions of Section 117 of the Restated Text of the Companies Law (Ley de Sociedades de Capital), approved by the sole article of Royal Legislative Decree 1/2010, of July 2 (the “Companies Law”) to the extent applicable.

d)

Shareholders holding shares representing a fraction of the number of shares of Iberdrola Renovables, S.A. set as the exchange ratio may acquire or transfer shares in order to exchange them in accordance with such exchange ratio. Without prejudice thereto, the companies participating in the merger will establish mechanisms, including the appointment of an “odd-lot agent,” to facilitate the exchange for those shareholders of Iberdrola Renovables, S.A. holding a number of shares that does not allow them to receive a whole number of Iberdrola, S.A. shares under the agreed exchange ratio.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

e)	The shares of Iberdrola Renovables, S.A. will be cancelled as a result of the Merger.

Finally, it is stated for the record that as of the date of these Common Terms of Merger, Iberdrola, S.A. was the holder of THREE BILLION THREE HUNDRED SEVENTY-NINE MILLION TWO HUNDRED FIFTY-ONE THOUSAND NINE HUNDRED TWENTY (3,379,251,920) shares of Iberdrola Renovables S.A., representing 80% of the share capital thereof, and that, for its part, Iberdrola Renovables, S.A. is the holder SIXTEEN MILLION THREE HUNDRED ONE THOUSAND ONE HUNDRED SEVENTY-EIGHT (16,301,178) shares held as of the date of this Report as treasury shares, representing approximately 0.386% of its share capital. Pursuant to the provisions of Section 26 of the Structure Modifications Law and legal provisions regarding treasury shares, none of such shares will be exchanged for shares of Iberdrola, S.A. It is also stated for the record that such shares have not changed from the date of approval of the Common Terms of Merger through the date of the call to this General Shareholders’ Meeting.

5. Valuation of the Assets and Liabilities of Iberdrola, S.A. to be Transferred

As a result of the merger by absorption of Iberdrola Renovables, S.A. by Iberdrola, S.A., Iberdrola Renovables, S.A. will dissolve without liquidation and will transfer all of its assets and liabilities en bloc to the assets of Iberdrola, S.A.

For purposes of the provisions of Section 31.9 of the Structural Modifications Law, it is stated for the record that, once the transaction is carried out, the assets and liabilities transferred by Iberdrola Renovables, S.A. to Iberdrola, S.A. will be recorded by Iberdrola, S.A. in the amount corresponding thereto in the group’s consolidated annual financial statements as of the effective date of the merger for accounting purposes, i.e., January 1, 2011.

At January 1, 2011, the main categories of assets and liabilities of Iberdrola Renovables S.A., as well as the value thereof pursuant to the standard set forth in the preceding paragraph, were the following:

I.	Assets to transfer (thousand of euros)

Net book value
NON-CURRENT ASSETS	12,301,611

Intangible assets	9,162
Property, plant and equipment	81,758
Investments in group companies and associates	12,185,860
Non-current financial investments	9,517
Deferred tax assets	15,314
Long-term trade receivables	12,301,611

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

CURRENT ASSETS	5,002,182

Inventories	574,796
Trade and other receivables	630,297
Investments in group companies and associates	3,745,698
Current financial investments	50,905
Accruals	486
Cash and cash equivalents	—

TOTAL ASSETS TO TRANSFER	17,303,793

II.	Liabilities to assume (thousands of euros)

Net book value
NON-CURRENT LIABILITIES	4,783,148

Provisions	10,845
Borrowings	1,947
Borrowings from group companies and associates	4,599,978
Deferred tax liabilities	170,378

CURRENT LIABILITIES	1,149,256

Borrowings	48,924
Payables to group companies and associates	658,889
Trade and other payables	440,572
Accruals	871

TOTAL LIABILITIES TO ASSUME	5,932,404

III.	Net value of assets and liabilities to transfer (thousands of euros)

Net book value
NET VALUE OF ASSETS AND LIABILITIES TO TRANSFER	11,371,389

It should also be pointed out that, pursuant to the provisions of the Common Terms of Merger, Iberdrola Renovables, S.A. is immersed in a process of implementing a new corporate and governance structure for its group of subsidiaries, which includes the creation of one or more subholding companies that will assume the effective management and direction of the renewable energy businesses in Spain and the rest of the world, which continues in place on the date of the call to this General Shareholders’ Meeting.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

6. Date as from which the New Shares Delivered in Exchange Give the Right to Participate in the Profits of Iberdrola, S.A. and Attributes Relating to this Right

As from the date of issuance or delivery thereof, the Iberdrola. S.A. shares issued within the context of the above-referenced capital increase or delivered by Iberdrola, S.A. to cover the exchange will give the holders thereof the right to participate in Iberdrola’s S.A. profits upon the same terms as the other Iberdrola shares outstanding on such date.

Pursuant to the provisions of the Common Terms of Merger, set forth below is a summary of the provisions for dividend payments and other shareholder compensation systems that Iberdrola, S.A. plans to implement:

a) The distribution of a dividend with a charge to the results from fiscal year 2010, in the gross amount of three (€0.03) euro cents per share with the right to receive it, from which will be deducted applicable withholding at the time of payment of such amount. The proposal for such distribution was formulated by the Board of Directors of Iberdrola, S.A. at its meeting of February 22, 2011, and amended and submitted for the approval of the shareholders at this General Shareholders’ Meeting under item five of the agenda by means of a resolution of the Board of Directors of Iberdrola, S.A. adopted at its meeting of April 12, 2011. Pursuant to the provisions of the Common Terms of Merger, the shareholders of Iberdrola Renovables, S.A. who become shareholders of Iberdrola, S.A. as a result of the merger shall have the right to this dividend.

b) An increase in unrestricted capital for the free-of-charge allocation of new shares to the shareholders of Iberdrola, S.A., within the framework of the shareholder compensation system called the “Iberdrola Flexible Dividend” referred to in Section 8.2 of the Common Terms of Merger. The proposed resolution relating to such increase was formulated by the Board of Directors at its meeting of February 22, 2011, and submitted for the approval of the shareholders at this General Shareholders’ Meeting under item six by means of a resolution of the Board of Directors of Iberdrola, S.A. adopted at its meeting of April 12, 2011. Pursuant to the provisions of Sections 7 and 8.2 of the Common Terms of Merger, the shareholders of Iberdrola Renovables, S.A. who become shareholders of Iberdrola, S.A. as a result of the merger will benefit from implementations of the “Iberdrola Flexible Dividend” system, given that (if approved by the shareholders at the General Shareholders’ Meeting of Iberdrola, S.A.) they would take place after the merger.

For its part, pursuant to provisions of the Common Terms of Merger, Iberdrola Renovables, S.A. plans to pay a cash dividend with a charge to results for fiscal year 2010 in the gross amount of twenty-five (€0.25) euro cents per share with the right to receive it. The proposal for such distribution was formulated by the Board of Directors of Iberdrola Renovables, S.A. at its meeting of February 21, 2011. The effectiveness of the distribution is subject to the corresponding approval of the shareholders at the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Ordinary General Shareholders’ Meeting of Iberdrola Renovables, S.A. For guidance purposes, it is expected that this dividend will be paid on June 21, 2011, and in any event prior to registration of the merger between Iberdrola, S.A. and Iberdrola Renovables, S.A. with the Commercial Registry. Therefore, such distribution will only benefit the shareholders of Iberdrola Renovables S.A

Furthermore, Iberdrola Renovables, S.A. will distribute a special cash dividend in the gross amount of one point twenty (€1.20) euro per share with the right to receive it. The proposal for such distribution was formulated by the Board of Directors of Iberdrola Renovables, S.A. at its meeting of March 22, 2011. The effectiveness of the distribution is subject to the corresponding approval of the shareholders at the Ordinary General Shareholders’ Meeting of Iberdrola Renovables, S.A. As stated in Section 8.1 of the Common Terms of Merger, the resolution covered by the proposal referred to in this paragraph is also subject to the planned merger being approved by the shareholders at the General Shareholders’ Meetings of both companies.

If this proposal in the preceding paragraph is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables S.A., the payment of the above-referenced special dividend (in the gross amount of one point twenty (€1.20) euro per share of Iberdrola Renovables S.A) will be made, by way of guidance, on June 21, 2011. In this regard, pursuant to the resolution adopted by the Board of Directors of Iberdrola, S.A. at its meeting of April 12, 2011, Iberdrola, S.A. irrevocably undertakes to vote in favor of the proposed dividend distribution referred to in this paragraph by Iberdrola Renovables, S.A., subject in all cases to the approval of the merger by the shareholders acting at the General Shareholders’ Meetings of both companies.

Pursuant to the provisions of the Common Terms of Merger, the Board of Directors of Iberdrola, S.A. and of Iberdrola Renovables S.A., respectively, have taken into account the provisions for the payment of dividends and other shareholder compensation systems provided for in this Section 6 in drafting the Common Terms of Merger and determining the exchange rate indicated in Section 3 above and in Section 3 of the Common Terms of Merger.

7. Date of Accounting Effects of the Merger

January 1, 2011 is established as the date from which the transactions of Iberdrola Renovables S.A. shall be deemed for accounting purposes to have taken place on behalf of Iberdrola, S.A.

The retroactive effect thus determined for accounting purposes in accordance with the General Chart of Accounts (Plan General de Contabilidad), approved by Royal Decree 1514/2007, of November 16.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

8. Ancillary Obligations and Special Rights

There are no ancillary obligations, special shares or other special rights other than the shares.

Iberdrola, S.A. shares delivered to the shareholders of Iberdrola Renovables, S.A. under this item fifteen of the agenda will not give the holders thereof any special rights.

9. Dates of the Merger Balance Sheets and of the Annual Financial Statements of the Merging Companies

For purposes of the provisions of Section 36.1 of the Structural Modifications Law, the balance sheets of Iberdrola, S.A. and Iberdrola Renovables, S.A. as of December 31, 2010 shall be deemed to be the merger balance sheets. Such balance sheets have been formulated by the respective Board of Directors on February 22, 2011 (in the case of Iberdrola, S.A.) and February 21, 2011 (in the case of Iberdrola Renovables S.A), duly verified by the auditors of both companies.

Furthermore it is stated in the Common Terms of Merger that there has been no occurrence of any of the circumstances set forth in Section 36.2 of the Structural Modifications Law that would require the modification of valuations contained in such balance sheets of Iberdrola, S.A. and Iberdrola Renovables, S.A.

The balance sheet of Iberdrola, S.A. has been submitted for the approval of the shareholders at this General Shareholders’ Meeting, prior to the adoption of this resolution, as stated in Section 15.2 above.

In addition, it is stated for the record, for purposes of the provisions of Section 31.10 of the Structural Modifications Law, that the terms upon which the merger will be carried out have been determined taking into consideration the annual financial statements of the merging companies for the fiscal year ended on December 31, 2010, as the fiscal years of the merging companies coincide with the calendar year.

Both the annual financial statements as well as the merger balance sheets referred to in Section 4.1 above, together with the other documents mentioned in Section 39 of the Structural Modifications Law have been made available to the shareholders, bondholders and holders of special rights, as well as the worker representatives of Iberdrola, S.A. for examination thereof at the registered office of Iberdrola, S.A. at the time of publication of the call to this General Shareholders’ Meeting.

10. Benefits Extended to Directors or Independent Experts

No benefits of any type will be extended to the directors of either of the entities participating in the merger or to the independent expert participating in the merger process.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

11. Impacts of the Merger on Employment, Impact on Gender within the Management Bodies, and Impact on Corporate Social Responsibility

Included below are the considerations taken into account by the Boards of Directors of Iberdrola, S.A. and Iberdrola Renovables, S.A. in order to state that the merger covered by these Common Terms of Merger will not have any impact on employment, gender within the management bodies, or corporate social responsibility of the absorbing company (i.e., Iberdrola, S.A.).

i)	Possible Impacts of the Merger with Respect to Employment

If the merger covered by these Common Terms of Merger comes to fruition, Iberdrola, S.A., in its capacity as absorbing company, will be responsible for all of the human and material resources currently held by Iberdrola Renovables S.A., well as the policies and procedures that it has been observing regarding personnel management. Therefore, and pursuant to the provisions of Article 44 of the Workers’ Statute (Estatuto de los Trabajadores), which governs business successions, Iberdrola, S.A. will subrogate to the labor rights and obligations of the employees of Iberdrola Renovables, S.A.

At the same time, it is stated for the record that the companies participating in the merger will comply with their obligations to provide information and, if applicable, to consult with the legal representatives of the workers of each of them in accordance with the provisions of labor regulations. Notice of the planned merger will also be given to public entities where appropriate, and in particular to the General Social Security Revenue Office (Tesorería General de la Seguridad Social).

ii)	Possible Impact on Gender within Management Bodies

It is not expected that the merger will produce especially significant changes in the structure of the absorbing company’s management body from the viewpoint of their distribution by gender. Likewise, the merger will not change the policy governing these issues at Iberdrola, S.A.

iii)	Impact of the Merger on the Company’s Social Responsibility

Pursuant to Iberdrola’s S.A. Corporate Governance System (and particularly Iberdrola’s S.A. Regulations of the Board of Directors and Regulations of the Corporate Social Responsibility Committee), all those functions relating to Iberdrola’s S.A. Corporate Social Responsibility, and specifically those consisting of “[p]eriodically review[ing] the Social Responsibility System, focusing especially on Corporate Governance and Compliance Policies and propos[ing] to the Board of Directors, for approval or submission to the shareholders at a General Shareholders’ Meeting, such amendments and updates as contribute to its development and ongoing improvement” as well as “[s]upervis[ing] compliance with statutory requirements and with the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

regulations of the Company’s Corporate Governance System” correspond to the Corporate Social Responsibility Committee.

In turn, it should be noted that Iberdrola Renovables’s S.A. status as a company in which Iberdrola, S.A. holds an 80% interest entails that its internal regulations regarding corporate social responsibility contain principles similar in essence to those of Iberdrola, S.A.

In view of the foregoing, it should not be expected that Iberdrola’s S.A. corporate social responsibility policies will change as a result of the merger covered by these Common Terms of Merger.

15.4 Conditional increase in the share capital of Iberdrola, S.A. in the nominal amount of one hundred forty-eight million four hundred seventy thousand eleven and twenty-five one-hundredth (€148,470,011.25) euros, by means of the issuance of one hundred ninety-seven million nine hundred sixty thousand fifteen (197,960,015) shares with a par value of seventy-five (€0.75) euro cents each, of the same class and series as those currently outstanding, as a result of the merger by absorption of Iberdrola Renovables, S.A. by Iberdrola, S.A. and resulting amendment of Article 5 of the By-Laws. Express provision for incomplete subscription. Request for admission to trading of the shares issued on the Bilbao, Madrid, Barcelona and Valencia Stock Exchanges through the Automated Quotation System (Sistema de Interconexión Bursátil) (Electronic Market). Delegation of powers.

As a result of the previously-adopted merger resolution and in order to supplement the shares of Iberdrola, S.A. that might be needed to cover the exchange of shares of Iberdrola Renovables S.A., it is hereby resolved to increase the share capital of Iberdrola, S.A. by the nominal amount of one hundred forty-eight million four hundred seventy thousand eleven and twenty-five one-hundredth (€148,470,011.25 euros), by means of the issuance of one hundred ninety-seven million nine hundred sixty thousand fifteen (197,960,015) shares with a par value of seventy-five (€0.75) euro cents each, represented by book entries. The new shares will be of the same class and series as those currently outstanding, and therefore, as from the date of issuance thereof, they shall have the right to participate in the profits of Iberdrola, S.A. upon the same terms as the other shares of Iberdrola, S.A. currently outstanding.

Pursuant to the provisions of the explanatory report of the directors regarding this increase, the share premium (the “Share Premium”) shall be deemed to be the amount corresponding to the difference between:

a) the net book value of the assets of Iberdrola Renovables received by Iberdrola pursuant to the merger, adjusted by (y) Iberdrola’s equity interest in Iberdrola Renovables at the time of the capital increase, as well as the treasury shares held by the latter company at the time of the capital increase, and (z) the proportion that the new

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

shares issued and subscribed pursuant to the increase represent of the total shares of Iberdrola to deliver in the exchange (“Contributed NA”); and

b) the par value of the new shares issued by Iberdrola in the increase (“PVNew Shares”)

Set forth below is a formula for calculating the Share Premium:

Share Premium = Contributed NA – PVNew

Shares

Where:

Contributed NA = Adjusted IBRNA * (NSha Number / NSha Exch)

where, in turn:

Adjusted IBRNA = IBR Free Float * IBRNA

also where:

IBR Free Float = 1 - (IBE Interest / Adjusted IBROS)

where, in turn:

IBE Interest =	Number of shares of Iberdrola Renovables owned by Iberdrola.

Adjusted IBROS =	Total number of shares of Iberdrola Renovables outstanding reduced by the number of treasury shares held by this company.

IBRNA = Net assets of Iberdrola Renovables at January 1, 2011.

NSha Number =	Number of new shares of Iberdrola issued in the capital increase.

NSha Exch. =	Number of shares of Iberdrola to be delivered to cover the exchange for shares of Iberdrola Renovables.

Both the par value of the new shares as well as the corresponding Share Premium will be fully paid-up as a result of the transfer en bloc of the net worth of Iberdrola

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Renovables, S.A. to Iberdrola, S.A. Therefore, pursuant to the provisions of Section 304.2 of the Companies Law, the current shareholders of Iberdrola, S.A. will not have any pre-emptive rights.

The consideration for the capital increase and the corresponding Share Premium will consist of the Contributed NA, which entails the exchange of the shares of this company for newly-issued shares of Iberdrola, S.A., at the exchange ratio of 0.30275322 shares of Iberdrola, S.A. for each share of Iberdrola Renovables, S.A. (equivalent to 3.3030201957885 shares of Iberdrola Renovables, S.A. for each share of Iberdrola, S.A.).

Pursuant to the provisions of Sections 15.3 above and 15.5 below, it is stated for the record that the institution appointed as Odd-Lot Agent will waive the last fraction of a share of Iberdrola, S.A., to which it may be entitled in the event that the number of shares of Iberdrola, S.A. to issue is not a whole number of shares due to application of the exchange ratio. Furthermore, and pursuant to Section 15.3 above, it is stated for the record that, pursuant to the negotiations maintained by the companies participating in the merger with certain financial institutions in order for one of such institutions to act as Odd-Lot Agent, one of such institutions has irrevocably waived the last fraction of a share of Iberdrola, S.A. to which it might be entitled in the event that it is ultimately appointed Odd-Lot Agent by the entities participating in the merger.

The Program Shares have been taken into account in order to calculate the Maximum Number of Shares to be Issued. Given that, among other things, the number of Program Shares could have increased from the close of trading on April 8, 2011 through the time of verification of the Condition Precedent (as such term is defined below), the number of shares to subscribe in this capital increase might ultimately be less than the Maximum Number of Shares to be Issued.

Furthermore, to the extent affected by the provisions of Section 26 of the Structural Modifications Law, the shares of Iberdrola Renovables, S.A. controlled by this latter company, by Iberdrola, S.A. or by any person acting in their own name but on behalf or Iberdrola Renovables, S.A. or Iberdrola, S.A., will not be exchanged and must therefore be cancelled.

Taking the foregoing into account, and in accordance with the provisions of Section 311 of the Companies Law, express provision is made for the possibility of an incomplete subscription of the increase, which will occur to the extent not needed to cover the exchange.

The exchange of the shares of Iberdrola Renovables, S.A. will be carried out in accordance with the procedure described in the Common Terms of Merger, in the preceding section (15.3) and in the next section (15.5).

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

It is hereby resolved to request the admission to trading of the new shares of Iberdrola, S.A. issued pursuant to this capital increase on the Bilbao, Madrid, Barcelona and Valencia Stock Exchanges, through the Automated Quotation System (Sistema de Interconexión Bursátil) (Electronic Market), as well as to take any required action and to submit the required documents to the competent authorities for the admission to trading of such new shares, expressly stating for the record Iberdrola, S.A.’s submission to the rules and regulations now or hereafter issued regarding the Stock Markets, and especially regarding contracting and maintenance on and exclusion from official trading.

It is expressly stated for the record that, if a request is subsequently made for the exclusion of Iberdrola, S.A.’s shares from trading, it shall be adopted with the same formalities applicable thereto, and in such event, there shall be assurance of the interest of the shareholders objecting to the resolution on exclusion or who do not vote, in compliance with the provisions of the Companies Law and similar provisions, all in accordance with Law 24/1988, of July 28, on the Securities Market and the regulations thereunder as in effect from time to time.

Pursuant to Section 15.3 above, this capital increase is subject to the condition precedent that the number of treasury shares of Iberdrola, S.A. is less than the number of shares needed to cover the exchange resulting from the merger (the “Condition Precedent”). The Board of Directors, with express powers of delegation in favor of the Executive Committee and the Chairman of the Board of Directors and Chief Executive Officer pursuant to the preceding paragraph, may exclude from the calculation of treasury shares those shares that are required to meet commitments of Iberdrola, S.A. to deliver shares to employees and managers of Iberdrola, S.A. or other companies of its group.

It is hereby resolved to delegate to the Board of Directors, with express powers of delegation in favor of the Executive Committee and to the Chairman of the Board of Directors and Chief Executive Officer, all of the powers necessary decide the date on which the increase is to be implemented in accordance with the provisions of Section 297.1 of the Companies Law and within a maximum period of one year, as well as to the set the terms thereof to the extent not provided by the shareholders at this General Shareholders’ Meeting, including the determination of the amount of the Share Premium pursuant hereto and the exact amount of the capital increase and the number of shares to be issued, taking into account the exchange ratio and that, by mandate of Section 26 of the Structural Modifications Law, the shares of Iberdrola Renovables, S.A. controlled by this company, or by Iberdrola, S.A., or by any person acting for the account thereof not be exchanged and be terminated and cancelled as a result of merger. In particular, and by way of example only, the Board of Directors is also delegated the following powers, with the express power of substitution

a) Verify definitive compliance with the Condition Precedent at the end of the creditor objection period or the failure to comply by having reached a number of shares

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

sufficient to cover the exchange in full, as well as to declare the increase completely ineffective in this latter instance.

b) Upon the terms set forth in Section 15.3 above, determine the conditions for the delivery of the shares to the extent not provided by the shareholders at the General Shareholders’ Meeting, including the development of the share exchange procedure. In particular, and merely by way of example, appoint the institution to carry out the duties of agent with respect to the exchange (which, as provided above, is expected to be the same institution as the one appointed Odd-Lot Agent), and sign the relevant agency agreement on behalf of Iberdrola, S.A. Notwithstanding the foregoing, any of the persons authorized under the delegation of powers set forth in this Section 15.4 may agree that the agency duties regarding the merger exchange and the duties to be performed by the Odd-Lot Agent be carried out by different entities if they so deem it necessary or appropriate for the effective implementation of the merger exchange.

c) Provide new text for Article 5 of the By-Laws of Iberdrola, S.A. with respect to the amount of share capital and the number of shares to conform it to the capital increase.

d) Take all action necessary for the shares covered by the increase in share capital to be included in the book entries of the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (Iberclear) and be admitted to trading on the Madrid, Barcelona, Bilbao and Valencia Stock Exchanges.

e) Take any action necessary or appropriate to implement and formalize the capital increase before any public or private entities or agencies, whether Spanish or foreign, including representations, supplements or the cure of defects or omissions that might hinder or prevent full effectiveness of the preceding resolutions.

Pursuant to the provisions of Section 249.2 of the Companies Law, the Board of Directors is expressly authorized to delegate the powers referred to in this resolution.

15.5 Establishment of procedure to facilitate the merger exchange.

Given that, by application of the exchange ratio, shareholders of Iberdrola Renovables, S.A. that do not have fifty million (50,000,000) shares of Iberdrola Renovables, S.A. or multiples thereof would not have the right to a whole number of shares of Iberdrola, S.A., it is hereby resolved to establish a mechanism intended to facilitate the performance of such exchange such that the shareholders of Iberdrola Renovables, S.A. have the right to sell their odd-lots to the Odd-Lot Agent (acting on its own behalf) at the price and on the terms set forth below or to acquire a whole number of shares of Iberdrola, S.A., if appropriate.

For the purposes hereof, with respect to each position of a shareholder of Iberdrola Renovables, S.A. in a particular securities account, an “odd-lot” shall be

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

deemed to be the shares and or fractions of shares of Iberdrola Renovables, S.A. which are the result of subtracting from (a) the number of shares corresponding to such position in shares of Iberdrola Renovables, S.A. in such securities account, (b) the number resulting from multiplying (1) 3.3030201957885 (which is the number of shares of Iberdrola Renovables, S.A. resulting from the exchange ratio needed to have the right to one share of Iberdrola, S.A.) by (2) the highest whole number (including zero for these purposes) by which 3.3030201957885 can be multiplied without exceeding the number of shares in such position.

Set forth below is the formula for calculating the “odd-lot” which might correspond to a particular shareholder of Iberdrola Renovables, S.A., followed by an example in order to facilitate an understanding thereof:

Odd-lot = IBR NSha -(Ratio * Y)

where,

IBR NSha	= number of shares of Iberdrola Renovables, S.A. representing the position in shares of Iberdrola Renovables, S.A. in the securities account in question.

Ratio	= exchange ratio expressed as the number of shares of Iberdrola Renovables, S.A. needed to have the right to one share of Iberdrola, S.A. (i.e., 3.3030201957885).

Y	= highest whole number (including zero) by which the Ratio can be multiplied without the result being greater than the IBR NSha.

Thus, for example, if a shareholder of Iberdrola Renovables, S.A. has 10 shares of Iberdrola Renovables, S.A. in a securities account, the calculations would be as follows:

IBR NSha	= 10

Ratio	= 3.3030201957885

Y	= 3

Odd-lot	= 10 - (3.3030201957885 x 3) = 0.09093941263448710

In other words, the shareholder above would have the right to three shares of Iberdrola, S.A. and the odd-lot in shares of Iberdrola Renovables, S.A. would be equal to 0.09093941263448710 shares of Iberdrola Renovables S.A

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

The basic terms and conditions for this procedure to acquire odd-lots are as follows:

a)

Given that the merger exchange ratio, in unit terms, would be the equivalent of delivering one share of Iberdrola, S.A. for every 3.3030201957885 shares of Iberdrola Renovables S.A. at the end of last session for trading in Iberdrola Renovables, S.A. shares on the Spanish stock exchanges (hereinafter, the “Reference Date”), each shareholder of Iberdrola Renovables, S.A. that by application of such unit exchange ratio of one share of Iberdrola, S.A. for every 3.3030201957885 shares of Iberdrola Renovables S.A., and based on the shareholder’s position in each of the securities accounts opened with the relevant participating institution, has the right to receive a whole number of Iberdrola, S.A. shares with an excess fraction of shares less than 3.3030201957885, will be able to transfer such fractions or odd-lots to the Odd-lot Agent. For purposes of clarification, a shareholder of Iberdrola Renovables, S.A. holding less than 3.3030201957885 shares of Iberdrola Renovables, S.A. may transfer such odd-lot to the Odd-lot Agent. It shall be understood that each shareholder of Iberdrola Renovables, S.A. is covered by the odd-lot acquisition system herein provided without needing to send instructions to the relevant member of Iberclear, and which will inform the shareholder of the results of the transaction upon completion thereof.

b)

The acquisition price of each odd-lot shall be the result of multiplying (a) the arithmetical mean of the weighted average price of the shares of Iberdrola Renovables, S.A. on the Automated Quotation System (Electronic Market) for the last three trading sessions for shares of Iberdrola Renovables, S.A. on the Spanish Stock Exchanges, by (b) the odd-lot in question.

c)

The institution designated as the Odd-lot Agent, acting on its own behalf and account, will acquire the excess odd-lots in positions at the end of the trading session for shares of Iberdrola Renovables, S.A. on the Reference Date. Shares or fractions of shares thus acquired by the Odd-lot Agent will be exchanged for the corresponding shares of Iberdrola, S.A. in accordance with the exchange ratio.

d)

Authorization is granted to the Board of Directors, with the express power of substitution in favor of the Executive Committee and the Chairman of the Board of Directors and Chief Executive Officer, to develop mechanisms for acquiring the odd-lots or fractions of shares provided for herein, including, without limitation, the decision regarding the Reference Date at the end of which the odd-lots will be acquired; drafting of the relevant exchange notice; designation of the Odd-lot Agent and signing of the relevant agency agreement; and any other powers necessary or merely appropriate to

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

successfully implement the merger exchange and the mechanism for the acquisition of odd-lots herein approved.

In turn, as stated in Section 15.3, the Odd-lot Agent will waive the last fraction of a share of Iberdrola, S.A. so that the number of shares of Iberdrola, S.A. to be delivered in exchange to the shareholders of Iberdrola Renovables, S.A. (including the Odd-lot Agent) is a whole number.

15.6 Adherence of the transaction to the special tax rules provided for in Chapter VIII of Title VII of the restated text of the Corporate Income Tax Law.

The planned merger is subject to the special tax regime established in Chapter VIII of Title VII and the second additional provision of the Restated Text of the Corporate Income Tax Law approved by Royal Legislative Decree 4/2004, of March 5.

For such purpose, and pursuant to the provisions of Section 96 of such Restated Text, notice of the merger will be given to the Ministry of the Economy and Treasury in the form and within the deadline established in the relevant regulations

15.7 Delegation of powers

To authorize the Chairman of the Board of Directors and Chief Executive Officer of the Company, Mr. José Ignacio Sánchez Galán and the General Secretary and Secretary of the Board of Directors, Julián Martínez-Simancas Sánchez, such that either of them, acting severally but on a joint basis, and without prejudice to any of the delegations included in this resolution or any existing powers of attorney for the conversion hereof into a public instrument, may formalize and execute it, and may for such purposes sign such public or private documents as are necessary or appropriate (including those of interpretation, clarification, correction of errors and cure of defects, and the publication of any notices that are required or merely appropriate) for the most rigorous compliance herewith and for the registration hereof with the Commercial Registry or with any other Public Registry. The delegation includes the broadest power to secure the claims of those creditors objecting to the merger, and to take such actions, submit such requests, sign such documents, and generally perform such acts as are required with respect to the submission to the CNMV of the equivalent documents referred to in Sections 26.1 d), 41.1 c) and similar sections of Royal Decree 1310/2005, of November 4.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM SIXTEEN ON THE AGENDA

Delegation of powers to formalize and execute all resolutions adopted by the shareholders at the General Shareholders’ Meeting, for conversion thereof into a public instrument, and for the interpretation, correction and supplementation thereof or further elaboration thereon until the required registrations are made.

PROPOSED RESOLUTION RELATING TO ITEM SIXTEEN

Without prejudice to the powers delegated in the preceding resolutions, to authorize the Board of Directors to delegate powers to any one or more of the Executive Committee, the Chairman & Chief Executive Officer Mr. José Ignacio Sánchez Galán, and General Secretary and Secretary of the Board of Directors Mr. Julián Martínez- Simancas Sánchez, to the fullest extent permitted by Law, to carry out the foregoing resolutions, for which purpose they may:

a) Elaborate on, clarify, make more specific, complete and correct the resolutions adopted by the shareholders at this General Shareholders’ Meeting or those set forth in the notarial instruments or documents that may be executed to carry out such resolutions and, in particular, all omissions, defects or errors, whether substantive or otherwise, that might prevent the access of these resolutions and the consequences thereof to the Commercial Registry, the Land Registry (Registro de la Propiedad), the Spanish Patent and Trademark Office (Oficina Española de Patentes y Marcas), the National Associations Registry (Registro Nacional de Asociaciones), the Registry of Government-Managed Foundations (Registro de Fundaciones de Competencia Estatal) or, if appropriate, the territorial Registries of associations and foundations of the corresponding autonomous communities or any other registries.

b) Carry out such acts or legal transactions as may be necessary or appropriate for the implementation of the resolutions adopted by the shareholders at this General Shareholders’ Meeting, executing such public or private documents as may be deemed necessary or appropriate for the full effectiveness of these resolutions.

c) Delegate to one or more of its members all or part of the powers of the Board of Directors it deems appropriate, as well as the powers expressly granted by the shareholders at this General Shareholders’ Meeting, jointly or severally.

d) Finally determine all other circumstances that may be required, adopt and implement the necessary resolutions, publish the notices and provide the guarantees that may be required for the purposes established in the Law, formalize the required documents, and carry out all necessary proceedings and comply with all requirements under the Law for the full effectiveness of the resolutions adopted by the shareholders at the General Shareholders’ Meeting.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ITEM SEVENTEEN ON THE AGENDA

Consultative vote regarding the Director compensation policy of the Company for the current fiscal year (2011) and the application of the current compensation policy during the preceding fiscal year (2010).

PROPOSED RESOLUTION REGARDING ITEM SEVENTEEN

To approve on a consultative basis the Director compensation policy of the Company for the current fiscal year (2011) and the application of the current compensation policy during the preceding fiscal year (2010), the full text of which was made available to the shareholders together with the other documentation relating to the General Shareholders’ Meeting from the date of the call to meeting.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ANNEX III - COMMON TERMS OF MERGER

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

COMMON TERMS OF MERGER

between

IBERDROLA, S.A.

(as absorbing company)

and

IBERDROLA RENOVABLES, S.A.

(as absorbed company)

Madrid, March 22, 2011

For purposes of Sections 30 and 31, et. seq. of Section 32 of Law 3/2009, of April 3, on structural changes to corporations (hereinafter, the “Structural Modifications Law”), the undersigned, in their capacity as members of the Board of Directors of IBERDROLA, S.A. (“Iberdrola”) and IBERDROLA RENOVABLES, S.A. (“Iberdrola Renovables”), respectively, proceed to formulate these common terms of merger (hereinafter, the “Common Terms of Merger”), which will be submitted for the approval of the shareholders acting at the General Shareholders’ Meetings of Iberdrola and Iberdrola Renovables, pursuant to the provisions of Section 40 of the Structural Modifications Law.

The contents of these Common Terms of Merger are as follows.

1.	INTRODUCTION

1.1	Rationale for the Merger

The reasons for the proposed merger by absorption are as follows:

(i)	The renewable energy sector has changed significantly since the public offering for shares of Iberdrola Renovables (the “IPO”).

The Merger will combine assets of two large companies and will allow Iberdrola to more directly engage in an activity intrinsic to its corporate purpose. In addition, Iberdrola’s shareholder base will be strengthened by the inclusion of shareholders from Iberdrola Renovables.

(ii)

At the same time, with the proposed integration of Iberdrola Renovables’ shareholders into Iberdrola, Iberdrola Renovables’ shareholders will benefit from Iberdrola’s larger size, the liquidity of its securities, and the lower volatility of its shares.

This integration will reduce or eliminate the future risk of cannibalization of shareholders when both companies compete for equity from the same shareholders and investors. Finally, Iberdrola Renovables’ shareholders will be able to benefit from Iberdrola’s dividend policy, which currently involves a distribution of approximately 50% of the company’s net profits by means of a shareholder compensation system that the company has put into place (dividend payments and the Iberdrola Flexible Dividend).

Without prejudice to the foregoing, it should be noted that the integration of the merging companies’ shareholders will not deprive the current shareholders of Iberdrola Renovables from continuing to benefit from the activities that it is carrying out in the renewable energy sector, as this activity will continue to be carried out by Iberdrola, and are expected to have a significant weight in its results.

(iii)

Furthermore, it should be kept in mind that at the time of the IPO, the development and operation of generation assets from renewable sources were activities with low visibility in the markets and a small number of competitors. In addition, the goals set upon agreeing to list Iberdrola Renovables at the end of 2007 have been met, or have changed in recent years due to the evolution of the markets and the renewables industry:

1

a.

The IPO was carried out to emphasize the value of and give visibility to the Iberdrola group’s renewable energy division. Currently, the renewable energy sector is well represented in the capital markets and is subject to appropriate recognition, following and analysis (e.g., Enel Green Power, Terna Energy and EDP Renováveis), thanks in part to the investor communication effort carried out by Iberdrola Renovables since the IPO.

b.

At the time of the IPO, it was expected that there would be a possibility of future increases in the share capital of Iberdrola Renovables in order to finance organic growth. However, the current financial crisis has reduced the possibilities of obtaining outside funds, and the acquisition of equity is thus more feasible and efficient at a company of larger size and liquidity.

c.

Brand recognition. The IPO was carried out in order to, among other reasons, give Iberdrola Renovables a position in the market that would Foster the international growth of the Iberdrola group. Today, the Iberdrola group as a whole is internationally valued and recognized as a leading producer of clean energy.

Within the new context of the industry, both companies are now convinced that activities in the renewable energy sector can be more properly and effectively carried out with reliance upon the shareholders within Iberdrola Renovables and the other companies of the Iberdrola group that carry out similar and complementary activities in this industry. In addition, upon completion of the Merger, they can dedicate more operational and financial resources to this activity.

d.

Facilitate the exploitation of opportunities for growth in new technologies (such as, for example, offshore wind and thermosolar technologies). Given their state of development, the exploitation and enhancement of the value of these new technologies require initial investments in significant amounts, which requires that the entity intending to exploit them have a significant volume of financial resources, the contribution of guarantees, and a large diversification of risk.

Over more than three (3) years of Iberdrola Renovables’ existence as a listed company, this company has required both financial resources as well as operational support in order to undertake certain projects. These resources and support have been provided on numerous occasions by Iberdrola under the Framework Agreement signed by both entities on November 5, 2007.

If the Merger is carried out with the reintegration of Iberdrola Renovables into Iberdrola, such support would not be required, as the projects previously developed by Iberdrola Renovables will now be carried out by a larger and stronger company. In turn, its larger size and strength will allow Iberdrola to undertake projects that Iberdrola Renovables would previously have found difficult to carry out itself, due to its balance sheet, financial and human resource limitations.

(iv)	It would also be appropriate to keep in mind that the proposed Merger entails synergies in their administration, allowing for simplification thereof,

2

eliminating duplicative organizational work, reducing management costs and, among other things, centralizing within Iberdrola the obligations to provide information to the market and to third parties). It is expected that this group of measures will translate into cost savings of approximately 20 million euros per year beginning in 2012.

(v)

Upon implementation of the Merger, and assuming that the exchange ratio is paid for in whole or in part by newly-issued shares of Iberdrola, the integration of the shareholder base of Iberdrola and Iberdrola Renovables will entail a higher number of Iberdrola shares trading on the stock markets (i.e., larger size and depth of the free float). It can reasonably be expected that this circumstance will reduce the volatility of Iberdrola’s securities and increase its liquidity.

(vi)

If the proposed transaction is completed, the capital markets can be accessed for outside funds from a corporate platform with greater weight and a stronger capacity for dialogue with financial players than is currently represented by Iberdrola Renovables.

1.2	Structure of the Transaction

The legal structure chosen to integrate the businesses of Iberdrola and Iberdrola Renovables is a merger upon the terms of Sections 22 et. seq. of the Structural Modifications Law.

Specifically, the planned merger will be implemented through the absorption of Iberdrola Renovables (absorbed company) by Iberdrola (absorbing company), with the termination of the former by dissolution without liquidation and the en bloc transfer of all of its assets to the latter, which shall acquire by universal succession all of the rights and obligations of Iberdrola Renovables. As a result of the Merger, the shareholders of Iberdrola Renovables other than Iberdrola shall receive shares of Iberdrola in exchange, as well as cash compensation, if applicable, upon the terms of Section 25 of the Structural Modifications Law in order to pay for “odd-lots.”

2.	IDENTIFICATION OF THE ENTITIES PARTICIPATING IN THE MERGER

2.1	Iberdrola (absorbing company)

Iberdrola, with a registered office in Bilbao, at calle del Cardenal Gardoqui, número 8, was incorporated for an indefinite period of time and under the name “HIDROELÉCTRICA IBÉRICA, S.A.” via a public instrument executed on July 19, 1901 before the Bilbao Notary Public Mr. Isidro de Erquiaga y Barberías; it conformed its By-Laws to the Companies Law of 1951 via an instrument verified by the Bilbao Notary Public Mr. Gregorio de Altube e Izaga, Notario de Bilbao on April 28, 1953; it changed its name to “IBERDUERO, S.A.” and conformed its bylaws to the Companies Law of 1989 via an instrument verified by the Bilbao Notary Public Mr. José Antonio Isusi Ezcurdia, as a substitute and for recording in the notarial book of records of his colleague Mr. José María Arriola Arana on July 6, 1990 and recorded under number 2,479; and finally, it has its current name by virtue of a merger by absorption, verified by the above-referenced Bilbao

3

Notary Public, Mr. José María Arriola Arana, on December 12, 1992 and recorded in his notarial book of records under number 4,150.

Iberdrola is registered with the Commercial Registry of Biscay in Volume BI-233, folio 156, sheet number BI-167A, entry 923, and bears Tax Identification Number A-48.010.615.

It is also registered with the Administrative Registry of Qualified Distributors, Vendors and Consumers of the Ministry of Economy, established in Law 54.1997, on the electricity industry, in Section 2 corresponding to Qualified Vendors under identification number R2-002.

The share capital of Iberdrola is the amount of FOUR BILLION THREE HUNDRED SIXTY-SIX MILLION SIX HUNDRED FORTY-SEVEN THOUSAND (4,366,647,000) Euros and is made up of FIVE BILLION EIGHT HUNDRED TWENTY-TWO MILLION ONE HUNDRED NINETY-SIX THOUSAND (5,822,196,000) ordinary shares, each having a par value of SEVENTY-FIVE (€0.75) EURO CENTS, numbered consecutively from ONE (1) to FIVE BILLION EIGHT HUNDRED TWENTY-TWO MILLION ONE HUNDRED NINETY-SIX THOUSAND (5,822,196,000), both inclusive, fully subscribed and paid-up, all belonging to a single class and series.

The shares into which the share capital of Iberdrola is divided are represented by book-entries and are admitted to trading on the Madrid, Barcelona, Bilbao and Valencia Stock Exchanges through the Automated Quotation System (Sistema de Interconexión Bursátil) (Electronic Market).

The book-entry system is handled by SOCIEDAD DE GESTIÓN DE LOS SISTEMAS DE REGISTRO, COMPENSACIÓN Y LIQUIDACIÓN DE VALORES, S.A. UNIPERSONAL (IBERCLEAR) (“Iberclear”).

2.2	Iberdrola Renovables (absorbed company)

Iberdrola Renovables, with a registered office in Valencia, at calle Menorca, número 19, planta 13ª, was incorporated for an indefinite period of time via a public instrument dated July 9, 2001 verified by the Madrid Notary Public Mr. Miguel Ruiz-Gallardón García de la Rasilla and recorded in his book of notarial records under number 4,690; its name was changed to the current name by virtue of an instrument verified by the Madrid Notary Public Mr. Miguel Ruiz-Gallardón García de la Rasilla on June 30, 2008 and recorded in his notarial book of records under number 4,137. It is registered with the Commercial Registry of Valencia at Volume 8,919, Book 6,205, Folio 119, Sheet V-130.102, Entry 2.

Iberdrola Renovables is registered with the Commercial Registry of Valencia at Volume 8,919, book 6,205, folio 119, sheet number V-130.102, and bears Tax Identification Number A-83.028.035.

The share capital of Iberdrola Renovables is the amount of TWO BILLION ONE HUNDRED TWELVE MILLION THIRTY-TWO THOUSAND FOUR HUNDRED FIFTY (2,112,032,450.00) Euros made up of FOUR BILLION TWO HUNDRED TWENTY-TWO MILLION SIXTY-FOUR THOUSAND NINE HUNDRED (4,224,064,900) ordinary shares with a par value of FIFTY (€0.50)

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EURO CENTS each, consecutively numbered from the number ONE (1) to FOUR BILLION TWO HUNDRED TWENTY-FOUR MILLION SIXTY-FOUR THOUSAND NINE HUNDRED, both inclusive, fully subscribed and paid-up, and all belonging to a single class and series.

The shares into which the share capital of Iberdrola Renovables is divided are represented by book-entries and accepted for trading on the Madrid, Barcelona, Bilbao and Valencia Stock Exchanges through the Automated Quotation System (Sistema de Interconexión Bursátil) (Electronic Market).

The book-entry system is handled by Iberclear.

As of the date of these Common Terms of Merger, the only significant shareholder of Iberdrola Renovables is Iberdrola, the holder of 80% of its share capital.

3.	SHARE EXCHANGE RATIO

The exchange ratio for the shares of the entities participating in the merger, which has been determined based on the actual value of the corporate assets of Iberdrola and Iberdrola Renovables, and will be 0.30275322 shares of Iberdrola, each having a par value of SEVENTY-FIVE (€0.75) EURO CENTS per share, for each share of Iberdrola Renovables, each having a par value of FIFTY (€0.50) EURO CENTS, as well as, if applicable, cash compensation upon the terms of Section 25 of the Structural Modifications Law in order to pay for “odd-lots.”

This exchange ratio has been agreed to and calculated based on the methodologies explained and for which a rationale will be provided in a report that the Board of Directors of both companies will issue pursuant to the provisions of Section 33 of the Structural Modifications Law. The following has been taken into consideration for such purposes: (i) the dividends that both companies plan to distribute and the other forms of shareholder compensation referred to in Section 8 below, (ii) the capital increase and sale of treasury stock that took place at Iberdrola on March 14, 2011, and (iii) the treasury shares held by Iberdrola Renovables (representing approximately 0.386% of its share capital as of the date of approval of these Common Terms of Merger).

In any event, HSBC BANK PLC and CITIGROUP GLOBAL MARKETS LIMITED, SUCURSAL EN ESPAÑA, as financial advisors of Iberdrola for this transaction, have expressed to the company’s Board of Directors their respective opinions (fairness opinions) that the agreed exchange rate is fair for Iberdrola from a financial viewpoint.

For Iberdrola Renovables, CREDIT SUISSE SECURITIES (EUROPE) LIMITED and MERRILL LYNCH CAPITAL MARKETS ESPAÑA, S.A., S.V., as financial advisors of this company, have expressed to its Board of Directors their respective opinions (fairness opinions) regarding the consideration to be received by the shareholders of Iberdrola Renovables other than its majority shareholder (i.e., Iberdrola) within the framework of the merger, which would include the agreed exchange rate. Pursuant to such opinions, the consideration to be received is fair from a financial viewpoint for the shareholders of Iberdrola Renovables other than Iberdrola.

It is stated for the record that the proposed exchange rate will be submitted for verification by the independent expert appointed by the Commercial Registry of Biscay

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(corresponding to the registered office of Iberdrola) for purposes of Section 34 of the Structural Modifications Law.

4.	MERGER BALANCE SHEETS, ANNUAL FINANCIAL STATEMENTS AND ASSETS AND LIABILITIES OF IBERDROLA RENOVABLES TO BE TRANSFERRED

4.1.	Merger Balance Sheets

For purposes of the provisions of Section 36.1 of the Structural Modifications Law, the balance sheets of Iberdrola and Iberdrola Renovables as of December 31, 2010 shall be deemed to be the merger balance sheets. Furthermore, there has been no occurrence of any of the circumstances set forth in Section 36.2 of the Structural Modifications Law that would require the modification of valuations contained in such balance sheets of Iberdrola and Iberdrola Renovables.

Such balance sheets have been formulated by the respective Board of Directors on February 22, 2011 (in the case of Iberdrola) and February 21, 2011 (in the case of Iberdrola Renovables), duly verified by the auditors of both companies, and will be submitted for the approval of the shareholders at the General Shareholders’ Meetings of each of the companies that must decide on the Merger prior to the adoption of the merger resolution.

4.2.	Annual Financial Statements

In addition, it is stated for the record, for purposes of the provisions of Section 31.10 of the Structural Modifications Law, that the terms upon which the merger will be carried out have been determined taking into consideration the annual financial statements of the merging companies for the fiscal year ended on December 31, 2010, as the fiscal years of the merging companies coincide with the calendar year.

Such annual financial statements as well as the merger balance sheets referred to in Section 4.1, together with the other documents mentioned in Section 39 of the Structural Modifications Law, will be made available to the shareholders, bondholders and special rights holders, as well as the workers’ representatives of Iberdrola and Iberdrola Renovables, for examination at the registered office at the time of publication, respectively, of the call to the General Shareholders’ Meeting that is to decide on the merger.

4.3.	Valuation of Assets and Liabilities of Iberdrola Renovables to be Transferred

Pursuant to the merger by absorption of Iberdrola Renovables by Iberdrola, such company shall dissolve without liquidation and all of its assets and liabilities will be transferred en bloc to the assets of Iberdrola.

It should also be pointed out that, as of the date of preparation and signing of these Common Terms of Merger, Iberdrola Renovables is immersed in a process of implementing a new corporate and governance structure for its group of subsidiaries, which includes the creation of one or more subholding companies that will assume the effective management and direction of the renewable energy businesses in Spain and the rest of the world, which is currently expected to be completed prior to the registration of the merger with the Commercial Registry.

For purposes of the provisions of Section 31.9 of the Structural Modifications Law, it is stated for the record that, once the transaction is carried out, the assets

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and liabilities transferred by Iberdrola Renovables to Iberdrola will be recorded by Iberdrola in the amount corresponding thereto in the group’s consolidated annual financial statements as of the effective date of the merger for accounting purposes, i.e., January 1, 2011.

At January 1, 2011, the main categories of assets and liabilities of Iberdrola Renovables, as well as the value thereof pursuant to the standard set forth in the preceding paragraph, were the following:

4.3.1.	Assets to transfer (thousand of euros)

Net book value
NON-CURRENT ASSETS	12,301,611

Intangible assets	9,162
Property, plant and equipment	81,758
Investments in group companies and associates	12,185,860
Non-current financial investments	9,517
Deferred tax assets	15,314
Long-term trade receivables	12,301,611

CURRENT ASSETS	5,002,182

Inventories	574,796
Trade and other receivables	630,297
Investments in group companies and associates	3,745,698
Current financial investments	50,905
Accruals	486
Cash and cash equivalents	—

TOTAL ASSETS TO TRANSFER	17,303,793

4.3.2.	Liabilities to assume (thousands of euros)

Net book value
NON-CURRENT LIABILITIES	4,783,148

Provisions	10,845
Borrowings	1,947
Borrowings from group companies and associates	4,599,978
Deferred tax liabilities	170,378

CURRENT LIABILITIES	1,149,256

Borrowings	48,924
Payables to group companies and associates	658,889
Trade and other payables	440,572
Accruals	871

TOTAL LIABILITIES TO ASSUME	5,932,404

4.3.3.	Net value of assets and liabilities to transfer (thousands of euros)

Net book value
NET VALUE OF ASSETS AND LIABILITIES TO TRANSFER	11,371,389

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5.	METHODS FOR COVERING THE EXCHANGE RATIO BY IBERDROLA

Iberdrola will cover the exchange of Iberdrola Renovables shares set pursuant to the exchange ratio provided in Section 3 of these Common Terms of Merger with treasury or newly-issued shares or a combination of both.

It is stated for the record in this regard that on March 11, 2011, Iberdrola’s Board of Directors resolved to carry out a share buyback program pursuant to the authorization granted by the shareholders of such company at the General Shareholders’ Meeting held on March 26, 2010 and pursuant to the provisions of Commission Regulation (EC) No. 2273/2003 of December 22, 2003 (the “Buyback Program”). The resolution adopted by Iberdrola’s Board of Directors was amended regarding the number of shares referred to therein by virtue of another resolution adopted on March 22, 2011.

The share Buyback Program will be carried out on the following terms:

(i)

In the implementation of the Buyback Program, Iberdrola may acquire up to a maximum of TWO HUNDRED FIFTY MILLION NINE HUNDRED THOUSAND (250,900,000) shares representing up to 4.30937% of its share capital prior to the merger.

(ii)	The shares will be purchased at market price pursuant to the price and volume conditions set forth in Article 5 of Commission Regulation (EC) No. 2273/2003 of December 22, 2003.

(iii)	The Buyback Program will remain in effect until the occurrence of the exchange, which is expected to take place no later than July 31, 2011.

Notwithstanding the foregoing, Iberdrola reserves the right to end the Buyback Program in the event that Iberdrola acquires the shares needed to cover the exchange or decides to increase capital for such purpose prior to the stated end of the effective period thereof.

In the event that Iberdrola covers the exchange ratio in whole or in part with newly-issued shares, it will increase its share capital in the amount required by means of the issuance of new shares with a par value of SEVENTY-FIVE (€0.75) EURO CENTS each, belonging to the same and only class as the current shares of Iberdrola, and represented by book-entries.

Notwithstanding the foregoing, it is stated for the record that, by application of Section 26 of the Structural Modifications Law, there will be no exchange of either the shares of Iberdrola Renovables currently held by Iberdrola (representing 80% of the share capital) or the treasury shares of Iberdrola Renovables (representing approximately 0.386% of the share capital as of the date of approval of these Common Terms of Merger), which will be cancelled.

If such capital increase is implemented to cover the exchange ratio in whole or in part, the maximum amount of the capital increase to be carried out may be reduced by the delivery of supplemental cash compensation upon the terms of Section 25 of the Structural Modifications Law in order to cover “odd-lots.”

the difference between the net book value of the assets received by Iberdrola under the Merger and the par value of the new shares issued by Iberdrola, as may be adjusted by

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the proportion that the new shares represent of the total shares delivered in the exchange, will be considered to be the share premium

In addition, if the capital increase described in this section is implemented, the difference between the net book value of the assets received by Iberdrola under the merger described in these Common Terms of Merger and the par value of the new shares issued by Iberdrola, as may be adjusted by the proportion that the new shares represent of the total shares delivered in the exchange, will be considered to be the share premium.

Both the par value of such shares as well as the corresponding share premium will be entirely paid-up as a result of the transfer en bloc of the assets of Iberdrola Renovables to Iberdrola, which will acquire all of the rights and obligations of such company by universal succession.

It is hereby stated for the record that, pursuant to the provisions of Section 304.2 of the Restated Text of the Companies Law, approved by the sole section of Royal Legislative Decree 1/2010, of July 2 (the “Companies Law”), if the capital increase referred to herein takes place, the current shareholders of Iberdrola will not have any pre-emptive right to subscribe the new shares issued in relation to the absorption of Iberdrola Renovables.

6.	SHARE EXCHANGE PROCEDURE

The procedure for exchanging the shares of Iberdrola Renovables for shares of Iberdrola will be as follows:

(a)

Upon approval of the merger by the shareholders acting at the General Shareholders’ Meetings of both companies, submission of the documentation referred to in 26.1 d), 40.1 d) and similar sections of Royal Decree 1310/2005, of November 4, to the NATIONAL SECURITIES MARKET COMMISSION (COMISIÓN NACIONAL DEL MERCADO DE VALORES) (hereinafter, the “CNMV”), and the registration of the Merger instrument with the Commercial Registry of Biscay (after qualification by the Commercial Registry of Valencia with a statement –by means of a note signed by the relevant Registrar– of the non-existence of any obstacles to registration of the planned Merger), the exchange of Iberdrola Renovables shares for Iberdrola shares will proceed.

(b)

The exchange will take place as from the date indicated in the announcements to be published in widely-circulated newspapers in the provinces of Biscay and Valencia, respectively, in the Official Gazettes (Boletines Oficiales) of the Spanish stock exchanges and in the Official Gazette of the Commercial Registry. The financial institution indicated in such announcements will be appointed to act as agent for such purposes.

(c)

The exchange of Iberdrola Renovables shares for Iberdrola shares will be implemented through the institutions participating in Iberclear acting as depositaries thereof pursuant to the provisions set forth in the book-entry system in accordance with the provisions of Royal Decree 116/1992, of February 14, and with the application of the provisions of Section 117 of the Companies Law to the extent applicable.

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(d)

Shareholders holding shares representing a fraction of the number of shares of Iberdrola Renovables set as the exchange ratio may acquire or transfer shares in order to exchange them in accordance with such exchange ratio. Without prejudice thereto, the companies participating in the merger will establish mechanisms, including the appointment of an “odd-lot agent,” to facilitate the exchange for those shareholders of Iberdrola Renovables holding a number of shares that does not allow them to receive a whole number of Iberdrola shares under the agreed exchange ratio.

(e)	The shares of Iberdrola Renovables will be cancelled as a result of the Merger.

Finally, it is stated for the record that as of the date of these Common Terms of Merger, Iberdrola is the holder of THREE BILLION THREE HUNDRED SEVENTY-NINE MILLION TWO HUNDRED FIFTY-ONE THOUSAND NINE HUNDRED TWENTY (3,379,251,920) shares of Iberdrola Renovables, representing 80% of the share capital thereof, and that, for its part, Iberdrola Renovables is the holder SIXTEEN MILLION THREE HUNDRED ONE THOUSAND ONE HUNDRED SEVENTY-EIGHT (16,301,178) shares held as of the date of this Report as treasury shares, representing approximately 0.386% of its share capital. Pursuant to the provisions of Section 26 of the Structure Modifications Law and legal provisions regarding treasury shares, none of such shares will be exchanged for shares of Iberdrola.

7.	DATE AS FROM WHICH THE SHARES TO BE DELIVERED IN EXCHANGE WILL GIVE THE RIGHT TO PARTICIPATE IN THE PROFITS OF IBERDROLA

As from the date of issuance or delivery thereof, the Iberdrola shares issued within the context of the above-referenced capital increase or delivered to cover the exchange, all upon the terms set forth in Section 5 above, will give the holders thereof the right to participate in Iberdrola’s profits upon the same terms as the other Iberdrola shares outstanding on such date.

For purposes of clarification, it is stated for the record that such shares will have the right to receive the dividend that Iberdrola plans to distribute upon the effectiveness of the merger and that, by way of guidance, is expected to become effective during the month of July 2011, with a charge to the profits from the fiscal year ended December 31, 2010. Such shares will also benefit from the implementation of the “Iberdrola Flexible Dividend” system referred to below.

8.	DIVIDENDS AND OTHER SHAREHOLDER COMPENSATION SYSTEMS

8.1.	Dividends to Distribute by the Merging Companies

The Boards of Directors of Iberdrola and Iberdrola Renovables, respectively, have taken into account the following provisions for the payment of dividends in the preparation of these Common Terms of Merger and the determination of the exchange rate indicated in Section 3 above:

(a)

If the proposed resolution formulated by the Board of Directors at its meeting of February 22, 2011 is approved by the shareholders at Iberdrola’s General Shareholders’ Meeting, Iberdrola will distribute a dividend upon effectiveness of the merger that is expected to be paid during the month of

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July 2011 with a charge to the results from fiscal year 2010, in the gross amount of three (€0.03 euro cents) per share with the right to receive it, from which will be deducted applicable withholding at the time of payment of such amount.

Pursuant to the provisions of Section 7 above, the current shareholders of Iberdrola Renovables who become shareholders of Iberdrola as a result of the merger will be entitled to this dividend.

(b)	Iberdrola Renovables plans to make the following distributions:

(i)

If the proposed resolution formulated by its Board of Directors at its meeting of February 21, 2011 is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables, Iberdrola Renovables will distribute a cash dividend with a charge to the results of fiscal year 2010 in the gross amount of two point five (€0.025) euro cents per share with the right to receive it.

By way of guidance, it is expected that this dividend will be paid on June 21, 2011, and in any event prior to registration of the merger between Iberdrola and Iberdrola Renovables with the Commercial Registry.

(ii)

If the proposed resolution formulated by the Board of Directors at its meeting of March 22, 2011 is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables, Iberdrola Renovables will make a special distribution of a cash dividend in the gross amount of one point twenty (€1.20) euro per share with the right to receive it.

The resolution covered by the proposal referred to in this section is also subject to the planned merger being approved by the shareholders at the General Shareholders’ Meetings of both companies. If this proposal is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables, the payment of the above-referenced special dividend (in the gross amount of one point twenty (€1.20) euro per share of Iberdrola Renovables) will be made, by way of guidance, on June 21, 2011.

8.2.	Other Forms of Compensation for Iberdrola Shareholders

It is hereby stated for the record that Iberdrola’s Board of Directors, at its meeting of February 22, 2011, resolved to formulate a proposed resolution to be submitted to the shareholders at Iberdrola’s General Shareholders’ Meeting consisting of an increase in unrestricted capital for the free-of-charge allocation of new shares to the shareholders of Iberdrola within the framework of the shareholder compensation system referred to as the “Iberdrola Flexible Dividend.”

This system will allow Iberdrola’s shareholders to choose to receive all or a part of their compensation in unrestricted shares of Iberdrola or in cash (in the latter case, through the sale of the free-of-charge allocation rights to which they are entitled on the market or pursuant to a fixed-price purchase commitment to be

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assumed by Iberdrola in the event that the proposed resolution is ultimately approved at the General Shareholders’ Meeting).

If the proposal regarding the “Iberdrola Flexible Dividend” system is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola, the delivery of new unrestricted shares or the receipt of cash amounts could occur in two implementations of the increase in unrestricted capital, which would take place on dates close to those on which the supplemental dividend for fiscal year 2010 and the interim dividend for fiscal year 2011 are traditionally paid.

The reference market value determining the total number of shares to be issued on the first installment of the capital increase, which in any case is subject to the approval of Iberdrola’s shareholders, will be determined by Iberdrola’s Board of Directors at the time of approval of the relevant proposed resolution. However, taking into account the current share capital of Iberdrola and the market conditions as of the date of these Common Terms of Merger, it is expected that the price of the purchase commitment that would be assumed by Iberdrola with respect to the free-of-charge allocation rights to be received by Iberdrola’s shareholders in the first implementation of the capital increase would be the gross amount of at least fifteen (€0.15) euro cents per right. Keep in mind that this amount is provided merely for guidance purposes. The definitive amount of the fixed price of the commitment to be assumed by Iberdrola with respect to the free-of-charge allocation rights will be timely communicated on occasion of the first implementation of the increase in unrestricted capital.

Pursuant to the provisions of Section 7 above, the current shareholders of Iberdrola Renovables becoming shareholders of Iberdrola as a result of the merger will benefit from implementations of the “Iberdrola Flexible Dividend” system, as they will take place after the merger.

9.	DATE OF ACCOUNTING EFFECTS OF THE MERGER

January 1, 2011 is established as the date from which the transactions of Iberdrola Renovables shall be deemed for accounting purposes to have taken place on behalf of Iberdrola.

For the appropriate purposes, it is hereby stated for the record that the retroactive effect thus determined for accounting purposes in accordance with the General Chart of Accounts (Plan General de Contabilidad), approved by Royal Decree 1514/2007, of November 16.

10.	ANCILLARY OBLIGATIONS AND SPECIAL RIGHTS

There are no ancillary obligations, special shares or other special rights other than the shares at Iberdrola Renovables.

Iberdrola shares delivered to the shareholders of Iberdrola Renovables under the merger contemplated in these Common Terms of Merger will not give the holders thereof any special rights.

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11.	BENEFITS EXTENDED TO DIRECTORS OR INDEPENDENT EXPERTS

No benefits of any type will be extended to the directors of either of the entities participating in the merger or to the independent expert participating in the merger process.

12.	TAX REGIME

The planned merger is subject to the special tax regime established in Chapter VIII of Title VII and the second additional provision of the Restated Text of the Corporate Income Tax Law approved by Royal Legislative Decree 4/2004, of March 5.

For such purpose, and pursuant to the provisions of Section 96 of such Restated Text, notice of the the merger will be given to the Ministry of the Economy and Treasury in the form and within the deadline established in the relevant regulations.

13.	BY-LAW AMENDMENTS

Upon completion of the merger covered by these Common Terms of Merger, Iberdrola, as absorbing company, will continue to be governed by its By-Laws as in effect on the date hereof on its corporate website, www.iberdrola.com (a copy of which are attached to these Common Terms of Merger as an Annex for purposes of the provisions of Section 31.8 of the Structural Modifications Law).

In turn, it is stated for the record that that Article 5 of the By-Laws of Iberdrola, regarding share capital, will be amended by the amount that Iberdrola believes is needed to cover the exchange for Iberdrola Renovables’ shares pursuant to the exchange ratio established in Section 3 of these Common Terms of Merger with treasury shares (as a result of the Buyback Program), newly-issued shares or a combination of both. For such purpose, Iberdrola’s Board of Directors will if appropriate submit the relevant proposal for amendment of the By-Laws to the shareholders at the General Shareholders’ Meeting of Iberdrola at which the merger is approved, without prejudice to other proposed by-law amendments based on the ongoing review and updating of the corporate governance system, all upon the terms of the current Companies Law.

14.	IMPACTS OF THE MERGER ON EMPLOYEMENT, IMPACT ON GENDER WITHIN THE MANAGEMENT BODIES, AND IMPACT ON CORPORATE SOCIAL RESPONSIBILITY

For purposes of the provisions of Section 31.11 of the Structural Modifications Law, included below are the considerations taken into account by the Boards of Directors of Iberdrola and Iberdrola Renovables in order to state that the merger covered by these Common Terms of Merger will not have any impact on employment, gender within the management bodies, or corporate social responsibility of the absorbing company (i.e., Iberdrola.

14.1.	Possible Impacts of the Merger with Respect to Employment

If the merger covered by these Common Terms of Merger comes to fruition, Iberdrola, in its capacity as absorbing company, will be responsible for all of the human and material resources currently held by Iberdrola Renovables, well as the policies and procedures that it has been observing regarding personnel management. Therefore, and pursuant to the provisions of Article 44 of the Workers’ Statute (Estatuto de los Trabajadores), which governs business

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successions, Iberdrola will subrogate to the labor rights and obligations of the employees of Iberdrola Renovables.

At the same time, it is stated for the record that the companies participating in the merger will comply with their obligations to provide information and, if applicable, to consult with the legal representatives of the workers of each of them in accordance with the provisions of labor regulations. Notice of the planned merger will also be given to public entities where appropriate, and in particular to the General Social Security Revenue Office (Tesorería General de la Seguridad Social).

14.2.	Possible Impact on Gender within Management Bodies

It is not expected that the merger will produce especially significant changes in the structure of the absorbing company’s management body from the viewpoint of their distribution by gender. Likewise, the merger will not change the policy governing these issues at Iberdrola.

14.3.	Impact of the Merger on the Company’s Social Responsibility

Pursuant to Iberdrola’s Corporate Governance System (and particularly Iberdrola’s Regulations of the Board of Directors and Regulations of the Corporate Social Responsibility Committee), all those functions relating to Iberdrola’s Corporate Social Responsibility, and specifically those consisting of “[p]eriodically review[ing] the Social Responsibility System, focusing especially on Corporate Governance and Compliance Policies and propos[ing] to the Board of Directors, for approval or submission to the shareholders at a General Shareholders’ Meeting, such amendments and updates as contribute to its development and ongoing improvement” as well as “[s]upervis[ing] compliance with statutory requirements and with the regulations of the Company’s Corporate Governance System” correspond to the Corporate Social Responsibility Committee.

In turn, it should be noted that Iberdrola Renovables’ status as a company in which Iberdrola holds an 80% interest entails that its internal regulations regarding corporate social responsibility contain principles similar in essence to those of Iberdrola.

In view of the foregoing, it should not be expected that Iberdrola’s corporate social responsibility policies will change as a result of the merger covered by these Common Terms of Merger.

15.	APPOINTMENT OF INDEPENDENT EXPERT

Pursuant to the provisions of Section 34.1 of the Structural Modifications Law, the Boards of Directors of the participating companies will ask the Commercial Registry of Biscay (where the absorbing company is registered) to appoint a single independent expert to prepare a report regarding these Common Terms of Merger and regarding the assets contributed by Iberdrola Renovables to Iberdrola as a result of the Merger.

16.	MERGER COMMITTEE OF IBERDROLA RENOVABLES

It is stated for the record that these Common Terms of Merger are the result of a process of analysis and decision-making carried out by the management bodies of both Iberdrola

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and Iberdrola Renovables. As regards the latter company, such analysis has been entrusted to an ad hoc informational and consultative committee within the Board of Directors without executive duties but having informational, advisory and proposal-making powers for the sole purposes of the merger by absorption of Iberdrola Renovables by Iberdrola.

Such committee (the creation of which was the subject of a notice of significant event sent to the CNMV on March 8, 2011 (registration number 139,849)) is made up of three (3) independent Directors and is called the “Merger Committee.”

17.	GOVERNMENT APPROVALS

The effectiveness of the planned merger, and thus its registration with the commercial registries, is subject to acquisition of the approvals that might be required in Spain and in other jurisdictions in which both companies are present.

Compliance with this term shall be verified by the appropriate verification resolution of the Boards of Directors of Iberdrola and Iberdrola Renovables.

18.	COMPLIANCE WITH THE PUBLICATION AND INFORMATION OBLIGATIONS OF THE BOARDS OF DIRECTORS OF IBERDROLA AND IBERDROLA RENOVABLES WITH RESPECT TO THE COMMON TERMS OF MERGER

In compliance with the provisions of Section 32 of the Structural Modifications Law, these Common Terms of Merger will be submitted by the Boards of Directors of Iberdrola and Iberdrola Renovables for deposit with the Commercial Registries of Biscay and Valencia, respectively.

In addition, pursuant to the provisions of Section 33 of the Structural Modifications Law, the Boards of Directors of Iberdrola and Iberdrola Renovables will prepare respective reports providing a detailed explanation and rationale regarding the legal and financial aspects of the Common Terms of Merger, with special reference to the share exchange rate, any particular valuation difficulties, and the impact of the Merger on shareholders, creditors and employees.

This report, together with the other documents referred to in Section 39 of the Structural Modifications Law, will be made available to the shareholders, bondholders and special rights holders, as well as the worker representatives, of Iberdrola and Iberdrola Renovables, for examination at the corresponding registered office at the time of the respective publication of the call to the General Shareholders’ Meeting at which the merger will be decided.

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Pursuant to the provisions of Section 30 of the Structural Modifications Law, the directors of Iberdrola and Iberdrola Renovables whose names appear below sign and approve three (3) counterparts of these Common Terms of Merger, all identical in text and presentation, which have been approved by the Boards of Directors of Iberdrola and of Iberdrola Renovables at their respective meetings held on March 22, 2011.

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BOARD OF DIRECTORS OF IBERDROLA, S.A.

/s/ Mr. José Ignacio Sánchez Galán	/s/ Mr. Víctor de Urrutia Vallejo
Mr. José Ignacio Sánchez Galán	Mr. Víctor de Urrutia Vallejo
Chairman & CEO	Vice-Chairman

/s/ Mr. Ricardo Álvarez Isasi	/s/ Mr. José Ignacio Berroeta Echevarría
Mr. Ricardo Álvarez Isasi	Mr. José Ignacio Berroeta Echevarría
Member	Member

/s/ Mr. Julio de Miguel Aynat	/s/ Mr. Sebastián Battaner Arias
Mr. Julio de Miguel Aynat	Mr. Sebastián Battaner Arias
Member	Member

[No signature appears as not physically present at the meeting of the Board of Directors]

/s/ Mr. Xabier de Irala Estévez	/s/ Mr. Iñigo Víctor de Oriol Ibarra
Mr. Xabier de Irala Estévez	Mr. Iñigo Víctor de Oriol Ibarra
Member	Member

/s/ Ms. Inés Macho Stadler	/s/ Mr. Braulio Medel Cámara
Ms. Inés Macho Stadler	Mr. Braulio Medel Cámara
Member	Member

/s/ Mr. José Luis Olivas Martínez	/s/ Ms. Samantha Barber
Mr. José Luis Olivas Martínez	Ms. Samantha Barber
Member	Member

/s/ Ms. María Helena Antolín Raybaud	/s/ Mr. Santiago Martínez Lage
Ms. María Helena Antolín Raybaud	Mr. Santiago Martínez Lage
Member	Member

17

Pursuant to Section 30 of the Structural Modifications Law, it is expressly stated for the record that the Director Mr. Xabier de Irala Estévez was not physically present at the meeting of the Board of Directors of Iberdrola at which these Common Terms of Merger were approved, and that he was represented by the Chairman & Chief Executive Officer, who, on his behalf and following his instructions, voted in favor of approving these Common Terms of Merger.

It is for this reason that his signature does not appear in this document.

18

BOARD OF DIRECTORS OF IBERDROLA RENOVABLES, S.A.

[Abstains from signing due to a conflict of interest]	[Abstains from signing due to a conflict of interest]

/s/ Mr. José Ignacio Sánchez Galán	/s/ Mr. Javier Sánchez-Ramade Moreno
Mr. José Ignacio Sánchez Galán	Mr. Javier Sánchez-Ramade Moreno
Chairman	Vice-Chairman

/s/ Mr. Xabier Viteri Solaun	/s/ Mr. Manuel Amigo Mateos
Mr. Xabier Viteri Solaun	Mr. Manuel Amigo Mateos
Chief Executive Officer	Member

[Abstains from signing due to a conflict of interest]

/s/ Mr. Gustavo Buesa Ibañez	/s/ Mr. Alberto Cortina Koplowitz
Mr. Gustavo Buesa Ibañez	Mr. Alberto Cortina Koplowitz
Member	Member

[His signature does not appear because he was not physically present at the meeting of the Board of Directors]

/s/ Mr. Luis Chicharro Ortega	/s/ Mr. Carlos Egea Krauel
Mr. Luis Chicharro Ortega	Mr. Carlos Egea Krauel
Member	Member

[Abstains from signing due to a conflict of interest]

/s/ Mr. Julio Fermoso García	/s/ Mr. Juan Manuel González Serna
Mr. Julio Fermoso García	Mr. Juan Manuel González Serna
Member	Member

[His signature does not appear because he was not physically present at the meeting of the Board of Directors]	[His signature does not appear because he was not physically present at the meeting of the Board of Directors]

/s/ Mr. Aurelio Izquierdo Gómez	/s/ Mr. Manuel Moreu Munaiz
Mr. Aurelio Izquierdo Gómez	Mr. Manuel Moreu Munaiz
Member	Member

[Abstains from signing due to a conflict of interest]

/s/ Mr. Emilio Ontiveros Baeza	/s/ Mr. José Sáinz Armada
Mr. Emilio Ontiveros Baeza	Mr. José Sáinz Armada
Member	Member

[Abstains from signing due to a conflict of interest]

/s/ Don José Luis San Pedro Guerenabarrena
Don José Luis San Pedro
Guerenabarrena
Member

19

Pursuant to Section 30 of the Structural Modifications Law, it is expressly stated for the record that, following best corporate governance practices, all of the proprietary Directors of Iberdrola Renovables appointed at the request of Iberdrola (with the exception of Mr. Aurelio Izquierdo Gómez and Mr. Carlos Egea Krauel, who were not physically present at the meeting of the Board of Directors of Iberdrola Renovables at which these Common Terms of Merger were approved, being represented by Mr. José Ignacio Sánchez Galán), i.e., Messrs. José Ignacio Sánchez Galán, Javier Sánchez- Ramade Moreno, Alberto Cortina Koplowitz, Julio Fermoso García, José Sainz Armada and José Luis San Pedro Guerenabarrena, have not participated in the deliberations and have abstained from taking part in the votes of the Board of Directors of Iberdrola Renovables relating to these Common Terms of Merger, due to an understanding that they might be affected by potential conflict of interest.

For this reason, the signatures of Messrs. José Ignacio Sánchez Galán, Javier Sánchez- Ramade Moreno, Alberto Cortina Koplowitz, Carlos Egea Krauel, Julio Fermoso García, Aurelio Izquierdo Gómez, José Sainz Armada and José Luis San Pedro Guerenabarrena do not appear in these Common Terms of Merger.

It is also stated for the record that the Director Mr. Manuel Moreu Munaiz was not physically present at the meeting of the Board of Directors of Iberdrola Renovables at which these Common Terms of Merger were approved, having been represented by Mr. Luis Chicharro Ortega, who, on behalf and in accordance with the instructions thereof, voted to approve these Common Terms of Merger. For this reason, his signature also does not appear in this document.

Finally, it is stated for the record that Mr. Xabier Viteri Solaun, executive Director of Iberdrola Renovables, has joined in the unanimous decision of the Company’s independent Directors, and has therefore signed these Terms of Merger.

20

ANNEX – BY-LAWS OF IBERDROLA, S.A.

1

BY-LAWS OF

IBERDROLA, S.A.

03/14/11

¢    CONTENTS

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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CONTENTS     ¢

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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¢    BY-LAWS

TITLE I. THE COMPANY AND ITS SHARE CAPITAL

Chapter I. General Provisions

Article 1. Corporate Name

The Company is named Iberdrola, S.A., and shall be governed by these By-Laws [Estatutos Sociales], legal provisions relating to corporations and other applicable laws and regulations.

Article 2. Corporate Purpose

1.	The purpose of the Company is:

a)

To carry out all manner of activities, construction work and services in and of themselves or with respect to the business of production, transmission, switching and distribution or supply of electric power or electricity by-products and applications thereof, and the raw material or energy needed for the generation thereof; energy, engineering, information-technology, telecommunications and Internet-related services; water treatment and distribution; the integral provision of urban and gas supply, as well as other gas storage, regasification, transportation or distribution activities; which will be carried out indirectly through the ownership of shares or equity interests in other companies that will not engage in the supply of gas.

b)

The distribution, representation and marketing of all manner of goods and services, products, articles, merchandise, software programs, industrial equipment and machinery, tools, utensils, spare parts and accessories.

c)	The investigation, study and planning of investment and corporate structuring projects, as well as the promotion, creation and development of industrial, commercial or service companies.

d)

The provision of services assisting or supporting companies and businesses in which it has an interest or which are within its corporate group, for which purpose it may provide appropriate guarantees and bonds in favor thereof.

2.

The aforementioned activities may be carried out in Spain as well as abroad, and may be carried out, in whole or in part, either directly by the Company or through the ownership of shares or equity interests in other companies, subject in all cases and at all times to applicable legal provisions for each industry, especially the electricity industry.

Article 3. Duration of the Company

The duration of the Company shall be indefinite, its operations having commenced on the date of formalization of its deed of incorporation.

Article 4. Registered Office and Branches

1.

The registered office of the Company shall be in Bilbao (Biscay), at calle del Cardenal Gardoqui, number eight (8), and it may establish branches, agencies, local offices and delegations in Spain and abroad pursuant to applicable legal provisions.

2.

Such registered office may be transferred to another location within the same municipal area by resolution of the Board of Directors, which may also make decisions regarding the creation, elimination or transfer of the branches, agencies, local offices and delegations mentioned in the preceding paragraph.

Chapter II. Share Capital and Shares

Article 5. Share Capital

The share capital is four billion three hundred sixty-six million six hundred forty-seven thousand (4,366,647,000) euros, represented by five billion eight hundred twenty-two million one hundred ninety-six thousand (5,822,196,000) ordinary shares having nominal value of 0.75 euros each, and numbered consecutively from one (1) to five billion eight hundred twenty-two million one hundred ninety-six thousand (5,822,196,000), both inclusive, belonging to a single class and series, which are fully subscribed and paid-up.

Article 6. Representation of the Shares

1.

The shares shall be represented in book-entry form, and as regards their nature as book entries, they shall be governed by securities market rules and regulations and other applicable legal provisions. Admission to the oficial listing thereof may be requested on domestic as well as foreign stock exchanges pursuant to applicable legislation.

2.	The Company shall acknowledge as a shareholder any party which appears entitled thereto in the entries of the corresponding book-entry registries.

3.

Modifications to features of shares represented by book entries, once formalized in accordance with the provisions of the Companies Law [Ley de Sociedades Anónimas] and the regulations of the securities market, shall be published in the Official Bulletin of the Commercial Registry [Boletín Oficial del Registro Mercantil] and in one of the newspapers of wider circulation in Biscay.

Article 7. Capital Calls

1.	If shares have not been entirely paid up, this circumstance shall be reflected in the corresponding book entry.

2.

Capital calls must be paid within the period fixed by the Board of Directors, within legal limits, if any, and in cases of arrears, the Board shall adopt appropriate resolutions pursuant to applicable legal provisions.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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BY-LAWS    ¢

3.

A shareholder who is delinquent in the payment of capital calls may not exercise the right to vote. The amount of such shareholder’s shares shall be deducted from share capital for calculating a quorum. Such shareholder shall also not have the right to receive dividends or the pre-emptive right to subscribe to new shares or convertible debentures.

Once the amount of the capital calls and interest thereon has been paid, the shareholder may make a claim for payment of unexpired dividends, but may not make a claim for pre-emptive rights if the period for the exercise thereof has already lapsed.

Article 8. Shareholder Status

1.	A share confers upon its legitimate holder the status of shareholder, and vests such holder with the rights granted by Law and by these By-Laws.

2.

The shares shall be indivisible. Co-owners of one or more shares must designate a single person for the exercise of shareholder rights, and shall be jointly and severally liable to the Company for all obligations arising from their status as shareholders.

3.

In the case of beneficially-owned shares [usufructo de acciones], the bare owner shall be qualified as the designated shareholder, with the beneficial owner having the right in all cases to the dividends issued by the Company during the period of beneficial ownership.

In the event of a pledge of shares, the exercise of shareholder rights belongs to the owner thereof.

4.	Ownership of shares entails absolute compliance with the By-Laws and submission to duly adopted decisions made within the authority of the decision-making bodies and management of the Company.

Chapter III. Increase and Reduction in Share Capital

Article 9. Increase in Capital Stock

1.

The share capital may be increased by resolution of the shareholders acting at a General Shareholders’ Meeting with the requirements established for such cases by the Companies Law then in effect and in accordance with the various methods authorized thereby. The increase may be effected by the issuance of new shares or by an increase in the nominal value of existing shares, and the par of exchange for the increase may consist of cash contributions (including the set-off of loans), non-cash contributions or the conversion of reserves into capital. The increase may be effected in part with a charge against new contributions and in part with a charge against reserves.

2.

Unless expressly provided otherwise in the resolution, if the increase in capital stock is not fully subscribed within the period established for such purpose, the capital shall be increased by the amount of subscriptions which have occurred.

Article 10. Authorized Capital

1.

The shareholders acting at a General Shareholders’ Meeting may, in accordance with the requirements established for amendment of the By-Laws and within the limits and conditions fixed by Law, delegate to the Board of Directors, with powers of substitution, if any, the power to approve an increase in share capital on one or more occasions. When the shareholders delegate this power to the Board of Directors, they may also grant it the power to exclude pre-emptive rights with respect to the issuance of shares subject to the delegation, within the terms and requirements established by Law.

2.

The shareholders may also delegate to the Board of Directors, with powers of substitution, if any, the power to carry out the previously-adopted resolution to increase the share capital, within the periods set forth by Law, indicating the date or dates of execution and determining the conditions for the increase in all areas not provided for by the shareholders. The Board of Directors may make use of such delegation in whole or in part, or may refrain from using it, in view of market conditions, the condition of the Company itself or any particularly relevant fact or circumstance which the Board believes justifies such decision. A report of such decision shall be made to the shareholders at the first General Shareholders’ Meeting held after the end of the period granted for the use of such delegation.

Article 11. Pre-emptive Rights, and the Exclusion Thereof

1.

In capital increases with the issuance of new shares, whether ordinary or preferred, and with a charge to cash contributions, the existing shareholders may, when permitted by Law, and within the period granted to them for this purpose by the Board of Directors, which shall not be less than fifteen (15) days from the publication of the announcement of the subscription offer for the new issuance in the Official Bulletin of the Commercial Registry, exercise the right to subscribe to a number of shares proportional to the nominal value of the shares they hold at that time.

2.

The shareholders acting at a General Shareholders’ Meeting or, if applicable, the Board of Directors, may, in furtherance of the corporate interests, exclude pre-emptive rights in whole or in part in such cases and under such conditions as are provided by Law. In particular, the corporate interests may justify the exclusion of pre-emptive rights when needed to facilitate (i) the placement of new shares in foreign markets which will allow access to sources of financing; (ii) the gathering of resources by using techniques based on the book-building likely to maximize the issue price per share; (iii) the inclusion of industrial, technological or financial partners; (iv) the implementation of loyalty and compensation programs covering Directors, managers or employees, and (v) in general, the performance of any transaction which is advisable for the Company.

3.

Pre-emptive rights shall not apply when the capital increase is made with a charge to non-cash contributions or when it is due to the conversion of debentures into shares or the takeover of another company or a portion of the split-off assets of another Company.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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Article 12. Reduction in Capital Stock

1.

In accordance with procedures provided for by law, a reduction in capital stock may be carried out by means of a reduction in the nominal value of shares, a retirement or pooling thereof in order to exchange them and, in all cases, the purpose thereof may be to return contributions, cancel capital calls, create or increase reserves, re-establish equilibrium between the capital and the assets of the Company diminished due to losses, or several of such purposes simultaneously.

2.

In the event of a capital reduction in order to return contributions, payment to the shareholders may be made totally or partially in kind, provided that the conditions set forth in paragraph five of Article Fifty-Nine of the By-Laws have been met.

3.

In accordance with the provisions of the Companies Law, the shareholders acting at a General Shareholders’ Meeting may resolve to reduce capital in order to retire a particular group of shares, provided that such group is defined based on substantive, homogenous and non-discriminatory criteria. In such event, the measure must be approved by majority vote of the shareholders pertaining to the affected group as well as by majority vote of the rest of the shareholders remaining with the Company. The amount to be paid by the Company may not be less than the arithmetic mean of the closing prices of the Company’s shares on the Continuous Market of the Stock Exchanges during the month prior to the adoption of the resolution reducing capital stock.

Chapter IV. Issuance of Debentures and Other Securities

Article 13. Issuance of Debentures

1.

The shareholders acting at a General Shareholders’ Meeting may, as provided by law, delegate to the Board of Directors the power to issue simple or convertible and/or exchangeable debentures. The Board of Directors may make use of such delegation on one or more occasions for a maximum period of five (5) years.

2.

In addition, the shareholders acting at a General Shareholders’ Meeting may authorize the Board of Directors to determine the time at which the approved issuance should take place, as well as to set other conditions not provided for in the shareholders’ resolution.

Article 14. Convertible and/or Exchangeable Debentures

1.	Convertible and/or exchangeable debentures may be issued with a fixed (determined or determinable) or variable exchange ratio.

2.

The resolution authorizing issuance shall provide whether the power to convert or exchange belongs to the debtholder and/or the Company or, if applicable, whether the conversion will occur automatically at a particular time.

Article 15. Other Securities

1.	The Company may issue notes, warrants, preferred stock and other negotiable securities different from the ones provided for in the preceding articles.

2.

The shareholders’ acting at a General Shareholders’ Meeting may delegate to the Board of Directors the power to issue such securities. The Board of Directors may make use of such delegation on one or more occasions for a máximum period of five (5) years.

3.

The shareholders may also authorize the Board of Directors to determine the time at which the approved issuance should be carried out, as well as to set other terms not provided for in the shareholders’ resolution, in accordance with applicable legal provisions.

4.	The Company may also provide a guarantee of securities issued by its subsidiaries.

TITLE II. GOVERNANCE OF THE COMPANY

Chapter I. The General Shareholders’ Meeting

Article 16. The General Shareholders’ Meeting

1.	The shareholders, meeting at a duly called General Shareholders’ Meeting, shall decide, by the majorities required in each case, on the matters which may be decided at a General Shareholders’ Meeting.

2.

Resolutions which are duly adopted at a General Shareholders’ Meeting shall bind all shareholders, including shareholders who are absent, dissenting, abstain from voting and who lack the right to vote, without prejudice to the rights they may have to challenge such resolutions.

3.	The General Shareholders’ Meeting is governed by the provisions of these By-Laws, its own Regulations and the provisions of Law.

Article 17. Powers of the Shareholders Acting at a General Shareholders’ Meeting

1.

The shareholders at a General Shareholders’ Meeting shall decide the matters assigned thereto by these By-Laws, the Regulations for the General Shareholders’ Meeting or the Law, and particularly regarding the following:

a)	Appointment and removal of Directors, as well as ratification of Directors designated by interim appointment to fill vacancies.

b)

Approval, if applicable, of the establishment of systems for compensation of the Company’s Directors and senior managers, consisting of the delivery of shares or of rights therein, or a compensation that takes as its reference the value of the shares.

c)	Appointment and removal of Auditors.

d)	Review of corporate management and approval, if appropriate, of the financial statements from the prior fiscal year and the proposed allocation of the profits or losses thereof.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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BY-LAWS    ¢

e)	Increase or reduction in share capital, as well as delegation to the Board of Directors of the power to increase capital.

f)	Issuance of debentures and other negotiable securities and delegation to the Board of Directors of the power for the issuance thereof.

g)	Authorization for the derivative acquisition of the Company’s own shares.

h)	Approval and amendment of the Regulations for the General Shareholders’ Meeting.

i)	Amendment of the By-Laws.

j)	Merger, split-off, transformation of the Company, dissolution and overall assignment of assets and liabilities.

2.	In addition, the shareholders acting at a General Shareholders’ Meeting shall decide any matter submitted to them by the Board of Directors.

Article 18. Ordinary and Extraordinary General Shareholders’ Meeting

1.

The shareholders acting at an ordinary General Shareholders’ Meeting, which shall be previously called for such purpose, must meet within the first six (6) months of each fiscal year in order to review corporate management, approve financial statements from the prior fiscal year, if appropriate, and decide upon the allocation of profits or losses from such fiscal year. Resolutions may also be adopted at the ordinary General Shareholders’ Meeting regarding any other matter within the power of the shareholders, provided that such matter appears on the agenda and that the General Shareholders’ Meeting has been convened with the required share capital in attendance.

2.

Any General Shareholders’ Meeting not provided for in the foregoing paragraph shall be deemed an extraordinary General Shareholders’ Meeting and shall be held at any time of the year, provided that the Board of Directors deems such meeting to be appropriate.

Article 19. Call of the General Shareholders’ Meeting

1.

The General Shareholders’ Meeting must be formally called by the Board of Directors through an announcement published in the Official Bulletin of the Commercial Registry and in one of the newspapers of wider circulation in Biscay as much in advance as required by the regulations in effect at any time.

2.	The Board of Directors must call a General Shareholders’ Meeting in the following events:

a)	In the event set forth in paragraph one of Article Eighteen of the By-Laws.

b)

If the meeting is requested, in the manner provided for by Law, by shareholders who hold or represent at least five (5%) percent of the share capital, which request sets forth the matters to be dealt with. In this event, the Board of Directors shall call for the General Shareholders’ Meeting to be held within the statutorily prescribed deadline. The Board of Directors must include the requested matters in the agenda.

c)

When a tender offer is made for the securities of the Company, in order to report to the shareholders regarding the tender offer and to deliberate and decide upon the matters submitted for their consideration. Any shareholder or shareholders owning voting shares representing at least one (1%) percent of share capital shall have the right to request the inclusion of matters in the agenda of the General Shareholders’ Meeting which must be called for this purpose.

3.

The announcement of the call to meeting must contain all statements required by Law under such circumstances and must set forth the day, place and time of the meeting upon first call and all matters to be dealt with. The announcement may also, if appropriate, set forth the date on which the General Shareholders’ Meeting shall proceed upon second call.

4.

Shareholders representing at least five (5%) percent of the share capital may request the publication of a supplement to the call of the General Shareholders’ Meeting including one or more items in the agenda.

5.

The shareholder’s rights mentioned in the preceding paragraphs two, letter c) and four must be exercised by duly authenticated notice that must be received at the company’s registered office within five (5) days of the publication of the call to meeting. The supplement to the call to meeting mentioned in such paragraphs must be published within the statutorily prescribed deadline.

6.	The shareholders at the General Shareholders’ Meeting may not deliberate on or decide matters that are not included in the agenda, unless otherwise provided by law.

7.

The Board of Directors may require that a Notary Public attend the General Shareholders’ Meeting and prepare the minutes thereof. In any event, the Boardmust require the presence of a Notary under the circumstances provided by Law.

Article 20. Shareholders’ Right to Receive Information

1.

From the date of publication of the call of the General Shareholders’ Meeting through and including the seventh day prior to the date provided for the first call to meeting, the shareholders may request in writing the information or clarifications that they deem are required, or ask written questions that they deem pertinent, regarding the matters contained in the agenda. In addition, upon the same prior notice and in the same manner, the shareholders may request information or clarifications or ask written questions regarding information accessible to the public which has been provided by the Company to the Spanish National Securities Market Commission [Comisión Nacional del Mercado de Valores] since the holding of the last General Shareholders’ Meeting.

2.

During the holding of the General Shareholders’ Meeting, the shareholders may verbally request the information or clarifications that they deem appropriate regarding the matters contained in the agenda.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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3.

The Board of Directors shall be required to provide the information requested pursuant to the two preceding paragraphs in the form and within the period provided by these By-Laws, the Regulations for the General Shareholders’ Meeting and the Law, except in cases in which it is legally improper, including, specifically, those cases in which, in the opinion of the Chairman, publication of the information would prejudice the interests of the Company. This last exception shall not apply when the request is supported by shareholders representing at least one-fourth of the share capital.

4.

The call of the ordinary General Shareholders’ Meeting shall set forth the means whereby any shareholder may obtain from the Company, without charge and on an immediate basis, the documents that must be submitted for approval by the shareholders at such ordinary General Shareholders’ Meeting, as well as the Management Report and the Auditors’ Report.

5.

When the shareholders are to deal with an amendment to the By-Laws, besides the statements required in each case by Law, the notice of the call must make clear the right of all shareholders to examine at the Company’s registered office the complete text of the proposed amendment and the report thereon and to request that such documents be delivered or sent to them without charge.

6.	In all cases in which the Law so requires, such information and supplemental documentation as is mandatory shall be made available to the shareholders.

Article 21. Establishment of a Quorum for the General Shareholders’ Meeting

1.

The ordinary as well as the extraordinary General Shareholders’ Meeting shall be validly established with the mínimum quorum required by applicable legislation in effect at all times, taking into account the matters appearing on the agenda.

2.

Notwithstanding the provisions of the foregoing paragraph, shareholders representing two-thirds of subscribed capital with voting rights must be in attendance at the first call of the General Shareholders’ Meeting, and shareholders representing sixty (60%) percent of such capital must be in attendance at the second call, in order to adopt resolutions regarding a change in the corporate purpose, transformation, total split-off, dissolution of the Company and amendment of this second paragraph of this article.

3.	The absence of shareholders occurring once a quorum for the General Shareholders’ Meeting has been established shall not affect the validity of the meeting.

4.

If the attendance of shareholders representing a particular percentage of share capital or the consent of specific interested shareholders is required pursuant to applicable legal or by-laws provisions in order to validly adopt a resolution regarding one or more items on the agenda of the General Shareholders’ Meeting, and such percentage is not reached or such shareholders are not present in person or by proxy, the shareholders shall be limited to deliberation and decision regarding those items on the agenda which do not require such percentage of capital or the presence of such shareholders in order to be decided.

Article 22. Right to Attend

1.	All holders of voting shares may attend the General Shareholders’ Meeting and take part in deliberations thereof, with the right to be heard and to vote.

2.

In order to exercise the right to attend, shareholders must cause the shares to be registered in their name in the corresponding book-entry registry at least five (5) days prior to the day on which the General Shareholders’ Meeting is to be held. This circumstance must be evidenced by means of the appropriate attendance card or validation certificate issued by the entity or entities in charge of book-entry registries, or in any other form allowed by applicable legislation.

3.	The members of the Board of Directors must attend the General Shareholders’ Meeting. The absence of any of such members shall not affect the validity of the General Shareholders’ Meeting.

4.

Managers, experts and other persons with an interest in the efficient running of corporate affairs may be authorized to attend the General Shareholders’ Meeting by the Chairman thereof. In addition, the Chairman of the General Shareholders’ Meeting may grant the press, financial analysts and any other person the Chairman deems appropriate access to such General Shareholders’ Meeting, although the shareholders acting thereat may revoke such authorization.

Article 23. Right to Be Represented at the Meeting

1.

All shareholders having the right to attend may be represented at the General Shareholders’ Meeting by proxy through another person, even though such person is not a shareholder, if the requirements and formalities established in these By-Laws, the General Shareholders’ Meeting and the Law are met.

2.

Proxies shall be given in writing or by postal or electronic correspondence, in which case the provisions of Article Twenty-Eight of the By-Laws for the issuance of votes shall apply to the extent not incompatible with the nature of the proxy.

3.	The Chairman of and the Secretary for the General Shareholders’ Meeting shall have the widest powers to recognize the validity of a document or media evidencing representation by proxy.

4.

A proxy is always revocable. Attendance at the General Shareholders’ Meeting of the shareholder granting the proxy, whether in person or due to having cast a vote from a distance, shall have the effect of revoking the proxy, regardless of the date thereof.

Article 24. Place and Time of the Meeting

1.	The General Shareholders’ Meeting shall be held at the place indicated in the call to meeting in the municipality where the registered office of the Company is located.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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2.

The General Shareholders’ Meeting may be attended by going to the place where the meeting is to be held or, if applicable, to other places provided by the Company and indicated in the call to meeting, and which are connected therewith by video conference systems that allow recognition and identification of the parties attending, permanent communication among the attendees regardless of their location, and participation and voting, all in real time. The principal place of the meeting must be located in the municipal area of the Company’s registered office, but supplemental locations need not be so located. For all purposes relating to the General Shareholders’ Meeting, attendees at any of the sites shall be deemed attendees at the same individual meeting. The meeting shall be deemed to have been held at the principal location thereof.

3.	If no place is indicated in the call to meeting, it shall be deemed that the meeting shall take place at the Company’s registered office.

4.

The shareholders may agree to extend their meeting for one or more consecutive days at the proposal of the Directors or at the proposal of shareholders in attendance representing at least one-fourth of the share capital. Regardless of the number of sessions, the General Shareholders’ Meeting shall be deemed to be a single meeting, and a single set of minutes shall be prepared for all of the sessions. The Shareholders may also temporarily suspend the meeting under the circumstances and in the manner set forth in the Regulations for the General Shareholders’ Meeting.

Article 25. Chairman, Secretary and Presiding Committee [Mesa] of the General Shareholders’ Meeting

1.

The Chairman of the Board of Directors or, in the absence thereof, the Vice Chairman, shall act as the Chairman of the General Shareholders’ Meeting; if there are several Vice Chairmen, they shall act in the order set forth in paragraph three of Article Forty-Six of these By-Laws; in the absence of the foregoing, the longest-serving Director shall serve, and in the absence of all of the above, the shareholder designated for such purpose by the shareholders themselves shall serve.

2.

The Secretary of the Board of Directors and, in his absence, the Vice-Secretary of the Board of Directors, shall act as the Secretary for the General Shareholders’ Meeting; in the absence of both, the Director with the least amount of time in such position shall serve and, in the absence of all of the above, the shareholder designated for such purpose by the shareholders themselves shall serve.

3.	The Chairman and the Secretary, together with the other members of the Board of Directors in attendance, shall constitute the Presiding Committee [Mesa] of the General Shareholders’ Meeting.

Article 26. List of Attendees

1.

Once the Presiding Committee has been formed, and prior to beginning with the agenda, a list of attendees shall be prepared which sets forth the nature or representation of each attendee and the number of their own or other parties’ shares present. At the end of the list, there shall be a determination of the number of shareholders present (including those voting from a distance) in person or by proxy at the meeting, as well as the amount of capital they own, with a specification as to which capital corresponds to shareholders with the right to vote. Pursuant to the provisions of the Regulations of the Commercial Registry, the list may be made up of an index file or be prepared in electronic form.

2.

Once the list has been prepared, the Chairman shall declare whether or not the requirements for the valid formation of a General Shareholders’ Meeting have been met. Immediately thereafter, if appropriate, the Chairman shall declare the General Shareholders’ Meeting to be validly convened. Questions or claims arising with respect to these matters shall be resolved by the Chairman.

3.

If a Notary Public has been required to prepare the minutes of the meeting, the Notary Public shall ask and make clear in the minutes whether there are reservations or objections regarding the statements of the Chairman regarding the number of shareholders in attendance and the capital which is present.

Article 27. Deliberations and Voting

1.

The Chairman shall: direct the meeting such that deliberations are carried out pursuant to the agenda; accept or reject new proposals relating to matters on the agenda; direct the deliberations, granting the floor to shareholders who so request it, and taking the floor away or refusing to grant it when the Chairman deems that a particular matter has been sufficiently debated, is not included in the agenda or hinders the progress of the meeting; indicate the time for voting; calculate the votes, with the assistance of the Secretary for the General Shareholders’ Meeting; proclaim the results thereof; temporarily suspend the General Shareholders’ Meeting; close the meeting; and, in general, exercise all powers, including those of order and discipline, which are required to properly hold the General Shareholders’ meeting.

2.

The Chairman, even when present at a session, may entrust management of debate to a Director the Chairman deems appropriate or to the Secretary, who shall carry out these duties on behalf of the Chairman, and the Chairman may retake them at any time. In the event of temporary absence or supervening disability, the appropriate person pursuant to the provisions of paragraph one of Article Twenty-Five shall assume the duties of Chairman.

3.	Resolutions shall be voted by the shareholders at the General Shareholders’ Meeting pursuant to the provisions of the following articles and the Regulations for the General Shareholders’ Meeting.

Article 28. Casting of Votes from a Distance

1.

Shareholders may cast their vote regarding proposals relating to the items included in the agenda by mail or by electronic communication. In both cases, they shall be deemed present for purposes of the establishment of a quorum at the General Shareholders’ Meeting.

2.

In order to vote by mail, shareholders must send to the Company the attendance, proxy-granting and voting card, duly executed and signed, issued in their favor by the entity or entities in charge of the book-entry registry.

3.

Votes by electronic communication shall be cast using a recognized electronic signature or other type of guarantee that the Board of Directors deems best ensures the authenticity and identification of the shareholder exercising the right to vote.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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4.

Votes cast by either of the means set forth in the preceding paragraphs must be received by the Company before midnight on the day immediately prior to the date provided for the holding of the General Shareholders’ Meeting upon first call or upon second call, as applicable. Otherwise, the vote shall be deemed not to have been cast in respect of the call to Meeting regarding which the aforementioned deadline is not met.

5.

The Board of Directors is empowered to elaborate upon the foregoing provisions by establishing the rules, means and procedures adjusted to current techniques in order to organize the casting of votes and grant of proxies by electronic means, following the rules and regulations issued for such purpose, if applicable.

Specifically, the Board of Directors may (i) establish rules for the use of guarantees other than electronic signatures for casting electronic votes pursuant to the provisions of paragraph three above, and (ii) reduce the advance period set forth in paragraph four above for receipt by the Company of votes cast by postal or electronic communication.

In any event, the Board of Directors shall adopt the measures needed to avoid possible deception and to ensure that the person casting a vote or granting a proxy by postal or electronic communication has the right to do so pursuant to the provisions of Article Twenty-Two of the By-Laws and the provisions of the Regulations for the General Shareholders’ Meeting.

The implementing rules adopted by the Board of Directors pursuant to the provisions of this sub-section shall be published on the Company’s website.

6.

A vote cast by postal or electronic communication shall be revoked either by physical attendance at the General Shareholders’ Meeting or by express revocation thereof by the same means used to cast such vote.

7.

Remote attendance at the General Shareholders’ Meeting by means of data transmission and simultaneously and distance electronic voting during the holding of the General Shareholders’ Meeting may be admitted if it is so established in the Regulations for the General Shareholders’ Meeting, subject to the requirements set forth therein.

Article 29. Approval of Resolutions

1.

The shareholders, acting at an ordinary or extraordinary General Shareholders’ Meeting, shall adopt resolutions with the majorities of votes cast in person or by proxy required by these By-Laws or by the Companies Law. Each voting share, whether its holder is present in person or by proxy at the General Shareholders’ Meeting, shall grant the holder the right to one vote.

2.

The approval of a resolution shall require the favorable vote of one-half plus one of the voting shares whose holders are present in person or by proxy at the General Shareholders’ Meeting. The foregoing does not affect situations in which these By-Laws or the Law require a greater majority.

3.

Notwithstanding the provisions of the foregoing paragraph, no shareholder may cast a number of votes greater tan those corresponding to shares representing ten (10%) percent of share capital, even if the number of shares held exceeds such percentage of capital. This limitation does not affect votes corresponding to shares with respect to which a shareholder is holding a proxy as a result of the provisions of Article Twenty-Three of these By-Laws, provided, however, that with respect to the number of votes corresponding to the shares of each shareholder represented by proxy, the limitation set forth above shall apply.

4.

The limitation set forth in the foregoing paragraph shall also apply to the maximum number of votes that may be collectively or individually cast by two or more shareholders which are entities or companies belonging to the same group. Such limitation shall also apply to the number of votes that may be cast collectively or individually by an individual and the shareholder entity, entities or companies controlled by such individual. A group shall be deemed to exist under the circumstances set forth in Section Four of the Securities Market Law, and an individual shall be deemed to control one or more entities or companies, under the circumstances of control set forth in such Section Four.

5.

Shares deprived of voting rights pursuant to the application of the foregoing paragraphs shall be deducted from the shares in attendance at the General Shareholders’ Meeting for purposes of determining the number of shares upon which the majorities needed for the approval of resolutions submitted to the shareholders shall be calculated.

Article 30. Conflicts of Interest

1.

Shareholders participating in a merger or split-off with the company or who are called to subscribe to an increase in capital with the exclusion of pre-emptive rights or to acquire by overall assignment all of the Company’s assets, may not exercise their voting rights for the approval of such resolutions at the General Shareholders’ Meeting.

2.

The provisions of the foregoing paragraph shall also be applicable when the resolutions affect, (i) in the case of an individual shareholder, the entities or companies controlled by such individual, and (ii) in the case of shareholders which are legal entities, the entities or companies belonging to its group (in the sense indicated in paragraph four of Article Twenty-Nine), even when these latter companies or entities are not shareholders.

3.

If the shareholder prohibited from voting as set forth above attends the General Shareholders’ Meeting, such shareholder’s shares shall be deducted from the shares in attendance at the General Shareholders’ Meeting for purposes of determining the number of shares upon which the majority needed for approval of the resolution with respect to which there is a conflict shall be calculated.

Article 31. Documentation of Resolutions

1.

Documentation of shareholder resolutions, the conversion thereof into a public instrument and the registration thereof with the Commercial Registry shall be carried out pursuant to the provisions of Law and the Regulations of the Commercial Registry.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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2.

The total or partial certificates needed to evidence shareholder resolutions shall be issued and signed by the Secretary of the Board of Directors or by the Vice-Secretary with the approval of the Chairman or, if applicable, of one of the Vice-Chairmen.

Chapter II. Management of the Company

Section 1. General Provisions

Article 32. Structure of the Company’s Management

1.

Management of the Company is vested in a Board of Directors, its Chairman, an executive committee called the Executive Committee [Comisión Ejecutiva Delegada] and, if any and if agreed to by the Board of Directors, a Chief Executive Officer [Consejero Delegado].

2.	Each of these bodies shall have the powers set forth in these By-Laws and in the Regulations of the Board of Directors, without prejudice to the provisions of Law.

Section 2. The Board of Directors

Article 33. Regulation of the Board of Directors

1.	The Board of Directors shall be governed by the provisions set forth in the By-Laws, the Regulations of the Board of Directors and the Law.

2.

The Regulations of the Board of Directors shall take into account and adapt the principles and standards contained in the most widely recognized Good Governance recommendations at all times to the specific circumstances and needs of the Company. This statement is for guidance purposes and does not imply a lessening of the self-regulatory powers and duties of the Board of Directors.

Article 34. Powers of the Board of Directors

1.	The Board of Directors has the power to adopt resolutions regarding all matters not assigned by these By-Laws or the Law to the shareholders acting at the General Shareholders’ Meeting.

2.

As a general rule, the Board of Directors, which has the widest powers and authority to manage, direct, administer and represent the Company, shall entrust the day-to-day management of the Company to the representative management decision-making bodies and shall focus its activity on the general duty of supervision and on consideration of those matters which are of particular importance to the Company.

In particular, the Board of Directors, acting upon its own initiative or at the proposal of the corresponding internal decision-making body, shall deal with the matters set forth below (as an example only).

a)

Draw up the Company’s Annual Financial Statements, Management Report and Proposal for the Allocation of Profits or Losses, as well as the consolidated Financial Statements and Management Report and prepare the financial information that the Company must periodically make public due to its status as listed company.

b)	Designate Directors to fill vacancies by interim appointment and propose to the shareholders the appointment, ratification, re-election or removal of Directors.

c)	Designate and renew internal positions within the Board of Directors and the members of and positions on the Committees established within the Board.

d)	Set, pursuant to these By-Laws, the compensation policy and the compensation of Directors, at the proposal of the Nominating and Compensation Committee.

e)

Approve the appointment and removal of senior managers of the Company, as well as set the compensations or indemnifications, if any, payable to them in the event of removal, all at the proposal of the Chief Executive Officer, if any, and with the report of the Nominating and Compensation Committee.

f)

Approve the compensation policy as well as the basic terms and conditions of the contracts with the Company’s senior managers, based on the proposal of the Chief Executive Officer, if any, which shall be submitted to the Board by the Nominating and Compensation Committee.

g)

Prepare the dividend policy and submit the corresponding proposed resolutions on the allocation of profits or losses to the shareholders at the General Shareholders’ Meeting, as well as decide upon the payment of interim dividends.

h)	Decide upon proposals submitted to it by the Executive Committee, the Chief Executive Officer or the Committees of the Board of Directors.

i)	Declare its position regarding all tender offers for the Company’s securities.

j)

Submit to the shareholders acting at the General Shareholders’ Meeting the proposed amendments to the Regulations for the General Shareholders’ Meeting that it deems appropriate in order to improve the operation thereof and the exercise of shareholder rights.

k)	Approve and amend, pursuant to the provisions thereof, the Regulations of the Board of Directors governing its internal organization and operation.

l)	Prepare the annual corporate governance report.

m)	Call the General Shareholders’ Meeting.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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n)	Carry out resolutions approved by the shareholders at a General Shareholders’ Meeting and perform any duties that the shareholders have assigned to it.

o)

Define the structure of general powers of the Company to be granted by the Board itself or by the representative management decision-making bodies mentioned in the first paragraph of sub-section two of this Article.

p)

Make decisions regarding any other matter within its authority which, in the judgment of the Board of Directors, is deemed to be in the interests of the Company, or which the Regulations of the Board of Directors reserve to the Board as a whole.

3.

The Board of Directors, within the scope of its authority relating to the general duty of supervision, acting on its own initiative or at the proposal of the appropriate internal decision-making body, shall also deal with the matters set forth below (as an example only):

a)

Prepare the Company’s strategy and general lines of policy, draft programs and state objectives in order to carry out all business activities included in the corporate purpose. Specifically, the Board of Directors shall approve: (i) the annual budget; (ii) the investment and financing policy; (iii) the definition of the structure of the Iberdrola Group and the coordination, within legal limits, of the overall strategy of such Group in the interests of the Company and of the companies belonging thereto; (iv) the corporate governance policy; (v) the corporate social responsibility policy and (vi) the policy to be adopted by the Company in connection with treasury stock and, especially, the limits thereto.

b)	Promote and supervise the management of the Company, as well as the fulfillment of established objectives.

c)

Establish the risk control and management policy, identify the principal risks to the Company and organize appropriate internal monitoring and information systems, as well as carry out a periodic monitoring of such systems.

d)	Set the foundations of the corporate organization in order to ensure the greatest efficiency thereof and effective supervision by the Board of Directors.

e)	Set policy regarding the provision of information to shareholders and to the markets in general under the standards of transparency and truthfulness of the information.

Article 35. Representation of the Company

1.

Representation of the Company both in and out of court shall be the purview of the Board of Directors, its Chairman, the Executive Committee and, if any and if approved by the Board of Directors, a Chief Executive Officer.

2.

The Board of Directors and the Executive Committee shall have the power to represent the Company when acting collectively. The Chairman, and the Chief Executive Officer, if any, shall have the power to represent the Company when acting individually.

3.	The resolutions of the Board of Directors or the Executive Committee shall be carried out by its Chairman or by the Director designated in the resolution, either of whom may act individually.

Article 36. Composition and Appointment of the Board of Directors

1.

The Board of Directors shall be composed of a minimum of nine (9) Directors and a maximum of fifteen (15), who shall be appointed or ratified at the General Shareholders’ Meeting, subject to applicable legal provisions. The determination of the number of Directors shall be the purview of the shareholders acting at the General Shareholders’ Meeting, for which purpose the shareholders may establish such number either by express resolution or indirectly, through the filling or non-filling of vacancies or the appointment or non-appointment of new Directors within the minimum and maximum numbers mentioned above. Notwithstanding the foregoing, the Board of Directors shall propose to the shareholders at the General Shareholders’ Meeting the number of Directors that, according to the circumstances affecting the Company and taking into account the maximum and minimum numbers referred to above, best suits the Good Governance recommendations with a view to ensuring the proper representation and effective operation of the Board.

The foregoing shall be deemed to be without prejudice to the right of proportional representation to which the shareholders are entitled under the provisions of the Companies Law.

2.	The following may not be appointed as Directors:

a)

Domestic or foreign companies competing with the Company in the energy or other industries, or the directors or senior managers thereof, or the persons, if any, who are proposed by such companies in their capacity as shareholders.

b)	Persons holding the position of director in more than four (4) companies with shares trading on domestic or foreign securities exchanges.

c)

Persons who, during the two (2) years prior to their appointment, have occupied high-level positions in the government which are incompatible with the simultaneous performance of the duties of a director of a listed company under national or autonomous community legislation, or positions of responsibility with entities regulating the energy industry, the securities markets or other industries in which the Company operates.

d)

Persons who are under any other circumstance of incompatibility or prohibition governed by provisions of a general nature, including those who have, in any manner, interests opposed to those of the Company.

Article 37. Types of Directors

1.	The following shall be deemed:

a)	Executive Directors: those Directors who perform senior management duties or are employees of the Company or of its Group.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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b)

External Proprietary Directors (representing a major shareholder): those Directors: (i) who own a shareholding interest that is greater than or equal to that legally regarded as significant at any time or who have been appointed owing to their status as shareholders, although their shareholding interest does not reach such amount; or (ii) whose appointment has been proposed to the Company by shareholders of the type described in the preceding letter (i).

c)

External Independent Directors: those Directors who, having been appointed because of their personal and professional qualities, may carry out their duties without being conditioned by relationships with the Company, its significant shareholders or its managers.

d)

Other External Directors: those external Directors who do not have status as proprietary or independent directors. The Regulations of the Board of Directors may further elaborate upon and develop these concepts.

2.

The Board of Directors shall be composed such that the external or non-executive Directors, with the presence of the independent Directors, represent a majority over the executive Directors. This is a mandatory instruction for the Board of Directors itself, which must follow it in the exercise of its powers to propose appointments of Directors to the shareholders and to make interim appointments of Directors to cover vacancies, and merely constitutes guidance for the shareholders.

3.

The status of each Director shall be explained by the Board to the shareholders at the General Shareholders’ Meeting at which the appointment thereof must be made or ratified, and shall be confirmed or, if applicable, revised annually in the annual corporate governance report after verification by the Nominating and Compensation Committee.

Article 38. Designation of Positions

1.

The Board of Directors shall elect from among its members, after a report of the Nominating and Compensation Committee, a Chairman and, if it so decides, one or more Vice-Chairmen, at the proposal of the Chairman. The Board of Directors may also appoint one or more Honorary Chairmen of the Company.

2.

At the proposal of the Chairman and after a report of the Nominating and Compensation Committee, the Board of Directors shall appoint a Secretary and, if applicable, a Vice-Secretary, who need not be Directors. In the absence of the Secretary and the Vice-Secretary, the Director appointed by the Board of Directors from among those attending the meeting in question shall act as such.

In addition, the Board of Directors shall appoint a Corporate Counsel if such position is required under applicable law. The Secretary or the Vice-Secretary, if any, may perform the duties of Corporate Counsel if they are attorneys-at-law and satisfy the other requirements established by applicable law and it is so determined by the Board of Directors.

3.

The Chairman, Vice-Chairmen and, if applicable, the Secretary and Vice-Secretary of the Board of Directors who are re-elected as members of the Board of Directors by the shareholders, shall continue to perform the duties they previously carried out within the Board of Directors, without the need for a new election and without prejudice to the Board of Directors’ power of revocation with respect to such positions.

Article 39. Meetings of the Board of Directors

1.

The Board of Directors shall meet with the frequency it deems appropriate, but at least once a month unless the Chairman, in his sole judgment, deems it appropriate to suspend any of such sessions. The Board shall also meet in the cases provided for in the Regulations of the Board of Directors. Meetings shall take place at the Company’s registered office or at the place, in Spain or abroad, indicated in the call to meeting.

2.

The call to meeting of the Board of Directors shall be carried out by means of letter, fax, telegram, e-mail or any other means, and shall be authorized under the signature of the Chairman, or of the Secretary or Vice-Secretary, by order of the Chairman. Notice of the call shall be given as much in advance as is necessary for the Directors to receive it no later than the third day prior to the date of the meeting, except in the case of emergency meetings. Excepted from the foregoing shall be those instances in which the Regulations of the Board of Directors prescribe that notice of specific length be given. The call to meeting shall always include, unless this requirement may be dispensed with upon sufficient grounds, the agenda for the meeting and, if appropriate, an attachment containing any information deemed necessary.

3.

Without prejudice to the foregoing, the Board of Directors shall be deemed to have validly met without the need for a call if all of the Directors present in person or by proxy unanimously agree to hold the meeting as a plenary meeting and to the items of the agenda to be dealt with.

4.

Meetings of the Board of Directors may also be held in several places connected by a conference system which permits the recognition and identification of the attendees, permanent communication among the attendees regardless of their location, and participation in discussion and the casting of votes, all in real time. Attendees at any of such places shall be deemed to have attended the same meeting for all purposes relating to the Board of Directors. The meeting shall be deemed to have been held where the majority of the Directors are located and, if they are located in different places in equal numbers, where the Director chairing the meeting is located.

5.

If no Director is opposed thereto, voting by the Board may occur in writing without a meeting. In this instance, the Directors may deliver to the Chairman (or to the Secretary or Vice-Secretary acting on the Chairman’s behalf) their votes and the considerations they wish to appear in the minutes, using the same methods mentioned in paragraph two above. Resolutions adopted by this procedure shall be recorded in minutes prepared pursuant to the provisions of Law.

Article 40. Quorum for the Meeting and Majorities Required to Adopt Resolutions

1.

In order for resolutions within the authority of the Board of Directors to be valid, at least one-half plus one of the Directors must be present in person or by proxy at the meetings at which they are adopted, except in the case set forth in the last paragraph of this article.

2.

All of the Directors may cast their vote and give their proxy in favor of another Director. The proxy granted shall be a special proxy for the Board meeting in question, and may be communicated by any of the means set forth in paragraph two of the preceding article.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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3.	The Chairman shall organize the debate, stimulating the participation of all of the Directors in the deliberations of the Board.

4.

Resolutions shall be adopted by a majority of votes cast in person or by proxy, except in the case of a permanent delegation of powers and the appointment of Directors to exercise such powers, which shall require the favorable vote of two-thirds of the Directors. The foregoing shall not apply in those instances in which the By-Laws, the Regulations of the Board of Directors or the Law provide for a greater majority. In the event of a tie, the Chairman shall have the tie-breaking vote.

Article 41. Formalization of Resolutions

1.	Resolutions shall be recorded in minutes signed by the Chairman and the Secretary, or by the person acting in their stead.

2.

Total or partial certifications, which are required to record the resolutions of the Board of Directors, shall be issued and signed by the Secretary or the Vice-Secretary of the Board of Directors with the approval of the Chairman or, if applicable, of one of the Vice-Chairmen.

Section 3. Internal Decision-Making Bodies and Positions of the Board of Directors

Article 42. Committees of the Board of Directors

1.	The Board of Directors must create and maintain an Executive Committee, an Audit and Compliance Committee and a Nominating and Compensation Committee.

2.	The Board of Directors may also create other Committees or Commissions of purely internal scope with powers as determined by the Board of Directors.

Article 43. Executive Committee

1.

There shall be an executive committee permanently operating as the representative of the Board of Directors, which committee shall be called the Executive Committee, and which shall have all of the powers inherent to the Board of Directors, unless otherwise determined by the Board of Directors and except as those powers may not be delegated pursuant to legal or by-laws restrictions. The Executive Committee shall be composed of the Directors designated by favorable vote of two-thirds of the Directors, and renewals shall occur at the times, in the manner and in the number determined by the Board of Directors, which shall also establish rules for the operation thereof.

2.

The Executive Committee shall be composed of the number of Directors decided by the Board of Directors, with a minimum of five (5) Directors and a maximum of eight (8). In all cases, the Executive Committee shall include the Chairman of the Board of Directors, who shall preside over meetings of the Executive Committee, the Vice-Chairman or Vice-Chairmen, and the Chief Executive Officer, if any. The Secretary of the Board of Directors or, in the absence thereof, the Vice-Secretary of the Board of Directors or, in the absence of both, the Director appointed by the Executive Committee among those who sit thereon and are in attendance at the meeting in question shall act as Secretary of the Committee.

3.

The Executive Committee shall meet at least two (2) times per month and as many other times as deemed appropriate by the Chairman, who may also suspend one or more of the ordinary meetings when deemed appropriate in the sole judgment of the Chairman. The Executive Committee shall deal with all matters within the power of the Board of Directors which, in the sole judgment of the Committee, should be resolved without further delay, excepting only the drawing up of the financial statements, the presentation of the balance sheets at the General Shareholders’ Meeting and those powers which are given by the shareholders to the Board of Directors without the power of delegation. Resolutions adopted by the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board following the meetings of the Committee.

4.

Resolutions of the Executive Committee shall be adopted by majority of the Directors sitting on the Committee who are present at the meeting in person or by proxy. In the event of a tie, the Chairman shall have the tie-breaking vote.

5.

The provisions of Section Two of this Chapter of the By-Laws regarding the operation of the Board of Directors shall apply to the Executive Committee, to the extent they are not incompatible with the nature thereof.

Article 44. Audit and Compliance Committee

1.

The Board of Directors shall create a permanent Audit and Compliance Committee, which shall be composed of a minimum of three (3) Directors and a maximum of five (5) Directors appointed by the Board of Directors from among the external Directors who are not members of the Executive Committee. The Audit and Compliance Committee shall have a Chairman and a Secretary appointed by the Board of Directors from among the members of such Committee.

The members of the Audit and Compliance Committee shall carry out their duties for a maximum period of four (4) years, and may be re-elected. The position of Chairman shall be held for a maximum period of (4) years, after which period such person may not be re-elected until the passage of one year from ceasing to act as such, without prejudice to such person continuing or being re-elected as a member of the Committee.

2.	In all events, the Audit and Compliance Committee shall have the power to:

a)	Report to the General Shareholders’ Meeting with respect to matters raised therein by shareholders regarding its powers.

b)	Propose appointments of the Company’s Auditors to the Board of Directors for submission to the General Shareholders’ Meeting.

c)	Supervise the management of the Internal Audit Area, which will be functionally controlled by the Chairman of the Audit and Compliance Committee.

d)	Know the process for gathering financial information and associated internal systems for monitoring risks relevant to the Company.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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e)

Receive information from the Auditors regarding matters that might risk the independence thereof which are related to the auditing procedure and generally regarding any other information provided for in legislation regarding the auditing of financial statements and in the technical auditing regulations in effect at any time.

f)

Report in advance on the Company’s annual corporate governance report and ensure compliance with legal requirements and those of the Codes of Professional Conduct and Good Governance adopted by the Board of Directors.

g)	Exercise such other powers, if any, as may be assigned to it by these By-Laws, the Regulations of the Board of Directors or the Board of Directors.

3.

For purposes of the operation of the Committee, it shall meet as many times as its Chairman deems necessary for the fulfillment of its obligations, and at least four (4) times per year, or when requested by at least one-half of its members.

Meetings of the Committee shall be validly held when one-half plus one of its members are present in person or by proxy, and shall adopt resolutions by majority of the members present in person or by proxy. In the event of a tie, the Chairman shall have the tie-breaking vote.

4.

The Audit and Compliance Committee shall submit for approval of the Board of Directors a Report of its activities during the fiscal year, which shall thereafter be made available to shareholders and investors on occasion of the call to the ordinary General Shareholders’ Meeting.

5.	The foregoing rules shall be developed by the Board of Directors into corresponding Regulations of the Committee, always favoring independence in the operation of the Committee.

Article 45. Nominating and Compensation Committee

1.

The Board of Directors shall create a permanent Nominating and Compensation Committee, which shall be an internal informational and consultative body without executive powers, and which shall have the information, advisory and proposal-making powers within its scope of action as set forth in paragraph two of this Article. The Nominating and Compensation Committee shall be composed of a minimum of three (3) Directors and a maximum of five (5), appointed by the Board of Directors from among the external Directors. The Board of Directors shall also appoint the Chairman thereof from among the Directors sitting on such Committee, as well as its Secretary, who need not be a Director.

Unless otherwise decided by the Board of Directors, the Directors sitting on the Nominating and Compensation Committee shall hold their positions for so long as they remain Directors of the Company and so long as they continue to be external Directors. Renewal and re-election to and removal from office of the Directors sitting on the Committee shall be governed by resolution of the Board of Directors.

2.

The Nominating and Compensation Committee shall have the power to supervise the procedure for selecting members of the Board of Directors and senior managers of the Company (the latter at the proposal of the Chief Executive Officer, if any), as well as to assist the Board of Directors in the determination and supervision of the compensation policy for such persons.

In particular, the Nominating and Compensation Committee shall have the power to:

a)

Report on and review the criteria that should be followed in composing the Board of Directors and in selecting candidates, defining their duties and necessary qualifications and assessing the time and dedication required for the proper performance of their duties.

b)

Bring to the Board of Directors proposals for designation of independent Directors for the interim appointment thereof to fill a vacancy or, as the case may be, for submission of such proposals to a decision by the shareholders at the General Shareholders’ Meeting, as well as proposals for the re-election or removal of such Directors by the shareholders at the General Shareholders’ Meeting.

Report on the proposals made by the Board of Directors for designation of the other Directors for the interim appointment thereof to fill a vacancy or, as the case may be, for submission of such proposals to a decision by the shareholders at the General Shareholders’ Meeting, as well as on proposals for re-election or withdrawal of such Directors by the shareholders at the General Shareholders’ Meeting.

c)	Report on proposed appointments to internal positions within the Board of Directors and propose to the Board of Directors the members who should make up each of the Committees.

d)

Propose to the Board of Directors the system and amount of annual Director compensation, as well as the individual compensation of executive Directors and other terms and conditions of their contracts, in all cases pursuant to the provisions of these By-Laws.

e)

Report to the Board of Directors regarding the appointment and/or removal of senior managers of the Company, as well as regarding the compensations or indemnifications, if any, that may be established in the event of removal of such senior managers, all at the proposal of the Chief Executive Officer, if any.

f)

Submit to the Board of Directors, together with the corresponding reports, the proposals brought to it by the Chief Executive Officer, if any, regarding the compensation policy applicable to senior managers and the basic terms and conditions of their contracts.

g)	Report on incentive plans and pension supplements.

h)	Periodically review the compensation programs, evaluating the adequacy and results thereof.

i)	Exercise such other powers, if any, as are assigned to it by these By-Laws, the Regulations of the Board of Directors or the Board of Directors.

3.

For purposes of the operation of the Committee, it shall meet as many times as needed, in the opinion of its Chairman, to fulfill its obligations, and at a minimum once each quarter or when so requested by at least one-half of the Directors sitting on the Committee.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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The Committee shall validly meet when one-half plus one of the Directors sitting on the Committee are present in person or by proxy, and shall adopt its resolutions by majority of votes. In the case of a tie, the Chairman shall have the tie-breaking vote.

4.	The foregoing rules shall be developed by the Board of Directors into corresponding Regulations of the Committee.

Article 46. Chairman and Vice-Chairman or Vice-Chairmen

1.

The Chairman of the Board of Directors shall be considered the President of the Company and of all of the decision-making bodies of which the Chairman is a member, which he shall permanently represent with the broadest powers, being authorized in urgent cases to adopt such measures as the Chairman deems advisable in the interests of the Company.

2.	The Chairman, who holds the senior management of the Company and is the representative thereof, shall exercise the following powers in addition to the powers conferred by these By-Laws and the Law:

a)	To call and preside over meetings of the Board of Directors and the Executive Committee in the manner established by these By-Laws, setting the agenda for meetings and directing discussion and debate.

b)	To preside over the General Shareholders’ Meeting and direct the discussion and debate therein.

c)

To bring to the Board of Directors those proposals which the Chairman deems appropriate for the efficient running of the Company, particularly those corresponding to the operation of the Board of Directors itself and other corporate decision-making bodies, as well as proposing the appointment of internal positions within the Board of Directors.

d)	To represent the Company before public entities and any industry or employers’ bodies.

3.

In the event of the absence, sickness or disability of the Chairman of the Board of Directors, the Chairman shall be replaced by the Vice-Chairman, if any; if there are several, the person replacing the Chairman shall be the Vice-Chairman that is expressly appointed by the Board; in default of the foregoing, the Vice-Chairman having the longest length of service and, if equal lengths of service, the oldest; and if there is no Vice-Chairman, the longest-serving Director and, in case of equal lengths of service, the oldest.

Article 47. Chief Executive Officer

1.

The Board of Directors, at the proposal of the Chairman, after a report of the Nominating and Compensation Committee and with the favorable vote of two-thirds of the Directors, may appoint a Chief Executive Officer from among the Directors, with the powers it deems appropriate and which may be delegated pursuant to these By-Laws and the Law.

2.

The Chief Executive Officer shall propose to the Board of Directors, for its approval after a report of the Nominating and Compensation Committee, the definition and reorganization of the Company’s organizational structure, the appointment and removal of senior managers, and the compensations or indemnifications, if any, payable thereto in the event of removal. In addition, the Chief Executive Officer shall propose to the Nominating and Compensation Committee, for submission by it to the Board of Directors, the compensation policy as well as the basic terms and conditions of the contracts with the senior managers of the Company.

Section 4. Rules Applicable to Directors

Article 48. General Duties of Directors

1.

In the performance of his duties, a Director shall act in good faith and with the diligence of a prudent businessman and a faithful representative, and shall comply with the duties prescribed by the By-Laws, the Regulations of the Board of Directors and the Law, acting in furtherance of the corporate interests.

2.

The Regulations of the Board of Directors shall elaborate upon the specific obligations of Directors stemming from the duties of confidentiality, non-competition and faithfulness, with special focus on conflict of interest situations.

Article 49. Terms of Office and Filling of Vacancies

1.

The Directors shall serve in their position for a term of five (5) years, so long as the shareholders acting at the General Shareholders’ Meeting do not resolve to remove or dismiss them and they do not resign from their position. In particular, the Directors must submit their resignation from the position and formalize their withdrawal upon the occurrence of any of the instances of incompatibility, lack of competence or prohibition against performing the duties of director provided by Law, the By-Laws or the Regulations of the Board of Directors.

2.	Directors may be re-elected to one or more terms of five (5) years.

3.

Vacancies which occur may, pursuant to Law, be filled by the Board of Directors on an interim basis until the next General Shareholders’ Meeting, whereat the shareholders shall confirm the appointments or elect the persons who should replace Directors which are not ratified, or it shall withdraw the vacant positions.

Article 50. Director Compensation

1.	The Company shall allocate as an expense an amount equal to a maximum of two (2%) percent of consolidated group profits obtained during the fiscal year for the following purposes:

a)	To compensate the Directors based on the offices held, and dedication to and attendance of meetings of the corporate decision-making bodies.

b)	To endow a fund to meet the obligations of the Company regarding pensions, the payment of life insurance premiums and the payment of indemnifications in favor of current and former Directors.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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The allocation of the maximum limit of two (2%) percent shall only occur if profits for the fiscal year are sufficient to cover legal and other mandatory reserves and the issuance to the shareholders of a dividend of at least four (4%) percent of the share capital.

2.

Independently of the provisions of the foregoing paragraph, and subject always to the approval of the shareholders, the compensation of Directors may also consist of the delivery of shares or options thereon, as well as a payment which takes as its reference the value of the Company’s shares.

3.

All rights and duties arising from membership on the Board of Directors shall be compatible with all other rights, duties and indemnification to which the Director may be entitled by reason of other employment or profesional relationships, if any, that such Director may have with the Company. The fixed and variable compensations and the indemnifications arising from the corresponding contracts shall be included in and paid with a charge to the by-law allocation accorded to the Board of Directors in the preceding paragraph one.

Article 51. Powers of Information and Inspection

1.

A Director shall have the broadest powers to obtain information regarding any aspect of the Company, to examine its books, records, documents and other records of corporate transactions, to inspect its facilities, and to communicate with the senior managers of the Company.

2.	The exercise of the powers of information shall first be channeled through the Chairman, the Chief Executive Officer, if any, or the Secretary of the Board of Directors.

Section 5. Annual Corporate Governance Report and Website

Article 52. Annual Corporate Governance Report

1.

The Board of Directors shall, on an annual basis and following a report by the Audit and Compliance Committee, annually approve a corporate governance report for the Company which shall include all specifications provided for by law and any other specifications which the Board of Directors deems appropriate to include therein.

2.

The annual corporate governance report shall be approved prior to the publication of the call of the Company’s ordinary General Shareholders’ Meeting for the fiscal year to which such report refers, and shall be made available to the shareholders together with other documents relating to the General Shareholders’ Meeting.

3.	In addition, public notice shall be given of the annual corporate governance report as provided in the securities markets rules and regulations.

Article 53. Website

The Company shall maintain a website for shareholders’ and investors’ information, which shall include the documents and information provided for by Law, and at least the following:

1.	The current By-Laws, as well as the amendments thereto made in the last twelve (12) months.

2.	The current Regulations for the General Shareholders’ Meeting.

3.	The current Regulations of the Board of Directors and, if applicable, the current Regulations of the Committees of the Board of Directors.

4.

The sustainability report or annual report for the last two (2) closed fiscal years, which will be published after preparation thereof for submission to the shareholders at the General Shareholders’ Meeting.

5.	The current Internal Regulations for Conduct in the Securities Markets.

6.	The annual corporate governance report for the last closed fiscal year.

7.

The information regarding the call to meeting, the agenda, the proposed resolutions, and any other relevant information that the shareholders may need in order to vote, starting upon publication of the first notice of the call to any ordinary or extraordinary General Shareholders’ Meeting.

8.

The information on the proceedings of the General Shareholders’ Meetings held during the current and the prior fiscal years, and particularly, on the agenda, the composition of the General Shareholders’ Meeting at the time when it is convened, and the resolutions adopted, with a statement of the number of votes cast and the direction of such votes on each of the proposals included in the agenda.

9.

The existing channels of communication between the Company and the shareholders and, in particular, explanations pertinent to the exercise of a shareholder’s right to receive information, indicating the postal and e-mail addresses to which the shareholders may direct their requests, which channels shall have been established for each General Shareholders’ Meeting from the publication of the first notice of the call to meeting until the holding thereof.

10.	The means and procedures for granting a proxy to attend a General Shareholders’ Meeting, established for each Meeting from the moment of the call to meeting until the holding thereof.

11.

The means and procedures for casting votes from a distance, including, where applicable, the forms required to evidence attendance and the casting of votes by means of data transmission at the General Shareholders’ Meeting, established for each Meeting from the moment of the call to meeting until the holding thereof.

12.	All relevant events of which notice was given to the National Securities Market Commission during the current fiscal year and the last closed fiscal year.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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TITLE III. NEUTRALIZATION OF LIMITATIONS IN THE EVENT OF TENDER OFFERS

Article 54. Removal of Voting Limitations

The limitation on the maximum number of votes that may be cast by a single shareholder contained in Article Twenty-Nine (paragraphs three to five) and the voting prohibition of Article Thirty which is imposed upon shareholders affected by conflicts of interests, shall have no effect upon the occurrence of the following circumstances:

a)	When the Company is the target of a public tender offer aimed at the share capital as a whole; and

b)

When, as a result of the public tender offer, an individual or a legal entity, or several of them acting jointly, acquire an interest equal to two-thirds of the voting capital of the Company, provided the full consideration thereof consists only of cash; or, alternatively,

c)

When, as a result of the public tender offer, an individual or a legal entity, or several of them acting jointly, acquire an interest equal to three-quarters of the voting capital of the Company, provided that the consideration thereof consists, in whole or in part, of securities, without giving the recipient an alternative right to receive such consideration wholly in cash.

Article 55. Effectiveness of the Removal

1.

The removal of the limitation mentioned in the above paragraph shall be effective from the date of publication of the result of the settlement of the offer in the Listing Bulletin [Boletín de Cotización] of the Bilbao Stock Exchange.

2.

The Directors of the Company shall have the power – and the duty – to execute the corresponding public instrument formalizing the by-law amendment referred to in paragraph one above and to seek registration thereof with the Commercial Registry.

Article 56. Amendments to Articles in Title III and Related Provisions

All resolutions intended to eliminate or amend the provisions contained in this Title, in Article Twenty-Nine (paragraphs three to five), and in Article Thirty shall require the affirmative vote of three-fourths of the share capital in attendance at a General Shareholders’ Meeting.

TITLE IV. ANNUAL FINANCIAL STATEMENTS, DISTRIBUTION OF PROFITS, DISSOLUTION AND LIQUIDATION

Chapter I. Annual Financial Statements

Article 57. Fiscal Year and Drawing-up of Annual Financial Statements

1.	The fiscal year shall commence on January 1 of each year and shall end on December 31.

2.	The Annual Financial Statements and the Management Report shall be prepared in compliance with the structure, principles and guidelines contained in current applicable provisions.

3.

Within the first three (3) months of the year, the Board of Directors shall draw up the Annual Financial Statements, the Management Report and the Proposed Allocation of Profits or Losses and, if applicable, the consolidated Financial Statements and Management Report.

The Annual Financial Statements and the Management Report must be signed by all the Directors. If the signature of any of them is missing, an indication of such circumstance shall be inserted into each of the documents where it is so missing, with express reference to the reason therefore.

Article 58. Auditors

1.	The Annual Financial Statements and the Management Report of the Company, as well as the consolidated Annual Financial Statements and Management Report, must be reviewed by Auditors.

2.

The Auditors shall be appointed by the shareholders acting at a General Shareholders’ Meeting prior to the end of the fiscal year to be audited, for a fixed initial period that shall not be less than three (3) years nor greater than nine (9), to be counted from the date of commencement of the first fiscal year to be audited; the Auditors may be re-elected by the shareholders, upon the terms provided for by Law, once the initial period has expired.

3.	The Auditors shall prepare a detailed report on the results of their actions pursuant to the legal provisions governing the Auditing of Financial Statements.

Article 59. Approval of Financial Statements and Allocation of Profits/Losses

1.	The Annual Financial Statements of the Company and the consolidated Financial Statements shall be submitted for approval of the shareholders at the General Shareholders’ Meeting.

2.	The shareholders shall decide at the General Shareholders’ Meeting upon the allocation of profits or losses for the fiscal year in accordance with the approved balance sheet.

3.

Once such payments as are provided for by these By-Laws or by Law have been made, dividends may only be distributed with a charge against the profits for the fiscal year or against unappropriated reserves, if the book value of net assets is not less than the share capital, or does not become so as a result of the distribution.

4.

If the shareholders resolve to distribute dividends, they shall establish the time and form of payment thereof. The establishment of these standards and of any others that may be required or appropriate to carry out the resolution may be delegated to the Board of Directors.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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5.	The shareholders may resolve at the General Shareholders’ Meeting that the dividend be paid totally or partially in kind, provided that:

a)	The assets or securities to be distributed are homogeneous;

b)	They are listed on an official exchange at the time the resolution is made effective, or the Company duly guarantees the liquidity thereof within a maximum period of one year; and

c)	They are not distributed for a lesser value than the value set forth for them in the balance sheet of the Company.

6.	The distribution of dividends to shareholders shall be made in proportion to their paid-up capital.

Article 60. Filing of the Approved Financial Statements

The Board of Directors shall file the Annual Financial Statements and the Management Report of the Company, as well as the consolidated Financial Statements and Management Report, together with the corresponding Reports prepared by the Auditors and all other mandatory documents, in such manner and within such periods as are prescribed by Law.

Chapter II. Dissolution and Liquidation of the Company

Article 61. Grounds for Dissolution

The Company shall be dissolved upon the occurrence of any of the events set forth in the Companies Law.

Article 62. Liquidation of the Company

1.

From the moment the Company declares itself to be in liquidation, the Board of Directors shall cease to hold office and the Directors shall become liquidators of the Company. They shall make up a collective body which must be composed of an odd number of members. If necessary for such purpose, the Director having the least length of service since appointment shall cease to hold office.

2.

During the liquidation period, the provisions of these By-Laws governing the calling and holding of General Shareholders’ Meetings shall be complied with, and the shareholders at the General Shareholders’ Meeting shall be informed of the progress of the liquidation, so that the shareholders may adopt thereat such resolutions as they deem appropriate.

3.	All liquidating operations shall be carried out with due observance of applicable law.

Article 63. Supervening Assets and Liabilities

1.

If corporate property appears after the entries relating to the Company have been cancelled, the liquidators shall assign to the former shareholders the additional share to which they may be entitled, for which purpose such property shall be first converted into cash where necessary.

After the passage of six (6) months from the date on which the liquidators were required to comply with the provisions of the foregoing, without the former shareholders having been assigned the additional share, or in the absence of liquidators, any interested party may file a petition with the Court of First Instance of the Company’s last registered office for the appointment of a person to replace the liquidators in the performance of their duties.

2.

The former shareholders shall be jointly and severally liable for all unpaid corporate liabilities up to the amount of what they may have received as their share in liquidation, without prejudice to the liability of the liquidators in the event of fraudulent or negligent conduct.

3.

In order to comply with formal requirements relating to legal acts performed prior to the cancellation of the entries of the Company, or whenever necessary, the former liquidators may formalize legal acts in the name of the defunct Company following its cancellation in the registry. In the absence of liquidators, any interested party may file a petition for formalization by the Court of First Instance of the place where the last registered office of the Company was located.

TITLE V. FINAL PROVISIONS

Sole Final Provision. Jurisdiction for the Resolution of Disputes

In connection with all litigious disputes that may arise between the Company and the shareholders with regard to the corporate affairs, both the Company and the shareholders waive the right to resort to their own jurisdiction and expressly submit to the jurisdiction of the courts of the place where the Company’s registered office is located, except in those cases in which another jurisdiction is imposed by law.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

ANNEX IV - REPORT ON THE COMMON TERMS OF MERGER ISSUED BY

THE BOARD OF DIRECTORS OF IBERDROLA, S.A.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

REPORT OF THE BOARD OF DIRECTORS OF

IBERDROLA, S.A. REGARDING THE COMMON TERMS OF

MERGER BETWEEN IBERDROLA, S.A. (AS ABSORBING

COMPANY) AND IBERDROLA RENOVABLES, S.A. (AS

ABSORBED COMPANY)

Bilbao, April 12, 2011

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

TABLE OF CONTENTS

1.	INTRODUCTION			4

2.	STRATEGIC RATIONALE FOR THE MERGER			4

3.	LEGAL ASPECTS OF THE COMMON TERMS OF MERGER			6

	3.1.	Structure of the Transaction; Merger by Absorption		6

	3.2.	Analysis of the Legal Aspects of the Common Terms of Merger		7

		3.2.1.	Identification of the Entities Participating in the Merger	7

		3.2.2.	Share Exchange Ratio	7

		3.2.3.	Methods for Covering the Exchange Ratio	8

		3.2.4.	Share Exchange Procedure	11

		3.2.5.	Merger Balance Sheets and Valuation of the Assets and Liabilities to be Transferred	12

		3.2.6.	Ancillary Obligations and Special Rights	13

		3.2.7.	Benefits Extended to Directors or Independent Experts	13

		3.2.8.	Date as From Which the Shares to be Delivered in Exchange Will Give the Right to Participate in the Corporate Earnings of Iberdrola	14

		3.2.9.	Date of Accounting Effects of the Merger	14

		3.2.10.	By-Law Amendments	14

		3.2.11.	Impact on employment, gender and corporate social responsibility	15

		3.2.12.	Other Statements in the Common Terms of Merger	15

	3.3.	Legal Procedure for the Merger by Absorption		18

		3.3.1.	Approval and Signing of the Common Terms of Reference	18

		3.3.2.	Report of the Independent Expert Report regarding the Common Terms of Merger and Regarding the Assets Transferred by Iberdrola Renovables to Iberdrola	19

		3.3.3.	Report of the Directors regarding the Common Terms of Reference	19

		3.3.4.	Documentation Equivalent to a Prospectus	19

		3.3.5.	Call to the General Shareholders’ Meetings of Iberdrola and Iberdrola Renovables	20

		3.3.6.	Merger Resolutions and Publication of Notices	21

		3.3.7.	Execution and Registration of the Merger Instrument	21

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

		3.3.8.	Implementation of the Exchange and Admission to Trading	22

	3.4.	Information Regarding the Planned Transaction		22

4.	ECONOMIC ASPECTS OF THE COMMON TERMS OF MERGER			23

	4.1.	Merger Balance Sheets, Annual Financial Statements and Changes		23

	4.2.	Exchange Ratio		24

	4.3.	Rationale for the Exchange Ratio		24

	4.4.	Net Book Value of the Assets of Iberdrola Renovables to be Transferred to Iberdrola		28

5.	IMPACT OF THE MERGER ON SHAREHOLDERS, CREDITORS AND EMPLOYEES			28

	5.1.	Impact on Shareholders		28

	5.2.	Impact on Creditors		29

	5.3.	Impact on Employees		29

6.	CAPITAL INCREASE AT IBERDROLA			29

	6.1.	Rationale for the Report		29

	6.2.	Report on the Rationale for the Capital Increase		30

7.	CONCLUSION			33

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

1.	INTRODUCTION

The Boards of Directors of IBERDROLA, S.A. (“Iberdrola”) and IBERDROLA RENOVABLES, S.A. (“Iberdrola Renovables”), at their respective meetings held on March 22, 2011, have drafted, approved and signed the common terms of merger regarding the merger between Iberdrola (as absorbing company) and Iberdrola Renovables (as absorbed company) (hereinafter, the “Common Terms of Merger”).

The Common Terms of Merger have been drafted and approved by the signature of the members of the Board of Directors of both companies (except as indicated therein) pursuant to the provisions of Sections 30 et. seq. Of Law 3/2009, of April 3, on Structual Modifications to Commercial Companies (the “Structural Modifications Law” (Ley de Modificaciones Estructurales) or “LME”) and have been deposited with the Commercial Registries of Biscay and Valencia on March 25 and 29, 2011, respectively.

For purposes of the provisions of Sections 33, et. seq. of the Structural Modifications Law, the undersigned, in their capacity as members of the Board of Directors of Iberdrola, have prepared and now proceed to approve, the mandatory report of the directors regarding the Common Terms of Merger (hereinafter, the “Report”) in which, pursuant to the provisions of such Sections, provide a detailed explanation of and rationale for the legal and financial aspects of the Common Terms of Merger.

This Report consists of five parts: (i) the first consists of the rationale for the merger from the strategic viewpoint; (ii) the second, of a descriptive nature, deals with the legal aspects of the transaction and further develops and provides a rationale for the statements contained in the Common Terms of Merger; (iii) the third analyzes the merger from the financial viewpoint, especially with respect to the share exchange ratio and the valuation methods used to determine the actual value of the assets of both companies; (iv) the fourth examines the impacts of the merger for the shareholders, creditors and employees of Iberdrola; and (v) the fifth and last contains the rationale for the proposed increase in Iberdrola’s capital.

2.	STRATEGIC RATIONALE FOR THE MERGER

Pursuant to the Draft Common Terms of Merger, the Boards of Directors of Iberdrola and Iberdrola Renovables have decided to support the merger of both companies (initially proposed by Iberdrola) based on the following rationale:

(i)	The renewable energy sector has changed significantly since the public offering for shares of Iberdrola Renovables (the “IPO”).

The Merger will combine assets of two large companies and will allow Iberdrola to more directly engage in an activity intrinsic to its corporate purpose. In addition, Iberdrola’s shareholder base will be strengthened by the inclusion of shareholders from Iberdrola Renovables.

(ii)

At the same time, with the proposed integration of Iberdrola Renovables’ shareholders into Iberdrola, Iberdrola Renovables’ shareholders will benefit from Iberdrola’s larger size, the liquidity of its securities, and the lower volatility of its shares.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

This integration will reduce or eliminate the future risk of cannibalization of shareholders when both companies compete for equity from the same shareholders and investors. Finally, Iberdrola Renovables’ shareholders will become shareholders of Iberdrola, a company with much higher profitability than Iberdrola Renovables, the dividend policy of which currently entails a distribution of net profits that ranges between 50% and 60%, and which has also put into place a shareholder compensation system called the “Iberdrola Flexible Dividend.”

Without prejudice to the foregoing, it should be noted that the integration of the merging companies’ shareholders will not deprive the current shareholders of Iberdrola Renovables from continuing to benefit from the activities that it is carrying out in the renewable energy sector, as this activity will continue to be carried out by Iberdrola, and is expected to have a significant weight in its results.

(iii)

Furthermore, it should be kept in mind that at the time of the IPO, the development and operation of generation assets from renewable sources were activities with low visibility in the markets and a small number of competitors. In addition, the goals set upon agreeing to list Iberdrola Renovables at the end of 2007 have been met, or have changed in recent years due to the evolution of the markets and the renewables industry:

a.

The IPO was carried out to emphasize the value of and give visibility to the Iberdrola group’s renewable energy division. Currently, the renewable energy sector is well represented in the capital markets and is subject to appropriate recognition, following and analysis (e.g., Enel Green Power, Terna Energy and EDP Renováveis), thanks in part to the investor communication effort carried out by Iberdrola Renovables since the IPO.

b.

At the time of the IPO, it was expected that there would be a possibility of future increases in the share capital of Iberdrola Renovables in order to finance organic growth. However, the current financial crisis has reduced the possibilities of obtaining outside funds, and the acquisition of equity is thus more feasible and efficient at a company of larger size and liquidity.

c.

Brand recognition. The IPO was carried out in order to, among other reasons, give Iberdrola Renovables a position in the market that would Foster the international growth of the Iberdrola group. Today, the Iberdrola group as a whole is internationally valued and recognized as a leading producer of clean energy.

Within the new context of the industry, both companies are now convinced that activities in the renewable energy sector can be more properly and effectively carried out with reliance upon the shareholders within Iberdrola Renovables and the other companies of the Iberdrola group that carry out similar and complementary activities in this industry. In addition, upon completion of the Merger, they can dedicate more operational and financial resources to this activity.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

d.

Facilitate the exploitation of opportunities for growth in new technologies (such as, for example, offshore wind and thermosolar technologies). Given their state of development, the exploitation and enhancement of the value of these new technologies require initial investments in significant amounts, which requires that the entity intending to exploit them have a significant volume of financial resources, the contribution of guarantees, and a large diversification of risk.

Over more than three (3) years of Iberdrola Renovables’ existence as a listed company, this company has required both financial resources as well as operational support in order to undertake certain projects. These resources and support have been provided on numerous occasions by Iberdrola under the Framework Agreement signed by both entities on November 5, 2007.

If the Merger is carried out with the reintegration of Iberdrola Renovables into Iberdrola, such support would not be required, as the projects previously developed by Iberdrola Renovables will now be carried out by a larger and stronger company. In turn, its larger size and strength will allow Iberdrola to undertake projects that Iberdrola Renovables would previously have found difficult to carry out itself, due to its balance sheet, financial and human resource limitations.

(iv)

It would also be appropriate to keep in mind that the proposed Merger entails synergies in their administration, allowing for simplification thereof, eliminating duplicative organizational work, reducing management costs and, among other things, centralizing within Iberdrola the obligations to provide information to the market and to third parties). It is expected that this group of measures will translate into cost savings of approximately 20 million euros per year beginning in 2012.

(v)

Upon implementation of the Merger, and assuming that the exchange ratio is paid for in part by newly-issued shares of Iberdrola, the integration of the shareholder base of Iberdrola and Iberdrola Renovables will entail a higher number of Iberdrola shares trading on the stock markets (i.e., larger size and depth of the free float). It can reasonably be expected that this circumstance will reduce the volatility of Iberdrola’s securities and increase its liquidity.

(vi)

If the proposed transaction is completed, the capital markets can be accessed for outside funds from a corporate platform with greater weight and a stronger capacity for dialogue with financial players than is currently represented by Iberdrola Renovables.

3.	LEGAL ASPECTS OF THE COMMON TERMS OF MERGER

3.1.	Structure of the Transaction; Merger by Absorption

The legal structure chosen to integrate the businesses of Iberdrola and Iberdrola Renovables is a merger upon the terms of Sections 22 et. seq. of the Structural Modifications Law, as well as Articles 226 to 234 of the Regulations of the Commercial Registry.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Specifically, the planned merger will be implemented through the absorption of Iberdrola Renovables (absorbed company) by Iberdrola (absorbing company), with the termination of the former by dissolution without liquidation and the en bloc transfer of all of its assets to the latter, which shall acquire by universal succession all of the rights and obligations of Iberdrola Renovables. As a result of the Merger, the shareholders of Iberdrola Renovables other than Iberdrola shall receive shares of Iberdrola in exchange. A detailed examination of the impact of the Merger on Iberdrola’s shareholders and creditors is provided in Sections 5.1 and 5.2, respectively, of this Report.

3.2.	Analysis of the Legal Aspects of the Common Terms of Merger

The Common Terms of Merger have been prepared pursuant to the provisions of Sections 30 and 31 of the Structural Modifications Law, and therefore include mention that such provisions make up the minimum content thereof. The Common Terms of Merger also touch on aspects (other than those required by the law) that, due to the importance thereof, the Boards of Directors preparing it have deemed appropriate to include.

The legal aspects of the Common Terms of Merger are analyzed in detail below.

3.2.1.	Identification of the Entities Participating in the Merger

Pursuant to the provisions of Section 31.1 of the Structural Modifications Law, Section 2 of the Common Terms of Merger identifies the companies participating in the merger by stating the names, corporate types, and registered offices of both the absorbing company (Iberdrola) as well as the absorbed company (Iberdrola Renovables).

The identifying information for the registration of Iberdrola and Iberdrola Renovables with the Commercial Registries of Biscay and Valencia, respectively, as well as their corresponding tax identification numbers, are also listed.

The choice of Iberdrola as absorbing company is due not only to its larger size and market capitalization, and the fact that Iberdrola holds an 80% stake in Iberdrola Renovables, but also due to the strategic sense of the transaction, which consists of, among other things, achieving a larger company to carry out projects in the renewable energy sector, as stated in Section 2.(iii).d. above.

3.2.2.	Share Exchange Ratio

Pursuant to the requirements of Article 31.2 of the Structural Modifications Law, Section 3 of the Common Terms of Merger states the exchange ratio for the Merger.

The exchange ratio has been determined based on the actual value of the corporate assets of Iberdrola and Iberdrola Renovables, and will be 0.30275322 shares of Iberdrola, each having a par value of SEVENTY-FIVE (€0.75) EURO CENTS per share, for each share of Iberdrola Renovables, each having a par value of FIFTY (€0.50) EURO CENTS per share.

It is stated for the record that this exchange rate has been calculated taking into account the distribution of an extraordinary cash dividend in the gross amount of one point

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

twenty (€1.20) euro per share with the right to receive it that the Board of Directors of Iberdrola Renovables resolved at its meeting of March 22, 2011 to propose to the shareholders at the General Shareholders’ Meeting of this company and which is referred to in Section 3.2.12(i)(b) below.

Section 4.3 of this Report contains an economic analysis of the exchange ration of the merger.

3.2.3.	Methods for Covering the Exchange Ratio

(a)	Introduction. Shares to be used in the exchange

For a better understanding of the following sections, it is appropriate to first determine the number of shares that Iberdrola must deliver to the current shareholders of Iberdrola Renovables in consideration for the net assets absorbed as a result of the merger.

Thus, taking into account:

1.	that the share capital of Iberdrola Renovables is made up of a total of FOUR BILLION TWO HUNDRES TWENTY-FOUR MILLION SIXTY-FOUR THOUSAND NINE HUNDRED (4,224,064,900) shares;

2.

that neither the THREE BILLION THREE HUNDRED SEVENTY-NINE MILLION TWO HUNDRED FIFTY-ONE THOUSAND NINE HUNDRED TWENTY (3,379,251,920) shares owned by Iberdrola (representing some 80% of the share capital of Iberdrola Renovables), nor the SIXTEEN MILLION THREE HUNDRED ONE THOUSAND ONE HUNDRED SEVENTY-EIGHT (16,301,178) shares held as of the date of this Report as treasury shares by Iberdrola Renovables (assuming that both figures are unchanged through the registration of the merger with the Commercial Registry) will be used in the exchange; and

3.	the exchange ratio referred to in Section 3.2.2 above,

one should conclude that Iberdrola must deliver TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN AND EIGHTY-SIX ONE-HUNDREDTH (250,834,615.86) SHARES to the current shareholders of Iberdrola Renovables in order to cover the exchange.

However, given the indivisibility of the shares and the inability to issue or deliver fractions of a share, in order to properly carry out the exchange, the total number of shares of Iberdrola Renovables remaining on the market and that participate in the exchange must be a multiple of the exchange ratio. As long as the number of shares of Iberdrola Renovables in the market at the time of the exchange (i.e., assuming that the above numbers do not change, 828,511,802) is not a multiple of the exchange ratio, the companies participating in the merger have decided to

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

establish a mechanism so that the number of Iberdrola shares to deliver to the shareholders of Iberdrola Renovables pursuant to the exchange is a whole number.

This mechanism will consist of the appointment of an institution as “odd-lot agent,” which waives the last fraction of a share of Iberdrola to which it might be entitled as a shareholder of Iberdrola Renovables so that the total number of Iberdrola shares to be delivered to the shareholders of Iberdrola Renovables is a whole number.

Along these lines, it is stated for the record that Iberdrola and Iberdrola Renovables have held conversations with various institutions that could perform the duties of “odd-lot agent” (the “Odd-Lot Agent”) and that one of these institutions, in the event that it is appointed Odd-Lot Agent, has irrevocably waived the last fraction of a share of Iberdrola to which it might be entitled (as a shareholder of Iberdrola Renovables by virtue of the odd-lots that it would acquire). By way of example, if one assumes that the above numbers do not change, the Odd-Lot Agent will waive a fraction of share of Iberdrola equal to 0.86 so that the number of Iberdrola shares to be delivered to the shareholders of Iberdrola Renovables is equal to TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN (250,834,615) shares

Therefore, pursuant to the above figures (after the aforementioned waiver), Iberdrola would need TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN (250,834,615) shares of Iberdrola to cover the exchange.

(b)	Methods to Cover the Exchange Ratio

Section 5 of the Common Terms of Merger provides that Iberdrola will cover the exchange of Iberdrola Renovables shares set pursuant to the exchange ratio provided in Section 3 of the Common Terms of Merger with treasury or newlyissued shares or a combination of both.

The Board of Directors of Iberdrola has ultimately chosen to cover the exchange with treasury shares, and if such number is insufficient to fully cover such ratio, with newly-issued shares as well.

For such purpose, Iberdrola’s Board of Directors will propose to the shareholders at the General Shareholders’ Meeting of this company that they accept in full the exchange of shares of Iberdrola Renovables by means of the delivery of treasury shares of Iberdrola. However, in the event that such treasury shares are insufficient, it will also propose a capital increase to Iberdrola’s shareholders, the essential terms of which are referred to in Section 6 below.

Set forth below are the main terms and conditions under which Iberdrola is acquiring the treasury shares needed to cover the exchange ratio (in whole or in part), as well as those corresponding to the capital increase, if any, required to cover such exchange ratio:

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

•	Buyback Program

On March 11, 2011, Iberdrola’s Board of Directors resolved to carry out a share buyback program pursuant to the authorization granted by the shareholders of such company at the General Shareholders’ Meeting held on March 26, 2010 and pursuant to the provisions of Commission Regulation (EC) No. 2273/2003 of December 22, 2002 (the “Buyback Program”). The resolution adopted by the Board of Directors was subsequently by virtue of another resolution of March 22, 2011 to expand the maximum number of shares to acquire under the Buyback Program, leaving the rest of the terms thereof unchanged.

The share Buyback Program will be carried out on the following terms:

(i)

In the implementation of the Buyback Program, Iberdrola may acquire up to a maximum of TWO HUNDRED FIFTY MILLION NINE HUNDRED THOUSAND (250,900,000) shares representing up to 4.30937% of its share capital prior to the merger.

(ii)	The shares will be purchased at market price pursuant to the price and volume conditions set forth in Article 5 of Commission Regulation (EC) No. 2273/2003 of December 22, 2003.

(iii)	The Buyback Program will remain in effect until the occurrence of the exchange, which is expected to take place no later than July 31, 2011.

Notwithstanding the foregoing, Iberdrola reserves the right to end the Buyback Program in the event that Iberdrola acquires the shares needed to cover the exchange or decides to increase capital for such purpose prior to the stated end of the effective date.

Finally, it is stated for the record that as of the close of the trading session on April 8, 2011,1 Iberdrola had acquired a total of FIFTY-TWO MILLION EIGHT HUNDRED SEVENTY-FOUR THOUSAND SIX HUNDRED (52,874,600) Iberdrola shares under the Buyback Program, with which it plans to cover the exchange ratio referred to in Section 3.2.2 above. However, given that the Buyback Program will remain in effect until the effectiveness of the exchange of Iberdrola Renovables shares for Iberdrola shares (which is expected to occur no later than July 31, 2011), it is expressly stated for the record that Iberdrola, based on market conditions in effect from time to time, will continue to acquire its own shares until reaching a number that will allow it to cover the above-referenced exchange ratio

•	Capital Increase

[1]

Last date on which a notice of significant event (hecho relevante) was sent to the NATIONAL SECURITIES MARKET COMMISSION (COMISIÓN NACIONAL DEL MERCADO DE VALORES) (hereinafter, the “CNMV”) announcing the transactions by Iberdrola under the Buyback Program.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

In the event that Iberdrola has to partially cover the exchange ratio with newly-issued shares, it would increase its share capital by means of the issuance of new shares with a par value of SEVENTY-FIVE (€0.75) EURO CENTS each, belonging to the same and only class as the current shares of Iberdrola, and represented by book-entries.

In view of: (a) the number of Iberdrola shares needed to cover the exchange ratio (i.e., TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN (250,834,615) shares, assuming that this number remains unchanged until registration of the merger with the Commercial Registry); as well as (b) the total treasury shares acquired by Iberdrola under the Buyback Program as of the close of the trading session corresponding to April 8, 2011 (i.e., FIFTY-TWO MILLION EIGHT HUNDRED SEVENTY-FOUR THOUSAND SIX HUNDRED (52,874,600) shares); the maximum number of shares by which Iberdrola’s share capital would have to be increased to fully cover the exchange ratio as of the date of this Report would be ONE HUNDRED NINETY-SEVEN MILLION NINE HUNDRED SIXTY THOUSAND FIFTEEN (197,960,015) shares.

In any event, as stated above, by application of Section 26 of the Structural Modifications Law, there will be no exchange of either the shares of Iberdrola Renovables currently held by Iberdrola (representing 80% of the share capital) or the treasury shares of Iberdrola Renovables (which as of the date of this Report amount to SIXTEEN MILLION THREE HUNDRED ONE THOUSAND ONE HUNDRED SEVENTY-EIGHT (16,301,178) shares), which will be cancelled.

In addition, if the capital increase described in this section is implemented, the Share Premium (as this term is hereinafter defined) would be calculated pursuant to the provisions of Section 6.2 below.

Both the par value of such shares as well as the corresponding Share Premium will be entirely paid-up as a result of the transfer en bloc of the assets of Iberdrola Renovables to Iberdrola, which will acquire all of the rights and obligations of such company by universal succession.

It is hereby stated for the record that, pursuant to the provisions of Section 304.2 of the Restated Text of the Companies Law, approved by the sole section of Royal Legislative Decree 1/2010, of July 2 (the “Companies Law”), if the capital increase referred to herein takes place, the current shareholders of Iberdrola will not have any pre-emptive right to subscribe the new shares issued with respect to the absorption of Iberdrola Renovables.

3.2.4.	Share Exchange Procedure

Furthermore, pursuant to the provisions of Section 31.2 of the Structural Modifications Law, the procedure for exchanging the shares of Iberdrola Renovables for shares of Iberdrola is summarized in Section 6 of the Common Terms of Merger, and will occur in the following manner:

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

(a)

Upon approval of the merger by the shareholders acting at the General Shareholders’ Meetings of both companies, the submission if required of the documentation referred to in Sections 26.1.d), 41.1.c) and similar sections of Royal Decree 1310/2005, of November 4, to the CNMV, and the registration of the merger instrument with the Commercial Registry of Biscay (after qualification by the Commercial Registry of Valencia with a statement –by means of a note signed by the relevant Registrar– of the non-existence of any obstacles to registration of the planned merger), the exchange of Iberdrola Renovables shares for Iberdrola shares will proceed.

(b)

The exchange will take place as from the date indicated in the announcements to be published in widely-circulated newspapers in the provinces of Biscay and Valencia, respectively, in the Official Gazettes (Boletines Oficiales) of the Spanish stock exchanges and in the Official Gazette of the Commercial Registry. The financial institution indicated in such announcements will be appointed to act as exchange agent for such purposes.

In turn, the exchange agent will in turn carry out the duties of “odd-lot agent” for these purposes.

(c)

The exchange of Iberdrola Renovables shares for Iberdrola shares will be implemented through the institutions participating in the SOCIEDAD DE GESTIÓN DE LOS SISTEMAS DE REGISTRO, COMPENSACIÓN Y LIQUIDACIÓN DE VALORES, S.A. UNIPERSONAL (IBERCLEAR) (“Iberclear”) acting as depositaries thereof pursuant to the provisions set forth in the book-entry system in accordance with the provisions of Royal Decree 116/1992, of February 14, and with the application of the provisions of Section 117 of the Companies Law to the extent applicable.

(d)

Shareholders holding shares representing a fraction of the number of shares of Iberdrola Renovables set as the exchange ratio may acquire or transfer shares in order to exchange them in accordance with such exchange ratio. Without prejudice thereto, the companies participating in the merger will establish mechanisms, including the appointment of an “odd-lot agent,” to facilitate the exchange for those shareholders of Iberdrola Renovables holding a number of shares that does not allow them to receive a whole number of Iberdrola shares under the agreed exchange ratio, as indicated in Section 3.2.3(a) above.

(e)	The shares of Iberdrola Renovables will be cancelled as a result of the merger.

3.2.5.	Merger Balance Sheets and Valuation of the Assets and Liabilities to be Transferred

Section 4.1 of the Common Terms of specifies that the balance sheets of Iberdrola and Iberdrola Renovables, respectively, ended on December 31, 2010 shall be deemed the merger balance sheets for purposes of Section 36.1 of the Structural Modifications Law, as well as that as of such date there was none of the circumstances provided for in Section 36.2 of the Structural Modifications Law requiring a modification of the figures contained in such balance sheets of Iberdrola and Iberdrola Renovables.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Such balance sheets have been prepared by the respective Boards of Directors on February 22, 2011 (in the case of Iberdrola) and February 21, 2011 (in the case of Iberdrola Renovables), duly verified by the auditors of both companies (i.e., ERNST & YOUNG, S.L.), and will be subject to the approval of the shareholders at the General Shareholders’ Meetings of each of the companies deciding upon the merger, prior to the adoption of the merger resolution itself.

In addition, for purposes of the provisions of Section 31.10 of the Structural Modifications Law, Section 4.2 of the Common Terms of Merger states that the terms upon which the Merger will take place have been determined taking into account the annual financial statements of the merging companies corresponding to the fiscal year ended on December 31, 2010, as the fiscal year of the merging companies coincide with the calendar year.

In order to comply with the provisions of Section 31.9 of the Structural Modifications Law, Section 4.3 of the Common Terms of Merger states that, upon implementation of the transaction, the assets and liabilities transferred by Iberdrola Renovables to Iberdrola will be recorded by Iberdrola in the amount corresponding thereto in the consolidated annual financial statements of the group as of the effective date of this merger for accounting purposes, i.e., January 1, 2011.

Furthermore, Section 4.3 of such Common Terms of Merger emphasized that, as of the date of formulation and signing, Iberdrola Renovables was immersed in a process of implementation of a new corporate and governance structure of the group of its subsidiaries which included the creation of one or more subholding companies that would assume the effective management and administration of the renewable energy businesses in Spain and in the rest of the world and that continues as of the date of this Report.

After describing the valuation of the various assets and liabilities, it concludes that the value of the net assets transferred by Iberdrola Renovables to Iberdrola is approximately ELEVEN BILLION THREE HUNDRED SEVENTY-ONE MILLION THREE HUNDRED EIGHTY-NINE THOUSAND (€11,371,389,000.00) EUROS.

3.2.6.	Ancillary Obligations and Special Rights

Section 10 of the Common Terms of Merger expressly states that there are no ancillary obligations, special shares or other special rights other than the shares in Iberdrola Renovables for purposes of Section 31.3 and 3.4 of the Structural Modifications Law.

At the same time, it is stated that the Iberdrola shares delivered to the shareholders of Iberdrola Renovables under the merger contemplated in the Common Terms of Merger will not give the holders thereof any special rights.

3.2.7.	Benefits Extended to Directors or Independent Experts

Pursuant to Section 31.5 of the Structural Modifications Law, Section 11 of the Common Terms of Merger states that no benefits of any type will be extended to the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

directors of either of the entities participating in the merger or to the independent expert participating in the merger.

3.2.8.	Date as From Which the Shares to be Delivered in Exchange Will Give the Right to Participate in the Corporate Earnings of Iberdrola

Section 9 of the Common Terms of Merger provides that, as from the date of issuance or delivery thereof, the shares delivered to cover the exchange (whether treasury shares already outstanding or issued by Iberdrola within the context of any capital increase approved in accordance with the provisions of Section 5 of the Common Terms of Merger) will give the holders thereof the right to participate in Iberdrola’s earnings upon the same terms as the other Iberdrola shares outstanding on such date.

The same section states that such shares will in turn have the right to receive the dividend that Iberdrola plans to distribute upon the effectiveness of the merger and that, by way of guidance, is expected to become effective during the month of July 2011, with a charge to the profits from the fiscal year ended December 31, 2010. Such shares will also benefit from the implementation of the “Iberdrola Flexible Dividend” system referred to in Section 8.2 of the Common Terms of Merger.

With these statements, Section 9 of the Common Terms of Merger complies with the provisions of Section 31.6 of the Structural Modifications.

3.2.9.	Date of Accounting Effects of the Merger

Pursuant to Section 31.7 of the Structural Modifications Law, Section 9 of the Common Terms of Merger sets January 1, 2011 as the date from which the transactions of Iberdrola Renovables shall be deemed for accounting purposes to have taken place on behalf of Iberdrola.

This means that the merger will have retroactive effect for accounting purposes in accordance with the General Chart of Accounts (Plan General de Contabilidad) approved by Royal Decree 1514/2007, of November 16, according to the interpretation thereof by the Instituto de Contabilidad y Auditoría de Cuentas (Accounting and Auditing Institute).

3.2.10.	By-Law Amendments

To comply with the requirements of Section 31.8 of the Structural Modifications Law, Section 13 of the Common Terms of Merger expressly states that Iberdrola, as absorbing company, will continue to be governed by its By-Laws as in effect on the date hereof on its corporate website, www.iberdrola.com (a copy of which are attached to the Common Terms of Merger).

It is also stated that Article 5 of the By-Laws of Iberdrola, regarding share capital, will be amended by the amount that Iberdrola believes is needed to cover the exchange for Iberdrola Renovables’ shares pursuant to the exchange ratio established in Section 3 of the Common Terms of Merger with treasury shares (as a result of the Buyback

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Program) or, if the number thereof is insufficient to fully cover such ratio, with newly-issued shares.

For such purpose, the Board of Directors will if appropriate submit the relevant proposal for amendment of the By-Laws to the shareholders at the General Shareholders’ Meeting at which the Merger is approved, without prejudice to other proposed by-law amendments based on the ongoing review and updating of the Corporate Governance System, all upon the terms of the current Companies Law.

3.2.11.	Impact on employment, gender and corporate social responsibility

Section 14 of the Common Terms of Merger sets forth the possible consequences of the merger on employment, as well as its possible impact on gender within the management bodies and the impact, if any, on the social responsibility of the company. The Common Terms of Merger thus complies with the provisions of Section 31.11 of the Structural Modifications Law.

Section 5 of this Report analyzes the impact of the merger on shareholders, creditors and employees of the participating companies.

3.2.12.	Other Statements in the Common Terms of Merger

Apart from the minimum statements required by law, the Common Terms of Merger deal with other issues included for purposes of relevancy or importance in the opinion of the Boards of Directors of Iberdrola and Iberdrola Renovables, which conceived of and planned the transaction. In summary, they deal with the following items:

(i)

Dividends and other forms of shareholder compensation: Section 8 of the Common Terms of Merger describes the distributions and payments of dividends planned by Iberdrola and Iberdrola Renovables, as well as other forms of shareholder compensation contemplated by the merging companies, all of which has been taken into account in the formulation thereof, as well as in the determination of the exchange ratio for the merger.

Iberdrola

Pursuant to the proposal formulated by the Board of Directors at its meeting of February 22, 2011, as amended and submitted for approval by the shareholders at the General Shareholders’ Meeting of Iberdrola by resolution of the Board of Directors of April 12, 2011, this company plans to distribute a dividend upon effectiveness of the merger that is expected to be paid during the month of July 2011 with a charge to the results from fiscal year 2010, in the gross amount of three (€0.03) euro cents per share with the right to receive it, from which amount will be deducted applicable withholding taxes at the time of payment thereof.

Pursuant to the provisions of Section 7 of the Common Terms of Merger, the shareholders of Iberdrola Renovables who become shareholders of Iberdrola as a result of the merger will be entitled to this dividend.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Section 8.2 of the Common Terms of Reference described the proposed resolution formulated by Iberdrola’s Board of Directors at its meeting of February 22, 2011, consisting of an increase in unrestricted capital for the free-of-charge allocation of new shares to the shareholders of Iberdrola within the framework of the shareholder compensation system referred to as the “Iberdrola Flexible Dividend,” which will be submitted for the approval of the shareholders at the General Shareholders’ Meeting under item six on the agenda thereof.

Pursuant to such proposal, this system will allow Iberdrola’s shareholders to receive all or a part of their compensation in unrestricted shares of Iberdrola or in cash (in the latter case, through the sale of the free-of-charge allocation rights to which they are entitled on the market or pursuant to a fixed-price purchase commitment to be assumed by Iberdrola in the event that the proposed resolution is ultimately approved at the General Shareholders’ Meeting).

If the proposal regarding the “Iberdrola Flexible Dividend” is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola, the delivery of new unrestricted shares or the receipt of cash amounts will occur in two implementations of the increase in unrestricted capital, which would take place during the months of July or August of fiscal year 2011, in the case of the first implementation, and if there is a second implementation, around the months of December 2011 or January 2012.

The reference market value determining the total number of shares to be issued on the first installment of the capital increase, which in any case is subject to the approval of Iberdrola’s shareholders, will be determined by Iberdrola’s Board of Directors at the time of approval of the relevant proposed resolution by the shareholders at the General Shareholders’ Meeting. However, taking into account the current share capital of Iberdrola and the market conditions as of the date of this Report, it is estimated that the price of the purchase commitment that would be assumed by Iberdrola with respect to the free-of-charge allocation rights to be received by Iberdrola’s shareholders in the first implementation of the capital increase would be the gross amount of at least fifteen (€0.15) euro cents per right. Keep in mind that this amount is provided merely for guidance purposes. The definitive amount of the fixed price of the commitment to be assumed by Iberdrola with respect to the free-of-charge allocation rights will be timely communicated on occasion of the first implementation of the increase in unrestricted capital.

Pursuant to the provisions of Section 7 of the Common Terms of Merger, the shareholders of Iberdrola Renovables becoming shareholders of Iberdrola as a result of the merger will benefit from implementations of the “Iberdrola Flexible Dividend” system, as it will take place after the merger.

Iberdrola Renovables

For its part, Iberdrola Renovables plans to make the following distributions:

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

(a)

If the proposed resolution formulated by the Board of Directors at its meeting of February 21, 2011 is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables, Iberdrola Renovables will distribute a cash dividend with a charge to the results of fiscal year 2010 in the gross amount of two point five (€0.025) euro cents per share with the right to receive it.

By way of guidance, it is expected that this dividend will be paid on June 21, 2011, and in any event prior to registration of the merger between Iberdrola and Iberdrola Renovables with the Commercial Registry of Biscay.

(b)

If the proposed resolution formulated by the Board of Directors at its March 22, 2011 meeting is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables, Iberdrola Renovables will make a special distribution of a cash dividend in the gross amount of one point twenty (€1.20) euro per share with the right to receive it.

The resolution covered by the proposal referred to in this paragraph is also subject to the planned merger being approved by the shareholders at the General Shareholders’ Meeting of both companies. If this proposal is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables, the payment of the above-referenced special dividend (in the gross amount of one point twenty (€1.20) euro per share of Iberdrola Renovables) will be made, by way of guidance, on June 21, 2011.

(ii)

Tax regime: Section 12 of the Common Terms of Merger states that the Merger is subject to the special tax regime established in Chapter VIII of Title VII and the second additional provision of the Restated Text of the Corporate Income Tax Law approved by Royal Legislative Decree 4/2004, of March 5, providing for the making of the relevant notices for such purpose.

(iii)

Appointment of independent expert: It has been deemed appropriate to indicate in the Common Terms of Merger (see Section 15) that, pursuant to Section 34.1 of the Structural Modifications Law, the Board of Directors of the participating companies have chosen to ask the Commercial Registry of Biscay to appoint a sole independent expert to prepare a report regarding the Common Terms of Merger and regarding the assets contributed by Iberdrola Renovables to Iberdrola as a result of the merger reported on herein, all in accordance with the provisions of Section 34 of the Structural Modifications Law and Articles 349.2 and 338 of the Regulations of the Commercial Registry.

In this regard, it is stated for the record that on March 23, 2011, such Commercial Registry appointed as independent expert KPMG AUDITORES, S.L., which accepted such appointment on the same date.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

(iv)

Merger Committee: Section 16 of the Common Terms of Merger states that the document itself is the result of a process of analysis and decision-making carried out by the management bodies of both Iberdrola and Iberdrola Renovables. As regards the latter company, such analysis has been entrusted to an ad hoc informational and consultative committee within the Board of Directors without executive duties but having informational, advisory and proposal-making powers for the sole purposes of the merger by absorption of Iberdrola Renovables by Iberdrola.

Such committee (the creation of which was the subject of a notice of significant event sent to the CNMV on March 8, 2011 (registration number 139,849)) is made up of three (3) independent Directors and is called the “Merger Committee.”

(v)

Government approvals: Section 17 of the Common Terms of Reference refers to the approvals that might be required in Spain and in other jurisdictions in which Iberdrola and Iberdrola Renovables are present, and to which the effectiveness of the merger is subject.

3.3.	Legal Procedure for the Merger by Absorption

To better understand the merger process, it is appropriate to identify and briefly explain the principal milestones, in chronological order, and to mention the significant precepts of the laws that govern it.

3.3.1.	Approval and Signing of the Common Terms of Reference

As a mandatory starting point for the merger process, the law requires the preparation by the directors of the participating companies of common terms of Merger (Sections 30 et. seq. of the Structural Modifications Law).

The Common Terms of Reference covered by this Report, which contains the bases and structure of the transaction, was approved and signed by the Board of Directors of Iberdrola and Iberdrola Renovables at meetings held on March 22, 2011. However, as stated in the Common Terms of Reference with respect to Iberdrola Renovables, all of its proprietary Directors appointed at the request of Iberdrola abstained from participating in the debate and voting on the Common Terms of Merger, as it was understood that they would be affected by a potential conflict of interest.

On March 23, two original specimens of the Common Terms of Merger were submitted to the Commercial Registries of Biscay and Valencia, respectively, for deposit. The deposit was accepted by such Commercial Registries on March 25 and 29, 2011, respectively, and the fact of such deposit was published in the Official Bulletin of the Commercial Registry on April 7 and 8, 2011.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

3.3.2.	Report of the Independent Expert Report regarding the Common Terms of Merger and Regarding the Assets Transferred by Iberdrola Renovables to Iberdrola

Pursuant to the provisions of Section 34 of the Structural Modifications Law and Articles 338 and 349 of the Regulations of the Commercial Registry and similar provisions, on March 23, 2011, Iberdrola and Iberdrola Renovables submitted a joint request with the Commercial Registry of Biscay for the appointment of a common independent expert to issue a single report regarding the Common Terms of Reference, as well as the assets that Iberdrola Renovables will contribute to Iberdrola by reason of such merger.

KPMG AUDITORES, S.L. was appointed on March 23, 2011 and accepted the position on that same day. On April 11, 2011, KPMG AUDITORES, S.L. issued the mandatory report regarding the Common Terms of Reference, a copy of which is attached as an Annex to this Report.

3.3.3.	Report of the Directors regarding the Common Terms of Reference

Following the mandate of Section 33 of the Structural Modifications Law, the directors of Iberdrola have prepared this Report, in which they provide a detailed explanation and rationale regarding the legal and economic aspects of the Common Terms of Merger, with particular reference to the share exchange ratio as well as the impact of the merger on the shareholders, creditors and employees of Iberdrola. The Board of Directors of Iberdrola has approved this Report on the date hereof.

Likewise, pursuant to Section 33 of the Structural Modifications Law, it is expected that, on dates close to the issuance of this Report, the directors of Iberdrola Renovables (with the abstention of the proprietary Directors of Iberdrola) will approve another report containing the respective justification and rationale for the Common Terms of Merger.

3.3.4.	Documentation Equivalent to a Prospectus

Neither the issuance nor the listing of the new shares of Iberdrola that might be issued on occasion of the merger by absorption between Iberdrola and Iberdrola Renovables will require the publication of a prospectus (folleto informativo), but rather the submission to the CNMV of the “equivalent information” referred to in Section 26 of Royal Decree 1310/2005 and that it made available to the shareholders on a timely basis. Apart from this Report, such equivalent information will basically include the following documents:

(a)

the rest of the documentation made available to the shareholders on occasion of the call to the respective General Shareholders’ Meetings of Iberdrola and Iberdrola Renovables relating to Section 3.4 above; and

(b)	documents in which the investment banks advising Iberdrola and Iberdrola Renovables have expressed their opinion (fairness opinions) regarding the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

fairness of the exchange ratio for the shareholders of both companies from a financial perspective.

3.3.5.	Call to the General Shareholders’ Meetings of Iberdrola and Iberdrola Renovables

The Board of Directors of Iberdrola resolved on the date hereof to call its ordinary General Shareholders’ Meeting to be held in Bilbao on May 27, 2011, upon first call, or if the required quorum is not reached, upon second call, the next day, May 28, 2011. For its part, it is expected that the Board of Directors of Iberdrola Renovables will resolve to call an ordinary General Shareholders’ Meeting to be held in Valencia on May 30, 2011, upon first call, or if the required quorum is not reached, upon second call, the next day, May 31, 2011.

The agenda for the General Shareholders’ Meeting of Iberdrola includes the following items, among others:

(i)

Any information regarding significant changes in the assets or liabilities of Iberdrola and Iberdrola Renovables occurring between the date of the Common Terms of Merger and the holding of such General Shareholders’ Meeting at which the merger will be decided.

(ii)	The approval of the Common Terms of Merger.

(iii)

The approval as the merger balance sheet for purposes of Sections 36 et. seq. of the Structural Modifications Law of the balance sheet of Iberdrola as of December 31, 2010 formulated by the Board of Directors at its meeting of February 22, 2011.

(iv)

The deliberations on and approval, if any, of the resolution to merge Iberdrola and Iberdrola Renovables by means of the absorption of the latter by the former, causing the termination without liquidation of Iberdrola Renovables and the transfer en bloc of it assets to Iberdrola by universal succession, with an express provision that the exchange be covered by means of the delivery of treasury shares of Iberdrola and, if applicable, by means of new shares of Iberdrola pursuant to the capital increase subject to what is referred to above, all in accordance with the provisions of the Common Terms of Merger.

(v)

A conditional capital increase in the nominal amount of ONE HUNDRED FORTY-EIGHT MILLION FOUR HUNDRED SEVENTY THOUSAND ELEVEN AND TWENTY-FIVE ONE-HUNDREDTH (€148,470,011.25) euros, by means of the issuance of ONE HUNDRED NINETY-SEVEN THOUSAND NINE HUNDRED SIXTY AND FIFTEEN ONE-HUNDREDTH (197,960.15) shares with a par value of 0.75 euros each, of the same class and series as those currently outstanding, as a result of the merger by absorption of Iberdrola Renovables, resulting amendment of Article 5 of the By-Laws, and express provision for the possibility of an incomplete subscription for the increase.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

(vi)	The adherence of the transaction to the special tax regime provided for in Chapter VIII of Title VII of the restated text of the Corporate Income Tax Law.

In turn, pursuant to the provisions of the Common Terms of Merger, the items on the agenda for Iberdrola Renovables’ General Shareholders’ Meeting will include the deliberation on and approval if appropriate of the resolutions for merger by absorption of Iberdrola Renovables by Iberdrola.

The documents described in Section 3.4 below will be made available upon publication of the calls to the respective General Shareholders’ Meetings.

3.3.6.	Merger Resolutions and Publication of Notices

Pursuant to Section 40 of the Structural Modifications Law, the merger must be approved by the shareholders at the General Shareholders’ Meetings of Iberdrola and Iberdrola Renovables strictly in accordance with the Common Terms of Merger.

Once the resolution on merger by absorption of Iberdrola and Iberdrola Renovables has been adopted, the text thereof shall be published in the Official Gazette of the Commercial Registry, in a widely-circulated newspaper in the province of Biscay, and in another widely-circulated newspaper in the province of Valencia, as required by Section 43 of the Structural Modifications Law. Such notices shall include: (a) the right of the shareholders and creditors of Iberdrola and Iberdrola Renovables to obtain the full text of the resolution adopted and the merger balance sheet, as well as (b) the creditors’ right of objection. Pursuant to Section 44 of the Structural Modifications Law, upon publication of the last of the notices, a mandatory period of one (1) month shall commence for objections to the merger by the creditors and bondholders of Iberdrola and Iberdrola Renovables whose claims arose prior to the publication of the Common Terms of Merger, have not expired at such time, and until they are provided with security for such claims, provided that, in the case of the bondholders, the merger has not been approved at the relevant bondholders’ meeting. Creditors with claims that are already sufficiently secured will not have the right of objection.

3.3.7.	Execution and Registration of the Merger Instrument

Once the relevant merger resolutions have been adopted, the notices have been published, and the legal deadline has passed without any creditor having exercised the creditor’s right of objection, or the claims thereof if exercised having been duly paid or secured, the relevant instrument of merger by absorption of Iberdrola Renovables by Iberdrola will be executed.

Prior to registration of the merger instrument, the Commercial Registrar of Valencia will make a notation in the instrument stating that there are no obstacles to registration of the planned merger. This instrument will thereafter be submitted for registration with the Commercial Registry of Biscay and the Commercial Registry of Valencia will be asked to cancel the registry entries for Iberdrola Renovables.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

3.3.8.	Implementation of the Exchange and Admission to Trading

Upon registration of the merger instrument with the Commercial Registry of Biscay (after having been qualified by the Commercial Registry of Valencia with a notation signed by the relevant Registrar that there are no obstacles to registration of the planned merger), the exchange of the shares of Iberdrola Renovables for shares of Iberdrola will take place upon the terms set forth in the Common Terms of Merger and in Section 3.2.4 of this Report.

Immediately thereafter, and only if Iberdrola has issued new shares to cover the exchange ratio to the extent not covered by treasury shares, a request shall be made to the CNMV, the governing bodies of the markets and Iberclear for the admission to trading of such newly-issued shares.

3.4.	Information Regarding the Planned Transaction

Pursuant to the provisions of Section 39 of the Structural Modifications Law, the following documents regarding the merger by absorption of Iberdrola Renovables by Iberdrola shall be made available to Iberdrola’s shareholders, bondholders and special rights holders, as well as its worker representatives, for examination at the registered office:

(a)	the Common Terms of Merger;

(b)	the reports of the directors of Iberdrola and Iberdrola Renovables regarding the Common Terms of Merger;

(c)	the report of the independent expert;

(d)	the annual financial statements and management reports of Iberdrola and Iberdrola Renovables for the last three fiscal years, together with the corresponding auditors’ reports;

(e)	the merger balance sheet of Iberdrola and Iberdrola Renovables;

(f)	the current by-laws of Iberdrola and Iberdrola Renovables; and

(g)	the identity of the directors of Iberdrola and Iberdrola Renovables, respectively, and the date as from which they took office.

For purposes of the provisions of Section 39.1.7 in fine of the Structural Modifications Law, it is hereby stated for the record that the full text of the by-laws of the absorbing company have been made available to all of the groups referred to in the immediately preceding paragraph pursuant to the provisions of paragraph (e) of this section, and that, given that it is not possible at the time of approval of this Report to determine the exact amount by which Iberdrola’s capital will be increased (and therefore, the amendment to be made with respect to Article 5 of its By-Laws), it is impossible to include the changes to be made thereto. However, it is stated for the record, as in Section 13 of the Common Terms of Merger, that the Board of Directors of Iberdrola will if necessary submit the relevant proposed resolution for amendment of the by-laws for the approval

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

of the shareholders of Iberdrola approving the merger, without prejudice to other proposed by-law amendments based on the ongoing review and updating of its Corporate Governance System, all upon the terms of the current Companies Law.

Pursuant to the provisions of Section 39 of the Structural Modifications Law, the shareholders and workers representatives of Iberdrola and Iberdrola Renovables are entitled to request the free delivery or sending of all of these documents by any means allowed by law.

Pursuant to the provisions of Section 528.2 of the Companies Law and regulations in development thereof, as from the dates of the respective calls to meeting, the proposed resolutions, together with the rationale therefor and the reports that are required or made available by decision of the Board, may also be viewed on the corporate websites of (www.iberdrola.com) and Iberdrola Renovables (www.iberdrolarenovables.com), along with the other information determined by the respective Corporate Governance Systems of Iberdrola and Iberdrola Renovables.

4.	ECONOMIC ASPECTS OF THE COMMON TERMS OF MERGER

4.1.	Merger Balance Sheets, Annual Financial Statements and Changes

Section 4.1 of the Common Terms of Merger specifies that the balance sheets of Iberdrola and Iberdrola Renovables, respectively, as of December 31, 2010, shall be deemed to be the merger balance sheets for purposes of Section 36.1 of the Structural Modifications Law.

Such balance sheets have been formulated by the respective Board of Directors on February 21, 2011 (in the case of Iberdrola Renovables) and February 22, 2011 (in the case of Iberdrola), duly verified by the auditors of both companies, and will be submitted for the approval of the shareholders at the General Shareholders’ Meetings of each of the companies that must decide on the merger prior to the adoption of the proposed merger resolution under item one on the agenda.

In addition, for purposes of the provisions of Section 31.10 of the Structural Modifications Law, Section 4.2 of the Common Terms of Merger state that the terms upon which the merger will be carried out have been determined taking into consideration the annual financial statements of the merging companies for the fiscal year ended on December 31, 2010, as the fiscal years of Iberdrola and Iberdrola Renovables coincide with the calendar year.

Such merger balance sheets and annual financial statements will be made available to the shareholders, bondholders and special rights holders, as well as the workers’ representatives, together with the other documents referred to in Section 39.1 of the Structural Modifications Law, at the time of publication of the call to the General Shareholders’ Meetings of the merging companies that are to decide on the merger.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

It is stated for the record that, with respect to the possibility set forth in Section 36.2 of the LME to change certain valuations in order to pick up changes in fair value that might not appear on the books, such possibility has not been required with respect to the valuations contained in the balance sheets of Iberdrola and Iberdrola Renovables as of December 31, 2010.

4.2.	Exchange Ratio

As stated in Section 3 of the Common Terms of Merger, the exchange ratio for the merger is 0.30275322 shares of Iberdrola, with a par value of SEVENTY-FIVE (€0.75) EURO CENTS each, for each share of Iberdrola Renovables, with a par value of FIFTY (€0.50) EURO CENTS each.

This exchange ratio has been calculated taking into consideration, among other issues, those referenced in Section 4.3 below, the special distribution of a cash dividend in the gross amount of one point twenty (€1.20) euro per share with the right to receive it that the Board of Directors of Iberdrola Renovables resolved at its meeting of March 22, 20011 to propose to the shareholders at the General Shareholders’ Meeting of this company and to which reference is made in Section 3.2.12(i)(b) above.

4.3.	Rationale for the Exchange Ratio

Pursuant to the provisions of Section 25 of the LME, the exchange rate has been determined based on the actual value of the assets of Iberdrola and Iberdrola Renovables, and has in turn been agreed to and calculated based on the methodologies explained and for which a rationale is provided in this section.

The Board of Directors has taken the following into consideration in the calculation of the above-referenced exchange ratio: (a) the dividends that both companies plan to distribute and the other forms of shareholder compensation referred to in Section 3.2.12, (b) the capital increase and sale of treasury shares by Iberdrola on March 14, 2011, and (c) the treasury shares held by Iberdrola Renovables (as of the date of this report, SIXTEEN MILLION THREE HUNDRED ONE THOUSAND ONE HUNDRED SEVENTY-EIGHT (16,301,178) shares). Iberdrola’s Board of Directors has used the market prices of the shares of Iberdrola and Iberdrola Renovables on the day prior to the notice of the transaction (i.e., March 7, 2011), adjusted (in the case of Iberdrola’s shares) by the capital increase and sale of treasury shares by Iberdrola on March 14, 2011, as a reference for the calculation of the exchange ratio. Iberdrola’s Board of Directors has also taken into consideration other valuation references as described in this Section 4.3.

As appears in the Common Terms of Merger, the shareholders of Iberdrola Renovables will have the right to receive the dividends that both companies plan to distribute and to articipate in the shareholder compensation system referred to in Section 3.2.12(i) above and upon the terms mentioned in such section.

At the request of Iberdrola’s Board of Directors, HSBC BANK PLC and CITIGROUP GLOBAL MARKETS LIMITED, SPAIN BRANCH, financial advisors of Iberdrola with respect to the merger process, issued fairness opinions for the sole use of such decision-making

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

body finding that such exchange rate is fair to Iberdrola from a financial standpoint, based on an analysis and supported by the considerations set forth in the body of both fairness opinions. In turn, it is noted that CREDIT SUISSE SECURITIES (EUROPE) LIMITED and MERRILL LYNCH CAPITAL MARKETS ESPAÑA, S.A., S.V., also issued timely fairness opinions stating to the Board of Directors of Iberdrola Renovables that the exchange ratio is fair to the shareholders of Iberdrola Renovables other than its majority shareholder (i.e., Iberdrola).

The standard used by Iberdrola’s Board of Directors to determine the actual value of the assets of Iberdrola and Iberdrola Renovables for purposes of determining the above-mentioned exchange ratio was the listing prices of the shares of each company on the day prior to the notice of the transaction (i.e., March 7, 2011), but adjusting the exchange ratio for the technical impact on Iberdrola’s capitalization of the capital increase undertaken with respect to the entry of QATAR HOLDING LUXEMBOURG II S.À R.L. (“Qatar Holding”) as a shareholder of the company (the increase was carried out with a discount of 4.784% from the listing price of Iberdrola’s shares at the close of trading on March 10, 2011 and 5.5% from the listing price of Iberdrola’s shares at the close of trading on March 11, 2011) and the final negotiations between Iberdrola and Iberdrola Renovables’ Merger Committee.

The use of the listing price as a valuation standard is justified by being the most commonly applied standard in mergers of listed companies when, as in this case, there are securities with a notable level of liquidity. Valuation referring to the listing price is also the method normally preferred for determining the actual value in the case of listed securities (e.g., in Section 504.2 of the Companies Law, for purposes of determining the reasonable value of shares to be issued in a capital increase with the suppression of preemptive rights, it is assumed that it is the listing price “unless otherwise shown”).

Thus, if one uses as a reference for valuation Iberdrola’s listing price at the close of trading on March 7, 2011, adjusted by the discounted capital increase carried out to allow entry of Qatar Holding as a shareholder, as stated above, the consideration offered to the shareholders of Iberdrola Renovables, expressed in terms of the exchange ratio, would equal an exchange rate of 0.50453215 shares of Iberdrola for each share of Iberdrola Renovables. This exchange rate represents a premium of 17.6% over the average listing price of Iberdrola Renovables for the six (6) months prior to the date of notice of the merger.

Notwithstanding the foregoing, as the distribution of a special dividend of ONE POINT TWENTY (€1.20) EURO per share of Iberdrola Renovables, among other things (which, if approved by the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables will be distributed prior to the exchange of Iberdrola Renovables for shares of Iberdrola (see Section 3.2.12(i)(b) above)), the exchange ratio ultimately agreed to between Iberdrola and Iberdrola Renovables was 0.30275322 shares of Iberdrola for each share of Iberdrola Renovables.

Thus, if the listing price of Iberdrola Renovables’ shares alone (TWO POINT SEVEN ZERO ZEVEN (€2.707) EUROS at March 7, 2011) is reasonable, the listing price of Iberdrola’s shares should be adjusted downward for the impact on the capitalization of Iberdrola in the capital increase carried out with respect to the entry of Qatar Holding as

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

a shareholder (the increase was carried out with a discount of 4.784% from the listing price of Iberdrola’s shares at the close of trading on March 10, 2011 and 5.5% of the listing price of Iberdrola’s shares at the close of trading on March 11, 2011). For purposes of quantifying the impact of the discounted capital increase, an adjusted listing price of FIVE POINT NINE FOUR SEVEN (€5.947) EUROS is established, calculated as the average weight of the existing shares at the listing price and the shares offered to the new investor at their acquisition price.

As a result of the above, the exchange ratio calculated with respect to the listing price of Iberdrola Renovables’ shares on March 7, 2011 and the adjusted listing price of Iberdrola’s shares on such date is 0.45517964 shares of Iberdrola per share of Iberdrola Renovables.

In analyzing the exchange ratio, an analysis was also made of the historical trend of the exchange ratio at market prices since the initial public offering of Iberdrola Renovables, which is as follows:

Exchange Ratio
Average of month prior to March 7, 2011	0.4346
Average of the three prior months	0.4457
Average of the six prior months	0.4344
Average of the twelve prior months	0.4654
Average since the IPO of Iberdrola Renovables	0.4941

IPO of Iberdrola Renovables	0.4858

Source: Factset.

Other Valuation References

(a)	Analyst Target Prices

In addition, the target prices of financial analyst’s research for the shares of Iberdrola Renovables and Iberdrola at the time of the notice of the transaction were reviewed and analyzed. Such target prices reflect the estimates of future listing prices of the shares of Iberdrola Renovables and Iberdrola, resulting in the following exchange rates:

Implicit Exchange Ratio
Average	0.4971
Median	0.5031

Source: Factset, March 7, 2011.

A review was also made of the historical trend of the exchange ratio calculated based on the average target prices of the financial analysts for the shares of Iberdrola and Iberdrola Renovables:

Exchange Ratio
Average of month prior to March 7, 2011	0.4945
Average of the three prior months	0.5065
Average of the six prior months	0.5162
Average of the twelve prior months	0.5284
Average since the IPO of Iberdrola Renovables	0.5102

IPO of Iberdrola Renovables	0.5223

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Source: Factset.

It is important to bear in mind that the target prices published by the financial analysts do not necessarily reflect the actual listing prices of the shares of Iberdrola Renovables and Iberdrola. Such estimates are subject to uncertainties, such as the future financial evolution of the companies and general market conditions.

(b)	Comparable Listing Prices

The relative valuations (multiples of listing prices) of currently listed companies comparable to Iberdrola Renovables was also used as a valuation methodology to contrast the exchange ratio used in the transaction.

The companies analyzed for this study were: EDP Renovàveis, Enel Green Power, Acciona and EDF Energies Nouvelles. Due to the special position of Iberdrola Renovables, as the leading company in its sector, the analysis of the valuations relative to the comparable companies indicates that, except in the case of EDF Energies Nouvelles, the multiples valuation results in valuations of Iberdrola Renovables less than the market listing price.

Implicit Exchange Ratio
Minimum: Average Comparables	0.42145228
Maximum: EDF Energies Nouvelles	0.47556725

Source: Factset, March 7, 2011.

(c)	Precedents

In order to analyze the fairness of the exchange ratio offered, an analysis has also been made of the implicit premiums offered in transactions similar to the one contemplated in this transaction.

The existence of a majority shareholder that has made an offer to delist the target company has been used as the standard for determining comparable precedents, resulting in the following range of transactions:

% premium (6 months)
Average Transactions (1)	14%
Average Including Transactions (1) and Other Transactions (2)	17%

(1)	Transactions: Carrefour / Centros Comerciales Carrefour, Hisusa / Agbar, Nefinsa / Uralita, Telefónica / Telefónica Móviles, Unicrédito / B. Austria, Prudencial / Egg, Benetton / Autostrade.
(2)	Other Transactions: Telefónica / Terra, DT / T-Online, FT / Wanadoo y FT / Orange.

One observes that the average of the premiums offered in comparable precedents is in the range of 14-17% above the average listing price for the six (6) months prior to the announcement of the transaction, as results from applying the arithmetic averages of the premiums offered over the average listing price during the six (6) months prior to the announcement (price unaffected by rumors or leaks) of such transactions.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

In sum, in view of the foregoing rationales and financial considerations, the Board of Directors believes that the exchange ratio proposed in the Common Terms of Merger is duly justified and equitable for Iberdrola.

KPMG AUDITORES, S.L., the independent expert appointed by the Commercial Registry of Biscay and to which reference was made in Section 3.3.2 above, has delivered a report to the Board of Directors, a copy of which is attached to this Report as an Annex.

4.4.	Net Book Value of the Assets of Iberdrola Renovables to be Transferred to Iberdrola

Pursuant to the balance sheet of Iberdrola Renovables as of the effective date of the merger for accounting purposes, i.e., January 1, 2011, and as indicated in Section 4.3.3 of the Common Terms of Merger, the value of Iberdrola Renovables’ equity to be received by Iberdrola is approximately ELEVEN BILLION THREE HUNDRED SEVENTY-ONE MILLION THREE HUNDRED EIGHTY-NINE THOUSAND (€11,371,389,000.00) Euros.

5.	IMPACT OF THE MERGER ON SHAREHOLDERS, CREDITORS AND EMPLOYEES

5.1.	Impact on Shareholders

The shareholders of Iberdrola Renovables will cease to have such status as a result of the merger by absorption of Iberdrola Renovables by Iberdrola, becoming shareholders of Iberdrola. This will occur through the allocation of Iberdrola shares to the shareholders of Iberdrola Renovables (other than Iberdrola) in proportion to their respective stake in the share capital of Iberdrola Renovables, in accordance with the established exchange ratio (see supra Section 4.2). The exchange will be carried out upon the terms set forth in Section 3.2.4 above, and therefore requires no special action on the part of Iberdrola Renovables’ shareholders.

As from the effectiveness of the merger, Iberdrola Renovables will be extinguished in order to become a part of Iberdrola, with the result that its current Corporate Governance System will cease to be effective. The by-laws governing Iberdrola (and that will therefore govern the relations between the former shareholders of Iberdrola Renovables and the absorbing company) will be those in effect on the date hereof on its corporate website, www.iberdrola.com, a copy of which is attached to the Common Terms of Merger as an annex thereto, all without prejudice to the amendments of such by-laws that might result from the resolutions proposed for adoption to the shareholders at the ordinary General Shareholders’ Meeting that is expected to be held on May 27, 2011, upon first call, or if the required quorum is not reached, upon second call, the next day, May 28, 2011, under item thirteen on the agenda thereof.

Finally, it should be pointed out that the merger will give to Iberdrola Renovables’ shareholders the rights and duties to which they are entitled by law and the by-laws in their capacity as shareholders, on equal terms with the current shareholders of Iberdrola.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

5.2.	Impact on Creditors

The merger by absorption of Iberdrola Renovables by Iberdrola will entail the transfer to Iberdrola by universal succession and in a single act of all of the goods, rights and obligations constituting the assets of Iberdrola Renovables. The obligations that Iberdrola has incurred with its creditors prior to the merger shall remain unaltered. The legal relations of Iberdrola Renovables, which include those incurred with its creditors, shall remain in effect although the owner thereof becomes Iberdrola (except for those in which a change in ownership entails termination thereof, which shall cease to be effective). Therefore, Iberdrola will become the debtor in the obligations that Iberdrola Renovables has incurred with its creditors.

Finally, it should be recalled that, as from the time of publication of the notice of the merger resolution, the creditors and bondholders of Iberdrola whose claims have not lapsed and which arose prior to the date of publication of the Common Terms of Merger may, for a period of one (1) month and until such claims are secured, exercise their right to object to the merger upon the terms of Section 44 of the Structural Modifications Law. Creditors whose claims have already been sufficiently secured will not have the right of objection.

5.3.	Impact on Employees

After the merger, Iberdrola, in its capacity as absorbing company, will be responsible for all of the human and material resources currently owned by Iberdrola Renovables, as well as the policies and procedures that it has been observing regarding personnel management. Therefore, and pursuant to the provisions of Article 44 of the Workers’ Statute (Estatuto de los Trabajadores), which governs business succession, Iberdrola will subrogate to the labor rights and obligations of the employees of Iberdrola Renovables.

In turn, Iberdrola will comply with its obligations to provide information and to consult with the legal representatives of its workers pursuant to the provisions of labor regulations. Notice of the planned merger will also be given to public entities where appropriate, and in particular to the General Social Security Revenue Office (Tesorería General de la Seguridad Social).

6.	CAPITAL INCREASE AT IBERDROLA

6.1.	Rationale for the Report

Finally, and as stated above in Section 3.2.3, Iberdrola contemplates the possibility of increasing its share capital in the nominal amount of ONE HUNDRED FORTY-EIGHT MILLION FOUR HUNDRED SEVENTY THOUSAND ELEVEN AND TWENTY-FIVE ONE-HUNDREDTH (€148,470,011.25) euros by means of the issuance of ONE HUNDRED NINETY-SEVEN MILLION NINE HUNDRED SIXTY THOUSAND FIFTEEN (193,960,015) shares that might be used to cover the relevant portion of the exchange ratio set forth in Section 3 of the Common Terms of Merger. The corresponding proposed increase will be submitted for the deliberation and approval of

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

the shareholders at the General Shareholders’ Meeting of Iberdrola during which the Merger will be decided.

From Iberdrola’s viewpoint, the increase and resulting by-law amendment will be subject to the provisions of Sections 285 et. seq. of the Companies Law. For purposes of Sections 285 and 296 of such law, the Board of Directors must make a specific pronouncement of its rationale upon the terms set forth below.

6.2.	Report on the Rationale for the Capital Increase

As described in detail above, a total of TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN (250,834,615) shares would be required in exchange for the EIGHT HUNDRED TWENTY-EIGHT MILLION FIVE HUNDRED ELEVEN THOUSAND EIGHT HUNDRED TWO (828,511,802) shares of Iberdrola Renovables that might actually be involved in the exchange.

As stated in Section 3.2.3 above, Iberdrola will cover the exchange of shares of Iberdrola Renovables with treasury shares and, if the number thereof is insufficient to fully cover such ratio (i.e., if it is less than TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN (250,834,615) shares), with newly-issued shares as well.

In view of the foregoing, Iberdrola’s Board of Directors will apply all shares acquired in the Buyback Program, which, as of the close of trading on April 8, 2011, was FIFTY-TWO MILLION EIGHT HUNDRED SEVENTY-FOUR THOUSAND SIX HUNDRED (52,874,600) shares, in the exchange. In this regard, it is stated for purposes of the provisions of Section 3.2.3(b) above that Iberdrola intends to continue to acquire its own shares under the Buyback Program until reaching the number of Iberdrola shares sufficient to fully cover the exchange ratio.

Without prejudice to the foregoing, it is stated in turn that, if it is not possible to cover the exchange in full with the treasury shares maintained by Iberdrola, Iberdrola’s Board of Directors will propose to the shareholders of such company the issuance of ONE HUNDRED NINETY-SEVEN MILLION NINE HUNDRED SIXTY THOUSAND FIFTEEN (197,960,015) shares, each having a par value of SEVENTY FIVE (€0.75) EURO CENTS each, belonging to the same single class and series as the current shares of Iberdrola, and which will be represented by book-entries, with an express provision for the possibility of an incomplete subscription of the increase.

In order to implement the foregoing, the Board of Directors of Iberdrola believes it appropriate to condition the increase on the number of treasury shares of Iberdrola being less than the number of shares needed to cover the exchange resulting from the merger (the “Condition Precedent”).

Furthermore, it is stated for the record that the share premium (the “Share Premium”) shall be deemed to be the amount corresponding to the difference between:

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

(a)

the net book value of the assets of Iberdrola Renovables received by Iberdrola pursuant to the merger, adjusted by (y) Iberdrola’s equity interest in Iberdrola Renovables at the time of the capital increase, as well as the treasury shares held by the latter company at the time of the capital increase, and (z) the proportion that the new shares issued and subscribed pursuant to the increase represent of the total shares of Iberdrola to deliver in the exchange (“Contributed NA”); and

(b)	the par value of the new shares issued by Iberdrola in the increase (“PVNew Shares”)

Set forth below is a formula for calculating the Share Premium:

Share Premium = Contributed NA – PVNew Shares

Where:

Contributed NA = Adjusted IBRNA * (NSha Number / NSha Exch)

where, in turn:

Adjusted IBRNA = IBR Free Float * IBRNA

also where:

IBR Free Float = 1 - (IBE Interest / Adjusted IBROS)

where, in turn:

		IBE Interest =	Number of shares of Iberdrola Renovables owned by Iberdrola.

		Adjusted IBROS =	Total number of shares of Iberdrola Renovables outstanding reduced by the number of treasury shares held by this company.

	IBRNA =	Net assets of Iberdrola Renovables at January 1, 2011.

NSha Number =	Number of new shares of Iberdrola issued in the capital increase.

NSha Exch. =	Number of shares of Iberdrola to be delivered to cover the exchange for shares of Iberdrola Renovables.

By way of example, it is hereby stated that if one takes the data existing as of the date of issuance of this report along with the calculation formula described above, and the capital increase is implemented in the amount set forth in Section 6.1 above, the Share

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Premium would be 1,618,588,296.2805 euros. This number is the result of the following calculations:

1.	IBR Free Float = 1 - (IBE Interest / Adjusted IBROS) = 0,196900742707625.

Where:

•	IBE Interest = 3,379,251,920 shares

•	Adjusted IBROS = 4,224,064,900 – 16,301,178 = 4,207,763,722 shares

2.	IBRNA = 11,371,389,000 euros

3.	Adjusted IBRNA = IBR Free Float * IBRNA = 2,239,034,939.71732 euros

Where:

•	IBR Free Float = 0.196900742707625

•	IBRNA = 11,371,389,000

4.	Contributed NA = Adjusted IBRNA * (NSha Number / NSha Exch.) = 1,767,058,307.5305 euros

Where:

•	Adjusted IBRNA = 2,239,034,939.71732 euros

•	NSha Number = 197,960,015 shares

•	NSha Exchange = 250,834,615 shares

5.	Share Premium = Contributed NA – PVNew Shares = 1,618,588,296.2805 euros.

•	Contribute NA = 1,767,058,307.5305 euros

•	PVNew Shares = 148,470,011.25 euros

The incomplete subscription provided for in Section 311 of the Companies Law is expected for the following reasons, among others:

(a)

From the close of trading on April 8, 2011 through the time at which compliance with the Condition Precedent is verified, the number of shares acquired by Iberdrola under the Buyback Program may have increased, thus ultimately making the number of shares that must be issued by means of the capital increase referred to in this report less than ONE HUNDRED NINETY-SEVEN MILLION NINE HUNDRED SIXTY THOUSAND FIFTEEN (197,960,015); and

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

(b)

Pursuant to the provisions of Section 26 of the Structural Modifications Law, the shares of Iberdrola Renovables controlled thereby, by Iberdrola, or by any person acting in their own name but on behalf of Iberdrola Renovables or Iberdrola will not be exchanged and must therefore be cancelled.

Both the par value of such shares as well as the corresponding Share Premium shall be fully paid-up as a result of the transfer en bloc of the assets of Iberdrola Renovables to Iberdrola, which shall acquire all of the rights and obligations of such company by universal succession.

The conclusions from the report of KPMG AUDITORES, S.L., independent expert, are included in Section 5 of its report, a copy of which is attached as an Annex to this Report.

It is hereby stated for the record that, pursuant to the provisions of Section 304.2 of the Companies Law, the current shareholders of Iberdrola will not enjoy any pre-emptive right to subscribe the new shares issued with respect to the absorption of Iberdrola Renovables.

Finally, the capital increase of Iberdrola, if it occurs, will involve an amendment to the share capital figure and the number of shares into which it is divided appearing in Article 5 of the current By-Laws of Iberdrola.

7.	CONCLUSION

Based on all of the foregoing, the members of the Board of Directors of Iberdrola express their belief that:

(i)	the merger between Iberdrola and Iberdrola Renovables referred to in the Common Terms of Merger covered by this Report is beneficial for both entities, and thus for their respective shareholders; and

(ii)

the exchange ratio proposed in the Common Terms of Merger is justified and fair from a financial perspective for the shareholders of both entities, as corroborated by both the financial advisors of the companies participating in the merger as well as the independent expert appointed by the Commercial Registry.

*        *        *

In Bilbao, on April 12, 2011

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

BOARD OF DIRECTORS OF IBERDROLA, S.A.

/s/ Mr. José Ignacio Sánchez Galán	/s/ Mr. Víctor de Urrutia Vallejo
Mr. José Ignacio Sánchez Galán	Mr. Víctor de Urrutia Vallejo
Chairman & CEO	Vice-Chairman

/s/ Mr. Ricardo Álvarez Isasi	/s/ Mr. José Ignacio Berroeta Echevarría
Mr. Ricardo Álvarez Isasi	Mr. José Ignacio Berroeta Echevarría
Member	Member

/s/ Mr. Julio de Miguel Aynat	/s/ Mr. Sebastián Battaner Arias
Mr. Julio de Miguel Aynat	Mr. Sebastián Battaner Arias
Member	Member

[No signature appears as not physically present at the meeting of the Board of Directors]

/s/ Mr. Xabier de Irala Estévez	/s/ Mr. Iñigo Víctor de Oriol Ibarra
Mr. Xabier de Irala Estévez	Mr. Iñigo Víctor de Oriol Ibarra
Member	Member

/s/ Ms. Inés Macho Stadler	/s/ Mr. Braulio Medel Cámara
Ms. Inés Macho Stadler	Mr. Braulio Medel Cámara
Member	Member

/s/ Mr. José Luis Olivas Martínez	/s/ Ms. Samantha Barber
Mr. José Luis Olivas Martínez	Ms. Samantha Barber
Member	Member

/s/ Ms. María Helena Antolín Raybaud	/s/ Mr. Santiago Martínez Lage
Ms. María Helena Antolín Raybaud	Mr. Santiago Martínez Lage
Member	Member

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

It is expressly stated for the record that the Director Mr. Xabier de Irala Estévez was not physically present at the meeting of the Board of Directors of Iberdrola at which these Common Terms of Merger were approved, and that he was represented by the Chairman & Chief Executive Officer, who, on his behalf and following his instructions, voted in favor of approving these Common Terms of Merger.

It is for this reason that his signature does not appear in this document.

ANNEX – INDEPENDENT EXPERT REPORT

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

(Free translation of the report originally issued in Spanish.

In the event of discrepancy, the Spanish-language version prevails)

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report in relation to the appointment of

KPMG Auditores, S.L. by the Mercantile Registry of the

Province of Vizcaya for the preparation of a single report on the Common Merger Project concerning the merger by take-over of Iberdrola Renovables, S.A. (the non-surviving

company) by Iberdrola, S.A. (the surviving company) and the

equity contributed by the non-surviving companies.

KPMG Auditores, S.L.

This report contains 21 pages

To the Board of Directors of:

    Iberdrola, S.A.

    Iberdrola Renovables, S.A.

(Free translation of the repon originally issued in Spanish.

In the event of discrepancy, the Spanish-language versión prevails)

Pursuant to article 34 of Law 3/2009 of 3 April on structural modifications to mercantile companies (hereinafter the “LMESM”), on 23 March 2011 KPMG Auditores, S.L. was appointed as independent expert by Mr. Carlos Alonso (Marra, Mercantile Registrar of Vizcaya, in relation to case number 45/11, to issue a single report on the common merger project concerning the merger by take-over of Iberdrola Renovables, S.A. (hereinafter Iberdrola Renovables, the Non-surviving Company or IBR) by Iberdrola, S.A. (hereinafter “Iberdrola”, “the Surviving Company” or “IBE”, jointly along with Iberdrola Renovables, hereinafter referred to as “the Companies”), as well as the net assets contributed to the Surviving Company by the Non-surviving Company, which will cease to exist. On 23 March 2011 KPMG Auditores, S.L. accepted the aforementioned appointment, and issued its proposal for professional services in relation to this transaction on 31 March 2011.

1	The operation

1.1	Identification of the merging companies

Surviving Company

•	Iberdrola, S.A.

•	Registered office: Calle Cardenal Gardoqui, no. 8, 48008 Bilbao.

•	Registered data: entered into the Vizcaya Mercantile Registry, in volume BI-233, sheet 156, page number BI-167A, entry number 923.

•	Tax identification number: A-48010615

Non-surviving Company

•	Iberdrola Renovables, S.A.

•	Registered office: Calle Menorca no. 19, planta 13[a], 46023 Valencia.

•	Registered data: entered into the Valencia Mercantile Registry, in volume 8,919, book 6,205, sheet 119, page number V-130.102

•	Tax identification number: A-83028035

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.2.	General description of the merger and share exchange ratio

At their respective meetings held on 22 March 2011 the boards of directors of Iberdrola and Iberdrola Renovables (with the abstention, in the latter case, of the directors representing Iberdrola) agreed to subscribe the common merger project for both companies (hereinafter the Merger Project), pursuant to articles 30, 31 and related articles of the LMESM.

According to the aforementioned Merger Project, the share exchange ratio for the merging companies, determined based on the actual value of the net equity of IBE and IBR, will be 0.30275322 Iberdrola shares, of seventy-five Euro cents (€0.75) nominal value each, for each Iberdrola Renovables share of fifty Euro cents (€0.50) nominal value each, as well as, as required, a cash payment under the terms of article 25 of the LMESM with respect to the so-called “share fractions”.

The following have also been considered when calculating the share exchange ratio: (i) the dividends that the Companies expect to distribute and other shareholder remuneration, as detailed in section 1.3 of this report; (ii) the share capital increase and sale of treasury shares by Iberdrola on 14 March 2011; and (iii) the treasury shares held by Iberdrola Renovables (which represented approximately 0.386% of its share capital at the date on which the Merger Project was approved).

In accordance with the Merger Project, the operation will involve the absorption of Iberdrola Renovables by Iberdrola. Iberdrola Renovables will be wound up without liquidation and will cease to exist, while its equity will be transferred en bloc to Iberdrola which will acquire all the rights and obligations of Iberdrola Renovables by universal succession.

The Merger Project establishes that Iberdrola will use treasury shares, newly issued shares or a combination of both in the Iberdrola Renovables share exchange. If Iberdrola uses newly issued shares in the share exchange, IBE will increase its share capital by the required amount by issuing new shares of seventy-five Euro cent (€0.75) nominal value each, of the same class and series as the current Iberdrola shares, represented by book entries. Notwithstanding the above, the Merger Project establishes that, pursuant to article 26 of the LMESM, the IBR shares currently held by IBE (representing 80% of share capital at the date on which the Merger Project is approved) and the treasury shares held by IBR (representing approximately 0.386% of the share capital at the date of the Merger Project) will not be exchanged, but rather will be redeemed.

As stipulated in the Merger Project, should the above-mentioned share capital increase go ahead, the difference between the net book value of the equity received by Iberdrola as a result of the merger and the nominal value of the new shares issued by Iberdrola and given to the shareholders of Iberdrola Renovables, adjusted to take into consideration the percentage of the total shares delivered in the exchange represented by the new shares issued, will be considered the share premium. Both the nominal value of the aforementioned shares and the corresponding share premium will be fully paid following the transfer en bloc of the net equity of Iberdrola Renovables to Iberdrola, which will acquire all of IBR’s rights and obligations via universal succession.

Pursuant to article 304.2 of the revised Spanish Companies Act, approved by Legislative Royal Decree 1, 2010 of 2 July 2010 (hereinafter the LSC), should the above-mentioned share capital increase go ahead, the Iberdrola shareholders will not have any pre-emptive rights with respect to subscription of the new shares issued by Iberdrola as a result of the merger.

2

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.3	Dividends that the Companies plan to distribute and other shareholder remuneration systems

1.3.1	Iberdrola

If at their general meeting the shareholders of Iberdrola approve the proposal prepared by the Iberdrola board of directors at their meeting on 22 February 2011 (the amended version of which is expected to be approved by the Board on 12 April 2011 in line with the draft agreement issued by that body and provided to us), Iberdrola will distribute a dividend following the merger of three Euro cents (€0.03) gross per share with profit-sharing rights. This dividend is expected to be paid in July 2011 with a charge to 2010 profits. Any shares which may be issued by Iberdrola in the context of the share capital increase described in the preceding section, or delivered by Iberdrola as part of the share exchange, will confer to their holders, as of the date on which they are issued or delivered (as applicable), profit-sharing rights in Iberdrola under the same terms and conditions of the remaining Iberdrola shares outstanding at that date. These shares will also carry the rights to receive the abovementioned dividend of three Euro cents (€0.03) gross per share.

At the above-mentioned meeting held on 22 February 2011, the Iberdrola board of directors also agreed to prepare a proposal to be submitted for approval by the Company’s shareholders at their general meeting, comprising an issue of bonus shares to allocate new shares free of charge to the shareholders of the Company, as part of the “Iberdrola flexible dividend” remuneration system. According to the information included in the Merger Project, this system will allow Iberdrola shareholders to opt to receive all or part of their remuneration in the form of bonus shares of the Company or in cash. If the remuneration is received in cash, payment will be made through the sale in the market of rights to the bonus° shares allocated free of charge, or as part of the commitment to be undertaken by IBE to make purchases at a fixed price if the aforementioned proposal is eventually approved by its shareholders at their general meeting.

Based on the existing share capital at the date of the Merger Project and the market conditions at that date, Iberdrola estimated that the price at which it would undertake to purchase the bonus shares allocated free of charge for the first share capital increase through the issue of bonus shares (of the two initially planned) would be at least fifteen Euro cents (€0.15) per right. In accordance with the Merger Project, the Iberdrola Renovables shareholders which will become Iberdrola shareholders following the merger will also benefit from the aforementioned “Iberdrola flexible dividend” programme, as the first increase will be carried out after the merger.

1.3.2	Iberdrola Renovables

If at their general meeting the shareholders of Iberdrola Renovables approve the proposal prepared by the Iberdrola board of directors at their meeting on 22 February 2011, Iberdrola Renovables will distribute a dividend, with a charge to 2010 profits of two point five Euro cents (€0.025) per share with profit-sharing rights. According to the information set forth in the Merger Project, payment of this dividend is expected to be made on 21 June 2011 (approximate date) and, in any case, prior to the date on which the Iberdrola-Iberdrola Renovables merger is entered into the Mercantile Registry. Consequently, only the Iberdrola Renovables shareholders would have the right to collect this dividend.

3

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Furthermore, If the proposal prepared by the Iberdrola Renovables board of directors in their session of 22 March 2011 is approved by the Company’s shareholders, Iberdrola Renovables will also distribute an extraordinary dividend of one Euro and twenty cents (€1.20) gross per share with profit-sharing rights. This distribution is expected to be made on 21 June 2011. Consequently, only the Iberdrola Renovables shareholders would have the right to collect this extraordinary dividend, which is also expected to be paid before the Iberdrola-Iberdrola Renovables merger is entered into the Vizcaya Mercantile Registry.

The extraordinary dividend mentioned in the preceding paragraph is subject to approval of the merger by the shareholders of Iberdrola and Iberdrola Renovables at their respective general meetings.

1.4	Methods used by Iberdrola to calculate the merger share exchange

1.4.1	Shares to be used in the exchange

According to the information set forth in the Merger Project, the number of shares to be delivered by Iberdrola to the current Iberdrola Renovables shareholders in consideration for the net equity absorbed from the latter as a result of the merger will be estimated considering the share exchange ratio mentioned in section 1.2 above, as well as the following issues:

•

The share capital of Iberdrola Renovables comprises a total of four thousand two hundred and twenty-four million sixty-four thousand nine hundred (4,224,064,900) shares, assuming that this number will not change before the merger is officially recorded; and

•

Pursuant to article 26 of the LMESM, the Iberdrola Renovables shares held by Iberdrola (which, at the date of this report, total 3,379,251,920 shares and represent 80% of the Iberdrola Renovables share capital) and the treasury shares held by Iberdrola Renovables (which total 16,301,178 at the date of the Merger Project, representing approximately 0.386% of share capital) will not be included in the exchange, but rather will be redeemed (once again assuming that neither figure changes before the merger is entered into the Mercantile Registry).

Consequently, as the number of Iberdrola Renovables shares expected to be included in the exchange will be eight hundred and twenty-eight million, five hundred and eleven thousand eight hundred and two (828,511,802) shares, and considering the above-mentioned share exchange ratio, Iberdrola should deliver to the current Iberdrola Renovables shareholders two hundred and fifty million, eight hundred and thirty-four thousand, six hundred and fifteen point eight six (250,834,615.86) shares in the exchange.

Nevertheless, given that Iberdrola shares are not divisible and that shares cannot be issued or delivered in fractions, the total number of Iberdrola Renovables shares involved in the exchange would have to be a multiple of the share exchange ratio. As the estimated number of Iberdrola Renovables shares to be included in the exchange is not a multiple of the share exchange ratio, the Companies will establish a mechanism to ensure that the number of Iberdrola shares to be given to the Iberdrola Renovables shareholders as part of the exchange is a whole number. This mechanism will take the form of the appointment of an entity as a “share fractions broker”, which irrevocably waives a fraction of an Iberdrola share to which it would have the right as an Iberdrola Renovables shareholder so that the total number of Iberdrola shares to be given to the Iberdrola Renovables shareholders is a whole number. This number has been estimated at two hundred and fifty million eight hundred and thirty-four thousand six hundred and fifteen (250,834,615) shares.

4

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.4.2	Programme for the repurchase of Iberdrola shares

According to the information included in the Merger Project, Iberdrola will use treasury shares, newly issued shares or a combination of both in the Iberdrola Renovables share exchange. According to the draft reports prepared by the boards of directors of the Companies on the Merger Project, the Iberdrola board has opted to use treasury shares in the share exchange. In the event that there are insufficient treasury shares to do so (i.e. fewer than two hundred and fifty million eight hundred and thirty-four thousand six hundred and fifteen (250,834,615) shares), newly issued shares will also be used.

In their meeting on 11 March 2011 the board of directors therefore agreed to implement a programme to repurchase shares, pursuant to the authorisation conferred by the shareholders at their general meeting on 26 March 2010 and in accordance with Commission Regulation (EC) No 2273/2003, of 22 December 2003. The terms of this repurchase programme were partially amended through an agreement by the Iberdrola board of directors dated 22 March 2011 to increase the maximum number of shares to be acquired through this programme (the rest of the terms and conditions were unaffected by this agreement). The Iberdrola share repurchase programme is summarised below:

(i)	Iberdrola may acquire up to a maximum of two hundred and fifty million nine hundred thousand (250,900,000) shares, representing up to 4.30937% of its share capital prior to the merger.

(ii)	These shares will be purchased at market price, in accordance with the price and volume conditions set forth in article 5 of Commission Regulation (EC) No 2,273/2003 of 22 December 2003.

(iii)

The repurchase programme will remain in force until the exchange takes place, which is estimated to be no later than 31 July 2011. Nevertheless, Iberdrola reserves the right to terminate the aforementioned programme in the event that, prior to the scheduled expiry date, Iberdrola has acquired the shares required for the exchange, or has decided to increase its share capital for this purpose.

At the close of the trading day on 8 April 20111, Iberdrola had acquired a total of fifty-two million eight hundred and seventy-four thousand six hundred (52,874,600) treasury shares under the repurchase programme. However, as the above-mentioned programme will, in theory, remain in force until the exchange of Iberdrola Renovables shares for Iberdrola shares effectively takes place, the Merger Project stipulates that Iberdrola will, subject to prevailing market conditions at any given date, continue to acquire treasury shares until a sufficient number have been obtained for the share exchange.

[1]

This date was chosen as a reference as, according to the draft reports from the Companies’ directors on the Merger Project, it was the last available date on which the National Securities Market Commission was issued with a material corporate events report publishing the operations carried out by Iberdrola under the repurchase programme.

5

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.4.3	Iberdrola share capital increase

According to the information included in the draft reports issued by the boards of directors of the Companies with respect to the Merger Project, if Iberdrola must use newly issued shares as part of its participation in the share exchange, IBE will increase its share capital by issuing new shares of seventy-five Euro cents (€0.75) nominal value each, of the same class and series as the current Iberdrola shares and represented by book entries. In compliance with article 304.2 of the Spanish Companies Act, there will be no pre-emptive subscription rights for IBE’s shareholders. Therefore, considering: (i) the number of Iberdrola shares required for the share exchange (i.e. two hundred and fifty million eight hundred and thirty-four thousand six hundred and fifteen (250,834,615) shares); and (ii) the total shares acquired by Iberdrola at the close of the trading day on 8 April 2011 under the repurchase programme (i.e. fifty-two million, eight hundred and seventy-four thousand six hundred (52,874,600) shares); the maximum number of new shares which may be required for issue by Iberdrola for the share exchange would, at the date of this report, be one hundred and ninety-seven million, nine hundred and sixty thousand and fifteen (197,960,015) shares. According to the information set forth in the draft report issued by the Iberdrola board of directors with respect to the Merger Project, the corresponding proposed agreement on the share capital increase mentioned in this paragraph will expressly include the possibility of an incomplete subscription.

In any case, as mentioned above, pursuant to article 26 of the LMESM, the Iberdrola Renovables shares held by Iberdrola (which, at the date of the Merger Project, totalled 3,379,251,920 shares representing 80% of IBR’s share capital) and the treasury shares held by Iberdrola Renovables (which at the date of the Merger Project stood at 16,301,178 shares) will not be exchanged, but rather will be redeemed (assuming that both figures remain unchanged until the merger is entered into the Mercantile Registry).

Should the share capital increase described in this section go ahead, the difference between the net book value of the equity received by Iberdrola as a result of the merger and the nominal value of any new shares issued by Iberdrola, adjusted to take into consideration the percentage of the total shares delivered in the exchange represented by any new shares issued, will be considered the share premium. The nominal value of the new shares and the related share premium will be fully paid up through the transfer en bloc of the equity of Iberdrola Renovables to Iberdrola. The amount of IBE’s share capital and the number of shares by which it is represented will need to be modified as a result of the share capital increase.

1.5	Rights to be granted in the Surviving Company to persons holding special rights or ancillary obligations

According to the Merger Project, Iberdrola Renovables has no ancillary obligations, special shares or special rights other than shares. Furthermore, the Iberdrola shares which will be delivered to the Iberdrola Renovables shareholders as part of the merger will not confer any special rights to their holders.

6

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.6	Equity of the Non-surviving Companies to be transferred to the Surviving Company

In accordance with the Merger Project, following the merger by absorption of Iberdrola Renovables by Iberdrola, the former will be wound up without liquidation and its net assets will be transferred en bloc to Iberdrola. At the date of the preparation and subscription of the aforementioned Merger Project, Iberdrola Renovables was involved in a process to implement a new corporate and governance structure in the group and its subsidiaries. This process includes the creation of one or more subsidiaries which would be in charge of businesses, effectively assuming the management of the renewable energies businesses in Spain and the rest of the world, and is still ongoing at the date of the Merger Project.

For the purposes of article 31.9 of the LMESM, the assets and liabilities transferred by Iberdrola Renovables to Iberdrola will be recognised in the Iberdrola accounting records at the amounts reflected (following the operation) in the group’s consolidated accounts at the date on which the merger takes effect for accounting purposes (1 January 2011). At 1 January 2011 the main categories of IBR assets and liabilities, as well as their valuation determined following the criteria explained in the preceding paragraph, were as follows:

7

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Net book value
(Thousands of Euros)
NON-CURRENT ASSETS	12,301,611
Intangible assets	9,162
Property, plant and equipment	81,758
Non-current investments in group companies and associates	12,185,860
Non-current investments	9,517
Deferred tax assets	15,314
Receivables, group companies, non-current	—
CURRENT ASSETS	5,002,182
Inventories	574,796
Trade and other receivables	630,297
Current investments in group companies and associates	3,745,698
Current investments	50,905
Current accruals	486
Cash and cash equivalents	—

TOTAL ASSETS TO BE TRANSFERRED	17,303,793

NON-CURRENT LIABILITIES	4,783,148
Non-current provisions	10,845
Non-current payables	1,947
Payables, group companies and associates, non-current	4,599,978
Deferred tax liabilities	170,378
CURRENT LIABILITIES	1,149,256
Current payables	48,924
Group companies and associates, current	658,889
Trade and other payables	440,572
Current accruals	871
TOTAL LIABILITIES TO BE ASSUMED	5,932,404

NET BOOK VALUE OF THE EQUITY TO BE TRANSFERRED	11,371,389

1.7	Date for accounting purposes from which the new shares will carry the right to participate in corporate profits

1.7.1	Date for accounting purposes

According to the information included in the Merger Project, 1 January 2011 has been established as the date from which Iberdrola Renovables operations will be considered, for accounting purposes, as being performed by Iberdrola.

8

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.7.2	Date from which the new shares will carry the right to participate in corporate profits

The shares delivered as part of the exchange (whether Iberdrola treasury shares already outstanding or new shares issued by Iberdrola during the share capital increase which may be approved in accordance with section 1.4 of this report) will confer to their holders, from the date they are transferred or issued, profit-sharing rights in Iberdrola under the same terms and conditions as applicable to the remaining Iberdrola shares outstanding at that date. As previously mentioned, the aforementioned shares will confer to their holders the right to receive the dividend which Iberdrola expects to distribute following the merger, which is estimated to take place during July 2011 with a charge to profit for the year ended 31 December 2010. The aforementioned shares will also confer the right to benefit from the “Iberdrola flexible dividend” system mentioned in section 1.3 of this report.

1.8	Merger balance sheets

In accordance with the Merger Project, for the purposes of Article 36.1 of the LMESM, the merger balance sheets will be the individual balance sheets of the merging companies at 31 December 2010, which form part of their financial statements at that date. Furthermore, none of the circumstances foreseen in article 36.2 of the LMESM have materialised, which would lead to obligatory modifications to the valuations reflected in the aforementioned IBE and IBR balance sheets.

The aforementioned balance sheets of IBE and IBR at 31 December 2010 were prepared by the respective boards of directors on 22 (Iberdrola) and 21 (Iberdrola Renovables) February 2011, audited by Ernst & Young, S.L., and will be submitted for approval by the shareholders of each of the Companies at their annual general meetings prior to adoption of the merger agreement.

2	Valuation methods used to determine the share exchange ratio

A description of the methods used by the directors of Iberdrola and Iberdrola Renovables to determine the share exchange ratio, based on information received from the merging companies, is presented below.

Valuation methods used by the directors of Iberdrola and Iberdrola Renovables

According to the information included in the Merger Project, Iberdrola engaged HSBC Bank Plc (hereinafter HSBC) and Citigroup Global Markets Limited, Sucursal en España (hereinafter Citi) as financial advisors for the merger process. Pursuant to this engagement, and at the request of the Iberdrola board of directors, HSBC and Citi both issued fairness opinions to the board (for its exclusive use) on 22 March 2011, confirming that the exchange ratio is reasonable from a financial perspective for Iberdrola, based on the analysis performed and pursuant to the normal considerations included in the fairness opinions.

9

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Iberdrola Renovables, in turn, engaged Credit Suisse Securities (Europe) Limited (hereinafter CS) and Merrill Lynch Capital Markets España, S.A., S.V. (hereinafter BofA ML) as financial advisors for the merger process. Pursuant to this engagement, and at the request of the Iberdrola Renovables board of directors, CS and BofA ML both issued fairness opinions to the board (for its exclusive use) on 22 March 2011, with respect to the consideration receivable by the Iberdrola Renovables shareholders other than the majority shareholder (Iberdrola) as part of the planned merger, which would include the agreed exchange ratio. According to these fairness opinions, the consideration receivable is reasonable from a financial perspective for the Iberdrola Renovables shareholders other than Iberdrola.

Valuation methods used by the Iberdrola board of directors

The Iberdrola board of directors performed a number of valuation analyses on Iberdrola and Iberdrola Renovables, which are detailed below.

The share exchange ratio was determined based on the actual value of the net equity of Iberdrola and Iberdrola Renovables. In determining this ratio the generally accepted valuation methodology and criteria deemed most suitable were taken into account, as well as the respective consolidated annual financial statements of Iberdrola and Iberdrola Renovables closed and audited at 31 December 2010.

The criteria used by the Iberdrola board of directors to determine the actual value of the equity of Iberdrola and Iberdrola Renovables for the purposes of calculating the above-mentioned exchange ratio was the market listing price of each company on the day prior to the announcement of the operation (i.e. 7 March 2011). The share exchange ratio was adjusted to take into account the technical impact on the capitalisation of Iberdrola of the share capital increase carried out as a result of the entry of Qatar Holding Luxembourg II S.à.r.l. into the company’s shareholding structure (the increase was carried out applying a 4.784% discount to the closing price of Iberdrola shares on 10 March 2011 and a 5.5% discount to the closing price of Iberdrola shares on 11 March 2011), as well as the results of the negotiations between Iberdrola and the Iberdrola Renovables merger committee.

Use of the stock market listing price as a valuation criterion is justified as this is the most commonly used criterion in mergers of listed companies when, as with the case at hand, the securities have appreciable liquidity levels. Valuation using listing prices is also the method normally preferred to determine the actual value of listed securities (according to article 504.2 of the LSC, to determine the fair value of the shares to be issued in share capital increases with the exclusion of pre-emptive rights, it is assumed that this value is the same as the listing price “unless shown otherwise”).

Consequently, if the Iberdrola valuation reference used were its listing price at the close of business on 7 March 2011, adjusted to consider the share capital increase involved in the aforementioned entry of Qatar Holding into the shareholding structure, the consideration offered to the Iberdrola Renovables shareholders (expressed as a share exchange ratio) would be a ratio of 0.50453215 Iberdrola shares for each Iberdrola Renovables share. This share exchange ratio represents a premium of 17.6% with respect to the average listing price of Iberdrola Renovables for the six (6) months prior to the date on which the merger was announced.

10

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Notwithstanding the above, as the estimated valuation of the Companies considered, among other factors, the distribution of an extraordinary dividend of one Euro and twenty cents (Euros 1.20) per Iberdrola Renovables share (which, if approved by the Iberdrola Renovables shareholders at their annual general meeting, will be distributed prior to the exchange of Iberdrola Renovables shares for Iberdrola shares), the share exchange ratio finally agreed between Iberdrola and Iberdrola Renovables was 0.30275322 Iberdrola share for each Iberdrola Renovables share.

It is reasonable to use as a base the listing price of Iberdrola Renovables shares at the date on which the operation was announced (two Euros and seventy point seven cents (Euros 2.707) at 7 March 2011), the listing price of Iberdrola must be reduced due to the impact on the capitalisation of Iberdrola arising from the share capital increase carried out as a result of the entry of Qatar Holding into the shareholding structure (the increase was carried out applying a 4.784% discount to the listing price of Iberdrola shares at the close of business on 10 March 2011 and a 5.5% discount to the closing price of Iberdrola shares on 11 March 2011). To quantify the impact on the share capital increase at a discount, an adjusted listing price of five Euros and ninety-four point seven cents (Euros 5.947) was established, calculated as the weighted average of the existing shares at the listing price and the shares offered to the new investor at the price of acquisition.

In light of the above, the share exchange ratio (calculated using the Iberdrola Renovables listing price on 7 March 2011 and the adjusted Iberdrola listing price at that date) stands at 0.45517964 Iberdrola shares for each Iberdrola Renovables share.

When analysing the share exchange ratio an analysis was also performed on the historical trends in the share exchange ratio at market prices since Iberdrola Renovables was floated on the stock exchange, as follows:

Share exchange ratio
Average for the month prior to 7 March 2011	0.4346
Average for the prior three months	0.4457
Average for the prior six months	0.4344
Average for the prior 12 months	0.4654
Average since the public offering of Iberdrola Renovables	0.4941

Iberdrola Renovables public offering	0.4858

Source: Factset.

Other valuation references

(a)	Analysts’ target prices

An analysis and review were also performed on the target prices reflected in reports from financial analysts (research) with respect to Iberdrola Renovables and Iberdrola shares at the date on which the operation was announced. These target prices reflect estimates of the future listing price of Iberdrola Renovables and Iberdrola shares, with the following share exchange ratios:

11

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Share exchange ratio
Average	0.4971
Median	0.5031

Source: Factset, 7 March 2011.

The historical share exchange ratio was also analysed, calculated based on the average target prices considered by the financial analysts for the Iberdrola Renovables and Iberdrola shares:

Share exchange ratio
Average for the month prior to 7 March 2011	0,4945
Average for the prior three months	0,5065
Average for the prior six months	0,5162
Average for the prior 12 months	0,5284
Average since the public offering of Iberdrola Renovables	0,5102

Iberdrola Renovables public offering	0,5223

Source: Factset.

The target prices published by the financial analysts do not necessarily reflect the current listing prices of Iberdrola Renovables and Iberdrola shares. These prices are estimates and, as such, are subject to uncertainties, such as the future financial performance of the Companies or general market conditions.

(b)	Comparable listed companies

As a valuation methodology to contrast the share exchange ratio used in the transaction, analyses were also performed on the relative valuations (listing multiples) of current listed companies comparable to Iberdrola Renovables.

The following companies were analysed: EDP Renovàveis, Enel Green Power, Acciona and EDF Energies Nouvelles. Due to Iberdrola’s special position as the leading company in its sector, the analysis of valuations of comparable companies shows that, with the exception of EDF Energies Nouvelles, the multiples valuation shows that the Iberdrola Renovables valuation is lower than the market listing price.

Share exchange ratio
Minimum: Average of comparable companies	0.42145228
Maximum: EDF Energies Nouvelles	0.47556725

Source: Factset, 7 March 2011.

(c)	Prior transactions

To analyse the reasonableness of the exchange ratio offered, the implicit premiums offered in transactions similar to the operation at hand were also analysed.

12

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

The selection criteria used to determine prior comparable transactions involved the existence of a majority shareholder which had made a delisting bid for the target company, resulting in the following range of transactions:

Premium % (six months)
Average of operations (1)	14%
Average including operations (1) and other operations (2)	17%

(1)	Operations: Carrefour / Centros Comerciales Carrefour, Hisusa / Agbar, Nefinsa / Uralita, Telefónica / Telefónica Móviles, Unicrédito / B. Austria, Prudencial / Egg, Benetton / Autostrade.
(2)	Other operations: Telefónica / Terra, DT / T-Online, FT / Wanadoo and FT / Orange.

As shown above, the average of the premiums offered in prior comparable transactions is in the range of 14-17% of the average listing price for the six (6) months prior to the announcement of the operation. This average is obtained by applying the arithmetical averages for the premiums offered with respect to the average listing price during the six (6) months prior to the announcement (price not affected by rumours or leaks) for the above-mentioned operations.

In conclusion, according to the information received from Iberdrola, in light of the information and financial considerations set forth above, the Iberdrola board of directors considered that the share exchange ratio proposed for the merger project is duly justified and fair for Iberdrola.

Valuation methods used by the Iberdrola Renovables board of directors

The Iberdrola Renovables board of directors, with the advice of CS and BofA ML, performed a number of valuation analyses on Iberdrola and Iberdrola Renovables, which are detailed below

The share exchange ratio was determined based on the actual value of the net equity of Iberdrola and Iberdrola Renovables. In determining this ratio the generally accepted valuation methodology and criteria deemed most suitable were taken into account, as well as the respective consolidated annual financial statements closed and audited at 31 December 2010 for both Companies.

The criteria used by the board of directors of Iberdrola Renovables to determine the actual value of the equity of Iberdrola Renovables and Iberdrola was the market listing price of each company.

13

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

While it is reasonable to use as a base the listing price of Iberdrola Renovables at the date on which the operation was announced (two Euros and seventy point seven cents (Euros 2.707) at 7 March 2011, the last full trading day before the merger proposed by Iberdrola and Iberdrola Renovables was announced to the market), the listing price of Iberdrola shares must be reduced due to the impact on the capitalisation of Iberdrola arising from the share capital increase carried out as a result of the entry of Qatar Holding Luxembourg, S.à.r.l. (Qatar Holding) into the shareholding structure, through a share capital increase with the exclusion of pre-emptive rights and the purchase of treasury shares (discounts of 4.784% and 5.5% were applied to the listing price of Iberdrola shares at the close of business on 10 March 2011 and 11 March 2011, respectively). To quantify the impact of the acquisition of shares by Qatar Holding, an adjusted listing price was determined for Iberdrola on 7 March 2011, totalling five Euros and ninety-four point seven cents (Euros 5.947), calculated as the weighted average of the existing shares prior to the share capital increase and the sale of treasury shares with the listing price of Iberdrola shares at the date on which the operation was announced (7 March 2011) and the listing price of the shares offered to the new investor at the price of acquisition.

Use of the stock market listing price (adjusted in the case of Iberdrola) is justified as this is the most commonly used criterion in mergers of listed companies when, as with the case at hand, the securities have appreciable liquidity levels. Valuation using listing prices is also the method normally preferred to determine the actual value of listed securities (according to article 504.2 of the Spanish Companies Act, to determine the fair value of the shares to be issued in share capital increases with the exclusion of pre-emptive rights, it is assumed that this value is the same as the listing price “unless shown otherwise”).

To calculate the consideration offered and the implicit premium, both the exchange ratio and the dividends and other forms of shareholder remuneration to which each Iberdrola Renovables shareholder will have access were considered. The calculation also considered the valuation of Iberdrola (applying the exchange ratio) and Iberdrola Renovables shares at any given time.

Consequently, if the Iberdrola valuation reference used were its listing price at the close of business on 7 March 2011, adjusted to consider the above-mentioned share capital increase involved in the entry of Qatar Holding into the shareholding structure, the consideration offered to the Iberdrola Renovables shareholders represents a premium of 11.8% with respect to the price of Iberdrola Renovables shares on that day.

An analysis was also performed on historical trends in considerations offered and implicit premiums, based on performance of market prices, weighted by negotiated volumes, over different periods since the flotation of Iberdrola Renovables:

Period	Implicit premium
Closing price at 7 March 2011	11.8%
Average for the month prior to 7 March 2011	14.0%
Average for the three months prior to 7 March 2011	13.6%
Average for the six months prior to 7 March 2011	16.5%
Average since the public offering of Iberdrola Renovables	(5.2%)

14

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Through its merger committee, the Iberdrola Renovables board of directors also analysed other valuation methodologies for determining the actual value of the equity of Iberdrola and Iberdrola Renovables, which include the following:

i)	Target prices determined by variable income analysts

The target prices reflect estimates of the future listing price of the shares, and the prices determined by variable income analysts have been reviewed and analysed (these prices cover Iberdrola and Iberdrola Renovables shares and were not affected by the announcement of the Merger).

ii)	Multiples of comparable listed companies

Another method used in the valuation of Iberdrola and Iberdrola Renovables equity was an analysis of the relative valuations (listing multiples) of a selection of listed companies comparable to the Companies. The main listing multiples considered in this analysis included the enterprise value/EBITDA and enterprise value/ invested capital.

iii)	Prior transactions

As an additional reference, an analysis was performed on prior transactions where a majority shareholder acquired a minority yet significant interest in a subsidiary (when both companies are listed).

According to the information received from Iberdrola Renovables, and in light of the financial considerations set forth above, the Iberdrola Renovables board of directors considered that the share exchange ratio proposed for the Common Merger Project is duly justified and fair for the Iberdrola Renovables shareholders other than its majority shareholder (i.e. Iberdrola), since it is calculated based on a consideration that is reasonable from a financial perspective for these shareholders.

Resulting share exchange ratio

The share exchange ratio agreed by the boards of directors of the Companies, calculated using the actual net equity values of Iberdrola and Iberdrola Renovables, is 0.30275322 Iberdrola shares of seventy-five Euro cents (Euros 0.75) nominal value each, for each Iberdrola Renovables share of fifty Euro cents (Euros 0.50) nominal value each, taking into consideration the dividends and other forms of shareholder remuneration foreseen by Iberdrola and Iberdrola Renovables, as described in section 1.3 of this report.

3	Scope and procedures used in our engagement

Our analyses and verifications have been carried out solely to comply with the requirements of article 34 of the LMESM and in accordance with the terms set out in our engagement letter dated 31 March 2010. We have applied the following procedures during the course of our work:

15

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

3.1	Procurement and analysis of the following information:

•

Document submitted to the Vizcaya Mercantile Registry by the Companies requesting the appointment of an independent expert, and document appointing KPMG Auditores, S.L. as independent expert, dated 23 March 2011.

•	Merger Project dated 22 March 2011 prepared and subscribed by the boards of directors of the Companies.

•

Valuation methods used by the directors of Iberdrola and Iberdrola Renovables with respect to the Companies, along with the values obtained therefrom, as the base to determine and/or assess the share exchange ratio, as well as any supporting documentation.

•

The number of Iberdrola Renovables shares to be included in the exchange and the number of Iberdrola shares required for the exchange, distinguishing between treasury shares and new shares to be issued (if applicable) and detailing the issue price, the amount of any share capital increase to be carried out by Iberdrola (share capital and share premium) and details of the equity to be contributed by the Non-surviving Company.

•	Internal Iberdrola presentations made to the board of directors with regard to the planned merger on 8 and 22 March 2011.

•	Activities and conclusions report issued by the Iberdrola Renovables merger commission, dated 22 March 2011.

•	Fairness opinions issued by HSBC and Citi, the Iberdrola financial advisors, on 22 March 2011.

•	Fairness opinions issued by CS and BofA ML, the Iberdrola Renovables financial advisors, on 22 March 2011.

•	Presentations by Iberdrola and Iberdrola Renovables to stock market analysts on investor’s day, 2 March 2011.

•

Consolidated financial projections for Iberdrola for the period from 1 January 2011 to 31 December 2018 (before the potential synergies derived from the merger), prepared by Iberdrola management, as well as the main assumptions on which the projections are based. These financial projections include the balance sheets, income statements and statements of source and application of funds for each of the projected years.

•

Consolidated financial projections of Iberdrola Renovables for the period from 1 January 2011 to 31 December 2018 (before synergies deriving from the merger), prepared by management of Iberdrola Renovables, as well as the main assumptions on which the projections are based. These financial projections include the balance sheets, income statements and statements of source and application of funds for each of the projected years.

•	Relevant events (primarily those arising on 8 March, 14 March and 22 March 2011) reported to the Spanish National Securities Market Commission (CNMV) in relation to the terms of the foreseen merger.

16

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

•	Relevant events issued to the CNMV on 14, 21 and 28 March 2011, and 4 and 11 April 2011, concerning the repurchase programme referred to in paragraph 1.4.2 above.

•	Audited annual accounts (individual and consolidated, if applicable) of Iberdrola and Iberdrola Renovables for the years ended 31 December 2009 and 2010.

•	Other financial and management information on Iberdrola and Iberdrola Renovables at 31 December 2010.

•	Number of Iberdrola Renovables treasury shares at the date of the Merger Project.

•	Verbal and/or written information obtained from the external financial advisors with respect to the scope and results of their work.

•	Stock market information on the listed price of Iberdrola and Iberdrola Renovables shares.

•	Reports issued by stock market analysts on Iberdrola and Iberdrola Renovables.

•	Stock market information on the listing price of listed companies comparable to Iberdrola and Iberdrola Renovables.

•	Any public information on prior transactions in which a majority shareholder has launched a delisting bid for the target company.

•	Any other information considered useful for our work.

3.2	Analysis of each valuation document and/or presentation provided by the Companies, based on available information.

3.3

Analysis and contrast of the valuation methodologies used by the board of directors of Iberdrola and Iberdrola Renovables (with the financial advice of HSBC and Citi for the former and CS and BofA ML for the latter).

3.4	Analysis of whether the equity contributed by Iberdrola Renovables is at least equal to the share capital increase (plus any share premium) planned by Iberdrola.

3.5	Discussions and meetings with management of each of the Companies and their financial advisors to gather additional information considered relevant to our work.

3.6	Any other procedures considered reasonable.

3.7

Procurement of a letter signed by the directors or management empowered to represent each Company in matters related with the merger process, confirming that we have been provided with all the necessary information, as well as any other information we might have requested, to prepare our expert witness report, that the financial projections provided represent management’s best founded opinion on Company operations based on current circumstances and their expected development, and that the valuation methodologies applied, the values obtained therefrom and the resulting exchange ratio represent their best opinion with respect to the values of the Companies and the share exchange ratio, considering present circumstances and expected future performance.

17

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

The information required to carry out our work has been provided to us by management of the Companies directly or, in certain cases, through their financial advisors, or obtained from public sources.

We have not carried out an independent verification, audit, due diligence, review or evaluation of the accounting, tax, legal, labour or environmental position of the Companies. Consequently, the scope of our work does not constitute the issuance of an audit opinion or any other type of opinion or confirmation regarding the financial statements of the Companies.

We have assumed that this information is complete and accurate and that it reflects management’s best estimates of the outlook for the Companies’ businesses from an operating and financial perspective. Management of both Companies have confirmed these aspects in writing.

Our work has not included a comparison of the information obtained from public sources with evidence external to the Companies. Nonetheless, to the extent possible, we have verified that the information presented is consistent with other data obtained during the course of our work.

We are not obliged to update our report to consider any events that may occur after its date of issue.

The scope of our work has not included a review of the operation or the Merger Project from a legal perspective.

We have assumed that all authorisations and registrations required for the purposes of the foreseen merger, in Spain and other jurisdictions in which the Companies are present, and which have a significant impact on our analyses, will be obtained with no adverse effect for the Companies or the profit expected to be generated with respect to the merger.

The scope of our work should not be considered, within the context of this transaction or any future context, as a “fairness opinion” or an opinion on current or future values, or as a recommendation to invest in either of the Companies.

4	Specific aspects pertaining to valuation

4.1

Our work is of an independent nature and does not, therefore, constitute a recommendation to management of the Companies, the shareholders of those companies or third parties regarding the position they should adopt in relation to the foreseen transaction or other transactions involving shares of the aforementioned companies.

4.2

We should point out that, apart from objective factors, other subjective factors which require the use of judgement are implicit in any valuation. Accordingly, the value obtained is merely a point of reference for the parties involved in a transaction. Consequently, it is not possible to ensure that third parties will necessarily agree with the conclusions of our work. Additionally, in the context of an open market, different prices may exist for a particular business due to subjective factors including, but not limited to, negotiating power between the parties or different perceptions of the future prospects of the business.

18

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

4.3

In work of this nature, the scope of our analysis of the share exchange ratio is mainly based on the analysis of the relative value of the Companies and of their shares. Consequently, such work does not necessarily constitute an opinion on the absolute values used to determine the aforementioned share exchange ratio, nor should it be considered as such. The values of Iberdrola and Iberdrola Renovables have been calculated based on the different valuation methods summarised above, with a view to determining the share exchange ratio. Therefore, these values could vary, depending on the specific methods considered and their application by the directors of the Companies.

4.4

The scope of our engagement did not include an analysis of the suitability of the Companies’ current or past business strategies or the reasons behind the operation with respect to other business strategies or transactions that the Companies may have chosen, nor did it comprise an analysis of the business decision taken by the Companies to proceed with the above-mentioned merger operation.

4.5

Some of the valuation methods mentioned in section 2 above, and any others that may have been used to contrast these methods, are fully or partially based on future financial information. Projected results and actual results could differ, and such differences may be material.

4.6

As mentioned above, in accordance with the Merger Project, following the merger by takeover of Iberdrola Renovables by Iberdrola, the former will be wound up without liquidation and its net assets will be transferred en bloc to Iberdrola. For the purposes of article 31.9 of the LMESM, the Merger Project also stipulates that the assets and liabilities transferred by Iberdrola Renovables to Iberdrola will be recognised in the Iberdrola accounting records at the amounts reflected (following the operation) in the group’s consolidated accounts at the date on which the merger takes effect for accounting purposes (1 January 2011). According to the Merger Project, at that date the net book value of the aforementioned assets and liabilities total Euros 11,371,389 thousand. As mentioned above, prior to the effective date of the merger, Iberdrola Renovables will distribute dividends which, if approved by the shareholders at their general meeting, will total Euros 5,154,511 thousand (once treasury shares have been deducted).

4.7

It is important to note that the dividends set forth in sections 1.3.1 and 1.3.2 of this report are pending approval by the shareholders of Iberdrola and Iberdrola Renovables, respectively, at their general meetings.

5	Conclusion

Based on the information used and the procedures applied, as described in preceding sections, and subject to the specific aspects pertaining to valuation mentioned in section 4 above and for the sole purpose of complying with the requirements of the independent expert appointment, we consider that:

•

The share exchange ratio proposed by the Boards of Directors of the merging companies is justified, and the valuation criteria used by the aforementioned Boards and the range of values obtained as a result are reasonable.

19

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

•

As mentioned above, according to the Merger Agreement, as a result of the merger Iberdrola Renovables will transfer its net assets en bloc at their carrying amount at 1 January 2011. According to the Project, on that date the net book value of the aforementioned net assets stood at Euros 11,371,389 thousand. As mentioned, prior to the effective date of the merger Iberdrola Renovables will distribute dividends (subject to approval by the shareholders of that company at their general meeting) totalling Euros 5,154,511 thousand, once treasury shares have been discounted. If this amount is deducted from the above-mentioned net equity and no further adjustments are made, the net equity would total Euros 6,216,878 thousand.

Considering, as mentioned above that:

(iv)	the number of Iberdrola shares required for the share exchange ascends to two hundred and fifty million eight hundred and thirty-four thousand six hundred and fifteen (250,834,615) shares;

(v)

the shares acquired by Iberdrola under the repurchase programme at the close of business on 8 April 2011, total fifty-two million eight hundred and seventy-four thousand six hundred (52,874,600) shares;

(vi)

at the date of this report the maximum number of new shares which Iberdrola may be required to issue, along with the shares mentioned in point (ii) above, for the share exchange would total one hundred and ninety-seven million, nine hundred and sixty thousand and fifteen (197,960,015) shares and, consequently, the maximum nominal amount of the share capital increase would total one hundred and forty-eight million, four hundred and seventy thousand and 11 Euros and twenty-five cents (148,470,011.25); and that

(vii)

the value allocated to the proportional part of Iberdrola Renovables’ equity corresponding to the shares mentioned in point (iii) above totals, at the date of this report, Euros 1,767,058 thousand (or Euros 966,073 thousand taking into account the dividends which Iberdrola Renovables plans to distribute, subject to approval by the shareholders at their annual general meeting), the value corresponding to the proportion of equity contributed by the Non-surviving Company (Iberdrola Renovables), referred to in point (iv) above, will be at least equal to the share capital increase to be carried out by the Surviving Company (Iberdrola), provided that the Iberdrola Renovables shareholders approve the distribution of the above-mentioned dividends at their annual general meeting.

* * * * *

20

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

It is important to consider that (i) an incomplete subscription has been considered for the above-mentioned share capital increase, and that (ii) according to the information received, the share repurchase programme mentioned in section 1.4.2 above is expected to reduce the maximum number of shares which need to be issued (via the share capital increase) for the share exchange by an amount which is unable to be determined at this date. The value of the net equity contributed by the Non-surviving Company (Iberdrola Renovables) which, according to this report, would correspond to the shares eventually issued by Iberdrola, will therefore be at least equal to the share capital increase carried out by the Surviving Company (Iberdrola).

* * * * *

Our conclusion should be interpreted within the context of the scope and procedures applied in the course of our work. No additional responsibility may be derived from our conclusion, other than that relating to the reasonableness of the proposed share exchange ratio and the value allocated to the equity to be contributed proposed by the merging companies.

This report and the information contained herein have been prepared strictly to comply with the requirements of the independent expert appointment related with the requirements of article 34 of the LMESM, and should not, therefore, be used for any other purpose.

Ana Martínez Ramón

Partner

11 April 2011

21

ANNEX V - REPORT ON THE COMMON TERMS OF MERGER ISSUED BY

THE BOARD OF DIRECTORS OF IBERDROLA RENOVABLES, S.A.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

REPORT OF THE DIRECTORS

OF

IBERDROLA RENOVABLES, S.A.

REGARDING

THE COMMON TERMS OF MERGER

BETWEEN

IBERDROLA, S.A.

(AS ABSORBING COMPANY)

AND

IBERDROLA RENOVABLES, S.A.

(AS ABSORBED COMPANY)

Valencia, April 13, 2011

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

1

TABLE OF CONTENTS

1.	INTRODUCTION	4

2.	STRATEGIC RATIONALE FOR THE MERGER	5

3.	LEGAL ASPECTS OF THE COMMON TERMS OF MERGER	8

3.1	STRUCTURE OF THE TRANSACTION: MERGER BY ABSORPTION	8

3.2	ANALYSIS OF THE LEGAL ASPECTS OF THE COMMON TERMS OF MERGER	8

3.2.1	Identification of the Companies Participating in the Merger	8

3.2.2	Share Exchange Ratio	9

3.2.3	Methods for Covering the Exchange Ratio	9

3.2.4	Share Exchange Procedure	13

3.2.5	Merger Balance Sheets and Valuation of the Assets and Liabilities to be Transferred	14

3.2.6	Ancillary Obligations and Special Rights	14

3.2.7	Benefits Extended to Directors or Independent Experts	15

3.2.8	Date as From Which the Shares to be Delivered in Exchange Will Give the Right to Participate in the Corporate Earnings of Iberdrola	15

3.2.9	Date of Accounting Effects of the Merger	15

3.2.10	By-Law Amendments	16

3.2.11	Impact on employment, gender and corporate social responsibility	16

3.2.12	Other Statements in the Common Terms of Merger	16

3.3	LEGAL PROCEDURE FOR THE MERGER BY ABSORPTION	19

3.3.1	Approval and Signing of the Common Terms of Merger	19

3.3.2	Independent Expert Report regarding the Common Terms of Merger	20

3.3.3	Report of the Directors regarding the Common Terms of Merger	20

3.3.4	Documentation Equivalent to a Prospectus	20

3.3.5	Call to the General Shareholders’ Meetings of Iberdrola Renovables and Iberdrola	21

3.3.6	Merger Resolutions and Publication of Notices	22

3.3.7	Execution and Registration of the Merger Instrument	22

3.3.8	Implementation of the Exchange and Admission to Trading	23

3.4	INFORMATION REGARDING THE PLANNED TRANSACTION	23

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

2

4.1	MERGER BALANCE SHEETS, ANNUAL FINANCIAL STATEMENTS AND CHANGES	25
4.2	SHARE EXCHANGE RATIO	25
4.3	RATIONALE FOR THE EXCHANGE RATIO	26
4.4	NET BOOK VALUE OF THE ASSETS OF IBERDROLA RENOVABLES TO BE TRANSFERRED TO IBERDROLA	29
5.1	IMPACT ON SHAREHOLDERS	29
5.2	IMPACT ON CREDITORS	29
5.3	IMPACT ON EMPLOYEES	30
6.1	RATIONALE FOR THE REPORT	30
6.2	REPORT ON THE RATIONALE FOR THE CAPITAL INCREASE	31
7.	CONCLUSIONS	34

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

3

1.	INTRODUCTION

On March 22, 2011, the Boards of Directors of Iberdrola, S.A. (hereinafter, “Iberdrola”) and Iberdrola Renovables, S.A. (hereinafter, “Iberdrola Renovables”) agreed to prepare, approve and sign Common Terms of merger regarding the merger through absorption of Iberdrola Renovables by Iberdrola (hereinafter, the “Merger” and the “Common Terms of Merger,” respectively).

In compliance with the provisions of Section 32 of Law 3/2009, of April, on structural changes to corporations (hereinafter, the “Structural Modifications Law”), various specimens of the Common Terms of Merger were submitted for deposit with the Commercial Registries corresponding to Iberdrola and Iberdrola Renovables, i.e., Biscay and Valencia, with the respective deposits being made on March 25, 2011 and March 29, 2011, respectively, as published in the Official Gazette of the Commercial Registry (Boletín Oficial del Registro Mercantil) (BORME), numbers 68 and 69, dated April 7, 2011 and April 8, 2011.

In addition, pursuant to the provisions of Section 33 of the Structural Modifications Law, the directors of both Iberdrola and Iberdrola Renovables must prepare respective reports providing a detailed explanation and rationale regarding the legal and financial aspects of the Common Terms of Merger, as well as the impact of the Merger on shareholders, creditors and employees.

In view of the foregoing, the directors of Iberdrola Renovables, other than the Proprietary Directors (“Consejeros dominicales”) appointed at the request of Iberdrola, prepared and signed this report on the Common Terms of Merger for purposes of compliance with the provisions of Section 33 et. seq. of the Structural Modifications Law (hereinafter, the “Report”).

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

4

2.	STRATEGIC RATIONALE FOR THE MERGER

Pursuant to the Draft Common Terms of Merger, the Boards of Directors of Iberdrola and Iberdrola Renovables have decided to support the merger of both companies (initially proposed by Iberdrola) based on the following rationale:

(i)	The renewable energy sector has changed significantly since the public offering for shares of Iberdrola Renovables (the “IPO”).

The Merger will combine assets of two large companies and will allow Iberdrola to more directly engage in an activity intrinsic to its corporate purpose. In addition, Iberdrola’s shareholder base will be strengthened by the inclusion of shareholders from Iberdrola Renovables.

(ii)

At the same time, with the proposed integration of Iberdrola Renovables’ shareholders into Iberdrola, Iberdrola Renovables’ shareholders will benefit from Iberdrola’s larger size, the liquidity of its securities, and the lower volatility of its shares.

This integration will reduce or eliminate the future risk of cannibalization of shareholders when both companies compete for equity from the same shareholders and investors. Finally, Iberdrola Renovables’ shareholders will become shareholders in Iberdrola, a much more profitable company than Iberdrola Renovables, the dividend policy of which currently involves a distribution of its net profits which variesy between 50% and 60%, and which has also by means of set in motion the shareholder remuneration system called “Iberdrola Flexible Dividend”.

Without prejudice to the foregoing, it should be noted that the integration of the merging companies’ shareholders will not deprive the current shareholders of Iberdrola Renovables from continuing to benefit from the activities that it is carrying out in the renewable energy sector, as this activity will continue to be carried out by Iberdrola, and are expected to have a significant weight in its results.

(iii)

Furthermore, it should be kept in mind that at the time of the IPO, the development and operation of generation assets from renewable sources were activities with low visibility in the markets and a small number of competitors. In addition, the goals set upon agreeing to list Iberdrola Renovables at the end of 2007 have been met, or have changed in recent years due to the evolution of the markets and the renewable energies industry:

a.

The IPO was carried out to emphasize the value of and give visibility to the Iberdrola group’s renewable energy division. Currently, the renewable energy sector is well represented in the capital markets and is subject to appropriate recognition, following and analysis (e.g., Enel Green Power, Terna Energy and EDP Renováveis), thanks in part to the investor communication effort carried out by Iberdrola Renovables since the IPO.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

5

b.

At the time of the IPO, it was expected that there would be a possibility of future increases in the share capital of Iberdrola Renovables in order to finance organic growth. However, the current financial crisis has reduced the possibilities of obtaining outside funds, and the acquisition of equity is thus more feasible and efficient at a company of larger size and liquidity.

c.

Brand recognition. The IPO was carried out in order to, among other reasons, give Iberdrola Renovables a position in the market that would foster the international growth of the Iberdrola group. Today, the Iberdrola group as a whole is internationally valued and recognized as a leading producer of clean energy.

Within the new context of the industry, both companies are now convinced that activities in the renewable energy sector can be more properly and effectively carried out with reliance upon the shareholders within Iberdrola Renovables and the other companies of the Iberdrola group that carry out similar and complementary activities in this industry. In addition, upon completion of the Merger, they can dedicate more operational and financial resources to this activity.

d.

Facilitate the exploitation of opportunities for growth in new technologies (such as, for example, offshore wind and thermosolar technologies). Given their state of development, the exploitation and enhancement of the value of these new technologies require initial investments in significant amounts, which requires that the entity intending to exploit them have a significant volume of financial resources, the contribution of guarantees, and a large diversification of risk.

Over more than three (3) years of Iberdrola Renovables’ existence as a listed company, this company has required both financial resources as well as operational support in order to undertake certain projects. These resources and support have been provided on numerous occasions by Iberdrola under the Framework Agreement signed by both entities on November 5, 2007.

If the Merger is carried out with the reintegration of Iberdrola Renovables into Iberdrola, such support would not be required, as the projects previously developed by Iberdrola Renovables will now be carried out by a larger and stronger company. In turn, its larger size and strength will allow Iberdrola to undertake projects that Iberdrola Renovables would previously have found difficult to carry out itself, due to its balance sheet, financial and human resource limitations.

(iv)

It would also be appropriate to keep in mind that the proposed Merger entails synergies in their administration, allowing for simplification thereof, eliminating duplicative organizational work, reducing management costs and, among other things, centralizing within Iberdrola the obligations to provide information to the market and to third parties). It is expected that this group of measures will translate into cost savings of approximately 20 million euros per year beginning in 2012.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

6

(v)

Upon implementation of the Merger, and assuming that the exchange ratio is paid for in part by newly-issued shares of Iberdrola, the integration of the shareholder base of Iberdrola and Iberdrola Renovables will entail a higher number of Iberdrola shares trading on the stock markets (i.e., larger size and depth of the free float). It can reasonably be expected that this circumstance will reduce the volatility of Iberdrola’s securities and increase its liquidity.

(vi)

If the proposed transaction is completed, the capital markets can be accessed for outside funds from a corporate platform with greater weight and a stronger capacity for dialogue with financial players than is currently represented by Iberdrola Renovables.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

7

3.	LEGAL ASPECTS OF THE COMMON TERMS OF MERGER

3.1	STRUCTURE OF THE TRANSACTION: MERGER BY ABSORPTION

The legal structure chosen to integrate the businesses of Iberdrola and Iberdrola Renovables is a merger upon the terms of Sections 22 et. seq. of the Structural Modifications Law, as well as Articles 226 to 234 of the Regulations of the Commercial Registry.

Specifically, the planned merger will be implemented through the absorption of Iberdrola Renovables (absorbed company) by Iberdrola (absorbing company), with the termination of the former by dissolution without liquidation and the en bloc transfer of all of its assets to the latter, which shall acquire by universal succession all of the rights and obligations of Iberdrola Renovables. As a result of the Merger, the shareholders of Iberdrola Renovables other than Iberdrola shall receive shares of Iberdrola in exchange. A detailed examination of the impact of the Merger on Iberdrola Renovable’s shareholders and creditors is provided in Sections 5.1 and 5.2, respectively, of this Report.

3.2	ANALYSIS OF THE LEGAL ASPECTS OF THE COMMON TERMS OF MERGER

The Common Terms of Merger have been prepared pursuant to the provisions of Sections 30 and 31 of the Structural Modifications Law, and therefore include mention that such provisions make up the minimum content thereof. The Common Terms of Merger also touches on aspects (other than those required by the law) that, due to the importance thereof, the Boards of Directors preparing it have deemed appropriate to include.

The legal aspects of the Common Terms of Merger are analyzed in detail below.

3.2.1	Identification of the Companies Participating in the Merger

Pursuant to the provisions of item 1 of Section 31 of the Structural Modifications Law, Section 2 of the Common Terms of Merger identify the companies participating in the Merger by stating the names, corporate types, and registered offices of both the absorbing company (Iberdrola) as well as the absorbed company (Iberdrola Renovables).

The identifying information for the registration of Iberdrola and Iberdrola Renovables with the Commercial Registries of Biscay and Valencia, respectively, as well as their corresponding tax identification numbers, are also listed.

The choice of Iberdrola as absorbing company is due not only to its larger size and market capitalization, or to the fact that Iberdrola holds an 80% stake in Iberdrola Renovables, but also due to the strategic sense of the transaction, which consists of, among other things, obtaining a larger company to carry out projects in the renewable energy sector, as stated in Section 2.(iii).d above.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

8

3.2.2	Share Exchange Ratio

Pursuant to the requirements of Article 31.2 of the Structural Modifications Law, Section 3 of the Common Terms of Merger states the exchange ratio for the Merger.

The exchange ratio has been determined based on the actual value of the corporate assets of Iberdrola and Iberdrola Renovables, and will be 0.30275322 shares of Iberdrola, each having a par value of ZERO POINT SEVENTY-FIVE (€0.75) EURO per share, for each share of Iberdrola Renovables, each having a par value of ZERO POINT FIFTY (€0.50) EURO per share.

It is hereby noted that this exchange ratio has been calculated taking into account the extraordinary distribution of a cash dividend of one euro twenty cents (€1.20) gross for each share with right of receipt that the Board of Directors of Iberdrola Renovables has agreed at its meeting of March 22, 2011 and proposed to the General Meeting of Shareholders of this company and referenced in paragraph 3.2.12.1.b) below.

Section 4.3 of this Report contains an economic analysis of the exchange ratio of the Merger.

3.2.3	Methods for Covering the Exchange Ratio

3.2.3.1	Introduction. Shares to be used in the exchange

For a better understanding of the following sections, it is appropriate to first determine the number of shares that Iberdrola must deliver to the current shareholders of Iberdrola Renovables in consideration for the net assets acquired by universal succession within the framework of the Merger.

Thus, taking into account:

a)	that the share capital of Iberdrola Renovables is made up of a total of FOUR BILLION TWO HUNDRED AND TWENTY-FOUR MILLION SIXTY-FOUR THOUSAND NINE HUNDRED (4,224,064,900) shares;

b)

that neither the THREE BILLION THREE HUNDRED AND SEVENTY-NINE MILLION TWO HUNDRED FIFTY-ONE THOUSAND NINE HUNDRED TWENTY (3,379,251,920) shares of Iberdrola Renovables owned by Iberdrola (representing some 80% of the share capital thereof), nor the SIXTEEN MILLION THREE HUNDRED ONE THOUSAND ONE HUNDRED SEVENTY-EIGHT (16,301,178) shares held as of the date of this Report as treasury shares by Iberdrola Renovables (and also assuming that both figures are unchanged through the registration of the Merger with the Commercial Registry) will be used in the exchange; and

c)	the exchange ratio referred to in Section 3.2.2 above,

one should conclude that Iberdrola must deliver TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

9

SHARES AND EIGHTY SIX HUNDREDTHS OF A SHARE (250,834,615.86) to the group of current shareholders of Iberdrola Renovables in order to cover the exchange.

However, given the indivisibility of the shares and the inability to issue or deliver fractions of a share, in order to properly carry out the exchange, the total number of shares of Iberdrola Renovables remaining on the market and that participate in the exchange must be a multiple of the exchange ratio. As long as the number of shares of Iberdrola Renovables in the market at the time of the exchange (i.e., assuming that the above numbers do not change, 828,511,802) is not a multiple of the exchange ratio, the companies participating in the Merger have decided to establish a mechanism so that the number of Iberdrola shares to deliver to the shareholders of Iberdrola Renovables pursuant to the exchange is a whole number.

This mechanism will consist of the appointment of an entity which will act as an “odd-lot agent,” waiving the fraction of the last share of Iberdrola to which it may be entitled as a shareholder of Iberdrola Renovables so that the total number of Iberdrola shares to be delivered to the shareholders of Iberdrola Renovables is a whole number.

Along these lines, it is stated for the record that Iberdrola and Iberdrola Renovables have held conversations with various entities which may perform the function of “odd-lot agent” (“Odd-Lot Agent”), and that some of these entities, in the event that they are appointed as Odd Lot Agent, have irrevocably waived the fraction of the last share of Iberdrola to which it might be entitled (as a shareholder of Iberdrola Renovables by virtue of the odd-lots which would be acquired). By way of example, if one assumes that the above numbers do not change, the Odd-Lot Agent will waive a fraction of share of Iberdrola equal to 0.86 so that the number of Iberdrola shares to be delivered to the shareholders of Iberdrola Renovables is equal to TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN (250,834,615) shares.

Therefore, pursuant to the above figures (after the aforementioned waiver), Iberdrola would need TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN (250,834,615) shares of Iberdrola to cover the exchange.

3.2.3.2	Methods to Cover the Exchange Ratio

Section 5 of the Common Terms of Merger provides that Iberdrola will cover the exchange of Iberdrola Renovables shares set pursuant to the exchange ratio provided in Section 3 of the Common Terms of Merger with treasury or newly-issued shares or a combination of both.

Along these lines, the Board of Directors of Iberdrola has ultimately chosen to cover the exchange with treasury shares, and if such number is insufficient to fully cover such ratio, including newly-issued shares.

For such purpose, Iberdrola’s Board of Directors plans to propose to the shareholders at the General Shareholders’ Meeting of this company that they accept in full the exchange

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

10

of shares of Iberdrola Renovables by means of the delivery of treasury shares of Iberdrola.

However, in the event that such treasury shares are insufficient, it is also planned to propose a capital increase to Iberdrola’s shareholders, the essential terms of which are referred to in Section 6 below.

Set forth below are the main terms and conditions under which Iberdrola is acquiring the treasury shares needed to cover the exchange ratio (in whole or in part), as well as those corresponding to the capital increase, if any, required to cover such exchange ratio:

•	Buyback Program

On March 11, 2011, Iberdrola’s Board of Directors resolved to carry out a share buyback program pursuant to the authorization granted by the shareholders of such company at the General Shareholders’ Meeting held on March 26, 2010 and pursuant to the provisions of Commission Regulation (EC) No. 2273/2003 of December 22, 2002 (the “Buyback Program”). The resolution adopted by the Board of Directors was subsequently amended by virtue of another resolution adopted on March 22, 2011 to increase the maximum number of shares to acquire within the scope of the Buyback Program, while maintaining the remaining terms.

The share Buyback Program will be carried out on the following terms:

(i)

In the implementation of the Buyback Program, Iberdrola may acquire up to a maximum of TWO HUNDRED FIFTY MILLION NINE HUNDRED THOUSAND (250,900,000) shares representing up to 4.30937% of its share capital prior to the Merger.

(ii)	The shares will be purchased at market price pursuant to the price and volume conditions set forth in Article 5 of Commission Regulation (EC) No. 2273/2003 of December 22, 2003.

(iii)	The Buyback Program will remain in effect until the occurrence of the exchange, which is expected to take place no later than July 31, 2011.

Notwithstanding the foregoing, Iberdrola reserves the right to end the Buyback Program in the event that Iberdrola acquires the shares needed to cover the exchange or decides to increase capital for such purpose prior to the stated end of the effective date.

Finally, it is stated for the record that on closure of the stock market session for 8 April 20111, Iberdrola had acquired a total of FIFTY TWO MILLION EIGHT HUNDRED AND SEVENTY FOUR THOUSAND SIX HUNDRED (52,874,600) Iberdrola shares with which it plans to cover the exchange ratio referred to in Section 0 above. However, given that the Buyback Program will remain in effect until the effectiveness of the

[1]

Last date prior to this report on which Iberdrola has forwarded to the NATIONAL SECURITIES MARKET COMMISSION a communication of a significant event publishing the operations carried out by Iberdrola under the Buyback Program.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

11

exchange of Iberdrola Renovables shares for Iberdrola shares (which is expected to occur no later than July 31, 2011), it is expressly stated for the record that Iberdrola, in light of market conditions in effect from time to time, will continue to acquire its own shares until reaching a number that will allow it to fully cover the above-referenced exchange ratio.

•	Capital Increase

In the event that Iberdrola has to partially cover the exchange ratio with newly-issued shares, it would increase its share capital by means of the issuance of new shares with a par value of SEVENTY-FIVE (€0.75) EURO CENTS each, belonging to the same and only class as the current shares of Iberdrola, and represented by book-entries.

In view of: (a) the number of Iberdrola shares needed to cover the exchange ratio (i.e., TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN (250,834 ,615) shares), assuming that this figure remains unchanged until the registration of the Merger with the Commercial Registry; as well as (b) the total treasury shares acquired by Iberdrola under the Buyback Program on closure of the stock market session for 8 April 2011 (i.e., FIFTY TWO MILLION EIGHT HUNDRED AND SEVENTY FOUR THOUSAND SIX HUNDRED (52,874,600 shares); the maximum number of shares which, where appropriate, Iberdrola’s share capital would have to be increased by to fully cover the exchange ratio as of the date of this Report would be ONE HUNDRED AND NINETY SEVEN MILLION NINE HUNDRED AND SIXTY THOUSAND AND FIFTEEN SHARES (197,960,015 shares).

In any event, as stated above, by application of Section 26 of the Structural Modifications Law, there will be no exchange of either the shares of Iberdrola Renovables held by Iberdrola (currently representing 80% of the share capital) or the treasury shares of Iberdrola Renovables (which as of the date of this Report amount to SIXTEEN MILLION THREE HUNDRED ONE THOUSAND ONE HUNDRED SEVENTY-EIGHT (16,301,178) shares), which will be cancelled.

In addition, should the share capital increase described in this section be carried out, the Share Premium (as defined below) would be calculated in accordance with section 6.2 below.

Both the par value of such shares as well as the corresponding Share Premium will be entirely paid-up as a result of the transfer en bloc of the assets of Iberdrola Renovables to Iberdrola, which will acquire all of the rights and obligations of such company by universal succession.

It is hereby stated for the record that, pursuant to the provisions of Section 304.2 of the Restated Text of the Companies Law, approved by the sole section of Royal Legislative Decree 1/2010, of July 2 (the “Companies Law”), if the capital increase referred to herein takes place, the current shareholders of Iberdrola will not have any pre-emptive right to subscribe the new shares issued upon the absorption of Iberdrola Renovables.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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3.2.4	Share Exchange Procedure

Furthermore, pursuant to the provisions of Section 31.2 of the Structural Modifications Law, the procedure for exchanging the shares of Iberdrola Renovables for shares of Iberdrola is summarized in Section 6 of the Common Terms of Merger, and will occur in the following manner:

a)

Upon approval of the Merger by the shareholders acting at the General Shareholders’ Meetings of both companies, the submission if required of the documentation referred to in Sections 26.1 d), 41.1 c) et.seq sections of Royal Decree 1310/2005, of November 4, to the National Securities Market Commission (Comisión Nacional del Mercado de Valores) (hereinafter, the “CNMV”), and the registration of the Merger instrument with the Commercial Registry of Biscay (after qualification by the Commercial Registry of Valencia with a statement –by means of a note signed by the relevant Registrar– of the non-existence of any obstacles to registration of the planned Merger), the exchange of Iberdrola Renovables shares for Iberdrola shares will proceed.

b)

The exchange will take place as from the date indicated in the announcements to be published in widely-circulated newspapers in the provinces of Biscay and Valencia, respectively, in the Official Gazettes (Boletines Oficiales) of the Spanish stock exchanges and in the Official Gazette of the Commercial Registry. The financial institution indicated in such announcements will be appointed to act as exchange agent for such purposes.

For these purposes the exchange agent will carry out the duties of the “Odd-lot Agent”.

c)

The exchange of Iberdrola Renovables shares for Iberdrola shares will be implemented through the institutions participating in the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (Iberclear) (“Iberclear”) acting as depositaries thereof pursuant to the provisions set forth in the book-entry system in accordance with the provisions of Royal Decree 116/1992, of February 14, and with the application of the provisions of Section 117 of the Companies Law to the extent applicable.

d)

Shareholders holding shares representing a fraction of the number of shares of Iberdrola Renovables set as the exchange ratio may acquire or transfer shares in order to exchange them in accordance with such exchange ratio. Without prejudice thereto, the companies participating in the Merger will establish mechanisms, including the appointment of an “odd-lot agent”, to facilitate the exchange for those shareholders of Iberdrola Renovables holding a number of shares that does not allow them to receive a whole number of Iberdrola shares under the agreed exchange ratio, as indicated in section 3.2.3.1 above.

e)	The shares of Iberdrola Renovables will be cancelled as a result of the Merger.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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3.2.5	Merger Balance Sheets and Valuation of the Assets and Liabilities to be Transferred

Section 4.1 of the Common Terms of specifies that the balance sheets of Iberdrola and Iberdrola Renovables, respectively, ended on December 31, 2010 shall be deemed the merger balance sheets for purposes of Section 36.1 of the Structural Modifications Law, as well as that as of such date there were none of the circumstances provided for in Section 36.2 of the Structural Modifications Law requiring a modification of the figures contained in such balance sheets of Iberdrola and Iberdrola Renovables.

Such balance sheets have been prepared by the respective Boards of Directors on February 22, 2011 (in the case of Iberdrola) and February 21, 2011 (in the case of Iberdrola Renovables), duly verified by the auditors of both companies (i.e., Ernst & Young, S.L.), and will be subject to the approval of the shareholders at the General Shareholders’ Meetings of each of the companies deciding upon the Merger, prior to the adoption of the merger resolution itself.

In addition, for purposes of the provisions of Section 31.10 of the Structural Modifications Law, Section 4.2 of the Common Terms of Merger states that the terms upon which the Merger will take place have been determined taking into account the annual financial statements of the merging companies corresponding to the fiscal year ended on December 31, 2010, as the fiscal year of Iberdrola and Iberdrola Renovables coincides with the calendar year.

In order to comply with the provisions of Section 31.9 of the Structural Modifications Law, Section 4.3 of the Common Terms of Merger states that, upon implementation of the transaction, the assets and liabilities transferred by Iberdrola Renovables to Iberdrola will be recorded by Iberdrola in the amount corresponding thereto in the consolidated annual financial statements of the group as of the effective date of this Merger for accounting purposes, i.e., January 1, 2011.

Furthermore, Section 4.3 of such Common Terms of Merger emphasized that, as of the date of formulation and signing, Iberdrola Renovables was immersed in a process of implementation of a new corporate and governance structure of the group of its subsidiaries which included the creation of one or more subholding companies that would assume the effective management and administration of the renewable energy businesses in Spain and in the rest of the world and which continues as of the date of this Report.

After describing the valuation of the various assets and liabilities, it concludes that the value of the net assets transferred by Iberdrola Renovables to Iberdrola is approximately ELEVEN BILLION THREE HUNDRED SEVENTY-ONE MILLION THREE HUNDRED EIGHTY-NINE THOUSAND (€11,371,389,000.00) EUROS.

3.2.6	Ancillary Obligations and Special Rights

Section 10 of the Common Terms of Merger expressly states that there are no ancillary obligations, special shares or other special rights other than the shares in Iberdrola Renovables for purposes of Section 31.3 and 3.4 of the Structural Modifications Law.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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At the same time, it is stated that the Iberdrola shares delivered to the shareholders of Iberdrola Renovables under the Merger contemplated in the Common Terms of Merger will not give the holders thereof any special rights.

3.2.7	Benefits Extended to Directors or Independent Experts

Pursuant to Section 31.5 of the Structural Modifications Law, Section 11 of the Common Terms of Merger states that no benefits of any type will be extended to the directors of either of the entities participating in the Merger or to the independent expert participating in the Merger.

3.2.8	Date as From Which the Shares to be Delivered in Exchange Will Give the Right to Participate in the Corporate Earnings of Iberdrola

Section 9 of the Common Terms of Merger provides that, as from the date of issuance or delivery thereof, the Iberdrola shares delivered to cover the exchange (whether treasury shares or shares issued by Iberdrola within the context of any capital increase approved in accordance with the provisions of Section 5 of the Common Terms of Merger) will give the holders thereof the right to participate in Iberdrola’s earnings upon the same terms as the other Iberdrola shares outstanding on such date.

The same section states that such shares will in turn have the right to receive the dividend that Iberdrola plans to distribute upon the effectiveness of the Merger and that, by way of guidance, is expected to become effective during the month of July 2011, with a charge to the profits from the fiscal year ended December 31, 2010. Such shares will also benefit from the implementation of the “Iberdrola Flexible Dividend” system referred to in Section 8.2 of the Common Terms of Merger in the event it is approved by the General Shareholders’ Meeting of Iberdrola.

With these statements, Section 9 of the Common Terms of Merger complies with the provisions of Section 31.6 of the Structural Modifications Law.

3.2.9	Date of Accounting Effects of the Merger

Pursuant to Section 31.7 of the Structural Modifications Law, Section 9 of the Common Terms of Merger sets January 1, 2011 as the date from which the transactions of Iberdrola Renovables shall be deemed for accounting purposes to have taken place on behalf of Iberdrola.

This means that the Merger will have retroactive effect for accounting purposes in accordance with the General Chart of Accounts (Plan General de Contabilidad) approved by Royal Decree 1514/2007, of November 16, according to the interpretation thereof by the Instituto de Contabilidad y Auditoría de Cuentas (Accounting and Auditing Institute).

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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3.2.10	By-Law Amendments

To comply with the requirements of Section 31.8 of the Structural Modifications Law, Section 13 of the Common Terms of Merger expressly states that Iberdrola, as absorbing company, will continue to be governed by its By-Laws as in effect on the date hereof on its corporate website, www.iberdrola.com (a copy of which are attached to the Common Terms of Merger).

It is also stated that Article 5 of the By-Laws of Iberdrola, regarding share capital, will be amended by the amount that Iberdrola believes is needed to cover the exchange for Iberdrola Renovables’ shares pursuant to the exchange ratio established in Section 3 of the Common Terms of Merger with treasury shares (as a result of the Buyback Program) or, if the number thereof is insufficient to fully cover such ratio, with newly-issued shares.

For such purpose, the Board of Directors will if appropriate submit the relevant proposal for amendment of the By-Laws to the shareholders at the General Shareholders’ Meeting at which the Merger is approved, without prejudice to other proposed by-law amendments based on the ongoing review and updating of the Corporate Governance System; all upon the terms of the current Companies Law.

3.2.11	Impact on employment, gender and corporate social responsibility

Section 14 of the Common Terms of Merger sets forth the possible consequences of the Merger on employment, as well as its possible impact on gender within the management bodies and the impact, if any, on the social responsibility of the company. The Common Terms of Merger thus complies with the provisions of Section 31.11 of the Structural Modifications Law.

Section 5 of this Report analyzes the impact of the Merger on shareholders, creditors and employees of the participating companies.

3.2.12	Other Statements in the Common Terms of Merger

Apart from the minimum statements required by law, the Common Terms of Merger deal with other issues included for purposes of relevancy or importance in the opinion of the Boards of Directors of Iberdrola and Iberdrola Renovables, which conceived of and planned the transaction. In summary, they deal with the following items:

3.2.12.1	Dividends and other forms of shareholder compensation

Section 8 of the Common Terms of Merger describes the distributions and payments of dividends planned by Iberdrola and Iberdrola Renovables, as well as other forms of shareholder compensation contemplated by the merging companies, all of which has been taken into account in the formulation thereof, as well as in the determination of the exchange ratio for the Merger.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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•	Iberdrola Renovables

Iberdrola Renovables plans to carry out the following dividend distributions:

a)

If the proposed resolution formulated by the Board of Directors at its meeting of February 21, 2011 is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables, Iberdrola Renovables will distribute a cash dividend with a charge to the results of fiscal year 2010 in the gross amount of two point five (€0.025) euro cents per share with the right to receive it.

By way of guidance, it is expected that this dividend will be paid on June 21, 2011, and in any event prior to registration of the Merger between Iberdrola and Iberdrola Renovables with the Commercial Registry of Biscay.

b)

In addition, it is expected that Iberdrola Renovables will make a special distribution of a cash dividend in the gross amount of one point twenty (€1.20) euro per share with the right to receive it, subject to: i) the shareholders of Iberdrola Renovables approving the proposed resolution formulated by Iberdrola Renovables’ Board of Directors at its meeting of March 22, 2011, and ii) the shareholders of Iberdrola and Iberdrola Renovables approving the Merger.

In such event, the payment of the above-referenced special dividend (in the gross amount of one point twenty (€1.20) euro per share) will be made, by way of guidance, on June 21, 2011.

•	Iberdrola

In accordance with the proposal formulated by the Board of Directors at its meeting of February 22, 2011, amended and subject to the approval of the General Shareholders’ Meeting of Iberdrola by means of a resolution, also of the Board of Directors, of April 12, 2011, this company is expected to pay a dividend, in the event of approval by the General Meeting of shareholders, and on the successful conclusion of the Merger, the payment of which will be made during the month of July 2011 with a charge to the results from fiscal year 2010, in the gross amount of three (€0.03) euro cents per share with the right to receive it, from which amount will be deducted applicable withholding taxes at the time of payment thereof.

Pursuant to the provisions of Section 7 of the Common Terms of Merger, the shareholders of Iberdrola Renovables who become shareholders of Iberdrola as a result of the Merger will be entitled to this dividend.

Section 8.2 of the Common Terms of Reference described the proposed resolution formulated by Iberdrola’s Board of Directors at its meeting of February 22, 2011, consisting of an increase in unrestricted capital for the free-of-charge allocation of new shares to the shareholders of Iberdrola within the framework of the shareholder compensation system referred to as the “Iberdrola Flexible Dividend,” which will be submitted for the approval of the shareholders at the General Shareholders’ Meeting under item six on the agenda thereof.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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Pursuant to such proposal, this system will allow Iberdrola’s shareholders to receive all or a part of their compensation in unrestricted shares of Iberdrola or in cash (in the latter case, through the sale of the free-of-charge allocation rights to which they are entitled on the market or pursuant to a fixed-price purchase commitment to be assumed by Iberdrola in the event that the proposed resolution is ultimately approved at the General Shareholders’ Meeting).

If the proposal regarding the “Iberdrola Flexible Dividend” is approved by the shareholders at the General Shareholders’ Meeting of Iberdrola, the delivery of new unrestricted shares or the receipt of cash amounts will occur in two implementations of the increase in unrestricted capital, which would take place during the months of July or August of fiscal year 2011, in the case of the first implementation, and if there is a second implementation, around the months of December 2011 or January 2012.

The reference market value determining the total number of shares to be issued on the first installment of the capital increase, which in any case is subject to the approval of Iberdrola’s shareholders, will be determined by Iberdrola’s Board of Directors at the time of approval of the relevant proposed resolution. However, taking into account the current share capital of Iberdrola and the market conditions as of the date of this Report, it is expected that the price of the purchase commitment that would be assumed by Iberdrola with respect to the free-of-charge allocation rights to be received by Iberdrola’s shareholders in the first implementation of the capital increase would be the gross amount of at least fifteen (€0.15) euro cents per right. Keep in mind that this amount is provided merely for guidance purposes. The definitive amount of the fixed price of the commitment to be assumed by Iberdrola with respect to the free-of-charge allocation rights will be timely communicated on occasion of the first implementation of the increase in unrestricted capital.

Pursuant to the provisions of Section 7 of the Common Terms of Merger, the shareholders of Iberdrola Renovables becoming shareholders of Iberdrola as a result of the Merger will benefit from implementations of the “Iberdrola Flexible Dividend” system, as they will take place after the Merger.

3.2.12.2	Tax regime

Section 12 of the Common Terms of Merger states that the Merger is subject to the special tax regime established in Chapter VIII of Title VII and the second additional provision of the Restated Text of the Corporate Income Tax Law approved by Royal Legislative Decree 4/2004, of March 5, providing for the making of the relevant notices for such purpose.

3.2.12.3	Appointment of independent expert

It has been deemed appropriate to indicate in the Common Terms of Merger (see Section 15) that, pursuant to Section 34.1 of the Structural Modifications Law, the Board of Directors of the participating companies have chosen to ask the Commercial Registry of Biscay to appoint a sole independent expert to prepare a report regarding the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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Common Terms of Merger, all in accordance with the provisions of Section 34 of the Structural Modifications Law and Articles 349.2 and 338 of the Regulations of the Commercial Registry.

In this regard, it is hereby stated that on March 23, 2011, the mentioned Commercial Registry of Biscay appointed KPMG Auditores, S.L., as independent expert, which accepted the appointment on said date.

3.2.12.4 Merger Committee

Section 16 of the Common Terms of Merger states that the document itself is the result of a process of analysis and decision-making carried out by the management bodies of both Iberdrola and Iberdrola Renovables. As regards the latter company, such analysis has been entrusted to an ad hoc informational and consultative committee within the Board of Directors without executive duties but having informational, advisory and proposal-making powers for the sole purposes of the Merger by absorption of Iberdrola Renovables by Iberdrola.

Such committee (the creation of which was the subject of a notice of significant event sent to the CNMV on March 8, 2011 (registration number 139,849)) is made up of three (3) independent Directors and is called the “Merger Committee.”

3.2.12.5 Government approvals

Section 17 of the Common Terms of Reference refers to the approvals that might be required in Spain and in other jurisdictions in which Iberdrola and Iberdrola Renovables are present, and to which the effectiveness of the Merger is subject.

3.3	LEGAL PROCEDURE FOR THE MERGER BY ABSORPTION

To better understand the merger process, it is appropriate to identify and briefly explain the principal milestones, in chronological order, and to mention the significant precepts of the laws that govern it.

3.3.1	Approval and Signing of the Common Terms of Merger

As a mandatory starting point for the merger process, the law requires the preparation by the directors of the participating companies of common terms of merger (Sections 30 et. seq. of the Structural Modifications Law).

The Common Terms of Reference covered by this Report, which contains the bases and structure of the transaction, was drafted, approved and signed by the Board of Directors of Iberdrola and Iberdrola Renovables at meetings held on March 22, 2011. However, as stated in the Common Terms of Reference, it was not signed by proprietary Directors of Iberdrola Renovables appointed at the request of Iberdrola, as it was understood that they would be affected by a potential conflict of interest, for which reason they also did not participate in the deliberations and abstained from voting on such Common Terms of Merger.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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On March 23, original specimens of the Common Terms of Merger were submitted for deposit with the Commercial Registries of Biscay and Valencia, with the deposit made on March 25 and 29, 2011, as published in the BORME numbers 68 and 69, dated April 7 and 8, 2011.

3.3.2	Independent Expert Report regarding the Common Terms of Merger

Pursuant to the provisions of Section 34 of the Structural Modifications Law and Articles 338 and 349 of the Regulations of the Commercial Registry and similar provisions, on March 23, 2011, Iberdrola and Iberdrola Renovables submitted a joint request with the Commercial Registry of Biscay for the appointment of a common independent expert to issue a single report regarding the Common Terms of Reference.

KPMG AUDITORES, S.L. was appointed on March 23, 2011 and accepted the position on that same date. On April 11, 2011, KPMG AUDITORES, S.L. issued the mandatory report regarding the Common Terms of Merger, a copy of which is annexed to this Report.

3.3.3	Report of the Directors regarding the Common Terms of Merger

Following the mandate of Section 33 of the Structural Modifications Law, the directors of Iberdrola Renovables have prepared this Report, in which they provide a detailed explanation and rationale regarding the legal and economic aspects of the Common Terms of Merger, with particular reference to the share exchange ratio as well as the impact of the Merger on the shareholders, creditors and employees of Iberdrola Renovables. The Board of Directors of Iberdrola Renovables has approved this Report on the date hereof, with no participation in deliberations and with the abstention from voting of proprietary Directors appointed at the request of Iberdrola due to the understanding that they might be affected by a potential conflict of interest.

Likewise, pursuant to Section 33 of the Structural Modifications Law, the directors of Iberdrola approved a report yesterday, April 12 2011, setting forth their respective justification and rationale for the Common Terms of Merger.

3.3.4	Documentation Equivalent to a Prospectus

Neither the issuance nor the listing of the new shares of Iberdrola that might be issued on occasion of the Merger by absorption between Iberdrola and Iberdrola Renovables will require the publication of a prospectus (folleto informativo), but rather the submission to the CNMV of the “equivalent information” referred to in article 26 of Royal Decree 1310/2005 and that it made available to the shareholders on a timely basis.

Apart from this Report, such equivalent information will basically include the following documents:

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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a)

the rest of the documentation made available to the shareholders on occasion of the call to the respective General Shareholders’ Meetings of Iberdrola and Iberdrola Renovables relating to Section 3.4 above; and

b)

documents in which the investment banks advising Iberdrola have expressed their opinion (fairness opinions) regarding the fairness of the exchange ratio for Iberdrola’s shareholders from a financial perspective;

c)

documents in which the investment banks advising Iberdrola Renovables have expressed their opinion (fairness opinions) regarding the fairness within the framework of the Merger of the consideration to be received by the shareholders of Iberdrola Renovables from a financial perspective.

3.3.5	Call to the General Shareholders’ Meetings of Iberdrola Renovables and Iberdrola

The Board of Directors of Iberdrola Renovables has also resolved on the date hereof to call an ordinary General Shareholders’ Meeting to be held in Valencia on May 30, 2011, on first call, or if the required quorum is not reached, on second call, the next day, May 31, 2011.

For its part, the Board of Directors of Iberdrola resolved yesterday to call its ordinary General Shareholders’ Meeting to be held in Bilbao on May 27, 2011, on first call, or if the required quorum is not reached, on second call, the next day, May 28, 2011.

The agenda for the call to the General Shareholders’ Meeting of Iberdrola Renovables includes the following items, among others:

(i)

Any information regarding significant changes in the assets or liabilities of Iberdrola and Iberdrola Renovables occurring between the date of the Common Terms of Merger and the holding of such General Shareholders’ Meeting at which the Merger will be decided.

(ii)	The approval of the Common Terms of Merger.

(iii)

The approval as the merger balance sheet for the purposes established in articles 36 et.seq of the Structural Modifications Law, of the balance sheet of Iberdrola Renovables as of December 31, 2010 finalized by the Board of Directors at its meeting of February 21, 2011.

(iv)

The deliberations on and approval, if any, of the resolution to merge Iberdrola and Iberdrola Renovables by means of the absorption of the latter by the former, causing the termination without liquidation of Iberdrola Renovables and the transfer en bloc of it assets to Iberdrola by universal succession, with an express provision that the exchange be covered by means of the delivery of treasury shares of Iberdrola and, if applicable, by means of new shares of Iberdrola pursuant to the conditioned capital increase referred to above, all in accordance with the provisions of the Common Terms of Merger.

(v)	The adherence of the transaction to the special tax regime provided for in Chapter VIII of Title VII of the restated text of the Corporate Income Tax Law.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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(vi)

Providing acquiescence as required to the resolutions which, where appropriate, the General Shareholders’ Meeting of Iberdrola adopt and which involve or may involve amendment to the By-Laws of same and its developing rules.

In turn, in accordance with the Common Terms of Merger, the items on the agenda for Iberdrola’s ordinary General Shareholders’ Meeting include the deliberation on and approval, if appropriate, of the resolutions for merger by absorption of Iberdrola Renovables by Iberdrola, as well as a conditioned increase in its share capital in the nominal amount of ONE HUNDRED AND FORTY EIGHT MILLION FOUR HUNDRED AND SEVENTY THOUSAND AND ELEVEN EUROS AND TWENTY FIVE CENTS (€ 148,470,011.25) by the issuance of ONE HUNDRED AND NINETY SEVEN MILLION NINE HUNDRED AND SIXTY THOUSAND AND FIFTEEN (197,960,015) shares, each with a nominal value of 0.75 euros, of the same class and series as those in circulation to cover the exchange ratio, subsequent amendment of article 5 of the By-laws and express provision of the possibility of incomplete subscription of the increase.

The documents described in Section 3.4 below will be made available upon publication of the calls to the respective General Shareholders’ Meetings.

3.3.6	Merger Resolutions and Publication of Notices

Pursuant to Section 40 of the Structural Modifications Law, the Merger must be approved by the shareholders at the General Shareholders’ Meetings of Iberdrola and Iberdrola Renovables strictly in accordance with the Common Terms of Merger.

Once the resolution on merger by absorption of Iberdrola and Iberdrola Renovables has been adopted, the text thereof shall be published in the Official Gazette of the Commercial Registry, in a widely-circulated newspaper in the province of Biscay, and in another widely-circulated newspaper in the province of Valencia, as required by Section 43 of the Structural Modifications Law. Such notices shall include: (a) the right of the shareholders and creditors of Iberdrola and Iberdrola Renovables to obtain the full text of the resolution adopted and the Merger balance sheet, as well as (b) the creditors’ right of objection.

Pursuant to Section 44 of the Structural Modifications Law, upon publication of the last of the notices, a mandatory period of one (1) month shall commence for objections to the Merger by the creditors and bondholders of Iberdrola and Iberdrola Renovables whose claims arose prior to the publication of the Common Terms of Merger, have not expired at such time, and until they are provided with security for such claims, provided that, in the case of the bondholders, the Merger has not been approved at the relevant bondholders’ meeting. Creditors with claims that are already sufficiently secured will not have the right of objection.

3.3.7	Execution and Registration of the Merger Instrument

Once the relevant merger resolutions have been adopted, the notices have been published, and the legal deadline has passed without any creditor having exercised the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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creditor’s right of objection, or the claims thereof if exercised having been duly paid or secured, the relevant instrument of Merger by absorption of Iberdrola Renovables by Iberdrola will be executed.

Prior to registration of the merger instrument, the Commercial Registrar of Valencia will make a notation in the instrument stating that there are no obstacles to registration of the planned Merger. This instrument will thereafter be submitted for registration with the Commercial Registry of Biscay and the Commercial Registry of Valencia will be asked to cancel the registry entries for Iberdrola Renovables.

3.3.8	Implementation of the Exchange and Admission to Trading

Upon registration of the Merger instrument with the Commercial Registry of Biscay (after having been qualified by the Commercial Registry of Valencia with a notation signed by the relevant Registrar that there are no obstacles to registration of the planned Merger), the exchange of the shares of Iberdrola Renovables for shares of Iberdrola will take place upon the terms set forth in the Common Terms of Merger and in Section 0 of this Report.

Immediately thereafter, and only if Iberdrola has issued new shares to cover the exchange ratio to the extent not covered by treasury shares, a request shall be made to the CNMV, the governing bodies of the markets and Iberclear for the admission to trading of such newly-issued shares.

3.4	INFORMATION REGARDING THE PLANNED TRANSACTION

Pursuant to the provisions of Section 39 of the Structural Modifications Law, the following documents regarding the Merger shall be made available to Iberdrola Renovables’ shareholders, bondholders and special rights holders, as well as its worker representatives, for examination at the registered office:

a)	the Common Terms of Merger;

b)	the reports of the directors of Iberdrola and Iberdrola Renovables regarding the Common Terms of Merger;

c)	the report of the independent expert;

d)	the annual financial statements and management reports of Iberdrola and Iberdrola Renovables for the last three fiscal years, together with the corresponding auditors’ reports;

e)	the Merger balance sheet of Iberdrola and Iberdrola Renovables;

f)	the current by-laws of Iberdrola and Iberdrola Renovables; and

g)

the full text of the proposals corresponding to the items on the agenda of the call of the General Meeting of Shareholders of Iberdrola, S.A., whose first call is scheduled for next May 27, 2011, which, if approved, shall be submitted to acquiescence of the General Shareholders' Meeting of Iberdrola Renovables, S.A., along with the mandatory reports of the Board of Directors of Iberdrola,

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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S.A. in relation to those of such proposals that are so required or that would otherwise have been considered appropriate; and

h)	the identity of the directors of Iberdrola and Iberdrola Renovables, respectively, and the date as from which they took office.

For purposes of the provisions of Section 39.1.7 in fine of the Structural Modifications Law, it is hereby stated for the record that, given that it is not possible at the time of approval of this Report to determine the exact amount by which Iberdrola’s capital will be increased (and therefore, the amendment to be made with respect to Article 5 of its By-Laws), it is impossible to include the changes to be made thereto. However, it is stated for the record, as in Section 13 of the Common Terms of Merger, that the Board of Directors of Iberdrola will if necessary submit the relevant proposed resolution for amendment of the by-laws for the approval of the shareholders of Iberdrola approving the Merger, without prejudice to other proposed by-law amendments based on the ongoing review and updating of its Corporate Governance System, all upon the terms of the current Companies Law.

Pursuant to the provisions of Section 39 of the Structural Modifications Law, the shareholders and workers representatives of Iberdrola and Iberdrola Renovables are entitled to request the free delivery or sending of all of these documents by any means allowed by law.

Pursuant to the provisions of article 528.2 of the Companies Law and regulations in development thereof, as from the dates of the respective calls to meeting, the proposed resolutions, together with the rationale thereof and the reports that are required or made available by decision of the Board, may also be viewed on the corporate websites of (www.iberdrola.com) and Iberdrola Renovables (www.iberdrolarenovables.es) http://www.cintra.es/, along with the other information determined by the respective Corporate Governance Systems of Iberdrola and Iberdrola Renovables.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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4.	ECONOMIC ASPECTS OF THE COMMON TERMS OF MERGER

4.1	Merger Balance Sheets, Annual Financial Statements and Changes

Section 4.1 of the Common Terms of Merger specifies that the balance sheets of Iberdrola and Iberdrola Renovables, respectively, as of December 31, 2010, shall be deemed to be the merger balance sheets for purposes of Section 36.1 of the Structural Modifications Law.

Such balance sheets have been formulated by the respective Board of Directors on February 21, 2011 (in the case of Iberdrola Renovables) and February 22, 2011 (in the case of Iberdrola), duly verified by the auditors of both companies, and will be submitted for the approval of the shareholders at the General Shareholders’ Meetings of each of the companies that must decide on the Merger prior to the adoption of the proposed merger resolution under item one on the agenda.

In addition, for purposes of the provisions of Section 31.10 of the Structural Modifications Law, Section 4.2 of the Common Terms of Merger state that the terms upon which the Merger will be carried out have been determined taking into consideration the annual financial statements of the merging companies for the fiscal year ended on December 31, 2010, as the fiscal years of Iberdrola and Iberdrola Renovables coincide with the calendar year.

Such merger balance sheets and annual financial statements will be made available to the shareholders, bondholders and special rights holders, as well as the workers’ representatives, together with the other documents referred to in Section 39.1 of the Structural Modifications Law, at the time of publication of the call to the General Shareholders’ Meetings of Iberdrola and Iberdrola Renovables that are to decide on the Merger.

It is stated for the record that, with respect to the possibility set forth in Section 36.2 of the Structural Modifications Law to change certain valuations in order to pick up changes in fair value that might not appear on the books, such possibility has not been required with respect to the valuations contained in the balance sheets of Iberdrola and Iberdrola Renovables as of December 31, 2010.

4.2	SHARE EXCHANGE RATIO

As stated in Section 3 of the Common Terms of Merger, the exchange ratio for the Merger is 0.30275322 shares of Iberdrola, with a par value of SEVENTY-FIVE (€0.75) EURO CENTS each, for each share of Iberdrola Renovables, with a par value of FIFTY (€0.50) EURO CENTS each.

This exchange ratio has been calculated taking into account, among other matters referred to in section 4.3 below, the extraordinary distribution of a cash dividend of one euro and twenty cents (€1.20) gross per share with right of receipt which the Board of Directors of Iberdrola Renovables has resolved in its meeting of 22 March 2011 to

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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propose to the General Shareholders’ Meeting of this company and which is referred to in section 3.2.12.1.b) above.

4.3	RATIONALE FOR THE EXCHANGE RATIO

Pursuant to the provisions of Section 25 of the Structural Modifications Law, the exchange rate has been determined based on the actual value of the equity of Iberdrola Renovables and Iberdrola.

The following have been taken into consideration in the calculation of the above-referenced exchange ratio: (a) the dividends that both companies plan to distribute and the other forms of shareholder compensation referred to in Section 3.2.12.1 above, (b) the capital increase and sale of treasury shares by Iberdrola last March 14, 2011, and (c) the shares held in treasury by Iberdrola Renovables (as of the date of this Report, SIXTEEN MILLION THREE HUNDRED ONE THOUSAND ONE HUNDRED SEVENTY-EIGHT (16,301,178) shares).

As stated in the Common Terms of Merger, the shareholders of Iberdrola Renovables will be entitled to receive the dividends which both companies are expected to distribute and to participate in the shareholder remuneration system referred to in the previous section and in the terms mentioned therein.

At the request of and for Iberdrola Renovables’ Board of Directors, Credit Suisse Securities (Europe) Limited and Merrill Lynch Capital Markets España, S.A., S.V., the financial advisors of Iberdrola Renovables and its Merger Committee, issued fairness opinions on March 22, 2011 stating to the Board of Directors of Iberdrola Renovables that the consideration to be received for the shares of Iberdrola Renovables apart from the majority shareholder (i.e. Iberdrola) within the framework of the Merger, which includes the exchange of shares at the ratio referred to in above section, is fair from a financial perspective for the shareholders of Iberdrola Renovables other than Iberdrola.

In turn, it is stated for the record that at the request of and for Iberdrola’s Board of Directors HSBC Bank plc and Citigroup Global Markets Limited, Spain Branch, the financial advisors of Iberdrola with respect to the merger process, issued fairness opinions on March 22, 2011 along the lines that such exchange ratio is fair for Iberdrola from a financial perspective.

The standard used by Iberdrola’s Board of Directors to determine the actual value of the equity of Iberdrola Renovables and Iberdrola was the stock market listing of one and the other company.

However, if it is reasonable considering the quotation of Iberdrola Renovables at the time of the announcement of the transaction - TWO POINT SEVEN ZERO SEVEN EURO (2.707 Euros) at March 7, 2011 (last full day of listing before the communication to the market of the Merger as a proposal by Iberdrola to Iberdrola Renovables), Iberdrola’s stock market listing should be adjusted for the impact on the capitalization derived from the stake of Qatar Holding Luxemburgo II S.à r.l. ( “Qatar Holding”) in the shareholding of the company through a capital increase to the

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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exclusion of pre-emptive rights and the purchase of shares in treasury stock (transactions made at a discount of 4.784 % on the list price of Iberdrola’s shares at the close of the trading session corresponding to the March 10, 2011 and 5.5 % to the quoted price of Iberdrola’s shares at the close of the trading session for the March 11, 2011). To quantify the impact of the holding of Qatar Holding, an adjusted list price has been established for Iberdrola on March 7, 2011 of FIVE POINT NINE HUNDRED AND FORTY SEVEN EURO (5.947 Euros), calculated as a weighted average of the existing shares prior to the capital increase and the sale of treasury stock with the list price of Iberdrola at the time the transaction was announced on the same date and of the shares offered to the new investor with the purchase price.

The use of the stock exchange quotation criteria (corrected in the case of Iberdrola) is justified as being the criterion most commonly applied in mergers of listed companies when, as is the case, it comes to securities with a degree of appreciable liquidity. The valuation with reference to the list price is, in addition, the method which is usually considered as preferential to determine the actual value in the case of listed securities (for example, in article 504.2 of the Capital Companies Act, for the purposes of determining the fair value of the shares to be issued in capital increases with the abolition of the pre-emptive right, it is presumed that the same is the result of the stock exchange listing “unless otherwise justified”).

For the calculation of the consideration offered and the implied premium, has both the type of an exchange as dividends and other shareholder remunerations to which every shareholder of Iberdrola Renovables will be entitled have been taken into account. Similarly, for the calculation of the consideration offered and the implied premium the valuation of Iberdrola (applied at the exchange ratio) and Iberdrola Renovables at each moment in time, has been taken into account.

In this way, if for the reference valuation of Iberdrola their quoted market price at the close of the trading day of the stock at March 7, 2011 is used, adjusted by the capital increase and sale of treasury stock at a discount to give entry to Qatar Holding to the equity, as has been stated above, the consideration offered to the shareholders of Iberdrola Renovables, represents a premium of 11.8 % on the price of Iberdrola Renovables on the same day.

The historical evolution of the consideration offered and the premium implied has also been analysed, in accordance with the evolution of the market prices, weighted by the volume negotiated, in different periods since the stock market flotation of Iberdrola Renovables and which results as follows:

Period	Implied Premium
Closing Price on 7.03.2011	11.8%
Average previous month 7.03.2011	14.0%
Average three months prior to 7.03.2011	13.6%
Average six months prior to 7.03.2011	16.5%
Average from the Initial Public Offering of Iberdrola Renovables	(5.2%)
Source: Factset. Weighted averages by volume in each analysed period

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

27

Similarly, the Board of Directors of Iberdrola Renovables, assisted by its Merger Commission, has also analyzed other valuation methods for the determination of the real value of the assets of Iberdrola and Iberdrola Renovables, among which are:

(i)	Objective prices of variable income analysts

The objective prices reflect the estimates of future listings of the shares and the objective prices of variable income analysts that cover both the actions of Iberdrola Renovables such as Iberdrola and which are not affected by the announcement of the Merger have been analysed and reviewed.

(ii)	Multiples of comparable listed companies

Another method used to evaluate the assets of Iberdrola Renewable and Iberdrola has consisted of the analysis of the relative valuations (listing multiples) of a selection of comparable listed companies, for both Iberdrola Renovables and Iberdrola. The main listing multiples which have been taken into consideration for this analysis, among others, have been the Business Value on EBITDA and Business Value on Invested Capital

iii)	Previous transactions

As an additional reference, previous transactions in which a majority shareholder would have acquired a minority but significant stake in a subsidiary company, both being listed, have been analysed.

In summary, Iberdrola Renovables’ Board of Directors believes that there is sufficient justification for the exchange ratio proposed in the Common Terms of Merger and that it is fair for the shareholders of Iberdrola Renovables other than its majority shareholder (i.e., Iberdrola), given that it has been calculated upon the basis of a reasonable consideration from a financial perspective for said shareholders.

This has been confirmed by the fairness opinions issued by Credit Suisse Securities (Europe) Limited and Merrill Lynch Capital Markets España, S.A., S.V., as the financial advisors of Iberdrola Renovables and its Merger Commission for this transaction, to the Board of Directors of this company.

In this regard, KPMG AUDITORES, S.L., the independent expert appointed by the Commercial Registry of Biscay, which is referred to in section 3.3.2 above, has issued a report addressed to the Boards of Directors of Iberdrola and Iberdrola Renovables, a copy of which is annexed to this Report.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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4.4	NET BOOK VALUE OF THE ASSETS OF IBERDROLA RENOVABLES TO BE TRANSFERRED TO IBERDROLA

Pursuant to the balance sheet of Iberdrola Renovables as of the effective date of the Merger for accounting purposes, i.e., January 1, 2011, and as indicated in Section 4.3.3 of the Common Terms of Merger, the value of Iberdrola Renovables’ equity to be received by Iberdrola is approximately ELEVEN BILLION THREE HUNDRED AND SEVENTY-ONE MILLION THREE HUNDRED EIGHTY-NINE THOUSAND (11,371,389,000.00) euros.

5.	IMPACT OF THE MERGER ON SHAREHOLDERS, CREDITORS AND EMPLOYEES

5.1	IMPACT ON SHAREHOLDERS

The shareholders of Iberdrola Renovables will cease to have such status as a result of the Merger, becoming shareholders of Iberdrola. This will occur through the allocation of Iberdrola shares to the shareholders of Iberdrola Renovables (other than Iberdrola) in proportion to their respective stake in the share capital of Iberdrola Renovables, in accordance with the established exchange ratio (see supra Section 3.2.2.). The exchange will be carried out upon the terms set forth in Section 3.2.4 above, and therefore requires no special action on the part of Iberdrola Renovables’ shareholders.

As from the effectiveness of the Merger, Iberdrola Renovables will be extinguished in order to become a part of Iberdrola, with the result that its current Corporate Governance System will cease to be effective. The by-laws governing Iberdrola (and that will therefore govern the relations between the former shareholders of Iberdrola Renovables and the absorbing company) will be those in effect on the date hereof on its corporate website, www.iberdrola.com, a copy of which is attached to the Common Terms of Merger as an annex thereto, all of that without prejudice to the amendments of the aforementioned by-laws which may result from the resolutions which are proposed to be adopted by the Board of Director of Iberdrola to the Ordinary General Shareholders’ Meeting of Iberdrola which is scheduled to be held on May 27, 2011, or if the required quorum is not reached, on second call, the next day, May 28, 2011, according to item 13 on the agenda.

Finally, it should be pointed out that the Merger will give to Iberdrola Renovables’ shareholders the rights and duties to which they are entitled by law and the by-laws in their capacity as shareholders, on equal terms with the current shareholders of Iberdrola.

5.2	IMPACT ON CREDITORS

The Merger will entail the transfer to Iberdrola by universal succession and in a single act of all of the goods, rights and obligations constituting the assets of Iberdrola Renovables. The obligations that Iberdrola has incurred with its creditors prior to the Merger shall remain unaltered. The legal relations of Iberdrola Renovables, which include those incurred with its creditors, shall remain in effect although the owner thereof becomes Iberdrola (except for those in which a change in ownership entails

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

29

termination thereof, which shall cease to be effective). Therefore, Iberdrola will become the debtor in the obligations that Iberdrola Renovables has incurred with its creditors.

Finally, it should be recalled that, as from the time of publication of the notice of the merger resolution, the creditors and bondholders of Iberdrola Renovables whose claims have not lapsed and which arose prior to the date of publication of the Common Terms of Merger may, for a period of one (1) month and until such claims are secured, exercise their right to object to the Merger upon the terms of Section 44 of the Structural Modifications Law. Creditors whose claims have already been sufficiently secured will not have the right of objection.

5.3	IMPACT ON EMPLOYEES

After the Merger, Iberdrola, in its capacity as absorbing company, will be responsible for all of the human and material resources currently owned by Iberdrola Renovables, as well as the policies and procedures that it has been observing regarding personnel management. Therefore, and pursuant to the provisions of Article 44 of the Workers’ Statute (Estatuto de los Trabajadores), which governs business succession, Iberdrola will subrogate to the labor rights and obligations of the employees of Iberdrola Renovables.

In turn, Iberdrola Renovables will comply with its obligations to provide information and to consult with the legal representatives of its workers pursuant to the provisions of labor regulations. Notice of the Merger will also be given to public entities where appropriate, and in particular to the General Social Security Revenue Office (Tesorería General de la Seguridad Social).

6.	CAPITAL INCREASE OF IBERDROLA

6.1	RATIONALE FOR THE REPORT

Finally, and as stated above in Section 3.2.3, Iberdrola contemplates the possibility of increasing its share capital in the nominal amount of ONE HUNDRED AND FORTY EIGHT MILLION FOUR HUNDRED AND SEVENTY THOUSAND AND ELEVEN EUROS AND TWENTY FIVE CENTS (148,470,011.25 euros) by means of the issuance of ONE HUNDRED AND NINETY SEVEN MILLION NINE HUNDRED AND SIXTY THOUSAND AND FIFTEEN (197,960,015) shares that, where appropriate, will be used to cover the relevant portion of the exchange ratio set forth in Section 3 of the Common Terms of Merger. The corresponding proposed increase will be submitted for the deliberation and approval of the General Shareholders’ Meeting of Iberdrola which shall resolve on the Merger.

From Iberdrola’s viewpoint, the increase and resulting by-law amendment will be subject to the provisions of Sections 285 et. seq. of the Companies Law. For purposes of Sections 285 and 296 of such law, the Board of Directors must make a specific pronouncement of its rationale upon the terms set forth below.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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In addition, the Board of Directors of Iberdrola Renovables shares and makes such rationale its own to the extent required; and does so to the extent that the By-Laws of Iberdrola form a part of the Common Terms of Merger, which must be submitted for the consideration of the shareholders at the General Shareholders’ Meeting of Iberdrola Renovables.

6.2	REPORT ON THE RATIONALE FOR THE CAPITAL INCREASE

As described in detail above, a total of TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN (250,834,615) shares would be required for delivery in exchange for the EIGHT HUNDRED TWENTY-EIGHT MILLION FIVE HUNDRED ELEVEN THOUSAND EIGHT HUNDRED TWO (828,511,802) shares of Iberdrola Renovables that might actually be involved in the exchange.

As stated in Section 3.2.3 above, Iberdrola will cover the exchange of shares of Iberdrola Renovables with treasury shares and, if the number thereof is insufficient to fully cover such ratio (i.e., if it is less than TWO HUNDRED FIFTY MILLION EIGHT HUNDRED THIRTY-FOUR THOUSAND SIX HUNDRED FIFTEEN (250,834,615) shares), with newly-issued shares as well.

In view of the foregoing, Iberdrola’s Board of Directors will use for the exchange all the shares acquired in the Buyback Program, which as of the closing of the stock market session of April 8, 2011 was FIFTY TWO MILLION EIGHT HUNDRED AND SEVENTY FOUR THOUSAND SIX HUNDRED (52,874,600) shares.

In this regard, it is stated for the record that, in accordance with section 3.2.3.2 above, Iberdrola has stated its intention to continue to acquire own shares under the Buyback Program until reaching a number of Iberdrola shares which is sufficient to cover the exchange ratio in full.

Without prejudice to the above, it is also stated for the record that, if it is not possible to fully cover the exchange ratio with the treasury shares held by Iberdrola, Iberdrola’s Board of Directors will propose to the General Shareholders’ Meeting of this company an increase in its share capital in the nominal amount of ONE HUNDRED AND FORTY EIGHT MILLION FOUR HUNDRED AND SEVENTY THOUSAND AND ELEVEN EUROS AND TWENTY FIVE CENTS (148,470,011.25 euros) by means of the issuance of ONE HUNDRED AND NINETY SEVEN MILLION NINE HUNDRED AND SIXTY THOUSAND AND FIFTEEN (197,960,015) shares with a par value of SEVENTY-FIVE EURO CENTS (0.75 euros) each, belonging to the same single series as the current shares of Iberdrola in circulation, and which will be represented by book-entries, with an express provision for the possibility of an incomplete subscription of the increase.

With the aim of achieving the implementation as indicated in the immediately preceding paragraph, the Board of Directors of Iberdrola has considered it appropriate that the increase is conditioned insofar as the number of shares of Iberdrola in treasury stock is

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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less than the number of shares required to cover the exchange resulting from the Merger (the “Condition Precedent”).

On the other hand, it is hereby recorded that the share issue premium (the “Share Premium”) is considered as the amount corresponding to the difference between:

(a)

the net book value of the equity received from Iberdrola Renovables by Iberdrola by virtue of the Merger adjusted by (y) the stake in Iberdrola in Iberdrola Renovables at the time of the implementation of the capital increase, as well as treasury held by the latter company at the time of the execution of the capital increase; and (z) the proportion which the number of new shares to be issued and subscribed by virtue of the increase represents over the total number of shares of Iberdrola to deliver in the exchange (“NE contributed” ); and

(b)	the nominal value of the new shares issued by Iberdrola in the implementation of the increase (“NV New Shares”).

The following is a formula for the calculation of the Share Premium:

Share Premium = NE contributed - NV New Shares

Where:

NE contributed = NEIBR Adjusted * (N New Shares / N Exchange Shares)

where, in turn:

NEIBR Adjusted = Free Float IBR* NEIBR r

where, likewise:

Free Float IBR = 1 - (Stake IBE/ SC IBR Adjusted)

where, in turn:

Stake IBE =	Number of shares of Iberdrola Renovables owned by Iberdrola.
SCIBR Adjusted =	Total number of shares of Iberdrola Renovables in circulation discounting the treasury stock shares held by this company.

NEIBR = Net equity of Iberdrola Renovables as of 1 January 2011.

N New Shares =	Number of new shares of Iberdrola to be issued on execution of the capital increase.
N Exchange	Number of shares of Iberdrola which shall be delivered to

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

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Shares = cover the exchange of shares of Iberdrola Renovables.

For illustrative purposes, it is hereby recorded that, if it complies to the existing data at the date of issuance of this Report, in addition to the calculation formula described above, and the capital increase is executed for the amount stipulated in paragraph 6.1 above, the Share Premium amounts to EUR 1,618,588,296.2805. This figure is taken from the following calculations:

1.	Free Float IBR = 1 - (Stake. IBE / SCIBR adjusted) = 0.196900742707625

Where:

•	Stake IBE = 3,379,251,920 shares

•	CSIBR adjusted = 4,224,064,900 - 16,301,178 = 4,207,763,722 shares

2.	NEIBR = 11,371,389,000 euros

3.	NEIBR Adjusted = Free Float IBR * NEIBR = 2,239,034,939.71732 euros

Where:

•	Free Float IBR = 0.196900742707625

•	NEIBR = 11,371,389,000

4.	NE contributed = NEIBR Adjusted * (N New Shares/N Exchange Shares) = 1,767,058,307.5305 euros

Where:

•	NEIBR Adjusted = 2,239,034,939.71732 euros

•	N New Shares = 197,960,015 shares

•	N Exchange Shares = 250,834,615 shares

5.	Share Premium = NE contributed - NV New Shares = 1,618,588,296.2805 euros

Where:

•	NE contributed = 1,767,058,307.5305 euros

•	NV New Shares = 148,470,011.25 euros

The incomplete subscription established in article 311 of the Companies Law is expected, inter alia, for the following reasons:

(a)

from the time of the closure of market trading for April 8, 2011 until the time of verifying fulfilment, where appropriate, of the Condition Precedent, the number of shares acquired by Iberdrola under the Buyback Program may have increased, meaning, therefore, that the number of shares that may be necessary to issue by means of the capital increase referred to in this Report is finally less ONE HUNDRED AND NINETY SEVEN MILLION NINE HUNDRED AND SIXTY THOUSAND AND FIFTEEN (197,960,015); and

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

33

(b)

in accordance with the provisions of article 26 of the Structural Modifications Law, the shares of Iberdrola Renovables in the possession of the latter company, Iberdrola or any person acting on his own name but on behalf of Iberdrola Renovables or Iberdrola, will not be exchanged and, consequently, shall be subject to amortisation.

Both the par value of such shares as well as the corresponding Share Premium shall be fully paid-up as a result of the transfer en bloc of the assets of Iberdrola Renovables to Iberdrola, which shall acquire all of the rights and obligations of such company by universal succession.

The conclusions from the report of KPMG AUDITORES, S.L., in its capacity as independent expert, are included in Section 5 of said report, a copy of which is annexed to this Report.

It is hereby stated for the record that, pursuant to the provisions of Section 304.2 of the Companies Law, the shareholders of Iberdrola will not enjoy any pre-emptive right to subscribe the new shares issued with respect to the absorption of Iberdrola Renovables.

Finally, the capital increase of Iberdrola, if it occurs, will involve an amendment to the share capital figure and the number of shares into which it is divided appearing in Article 5 of the current By-Laws of Iberdrola.

7.	CONCLUSIONS

Based on all of the foregoing, the members of the Board of Directors of Iberdrola Renovables (excluding the proprietary Directors appointed at the behest of Iberdrola) express their belief that:

(i)	the Merger between Iberdrola and Iberdrola Renovables referred to in the Common Terms of Merger covered by this Report is beneficial for both entities, and thus for their respective shareholders; and

(ii)

the exchange ratio proposed in the Common Terms of Merger is justified and fair from a financial perspective for the shareholders of both entities, as corroborated by both the financial advisors of the companies participating in the Merger as well as the independent expert appointed by the Commercial Registry.

*        *        *

Valencia, April 13, 2011

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

34

BOARD OF DIRECTORS OF IBERDROLA RENOVABLES, S.A.

[Abstains from signing due to a conflict of interest]	[Abstains from signing due to a conflict of interest]

/s/ Mr. José Ignacio Sánchez Galán	/s/ Mr. Javier Sánchez-Ramade Moreno
Mr. José Ignacio Sánchez Galán	Mr. Javier Sánchez-Ramade Moreno
Chairman	Vice-Chairman

/s/ Mr. Xabier Viteri Solaun	/s/ Mr. Manuel Amigo Mateos
Mr. Xabier Viteri Solaun	Mr. Manuel Amigo Mateos
Chief Executive Officer	Member

[Abstains from signing due to a conflict of interest]

/s/ Mr. Gustavo Buesa Ibañez	/s/ Mr. Alberto Cortina Koplowitz
Mr. Gustavo Buesa Ibañez	Mr. Alberto Cortina Koplowitz
Member	Member

[His signature is missing due to the fact of not having been physically present at the meeting of the Board of Directors]

/s/ Mr. Luis Chicharro Ortega	/s/ Mr. Carlos Egea Krauel
Mr. Luis Chicharro Ortega	Mr. Carlos Egea Krauel
Member	Member

[Abstains from signing due to a conflict of interest]

/s/ Mr. Julio Fermoso García	/s/ Mr. Juan Manuel González Serna
Mr. Julio Fermoso García	Mr. Juan Manuel González Serna
Member	Member

[Abstains from signing due to a conflict of interest]

/s/ Mr. Aurelio Izquierdo Gómez	/s/ Mr. Manuel Moreu Munaiz
Mr. Aurelio Izquierdo Gómez	Mr. Manuel Moreu Munaiz
Member	Member

[Abstains from signing due to a conflict of interest]

/s/ Mr. Emilio Ontiveros Baeza	/s/ Mr. José Sáinz Armada
Mr. Emilio Ontiveros Baeza	Mr. José Sáinz Armada
Member	Member

[Abstains from signing due to a conflict of interest]

/s/ Mr. José Luis San Pedro
Mr. José Luis San Pedro
Guerenabarrena
Member

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

35

Following best corporate governance practices, all of the proprietary Directors of Iberdrola Renovables appointed at the request of Iberdrola (except from Mr. Carlos Egea Krauel, who was not physically present at the meeting of the Board of Directors at which this Report on the Common Terms of Merger was approved, having been represented by Mr. José Ignacio Sánchez Galán), i.e., Messrs. José Ignacio Sánchez Galán, Javier Sánchez-Ramade Moreno, Alberto Cortina Koplowitz, Julio Fermoso García, Aurelio Izquierdo Gómez, José Sainz Armada and José Luis San Pedro Guerenabarrena, have not participated in the deliberations and have abstained from taking part in the votes of the Board of Directors of Iberdrola Renovables relating to this Report on the Common Terms of Merger, due to an understanding that they might be affected by potential conflict of interest.

For this reason, the signatures of Messrs. José Ignacio Sánchez Galán, Javier Sánchez-Ramade Moreno, Alberto Cortina Koplowitz, Julio Fermoso García, Aurelio Izquierdo Gómez, José Sainz Armada and José Luis San Pedro Guerenabarrena do not appear in this Report on the Common Terms of Merger.

Finally, it is stated for the record that Mr. Xabier Viteri Solaun, executive Director of Iberdrola Renovables, has joined in the unanimous decision of the Company’s independent Directors, and has therefore signed this Report on the Common Terms of Merger.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

36

ANNEX.-REPORT OF INDEPENDENT EXPERT REGARDING THE

COMMON TERMS OF THE MERGER

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

37

(Free translation of the report originally issued in Spanish.

In the event of discrepancy, the Spanish-language version prevails)

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report in relation to the appointment of

KPMG Auditores, S.L. by the Mercantile Registry of the

Province of Vizcaya for the preparation of a single report on the Common Merger Project concerning the merger by take-over of Iberdrola Renovables, S.A. (the non-surviving

company) by Iberdrola, S.A. (the surviving company) and the

equity contributed by the non-surviving companies.

KPMG Auditores, S.L.

This report contains 21 pages

To the Board of Directors of:

Iberdrola, S.A.

Iberdrola Renovables, S.A.

(Free translation of the report originally issued in Spanish.

In the event of discrepancy, the Spanish-language version prevails)

Pursuant to article 34 of Law 3/2009 of 3 April on structural modifications to mercantile companies (hereinafter the “LMESM”), on 23 March 2011 KPMG Auditores, S.L. was appointed as independent expert by Mr. Carlos Alonso (Marra, Mercantile Registrar of Vizcaya, in relation to case number 45/11, to issue a single report on the common merger project concerning the merger by take-over of Iberdrola Renovables, S.A. (hereinafter Iberdrola Renovables, the Non-surviving Company or IBR) by Iberdrola, S.A. (hereinafter “Iberdrola”, “the Surviving Company” or “IBE”, jointly along with Iberdrola Renovables, hereinafter referred to as “the Companies”), as well as the net assets contributed to the Surviving Company by the Non-surviving Company, which will cease to exist. On 23 March 2011 KPMG Auditores, S.L. accepted the aforementioned appointment, and issued its proposal for professional services in relation to this transaction on 31 March 2011.

1	The operation

1.1	Identification of the merging companies

Surviving Company

•	Iberdrola, S.A.

•	Registered office: Calle Cardenal Gardoqui, no. 8, 48008 Bilbao.

•	Registered data: entered into the Vizcaya Mercantile Registry, in volume BI-233, sheet 156, page number BI-167A, entry number 923.

•	Tax identification number: A-48010615

Non-surviving Company

•	Iberdrola Renovables, S.A.

•	Registered office: Calle Menorca no. 19, planta 13a, 46023 Valencia.

•	Registered data: entered into the Valencia Mercantile Registry, in volume 8,919, book 6,205, sheet 119, page number V-130.102

•	Tax identification number: A-83028035

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.2.	General description of the merger and share exchange ratio

At their respective meetings held on 22 March 2011 the boards of directors of Iberdrola and Iberdrola Renovables (with the abstention, in the latter case, of the directors representing Iberdrola) agreed to subscribe the common merger project for both companies (hereinafter the Merger Project), pursuant to articles 30, 31 and related articles of the LMESM.

According to the aforementioned Merger Project, the share exchange ratio for the merging companies, determined based on the actual value of the net equity of IBE and IBR, will be 0.30275322 Iberdrola shares, of seventy-five Euro cents (€0.75) nominal value each, for each Iberdrola Renovables share of fifty Euro cents (€0.50) nominal value each, as well as, as required, a cash payment under the terms of article 25 of the LMESM with respect to the so-called “share fractions”.

The following have also been considered when calculating the share exchange ratio: (i) the dividends that the Companies expect to distribute and other shareholder remuneration, as detailed in section 1.3 of this report; (ii) the share capital increase and sale of treasury shares by Iberdrola on 14 March 2011; and (iii) the treasury shares held by Iberdrola Renovables (which represented approximately 0.386% of its share capital at the date on which the Merger Project was approved).

In accordance with the Merger Project, the operation will involve the absorption of Iberdrola Renovables by Iberdrola. Iberdrola Renovables will be wound up without liquidation and will cease to exist, while its equity will be transferred en bloc to Iberdrola which will acquire all the rights and obligations of Iberdrola Renovables by universal succession.

The Merger Project establishes that Iberdrola will use treasury shares, newly issued shares or a combination of both in the Iberdrola Renovables share exchange. If Iberdrola uses newly issued shares in the share exchange, IBE will increase its share capital by the required amount by issuing new shares of seventy-five Euro cent (€0.75) nominal value each, of the same class and series as the current Iberdrola shares, represented by book entries. Notwithstanding the above, the Merger Project establishes that, pursuant to article 26 of the LMESM, the IBR shares currently held by IBE (representing 80% of share capital at the date on which the Merger Project is approved) and the treasury shares held by IBR (representing approximately 0.386% of the share capital at the date of the Merger Project) will not be exchanged, but rather will be redeemed.

As stipulated in the Merger Project, should the above-mentioned share capital increase go ahead, the difference between the net book value of the equity received by Iberdrola as a result of the merger and the nominal value of the new shares issued by Iberdrola and given to the shareholders of Iberdrola Renovables, adjusted to take into consideration the percentage of the total shares delivered in the exchange represented by the new shares issued, will be considered the share premium. Both the nominal value of the aforementioned shares and the corresponding share premium will be fully paid following the transfer en bloc of the net equity of Iberdrola Renovables to Iberdrola, which will acquire all of IBR’s rights and obligations via universal succession.

Pursuant to article 304.2 of the revised Spanish Companies Act, approved by Legislative Royal Decree 1, 2010 of 2 July 2010 (hereinafter the LSC), should the above-mentioned share capital increase go ahead, the Iberdrola shareholders will not have any pre-emptive rights with respect to subscription of the new shares issued by Iberdrola as a result of the merger.

2

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.3	Dividends that the Companies plan to distribute and other shareholder remuneration systems

1.3.1	Iberdrola

If at their general meeting the shareholders of Iberdrola approve the proposal prepared by the Iberdrola board of directors at their meeting on 22 February 2011 (the amended version of which is expected to be approved by the Board on 12 April 2011 in line with the draft agreement issued by that body and provided to us), Iberdrola will distribute a dividend following the merger of three Euro cents (€0.03) gross per share with profit-sharing rights. This dividend is expected to be paid in July 2011 with a charge to 2010 profits. Any shares which may be issued by Iberdrola in the context of the share capital increase described in the preceding section, or delivered by Iberdrola as part of the share exchange, will confer to their holders, as of the date on which they are issued or delivered (as applicable), profit-sharing rights in Iberdrola under the same terms and conditions of the remaining Iberdrola shares outstanding at that date. These shares will also carry the rights to receive the abovementioned dividend of three Euro cents (€0.03) gross per share.

At the above-mentioned meeting held on 22 February 2011, the Iberdrola board of directors also agreed to prepare a proposal to be submitted for approval by the Company’s shareholders at their general meeting, comprising an issue of bonus shares to allocate new shares free of charge to the shareholders of the Company, as part of the “Iberdrola flexible dividend” remuneration system. According to the information included in the Merger Project, this system will allow Iberdrola shareholders to opt to receive all or part of their remuneration in the form of bonus shares of the Company or in cash. If the remuneration is received in cash, payment will be made through the sale in the market of rights to the bonusº shares allocated free of charge, or as part of the commitment to be undertaken by IBE to make purchases at a fixed price if the aforementioned proposal is eventually approved by its shareholders at their general meeting. Based on the existing share capital at the date of the Merger Project and the market conditions at that date, Iberdrola estimated that the price at which it would undertake to purchase the bonus shares allocated free of charge for the first share capital increase through the issue of bonus shares (of the two initially planned) would be at least fifteen Euro cents (€0.15) per right. In accordance with the Merger Project, the Iberdrola Renovables shareholders which will become Iberdrola shareholders following the merger will also benefit from the aforementioned “Iberdrola flexible dividend” programme, as the first increase will be carried out after the merger.

1.3.2	Iberdrola Renovables

If at their general meeting the shareholders of Iberdrola Renovables approve the proposal prepared by the Iberdrola board of directors at their meeting on 22 February 2011, Iberdrola Renovables will distribute a dividend, with a charge to 2010 profits of two point five Euro cents (€0.025) per share with profit-sharing rights. According to the information set forth in the Merger Project, payment of this dividend is expected to be made on 21 June 2011 (approximate date) and, in any case, prior to the date on which the Iberdrola-Iberdrola Renovables merger is entered into the Mercantile Registry. Consequently, only the Iberdrola Renovables shareholders would have the right to collect this dividend.

3

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Furthermore, If the proposal prepared by the Iberdrola Renovables board of directors in their session of 22 March 2011 is approved by the Company’s shareholders, Iberdrola Renovables will also distribute an extraordinary dividend of one Euro and twenty cents (€1.20) gross per share with profit-sharing rights. This distribution is expected to be made on 21 June 2011. Consequently, only the Iberdrola Renovables shareholders would have the right to collect this extraordinary dividend, which is also expected to be paid before the Iberdrola-Iberdrola Renovables merger is entered into the Vizcaya Mercantile Registry.

The extraordinary dividend mentioned in the preceding paragraph is subject to approval of the merger by the shareholders of Iberdrola and Iberdrola Renovables at their respective general meetings.

1.4	Methods used by Iberdrola to calculate the merger share exchange

1.4.1	Shares to be used in the exchange

According to the information set forth in the Merger Project, the number of shares to be delivered by Iberdrola to the current Iberdrola Renovables shareholders in consideration for the net equity absorbed from the latter as a result of the merger will be estimated considering the share exchange ratio mentioned in section 1.2 above, as well as the following issues:

•

The share capital of Iberdrola Renovables comprises a total of four thousand two hundred and twenty-four million sixty-four thousand nine hundred (4,224,064,900) shares, assuming that this number will not change before the merger is officially recorded; and

•

Pursuant to article 26 of the LMESM, the Iberdrola Renovables shares held by Iberdrola (which, at the date of this report, total 3,379,251,920 shares and represent 80% of the Iberdrola Renovables share capital) and the treasury shares held by Iberdrola Renovables (which total 16,301,178 at the date of the Merger Project, representing approximately 0.386% of share capital) will not be included in the exchange, but rather will be redeemed (once again assuming that neither figure changes before the merger is entered into the Mercantile Registry).

Consequently, as the number of Iberdrola Renovables shares expected to be included in the exchange will be eight hundred and twenty-eight million, five hundred and eleven thousand eight hundred and two (828,511,802) shares, and considering the above-mentioned share exchange ratio, Iberdrola should deliver to the current Iberdrola Renovables shareholders two hundred and fifty million, eight hundred and thirty-four thousand, six hundred and fifteen point eight six (250,834,615.86) shares in the exchange.

Nevertheless, given that Iberdrola shares are not divisible and that shares cannot be issued or delivered in fractions, the total number of Iberdrola Renovables shares involved in the exchange would have to be a multiple of the share exchange ratio. As the estimated number of Iberdrola Renovables shares to be included in the exchange is not a multiple of the share exchange ratio, the Companies will establish a mechanism to ensure that the number of Iberdrola shares to be given to the Iberdrola Renovables shareholders as part of the exchange is a whole number. This mechanism will take the form of the appointment of an entity as a “share fractions broker”, which irrevocably waives a fraction of an Iberdrola share to which it would have the right as an Iberdrola Renovables shareholder so that the total number of Iberdrola shares to be given to the Iberdrola Renovables shareholders is a whole number. This number has been estimated at two hundred and fifty million eight hundred and thirty-four thousand six hundred and fifteen (250,834,615) shares.

4

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.4.2	Programme for the repurchase of Iberdrola shares

According to the information included in the Merger Project, Iberdrola will use treasury shares, newly issued shares or a combination of both in the Iberdrola Renovables share exchange. According to the draft reports prepared by the boards of directors of the Companies on the Merger Project, the Iberdrola board has opted to use treasury shares in the share exchange. In the event that there are insufficient treasury shares to do so (i.e. fewer than two hundred and fifty million eight hundred and thirty-four thousand six hundred and fifteen (250,834,615) shares), newly issued shares will also be used.

In their meeting on 11 March 2011 the board of directors therefore agreed to implement a programme to repurchase shares, pursuant to the authorisation conferred by the shareholders at their general meeting on 26 March 2010 and in accordance with Commission Regulation (EC) No 2273/2003, of 22 December 2003. The terms of this repurchase programme were partially amended through an agreement by the Iberdrola board of directors dated 22 March 2011 to increase the maximum number of shares to be acquired through this programme (the rest of the terms and conditions were unaffected by this agreement). The Iberdrola share repurchase programme is summarised below:

(i)	Iberdrola may acquire up to a maximum of two hundred and fifty million nine hundred thousand (250,900,000) shares, representing up to 4.30937% of its share capital prior to the merger.

(ii)	These shares will be purchased at market price, in accordance with the price and volume conditions set forth in article 5 of Commission Regulation (EC) No 2,273/2003 of 22 December 2003.

(iii)

The repurchase programme will remain in force until the exchange takes place, which is estimated to be no later than 31 July 2011. Nevertheless, Iberdrola reserves the right to terminate the aforementioned programme in the event that, prior to the scheduled expiry date, Iberdrola has acquired the shares required for the exchange, or has decided to increase its share capital for this purpose.

At the close of the trading day on 8 April 20111, Iberdrola had acquired a total of fifty-two million eight hundred and seventy-four thousand six hundred (52,874,600) treasury shares under the repurchase programme. However, as the above-mentioned programme will, in theory, remain in force until the exchange of Iberdrola Renovables shares for Iberdrola shares effectively takes place, the Merger Project stipulates that Iberdrola will, subject to prevailing market conditions at any given date, continue to acquire treasury shares until a sufficient number have been obtained for the share exchange.

[1]

This date was chosen as a reference as, according to the draft reports from the Companies’ directors on the Merger Project, it was the last available date on which the National Securities Market Commission was issued with a material corporate events report publishing the operations carried out by Iberdrola under the repurchase programme.

5

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.4.3	Iberdrola share capital increase

According to the information included in the draft reports issued by the boards of directors of the Companies with respect to the Merger Project, if Iberdrola must use newly issued shares as part of its participation in the share exchange, IBE will increase its share capital by issuing new shares of seventy-five Euro cents (€0.75) nominal value each, of the same class and series as the current Iberdrola shares and represented by book entries. In compliance with article 304.2 of the Spanish Companies Act, there will be no pre-emptive subscription rights for IBE’s shareholders. Therefore, considering: (i) the number of Iberdrola shares required for the share exchange (i.e. two hundred and fifty million eight hundred and thirty-four thousand six hundred and fifteen (250,834,615) shares); and (ii) the total shares acquired by Iberdrola at the close of the trading day on 8 April 2011 under the repurchase programme (i.e. fifty-two million, eight hundred and seventy-four thousand six hundred (52,874,600) shares); the maximum number of new shares which may be required for issue by Iberdrola for the share exchange would, at the date of this report, be one hundred and ninety-seven million, nine hundred and sixty thousand and fifteen (197,960,015) shares. According to the information set forth in the draft report issued by the Iberdrola board of directors with respect to the Merger Project, the corresponding proposed agreement on the share capital increase mentioned in this paragraph will expressly include the possibility of an incomplete subscription.

In any case, as mentioned above, pursuant to article 26 of the LMESM, the Iberdrola Renovables shares held by Iberdrola (which, at the date of the Merger Project, totalled 3,379,251,920 shares representing 80% of IBR’s share capital) and the treasury shares held by Iberdrola Renovables (which at the date of the Merger Project stood at 16,301,178 shares) will not be exchanged, but rather will be redeemed (assuming that both figures remain unchanged until the merger is entered into the Mercantile Registry).

Should the share capital increase described in this section go ahead, the difference between the net book value of the equity received by Iberdrola as a result of the merger and the nominal value of any new shares issued by Iberdrola, adjusted to take into consideration the percentage of the total shares delivered in the exchange represented by any new shares issued, will be considered the share premium. The nominal value of the new shares and the related share premium will be fully paid up through the transfer en bloc of the equity of Iberdrola Renovables to Iberdrola. The amount of IBE’s share capital and the number of shares by which it is represented will need to be modified as a result of the share capital increase.

1.5	Rights to be granted in the Surviving Company to persons holding special rights or ancillary obligations

According to the Merger Project, Iberdrola Renovables has no ancillary obligations, special shares or special rights other than shares. Furthermore, the Iberdrola shares which will be delivered to the Iberdrola Renovables shareholders as part of the merger will not confer any special rights to their holders.

6

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.6	Equity of the Non-surviving Companies to be transferred to the Surviving Company

In accordance with the Merger Project, following the merger by absorption of Iberdrola Renovables by Iberdrola, the former will be wound up without liquidation and its net assets will be transferred en bloc to Iberdrola. At the date of the preparation and subscription of the aforementioned Merger Project, Iberdrola Renovables was involved in a process to implement a new corporate and governance structure in the group and its subsidiaries. This process includes the creation of one or more subsidiaries which would be in charge of businesses, effectively assuming the management of the renewable energies businesses in Spain and the rest of the world, and is still ongoing at the date of the Merger Project.

For the purposes of article 31.9 of the LMESM, the assets and liabilities transferred by Iberdrola Renovables to Iberdrola will be recognised in the Iberdrola accounting records at the amounts reflected (following the operation) in the group’s consolidated accounts at the date on which the merger takes effect for accounting purposes (1 January 2011). At 1 January 2011 the main categories of IBR assets and liabilities, as well as their valuation determined following the criteria explained in the preceding paragraph, were as follows:

7

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Net book value
(Thousands of Euros)
NON-CURRENT ASSETS	12,301,611
Intangible assets	9,162
Property, plant and equipment	81,758
Non-current investments in group companies and associates	12,185,860
Non-current investments	9,517
Deferred tax assets	15,314
Receivables, group companies, non-current	—
CURRENT ASSETS	5,002,182
Inventories	574,796
Trade and other receivables	630,297
Current investments in group companies and associates	3,745,698
Current investments	50,905
Current accruals	486
Cash and cash equivalents	—

TOTAL ASSETS TO BE TRANSFERRED	17,303,793

NON-CURRENT LIABILITIES	4,783,148
Non-current provisions	10,845
Non-current payables	1,947
Payables, group companies and associates, non-current	4,599,978
Deferred tax liabilities	170,378
CURRENT LIABILITIES	1,149,256
Current payables	48,924
Group companies and associates, current	658,889
Trade and other payables	440,572
Current accruals	871

TOTAL LIABILITIES TO BE ASSUMED	5,932,404

NET BOOK VALUE OF THE EQUITY TO BE TRANSFERRED	11,371,389

1.7	Date for accounting purposes from which the new shares will carry the right to participate in corporate profits

1.7.1	Date for accounting purposes

According to the information included in the Merger Project, 1 January 2011 has been established as the date from which Iberdrola Renovables operations will be considered, for accounting purposes, as being performed by Iberdrola.

8

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

1.7.2	Date from which the new shares will carry the right to participate in corporate profits

The shares delivered as part of the exchange (whether Iberdrola treasury shares already outstanding or new shares issued by Iberdrola during the share capital increase which may be approved in accordance with section 1.4 of this report) will confer to their holders, from the date they are transferred or issued, profit-sharing rights in Iberdrola under the same terms and conditions as applicable to the remaining Iberdrola shares outstanding at that date. As previously mentioned, the aforementioned shares will confer to their holders the right to receive the dividend which Iberdrola expects to distribute following the merger, which is estimated to take place during July 2011 with a charge to profit for the year ended 31 December 2010. The aforementioned shares will also confer the right to benefit from the “Iberdrola flexible dividend” system mentioned in section 1.3 of this report.

1.8	Merger balance sheets

In accordance with the Merger Project, for the purposes of Article 36.1 of the LMESM, the merger balance sheets will be the individual balance sheets of the merging companies at 31 December 2010, which form part of their financial statements at that date. Furthermore, none of the circumstances foreseen in article 36.2 of the LMESM have materialised, which would lead to obligatory modifications to the valuations reflected in the aforementioned IBE and IBR balance sheets.

The aforementioned balance sheets of IBE and IBR at 31 December 2010 were prepared by the respective boards of directors on 22 (Iberdrola) and 21 (Iberdrola Renovables) February 2011, audited by Ernst & Young, S.L., and will be submitted for approval by the shareholders of each of the Companies at their annual general meetings prior to adoption of the merger agreement.

2	Valuation methods used to determine the share exchange ratio

A description of the methods used by the directors of Iberdrola and Iberdrola Renovables to determine the share exchange ratio, based on information received from the merging companies, is presented below.

Valuation methods used by the directors of Iberdrola and Iberdrola Renovables

According to the information included in the Merger Project, Iberdrola engaged HSBC Bank Plc (hereinafter HSBC) and Citigroup Global Markets Limited, Sucursal en España (hereinafter Citi) as financial advisors for the merger process. Pursuant to this engagement, and at the request of the Iberdrola board of directors, HSBC and Citi both issued fairness opinions to the board (for its exclusive use) on 22 March 2011, confirming that the exchange ratio is reasonable from a financial perspective for Iberdrola, based on the analysis performed and pursuant to the normal considerations included in the fairness opinions.

9

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Iberdrola Renovables, in turn, engaged Credit Suisse Securities (Europe) Limited (hereinafter CS) and Merrill Lynch Capital Markets España, S.A., S.V. (hereinafter BofA ML) as financial advisors for the merger process. Pursuant to this engagement, and at the request of the Iberdrola Renovables board of directors, CS and BofA ML both issued fairness opinions to the board (for its exclusive use) on 22 March 2011, with respect to the consideration receivable by the Iberdrola Renovables shareholders other than the majority shareholder (Iberdrola) as part of the planned merger, which would include the agreed exchange ratio. According to these fairness opinions, the consideration receivable is reasonable from a financial perspective for the Iberdrola Renovables shareholders other than Iberdrola.

Valuation methods used by the Iberdrola board of directors

The Iberdrola board of directors performed a number of valuation analyses on Iberdrola and Iberdrola Renovables, which are detailed below.

The share exchange ratio was determined based on the actual value of the net equity of Iberdrola and Iberdrola Renovables. In determining this ratio the generally accepted valuation methodology and criteria deemed most suitable were taken into account, as well as the respective consolidated annual financial statements of Iberdrola and Iberdrola Renovables closed and audited at 31 December 2010.

The criteria used by the Iberdrola board of directors to determine the actual value of the equity of Iberdrola and Iberdrola Renovables for the purposes of calculating the above-mentioned exchange ratio was the market listing price of each company on the day prior to the announcement of the operation (i.e. 7 March 2011). The share exchange ratio was adjusted to take into account the technical impact on the capitalisation of Iberdrola of the share capital increase carried out as a result of the entry of Qatar Holding Luxembourg II S.à.r.l. into the company’s shareholding structure (the increase was carried out applying a 4.784% discount to the closing price of Iberdrola shares on 10 March 2011 and a 5.5% discount to the closing price of Iberdrola shares on 11 March 2011), as well as the results of the negotiations between Iberdrola and the Iberdrola Renovables merger committee.

Use of the stock market listing price as a valuation criterion is justified as this is the most commonly used criterion in mergers of listed companies when, as with the case at hand, the securities have appreciable liquidity levels. Valuation using listing prices is also the method normally preferred to determine the actual value of listed securities (according to article 504.2 of the LSC, to determine the fair value of the shares to be issued in share capital increases with the exclusion of pre-emptive rights, it is assumed that this value is the same as the listing price “unless shown otherwise”).

Consequently, if the Iberdrola valuation reference used were its listing price at the close of business on 7 March 2011, adjusted to consider the share capital increase involved in the aforementioned entry of Qatar Holding into the shareholding structure, the consideration offered to the Iberdrola Renovables shareholders (expressed as a share exchange ratio) would be a ratio of 0.50453215 Iberdrola shares for each Iberdrola Renovables share. This share exchange ratio represents a premium of 17.6% with respect to the average listing price of Iberdrola Renovables for the six (6) months prior to the date on which the merger was announced.

10

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Notwithstanding the above, as the estimated valuation of the Companies considered, among other factors, the distribution of an extraordinary dividend of one Euro and twenty cents (Euros 1.20) per Iberdrola Renovables share (which, if approved by the Iberdrola Renovables shareholders at their annual general meeting, will be distributed prior to the exchange of Iberdrola Renovables shares for Iberdrola shares), the share exchange ratio finally agreed between Iberdrola and Iberdrola Renovables was 0.30275322 Iberdrola share for each Iberdrola Renovables share.

It is reasonable to use as a base the listing price of Iberdrola Renovables shares at the date on which the operation was announced (two Euros and seventy point seven cents (Euros 2.707) at 7 March 2011), the listing price of Iberdrola must be reduced due to the impact on the capitalisation of Iberdrola arising from the share capital increase carried out as a result of the entry of Qatar Holding into the shareholding structure (the increase was carried out applying a 4.784% discount to the listing price of Iberdrola shares at the close of business on 10 March 2011 and a 5.5% discount to the closing price of Iberdrola shares on 11 March 2011). To quantify the impact on the share capital increase at a discount, an adjusted listing price of five Euros and ninety-four point seven cents (Euros 5.947) was established, calculated as the weighted average of the existing shares at the listing price and the shares offered to the new investor at the price of acquisition.

In light of the above, the share exchange ratio (calculated using the Iberdrola Renovables listing price on 7 March 2011 and the adjusted Iberdrola listing price at that date) stands at 0.45517964 Iberdrola shares for each Iberdrola Renovables share.

When analysing the share exchange ratio an analysis was also performed on the historical trends in the share exchange ratio at market prices since Iberdrola Renovables was floated on the stock exchange, as follows:

Share exchange ratio
Average for the month prior to 7 March 2011	0.4346
Average for the prior three months	0.4457
Average for the prior six months	0.4344
Average for the prior 12 months	0.4654
Average since the public offering of Iberdrola Renovables	0.4941

Iberdrola Renovables public offering	0.4858

Source: Factset.

Other valuation references

(a)	Analysts’ target prices

An analysis and review were also performed on the target prices reflected in reports from financial analysts (research) with respect to Iberdrola Renovables and Iberdrola shares at the date on which the operation was announced. These target prices reflect estimates of the future listing price of Iberdrola Renovables and Iberdrola shares, with the following share exchange ratios:

11

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Share exchange ratio
Average	0.4971
Median	0.5031

Source: Factset, 7 March 2011.

The historical share exchange ratio was also analysed, calculated based on the average target prices considered by the financial analysts for the Iberdrola Renovables and Iberdrola shares:

Share exchange ratio
Average for the month prior to 7 March 2011	0,4945
Average for the prior three months	0,5065
Average for the prior six months	0,5162
Average for the prior 12 months	0,5284
Average since the public offering of Iberdrola Renovables	0,5102

Iberdrola Renovables public offering	0,5223

Source: Factset.

The target prices published by the financial analysts do not necessarily reflect the current listing prices of Iberdrola Renovables and Iberdrola shares. These prices are estimates and, as such, are subject to uncertainties, such as the future financial performance of the Companies or general market conditions.

(b)	Comparable listed companies

As a valuation methodology to contrast the share exchange ratio used in the transaction, analyses were also performed on the relative valuations (listing multiples) of current listed companies comparable to Iberdrola Renovables.

The following companies were analysed: EDP Renovàveis, Enel Green Power, Acciona and EDF Energies Nouvelles. Due to Iberdrola’s special position as the leading company in its sector, the analysis of valuations of comparable companies shows that, with the exception of EDF Energies Nouvelles, the multiples valuation shows that the Iberdrola Renovables valuation is lower than the market listing price.

Share exchange ratio
Minimum: Average of comparable companies	0.42145228
Maximum: EDF Energies Nouvelles	0.47556725

Source: Factset, 7 March 2011.

(c)	Prior transactions

To analyse the reasonableness of the exchange ratio offered, the implicit premiums offered in transactions similar to the operation at hand were also analysed.

12

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

The selection criteria used to determine prior comparable transactions involved the existence of a majority shareholder which had made a delisting bid for the target company , resulting in the following range of transactions:

Premium % (six months)
Average of operations (1)	14%
Average including operations (1) and other operations (2)	17%

(1)	Operations: Carrefour / Centros Comerciales Carrefour, Hisusa / Agbar, Nefinsa / Uralita, Telefónica / Telefónica Móviles, Unicrédito / B. Austria, Prudencial / Egg, Benetton / Autostrade.
(2)	Other operations: Telefónica / Terra, DT / T-Online, FT / Wanadoo and FT / Orange.

As shown above, the average of the premiums offered in prior comparable transactions is in the range of 14-17% of the average listing price for the six (6) months prior to the announcement of the operation. This average is obtained by applying the arithmetical averages for the premiums offered with respect to the average listing price during the six (6) months prior to the announcement (price not affected by rumours or leaks) for the above-mentioned operations.

In conclusion, according to the information received from Iberdrola, in light of the information and financial considerations set forth above, the Iberdrola board of directors considered that the share exchange ratio proposed for the merger project is duly justified and fair for Iberdrola.

Valuation methods used by the Iberdrola Renovables board of directors

The Iberdrola Renovables board of directors, with the advice of CS and BofA ML, performed a number of valuation analyses on Iberdrola and Iberdrola Renovables, which are detailed below

The share exchange ratio was determined based on the actual value of the net equity of Iberdrola and Iberdrola Renovables. In determining this ratio the generally accepted valuation methodology and criteria deemed most suitable were taken into account, as well as the respective consolidated annual financial statements closed and audited at 31 December 2010 for both Companies.

The criteria used by the board of directors of Iberdrola Renovables to determine the actual value of the equity of Iberdrola Renovables and Iberdrola was the market listing price of each company.

13

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

While it is reasonable to use as a base the listing price of Iberdrola Renovables at the date on which the operation was announced (two Euros and seventy point seven cents (Euros 2.707) at 7 March 2011, the last full trading day before the merger proposed by Iberdrola and Iberdrola Renovables was announced to the market), the listing price of Iberdrola shares must be reduced due to the impact on the capitalisation of Iberdrola arising from the share capital increase carried out as a result of the entry of Qatar Holding Luxembourg, S.à.r.l. (Qatar Holding) into the shareholding structure, through a share capital increase with the exclusion of pre-emptive rights and the purchase of treasury shares (discounts of 4.784% and 5.5% were applied to the listing price of Iberdrola shares at the close of business on 10 March 2011 and 11 March 2011, respectively). To quantify the impact of the acquisition of shares by Qatar Holding, an adjusted listing price was determined for Iberdrola on 7 March 2011, totalling five Euros and ninety-four point seven cents (Euros 5.947), calculated as the weighted average of the existing shares prior to the share capital increase and the sale of treasury shares with the listing price of Iberdrola shares at the date on which the operation was announced (7 March 2011) and the listing price of the shares offered to the new investor at the price of acquisition.

Use of the stock market listing price (adjusted in the case of Iberdrola) is justified as this is the most commonly used criterion in mergers of listed companies when, as with the case at hand, the securities have appreciable liquidity levels. Valuation using listing prices is also the method normally preferred to determine the actual value of listed securities (according to article 504.2 of the Spanish Companies Act, to determine the fair value of the shares to be issued in share capital increases with the exclusion of pre-emptive rights, it is assumed that this value is the same as the listing price “unless shown otherwise”).

To calculate the consideration offered and the implicit premium, both the exchange ratio and the dividends and other forms of shareholder remuneration to which each Iberdrola Renovables shareholder will have access were considered. The calculation also considered the valuation of Iberdrola (applying the exchange ratio) and Iberdrola Renovables shares at any given time.

Consequently, if the Iberdrola valuation reference used were its listing price at the close of business on 7 March 2011, adjusted to consider the above-mentioned share capital increase involved in the entry of Qatar Holding into the shareholding structure, the consideration offered to the Iberdrola Renovables shareholders represents a premium of 11.8% with respect to the price of Iberdrola Renovables shares on that day.

An analysis was also performed on historical trends in considerations offered and implicit premiums, based on performance of market prices, weighted by negotiated volumes, over different periods since the flotation of Iberdrola Renovables:

Period	Implicit premium
Closing price at 7 March 2011	11.8%
Average for the month prior to 7 March 2011	14.0%
Average for the three months prior to 7 March 2011	13.6%
Average for the six months prior to 7 March 2011	16.5%
Average since the public offering of Iberdrola Renovables	(5.2%)

14

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

Through its merger committee, the Iberdrola Renovables board of directors also analysed other valuation methodologies for determining the actual value of the equity of Iberdrola and Iberdrola Renovables, which include the following:

i)	Target prices determined by variable income analysts

The target prices reflect estimates of the future listing price of the shares, and the prices determined by variable income analysts have been reviewed and analysed (these prices cover Iberdrola and Iberdrola Renovables shares and were not affected by the announcement of the Merger).

ii)	Multiples of comparable listed companies

Another method used in the valuation of Iberdrola and Iberdrola Renovables equity was an analysis of the relative valuations (listing multiples) of a selection of listed companies comparable to the Companies. The main listing multiples considered in this analysis included the enterprise value/EBITDA and enterprise value/ invested capital.

iii)	Prior transactions

As an additional reference, an analysis was performed on prior transactions where a majority shareholder acquired a minority yet significant interest in a subsidiary (when both companies are listed).

According to the information received from Iberdrola Renovables, and in light of the financial considerations set forth above, the Iberdrola Renovables board of directors considered that the share exchange ratio proposed for the Common Merger Project is duly justified and fair for the Iberdrola Renovables shareholders other than its majority shareholder (i.e. Iberdrola), since it is calculated based on a consideration that is reasonable from a financial perspective for these shareholders.

Resulting share exchange ratio

The share exchange ratio agreed by the boards of directors of the Companies, calculated using the actual net equity values of Iberdrola and Iberdrola Renovables, is 0.30275322 Iberdrola shares of seventy-five Euro cents (Euros 0.75) nominal value each, for each Iberdrola Renovables share of fifty Euro cents (Euros 0.50) nominal value each, taking into consideration the dividends and other forms of shareholder remuneration foreseen by Iberdrola and Iberdrola Renovables, as described in section 1.3 of this report.

3	Scope and procedures used in our engagement

Our analyses and verifications have been carried out solely to comply with the requirements of article 34 of the LMESM and in accordance with the terms set out in our engagement letter dated 31 March 2010. We have applied the following procedures during the course of our work:

15

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

3.1	Procurement and analysis of the following information:

•

Document submitted to the Vizcaya Mercantile Registry by the Companies requesting the appointment of an independent expert, and document appointing KPMG Auditores, S.L. as independent expert, dated 23 March 2011.

•	Merger Project dated 22 March 2011 prepared and subscribed by the boards of directors of the Companies.

•

Valuation methods used by the directors of Iberdrola and Iberdrola Renovables with respect to the Companies, along with the values obtained therefrom, as the base to determine and/or assess the share exchange ratio, as well as any supporting documentation.

•

The number of Iberdrola Renovables shares to be included in the exchange and the number of Iberdrola shares required for the exchange, distinguishing between treasury shares and new shares to be issued (if applicable) and detailing the issue price, the amount of any share capital increase to be carried out by Iberdrola (share capital and share premium) and details of the equity to be contributed by the Non-surviving Company.

•	Internal Iberdrola presentations made to the board of directors with regard to the planned merger on 8 and 22 March 2011.

•	Activities and conclusions report issued by the Iberdrola Renovables merger commission, dated 22 March 2011.

•	Fairness opinions issued by HSBC and Citi, the Iberdrola financial advisors, on 22 March 2011.

•	Fairness opinions issued by CS and BofA ML, the Iberdrola Renovables financial advisors, on 22 March 2011.

•	Presentations by Iberdrola and Iberdrola Renovables to stock market analysts on investor’s day, 2 March 2011.

•

Consolidated financial projections for Iberdrola for the period from 1 January 2011 to 31 December 2018 (before the potential synergies derived from the merger), prepared by Iberdrola management, as well as the main assumptions on which the projections are based. These financial projections include the balance sheets, income statements and statements of source and application of funds for each of the projected years.

•

Consolidated financial projections of Iberdrola Renovables for the period from 1 January 2011 to 31 December 2018 (before synergies deriving from the merger), prepared by management of Iberdrola Renovables, as well as the main assumptions on which the projections are based. These financial projections include the balance sheets, income statements and statements of source and application of funds for each of the projected years.

•	Relevant events (primarily those arising on 8 March, 14 March and 22 March 2011) reported to the Spanish National Securities Market Commission (CNMV) in relation to the terms of the foreseen merger.

16

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

•	Relevant events issued to the CNMV on 14, 21 and 28 March 2011, and 4 and 11 April 2011, concerning the repurchase programme referred to in paragraph 1.4.2 above.

•	Audited annual accounts (individual and consolidated, if applicable) of Iberdrola and Iberdrola Renovables for the years ended 31 December 2009 and 2010.

•	Other financial and management information on Iberdrola and Iberdrola Renovables at 31 December 2010.

•	Number of Iberdrola Renovables treasury shares at the date of the Merger Project.

•	Verbal and/or written information obtained from the external financial advisors with respect to the scope and results of their work.

•	Stock market information on the listed price of Iberdrola and Iberdrola Renovables shares.

•	Reports issued by stock market analysts on Iberdrola and Iberdrola Renovables.

•	Stock market information on the listing price of listed companies comparable to Iberdrola and Iberdrola Renovables.

•	Any public information on prior transactions in which a majority shareholder has launched a delisting bid for the target company.

•	Any other information considered useful for our work.

3.2	Analysis of each valuation document and/or presentation provided by the Companies, based on available information.

3.3

Analysis and contrast of the valuation methodologies used by the board of directors of Iberdrola and Iberdrola Renovables (with the financial advice of HSBC and Citi for the former and CS and BofA ML for the latter).

3.4	Analysis of whether the equity contributed by Iberdrola Renovables is at least equal to the share capital increase (plus any share premium) planned by Iberdrola.

3.5	Discussions and meetings with management of each of the Companies and their financial advisors to gather additional information considered relevant to our work.

3.6	Any other procedures considered reasonable.

3.7

Procurement of a letter signed by the directors or management empowered to represent each Company in matters related with the merger process, confirming that we have been provided with all the necessary information, as well as any other information we might have requested, to prepare our expert witness report, that the financial projections provided represent management’s best founded opinion on Company operations based on current circumstances and their expected development, and that the valuation methodologies applied, the values obtained therefrom and the resulting exchange ratio represent their best opinion with respect to the values of the Companies and the share exchange ratio, considering present circumstances and expected future performance.

17

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

The information required to carry out our work has been provided to us by management of the Companies directly or, in certain cases, through their financial advisors, or obtained from public sources.

We have not carried out an independent verification, audit, due diligence, review or evaluation of the accounting, tax, legal, labour or environmental position of the Companies. Consequently, the scope of our work does not constitute the issuance of an audit opinion or any other type of opinion or confirmation regarding the financial statements of the Companies.

We have assumed that this information is complete and accurate and that it reflects management’s best estimates of the outlook for the Companies’ businesses from an operating and financial perspective. Management of both Companies have confirmed these aspects in writing.

Our work has not included a comparison of the information obtained from public sources with evidence external to the Companies. Nonetheless, to the extent possible, we have verified that the information presented is consistent with other data obtained during the course of our work.

We are not obliged to update our report to consider any events that may occur after its date of issue.

The scope of our work has not included a review of the operation or the Merger Project from a legal perspective.

We have assumed that all authorisations and registrations required for the purposes of the foreseen merger, in Spain and other jurisdictions in which the Companies are present, and which have a significant impact on our analyses, will be obtained with no adverse effect for the Companies or the profit expected to be generated with respect to the merger.

The scope of our work should not be considered, within the context of this transaction or any future context, as a “fairness opinion” or an opinion on current or future values, or as a recommendation to invest in either of the Companies.

4	Specific aspects pertaining to valuation

4.1

Our work is of an independent nature and does not, therefore, constitute a recommendation to management of the Companies, the shareholders of those companies or third parties regarding the position they should adopt in relation to the foreseen transaction or other transactions involving shares of the aforementioned companies.

4.2

We should point out that, apart from objective factors, other subjective factors which require the use of judgement are implicit in any valuation. Accordingly, the value obtained is merely a point of reference for the parties involved in a transaction. Consequently, it is not possible to ensure that third parties will necessarily agree with the conclusions of our work. Additionally, in the context of an open market, different prices may exist for a particular business due to subjective factors including, but not limited to, negotiating power between the parties or different perceptions of the future prospects of the business.

18

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

4.3

In work of this nature, the scope of our analysis of the share exchange ratio is mainly based on the analysis of the relative value of the Companies and of their shares. Consequently, such work does not necessarily constitute an opinion on the absolute values used to determine the aforementioned share exchange ratio, nor should it be considered as such. The values of Iberdrola and Iberdrola Renovables have been calculated based on the different valuation methods summarised above, with a view to determining the share exchange ratio. Therefore, these values could vary, depending on the specific methods considered and their application by the directors of the Companies.

4.4

The scope of our engagement did not include an analysis of the suitability of the Companies’ current or past business strategies or the reasons behind the operation with respect to other business strategies or transactions that the Companies may have chosen, nor did it comprise an analysis of the business decision taken by the Companies to proceed with the above-mentioned merger operation.

4.5

Some of the valuation methods mentioned in section 2 above, and any others that may have been used to contrast these methods, are fully or partially based on future financial information. Projected results and actual results could differ, and such differences may be material.

4.6

As mentioned above, in accordance with the Merger Project, following the merger by takeover of Iberdrola Renovables by Iberdrola, the former will be wound up without liquidation and its net assets will be transferred en bloc to Iberdrola. For the purposes of article 31.9 of the LMESM, the Merger Project also stipulates that the assets and liabilities transferred by Iberdrola Renovables to Iberdrola will be recognised in the Iberdrola accounting records at the amounts reflected (following the operation) in the group’s consolidated accounts at the date on which the merger takes effect for accounting purposes (1 January 2011). According to the Merger Project, at that date the net book value of the aforementioned assets and liabilities total Euros 11,371,389 thousand. As mentioned above, prior to the effective date of the merger, Iberdrola Renovables will distribute dividends which, if approved by the shareholders at their general meeting, will total Euros 5,154,511 thousand (once treasury shares have been deducted).

4.7

It is important to note that the dividends set forth in sections 1.3.1 and 1.3.2 of this report are pending approval by the shareholders of Iberdrola and Iberdrola Renovables, respectively, at their general meetings.

5	Conclusion

Based on the information used and the procedures applied, as described in preceding sections, and subject to the specific aspects pertaining to valuation mentioned in section 4 above and for the sole purpose of complying with the requirements of the independent expert appointment, we consider that:

•

The share exchange ratio proposed by the Boards of Directors of the merging companies is justified, and the valuation criteria used by the aforementioned Boards and the range of values obtained as a result are reasonable.

19

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

•

As mentioned above, according to the Merger Agreement, as a result of the merger Iberdrola Renovables will transfer its net assets en bloc at their carrying amount at 1 January 2011. According to the Project, on that date the net book value of the aforementioned net assets stood at Euros 11,371,389 thousand. As mentioned, prior to the effective date of the merger Iberdrola Renovables will distribute dividends (subject to approval by the shareholders of that company at their general meeting) totalling Euros 5,154,511 thousand, once treasury shares have been discounted. If this amount is deducted from the above-mentioned net equity and no further adjustments are made, the net equity would total Euros 6,216,878 thousand.

Considering, as mentioned above that:

(iv)	the number of Iberdrola shares required for the share exchange ascends to two hundred and fifty million eight hundred and thirty-four thousand six hundred and fifteen (250,834,615) shares;

(v)

the shares acquired by Iberdrola under the repurchase programme at the close of business on 8 April 2011, total fifty-two million eight hundred and seventy-four thousand six hundred (52,874,600) shares;

(vi)

at the date of this report the maximum number of new shares which Iberdrola may be required to issue, along with the shares mentioned in point (ii) above, for the share exchange would total one hundred and ninety-seven million, nine hundred and sixty thousand and fifteen (197,960,015) shares and, consequently, the maximum nominal amount of the share capital increase would total one hundred and forty-eight million, four hundred and seventy thousand and 11 Euros and twenty-five cents (148,470,011.25); and that

(vii)

the value allocated to the proportional part of Iberdrola Renovables’ equity corresponding to the shares mentioned in point (iii) above totals, at the date of this report, Euros 1,767,058 thousand (or Euros 966,073 thousand taking into account the dividends which Iberdrola Renovables plans to distribute, subject to approval by the shareholders at their annual general meeting), the value corresponding to the proportion of equity contributed by the Non-surviving Company (Iberdrola Renovables), referred to in point (iv) above, will be at least equal to the share capital increase to be carried out by the Surviving Company (Iberdrola), provided that the Iberdrola Renovables shareholders approve the distribution of the above-mentioned dividends at their annual general meeting.

*  *  *  *  *

20

Iberdrola, S.A.

Iberdrola Renovables, S.A.

Independent expert report

It is important to consider that (i) an incomplete subscription has been considered for the above-mentioned share capital increase, and that (ii) according to the information received, the share repurchase programme mentioned in section 1.4.2 above is expected to reduce the maximum number of shares which need to be issued (via the share capital increase) for the share exchange by an amount which is unable to be determined at this date. The value of the net equity contributed by the Non-surviving Company (Iberdrola Renovables) which, according to this report, would correspond to the shares eventually issued by Iberdrola, will therefore be at least equal to the share capital increase carried out by the Surviving Company (Iberdrola).

* * * * *

Our conclusion should be interpreted within the context of the scope and procedures applied in the course of our work. No additional responsibility may be derived from our conclusion, other than that relating to the reasonableness of the proposed share exchange ratio and the value allocated to the equity to be contributed proposed by the merging companies.

This report and the information contained herein have been prepared strictly to comply with the requirements of the independent expert appointment related with the requirements of article 34 of the LMESM, and should not, therefore, be used for any other purpose.

Ana Martínez Ramón

Partner

11 April 2011

21

ANNEX VI - FAIRNESS OPINION ISSUED BY HSBC BANK PLC

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

THIS LETTER, WHICH MUST BE READ IN ITS ENTIRETY, IS ADDRESSED TO AND PROVIDED SOLELY FOR THE BOARD OF DIRECTORS OF IBERDROLA S.A. FOR THE SOLE PURPOSE OF THIS PROPOSED MERGER (IN ACCORDANCE WITH THE TERMS OF AN ENGAGEMENT LETTER) AND NO ONE ELSE. ACCORDINGLY, THIS LETTER MUST NOT FORM THE BASIS OF ANY INVESTMENT ACTIVITY OR ANY DECISION TO PURCHASE OR SELL SHARES IN IBERDROLA S.A. UNDER NO CIRCUMSTANCES, CAN THIS LETTER BE DISCLOSED, SUMMARISED, REFERRED TO OR USED, IN FULL OR IN PART, OR RELIED ON FOR ANY PURPOSE BY ANY PERSON OTHER THAN THE BOARD OF DIRECTORS OF IBERDROLA S.A. HSBC BANK PLC ACCEPTS NO RESPONSIBILITY AND SHALL HAVE NO LIABILITY TO ANY OTHER PARTY IN RELATION TO THIS LETTER. THIS LETTER MUST BE READ IN CONJUNCTION WITH ALL OTHER DOCUMENTS PREPARED FOR THE ANNUAL GENERAL MEETING OF THE SHAREHOLDERS OF IBERDROLA S.A.

STRICTLY PRIVATE AND CONFIDENTIAL

For the attention of:

The Board of Directors

Iberdrola S.A.

Tomas Redondo, 1

28033 Madrid

Spain

22 March 2011

Dear Sirs,

As part of our engagement as financial adviser to the Board of Directors of Iberdrola S.A. (“Iberdrola”) in relation to the proposed merger of Iberdrola and Iberdrola Renovables S.A. (“Iberdrola Renovables”, or the “Company”) (the “Proposed Merger”), and pursuant to the terms agreed between us in a mandate letter dated 8 March 2011 (the “Mandate Letter”), you have requested the opinion of HSBC Bank plc (“HSBC”) as to whether the Exchange Ratio (as defined below) of the Proposed Merger, according to the terms and conditions of the draft of “Proyecto de Fusion” between Iberdrola and the Company dated 22 March 2011 (the “Merger Agreement”), is fair, from a financial point of view, to Iberdrola.

Summary of the Proposed Merger

On 8 March 2011, the Board of Directors of Iberdrola announced it had made a proposal to the Board of Directors of its 80% owned subsidiary, Iberdrola Renovables, to initiate a merger of Iberdrola and the Company.

Under the terms of the Merger Agreement, Iberdrola is offering 0.30275322 shares of Iberdrola in exchange for each one share of Iberdrola Renovables (the “Exchange Ratio”). The Board of Directors of Iberdrola and the Company have taken into consideration the dividends that both companies envisage distributing (the terms of which are set out in the Merger Agreement) in formulating the Exchange Ratio.

Be advised that while certain provisions of the Proposed Merger are summarized above, the terms of the Proposed Merger are more fully described in the Merger Agreement. As a result, the description of the Proposed Merger and certain other information contained herein are qualified in the entirety by reference to the Merger Agreement. Capitalised terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

HSBC Bank plc

Global Banking, Advisory

Levels 20, 8 Canada Square, London E14 5HQ

Tel: 020 7991 8888 Fax: 020 7991 4444

Registered in England number 14259. Registered Office: 8 Canada Square, London E14 5HQ

Authorised and regulated by the Financial Services Authority

1

Scope of our review

In arriving at the opinion set out below, we have, among other things:

1.	reviewed the financial terms of the Proposed Merger as set out in the Merger Agreement;

2.	review Iberdrola’s press announcements released on 8 March 2011 and 14 March 2011;

3.	reviewed the draft of the Merger Agreement dated 22 March 2011;

4.	reviewed the audited financial statements/annual reports for fiscal years ended 31 December 2008, 2009 and 2010 of Iberdrola and the Company;

5.	reviewed certain publicly available business and financial information, including publicly available financial statements, and equity research reports, relating to Iberdrola and the Company;

6.	held discussions with members of the management of Iberdrola regarding the past and current business operations, the financial condition and the future prospects of Iberdrola and the Company;

7.

considered and discussed with Iberdrola’s management certain internal financial analyses and forecasts relating to the business, earnings, cash flow, assets, liabilities and prospects of Iberdrola and the Company prepared and provided to us by Iberdrola’s management;

8.	review the reported prices and trading activities for ordinary shares of Iberdrola and the Company;

9.	reviewed the reported prices and trading activities for ordinary shares of certain publicly traded companies that we deemed to be relevant;

10.	compared the financial terms of the Proposed Merger with those, to the extent publicly available, or certain comparable acquisition transactions that we deemed to be relevant;

11.

reviewed such other financial studies and analyses, performed such other investigations, used certain valuation methods commonly used for these types of analyses and taken into account such other matters as we deemed appropriate including our assessment of current conditions and prospects for the utilities and renewable energy sector and general economic, market and monetary conditions; and

12.

carried out a back-up analysis on the Exchange Ratio and on certain aspects of the Proposed Merger in consultation with Iberdrola, which analysis forms the basis of this letter (the “Back-up Analysis”).

HSBC Bank plc

Global Banking, Advisory

Levels 20, 8 Canada Square, London E14 5HQ

Tel: 020 7991 8888 Fax: 020 7991 4444

Registered in England number 14259. Registered Office: 8 Canada Square, London E14 5HQ

Authorised and regulated by the Financial Services Authority

2

Assumptions and limitations

In giving our opinion:

1.

we have not had an opportunity to meet with the management of the Company. We have had the opportunity solely to meet with the management of Iberdrola to discuss certain information relating to the Company and Iberdrola, including the assessment of management of Iberdrola as to the potential synergies anticipated to result from the Proposed Merger;

2.

we have relied, without independent verification, upon the assessment of the management of Iberdrola as to the potential synergies (including the amount, timing and achievability thereof) anticipated as a result of the Proposed Merger;

3.

based on Iberdrola’s indications, we have assumed with your consent that, prior to the consummation of the Proposed Merger, the Company will pay its shareholders an annual dividend of EUR 0.025 per share of the Company and an extraordinary dividend of EUR 1.200 per share of the Company, and the shareholders of the Company will be entitled to Iberdrola’s standard dividend of EUR 0.030 per share and will benefit from the execution of the “Iberdrola Flexible Dividend” programme, details of these dividends are set out in the Merger Agreement;

4.	we have relied, on the assessment of the Iberdrola management on the strategic benefits and commercial merits of the Proposed Merger;

5.

we have relied without independent verification, upon the accuracy and completeness of all of the information that was made available to use or publicly available or was discussed with or reviewed by us (including the information set out above) and have assumed such accuracy and completeness for the purpose of providing this opinion;

6.

we have assumed that the financial forecasts of Iberdrola and the Company, furnished by Iberdrola, have been reasonably prepared on bases reflecting the best available estimates and judgements of the future financial performance of Iberdrola and the Company by their senior management team and we have not independently verified these forecasts and we express no opinion on the fairness or accuracy of such estimates and judgements;

7.

while we have used various assumptions, judgements and estimates in our inquiry, which we consider reasonable and appropriate under the circumstances, no assurances can be given to the accuracy of any such assumptions, judgements and estimates. Such assumptions, judgements and estimates have been reviewed with Iberdrola prior to the rendering of this opinion;

8.

we have assumed that all governmental, regulatory, shareholder and other consents and approvals necessary for the Proposed Merger will be obtained in a timely manner without any adverse effect on Iberdrola or the Company;

HSBC Bank plc

Global Banking, Advisory

Levels 20, 8 Canada Square, London E14 5HQ

Tel: 020 7991 8888 Fax: 020 7991 4444

Registered in England number 14259. Registered Office: 8 Canada Square, London E14 5HQ

Authorised and regulated by the Financial Services Authority

3

9.

we have not reviewed the legal documentation required for the Proposed Merger as these documents are not yet available, including, inter alia: (i) the independent experts’ reports; (ii) the reports prepared by each of Iberdrola’s and the Company’s respective Boards of Directors; (iii) the draft notarial deed formalising the Proposed Merger and; (iv) a prospectus or equivalent disclosure document that may be required to be filed under Spanish law;

10.

we have not made any independent evaluation or appraisal of the assets and liabilities (contingent or otherwise) of Iberdrola and the Company and their respective subsidiaries and we have not been furnished with any such evaluation or appraisal nor have we evaluated the solvency or fair value of Iberdrola or the Company under any laws relating to the bankruptcy, insolvency or similar matters;

11.

we have not conducted any independent legal, tax, accounting or other analysis of Iberdrola or of the Proposed Merger and when appropriate we have relied solely upon the judgements of Iberdrola’s legal, tax, accountants and other professional advisers who may have given such advice to Iberdrola without knowledge or acceptance that it would be relied upon by us for the purpose of this opinion. We have not included the legal and tax effects of any reorganisation or transaction costs that may rise as a result of the Proposed Merger in our analysis. In addition, we have not performed any independent analysis of the situation of the individual shareholders of Iberdrola, including with respect to taxation in relation to the Proposed Merger and express no opinion thereon;

12.	we have assumed that the Proposed Merger will be consummated on the terms set forth in the draft of the Merger Agreement dated 22 March 2011;

13.

we have also assumed that there has been no material change in the Company’s assets and financial condition, results of operation business or prospects since the date of the most recent financial statements published;

14.	we have not conducted any physical inspection of the properties or facilities of Iberdrola and the Company; and

15.

we have relied on the assurances of the management of Iberdrola that they are not aware of any facts or circumstances that would make any information necessary for us to provide this opinion inaccurate or misleading and that the management have not omitted to provide us with any information which may be relevant to the delivery of this opinion.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should have understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We are expressing no opinion herein as to the price at which any securities of Iberdrola or the Company will trade at any time. We are not expressing any opinion as to what the value of the

HSBC Bank plc

Global Banking, Advisory

Levels 20, 8 Canada Square, London E14 5HQ

Tel: 020 7991 8888 Fax: 020 7991 4444

Registered in England number 14259. Registered Office: 8 Canada Square, London E14 5HQ

Authorised and regulated by the Financial Services Authority

4

ordinary shares of Iberdrola actually will be when exchanged to the Company’s shareholders pursuant to the Proposed Merger or the prices at which such ordinary shares will trade subsequent to Proposed Merger.

Our opinion addresses only the fairness, from a financial point of view, to Iberdrola of the Exchange Ratio and does not address any other aspect or implication of the Proposed Merger or any other agreement, arrangement or understanding entered into in connection with the Proposed Merger or otherwise, but has also considered the aforementioned dividends distributions to be made by the Company and Iberdrola. No opinion is expressed whether any alternative transaction might be more beneficial to Iberdrola.

Relationship with HSBC

We have acted as joint financial adviser only to Iberdrola in connection with the Proposed Merger and expect to receive a fee from Iberdrola for our services, which is payable upon completion of the Proposed Merger. In addition, Iberdrola has agreed to indemnify us in relation to certain liabilities incurred within the scope of our engagement.

In the past two years, HSBC and its affiliates have provided financial advisory and financing plus other services to Iberdrola, and may continue to provide such services to Iberdrola and may receive fees in relation thereto. In the ordinary course of their businesses, HSBC and its affiliates may actively trade in the debt and equity securities of Iberdrola, for their own accounts, or for the accounts of customers and, accordingly, may at any time hold a long or short position in such debt and equity securities.

Other limitations

This letter is confidential to, and addressed to and provided solely for the benefit of the Board of Directors of Iberdrola in connection with and for the purposes of its evaluation of the Proposed Merger, and shall not confer rights or remedies upon or may not be used or relied on for any other purpose by any holder of securities or Iberdrola or any other person other than the board of Directors of Iberdrola.

It is understood that this letter is for the information of the Board of Directors of Iberdrola only in connection with its consideration of the Proposed Merger and HSBC will not be responsible to any person other than the Board of Directors of Iberdrola for providing this opinion. Neither the existence of this letter nor its contents nor the Back-up Analysis may be copied in whole or in part, or discussed with any other parties, or published or made public or referred to in any way, without our prior written consent; except that this letter may be described in (subject to our prior consent/review) and included in its entirety in the merger prospectus that will be prepared pursuant to the Proposed Merger and in any other equivalent disclosure documentation solely in each case to the extent that inclusion of this letter in such documents is required by applicable law or regulation or is requested by a competent Authority.

This opinion shall be governed by Spanish law. The provisions related to jurisdiction set out in clause 14 of the Mandate Letter shall apply to this letter. A person who is not an addressee shall have no right to enforce any of its terms.

HSBC Bank plc

Global Banking, Advisory

Levels 20, 8 Canada Square, London E14 5HQ

Tel: 020 7991 8888 Fax: 020 7991 4444

Registered in England number 14259. Registered Office: 8 Canada Square, London E14 5HQ

Authorised and regulated by the Financial Services Authority

5

Specifically, this opinion does not address the commercial merits of the Proposed Merger nor the underlying decision by Iberdrola to proceed with the Proposed Merger nor the decision by the shareholders of Iberdrola as to whether or not to vote in favour or the Proposed Merger nor does it constitute a recommendation to Iberdrola in respect of the Proposed Merger or any other matter.

Conclusion

Based upon, and subject to, the foregoing (including our Back-up Analysis), we are of the opinion that, as of the date of this letter, the Exchange Ratio to be offered by Iberdrola pursuant to the terms of the Merger Agreement is fair, from a financial point of view, to Iberdrola.

Yours faithfully,

For and on behalf of HSBC Bank plc

/s/ Andrew Bell

Andrew Bell

Global Head of Advisory, Global Banking

HSBC Bank plc

Global Banking, Advisory

Levels 20, 8 Canada Square, London E14 5HQ

Tel: 020 7991 8888 Fax: 020 7991 4444

Registered in England number 14259. Registered Office: 8 Canada Square, London E14 5HQ

Authorised and regulated by the Financial Services Authority

6

ANNEX VII – FAIRNESS OPINION ISSUED BY

CITIGROUP GLOBAL MARKETS LIMITED, SUCURSAL EN ESPAÑA

NOTICE: This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

José Ortega y Gasset, 29 -4a Planta	Tel. +34 91 538 40 80
28006 Madrid	Fax +34 91 414 89 43

March 22, 2011

The Board of Directors

Iberdrola, S.A.

Tomas Rebondo I

28033 Madrid, Spain

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Iberdrola, S.A. (“Iberdrola”) of the Merger Consideration (defined below) to be paid by Iberdrola to the holders (other than Iberdrola and its affiliates) of shares of Iberdrola Renovables, S.A. (“Iberdrola Renovables”) pursuant to the terms and subject to the conditions set forth in the Proyecto Común de Fusión (the “Merger Agreement”) proposed to be entered into between Iberdrola and Iberdrola Renovables. As more fully described in the Merger Agreement, Iberdrola Renovables will be merged by absorption with and into Iberdrola (the “Merger”) and each outstanding share of fifty euro cents (EUR 0.50) par value each, of Iberdrola Renovables (“Renovables Shares”) will be converted into the right to receive, concurrently with or following payment by Iberdrola Renovables of a dividend or dividends in cash totaling one point two, two five euros(EUR 1.225) per Renovables Share (the “Renovables Dividends”), 0.30275322 newly issued or treasury shares of Iberdrola, of seventy-five euro cents (EUR 0.75) par value each (“Iberdrola Shares”) (the “Merger Consideration”). Following the Merger, Iberdrola intends to pay (subject to approval by Iberdrola’s shareholders in a general meeting) an ordinary dividend of eighteen euro cents (EUR 0.18) per Iberdrola Share, including Iberdrola Shares issued or delivered in the Merger.

In arriving at our opinion, we have reviewed a draft dated March 22nd, 2011 of the Merger Agreement and held discussions with certain senior officers and other representatives of Iberdrola concerning the business, operations and prospects of Iberdrola and Iberdrola Renovables. We have examined certain publicly available business and financial information relating to Iberdrola and Iberdrola Renovables as well as certain financial forecasts and other information and data relating to Iberdrola and Iberdrola Renovables which were provided to or discussed with us by the management of Iberdrola. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Iberdrola and Renovables Shares; the historical and projected earnings and other operating data of Iberdrola and Iberdrola Renovables; and the capitalization and financial condition of Iberdrola and Iberdrola Renovables. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Iberdrola and Iberdrola Renovables. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

Global Investment Bank

Citigroup Global Markets Limited Sucursal en España. Inscrita en el Registro Mercantil de Madrid, Tomo 14.348, Libro O, Folio 1, de la Sección 8a, Hoja núm. M236797, Inscripción la, No de identificación Fiscal W00656468 Autorised and regulated by the Financial Services Authority, United Kingdom

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of Iberdrola that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to Iberdrola and Iberdrola Renovables provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Iberdrola that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Iberdrola as to the future financial performance of Iberdrola and Iberdrola Renovables.

We have assumed, with your consent, that the Merger will be consummated in accordance with the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Iberdrola, Iberdrola Renovables or the Merger. Representatives of Iberdrola have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Iberdrola or Iberdrola Renovables nor we made any physical inspection of the properties or assets of Iberdrola or Iberdrola Renovables. We are not expressing any opinion as to what the value of the Iberdrola Shares forming part of the Merger Consideration will be at the time they are issued or delivered pursuant to the Merger or the price at which Iberdrola Shares will trade at any time. We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of Iberdrola Renovables, nor were we requested to consider, and our opinion does not address, the underlying business decision of Iberdrola or Iberdrola Renovables might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Citigroup Global Markets Limited has acted as financial advisor to Iberdrola in connection with the proposed Merger and will receive a fee for such services contingent upon the consummation of the Merger and a portion of which is at the discretion of Iberdrola. We and our affiliates in the past have provided services to Iberdrola and Iberdrola Renovables and currently provide services to Iberdrola unrelated to the proposed Merger, for certain of which services we and such affiliates have received or expect to receive compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Iberdrola and Iberdrola Renovables for our own account or for the account of our customers and, accordingly, may at any time had a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Iberdrola and its affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Iberdrola in its evaluation of the proposed Merger, our opinion is not to be used or relied upon by any third party or used for any other purpose and, in particular, is not intended to be and does not constitute a recommendation to any stockholder of Iberdrola or Iberdrola Renovables as to how such stockholder should vote or act on any matters relating to the herein are not rendered on behalf of, and shall not confer any rights or remedies upon, any person other than our client in this matter, Iberdrola.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Iberdrola.

Very truly yours,

CITIGROUP-GLOBAL MARKETS LIMITED SUCURSAL EN ESPAÑA

/s/ Ignacio Gutiérrez-Orrantia
Ignacio Gutiérrez-Orrantia
Head of Iberian Banking